                                                  REVISED BY FIDELITY 11/10/2009
                                                  ------------------------------

                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                       METROPOLITAN LIFE INSURANCE COMPANY

                                       AND

                     METLIFE INVESTORS USA INSURANCE COMPANY

                                       AND

                   FIDELITY INVESTMENTS LIFE INSURANCE COMPANY

                                TABLE OF CONTENTS
                                -----------------

ARTICLE 1:  DEFINITIONS.........................................................   1

   1.01    Definitions..........................................................   1

ARTICLE 2:  SERVICES............................................................   3

   2.01    Services Commencement Date...........................................   3

   2.02    Services.............................................................   3

   2.03    Additional Services/Changes to Services..............................   4

   2.04    Facilities...........................................................   4

   2.05    Cooperation..........................................................   4

   2.06    Duty of Care.........................................................   4

   2.07    No Lien..............................................................   4

   2.08    Control..............................................................   5

ARTICLE 3:  NATURE OF SERVICES; DELIVERY OF SERVICES............................   5

   3.01    Nature of Services...................................................   5

ARTICLE 4:  FEES; EXPENSES; TAXES...............................................   5

   4.01    Fees.................................................................   5

   4.02    Method and Timing of Payment.........................................   5

   4.03    Taxes................................................................   6

ARTICLE 5:  REPRESENTATIONS.....................................................   7

   5.01    Fidelity Organization/Good Standing..................................   7

   5.02    Company Organization/Good Standing...................................   7

   5.03    Disclaimer...........................................................   7

ARTICLE 6:  TERM AND TERMINATION................................................   7

   6.01    Term.................................................................   7

   6.02    Termination for Cause................................................   7

   6.03    Effect of Notice of Termination......................................   7

   6.04    Transition Following the Termination Date............................   7

   6.05    Effect of Termination................................................   9

ARTICLE 7:  CONFIDENTIALITY; SAFEGUARDING OF DATA...............................    9

   7.01    Confidential Information.............................................    9

   7.02    Ownership of Information/Safeguarding Information....................   10

   7.03    Return of Information................................................   11

   7.04    Exceptions to Confidential Treatment.................................   11

   7.05    No Duty to Disclose..................................................   11

   7.06    Customer Data........................................................   12

   7.07    Customer Data Security Program.......................................   12

   7.08    Notice...............................................................   12

   7.09    Complaints or Requests; Data Subject Requests........................   12

   7.10    International Data Protection and Laws...............................   12

   7.11    Injunctive Relief....................................................   13

ARTICLE 8:  AUTHORIZATION TO MAKE AVAILABLE FIDELITY PRODUCTS, SERVICES AND
            PERSONAL GUIDANCE OFFERINGS.........................................   13

   8.01    Authorization........................................................   13

ARTICLE 9:  PROPRIETARY RIGHTS; SYSTEMS; DATA...................................   13

   9.01    Ownership of Fidelity Intellectual Property..........................   13

   9.02    Ownership of Company Intellectual Property...........................   14

   9.03    Ownership of Developed Intellectual Property.........................   14

   9.04    Knowledge Capital....................................................   14

   9.05    Co-Branding..........................................................   15

ARTICLE 10: AUDIT RIGHTS........................................................   15

   10.01   Operational Audits...................................................   15

   10.02   Books and Records....................................................   16

   10.03   Audit Conditions and Regulatory Examinations.........................   16

   10.04   Confidentiality of Information.......................................   17

   10.05   Audit Issues/Conferences.............................................   17

ARTICLE 11: COMPLIANCE WITH LAWS................................................   17

   11.01   Fidelity Obligations.................................................   17

   11.02   Company Obligations..................................................   18

ARTICLE 12: INDEMNIFICATION.....................................................   18

   12.01   General Obligation to Indemnify......................................   18

   12.02   Intellectual Property Infringement Claims............................   18

   12.03   Product and/or Service-Related Litigation............................   19

ARTICLE 13: LIABILITIES.........................................................   20

   13.01   Limitation of Liability..............................................   20

   13.02   Duty to Mitigate Damages.............................................   20

   13.03   Limitation on Categories of Liability................................   20

   13.04   Contractual Statute of Limitation....................................   21

ARTICLE 14: DISPUTES............................................................   21

   14.01   Informal Dispute Resolution..........................................   21

   14.02   Non-Binding Mediation................................................   21

   14.03   Exceptions to Dispute Resolution Procedure...........................   21

ARTICLE 15: MODIFICATIONS TO AGREEMENT..........................................   22

   15.01   Amendments...........................................................   22

   15.02   Change Procedures....................................................   22

   15.03   Work Request Memo....................................................   22

   15.04   Changes to Fidelity's Operational Policies ("Fidelity Policies").....   22

ARTICLE 16: COMPANY RESPONSIBILITIES............................................   22

   16.01   Company Responsibilities.............................................   22

ARTICLE 17: ASSIGNMENT..........................................................   23

   17.01   Assignment...........................................................   23

ARTICLE 18: FORCE MAJEURE.......................................................   23

   18.01   Force Majeure........................................................   23

   18.02   "Force Majeure Event" Defined........................................   23

ARTICLE 19: MISCELLANEOUS.......................................................   24

   19.01   Insurance............................................................   24

   19.02   Cooperation; Consents................................................   24

   19.03   Mutuality of Drafting................................................   24

   19.04   Fidelity Not Insurer or Guarantor....................................   24

   19.05   No Waiver............................................................   25

   19.06   Relationship of Parties..............................................   25

   19.07   Notice...............................................................   25

   19.09   Severability.........................................................   26

   19.10   No Third-Party Beneficiaries.........................................   26

   19.12   Entire Agreement.....................................................   26

   19.13   Rules of Construction................................................   27

   19.14   Inconsistencies......................................................   27

   19.15   Survival.............................................................   27

   19.16   Counterparts.........................................................   27

SCHEDULE A     PRODUCT DESCRIPTION
SCHEDULE B-1   SERVICES DESCRIPTION
SCHEDULE B-2   DIVISION OF RESPONSIBILITIES AND SERVICE STANDARDS
SCHEDULE B-3   AUTHORIZED SIGNATORIES
SCHEDULE C     FEES AND EXPENSES
SCHEDULE D     INTERFACES (SCHEDULE REFERENCED IN SCHEDULES B-1, B-2)
SCHEDULE E     FORM OF CHANGE CONTROL REQUEST
SCHEDULE F     FORM OF WORK REQUEST MEMO
SCHEDULE G     FIDELITY BUSINESS PRACTICE POLICIES
SCHEDULE H     INITIAL SUBCONTRACTORS
SCHEDULE I     INSURANCE COVERAGE

     THIS AGREEMENT ("Agreement") is made as of ________________, 2009 (the "Effective Date"), by and among MetLife Investors USA Insurance Company, a Delaware company (for Product distributed in the District of Columbia and all states but New York), Metropolitan Life Insurance Company, a New York company (for Product distributed in New York) (collectively, "Company") and Fidelity Investments Life Insurance Company, a company redomesticated under the laws of the state of Utah ("Fidelity"). Fidelity and Company may be referred to in this Agreement individually as a "Party" and together as the "Parties."

     WHEREAS, Company wishes to retain Fidelity to perform certain administrative, recordkeeping, processing and related services as more fully described herein; and

     WHEREAS, Fidelity is willing to perform such Services in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Parties agree as follows:

ARTICLE 1: DEFINITIONS

     1.01 Definitions. The following terms used in this Agreement shall have the
          -----------
meanings set forth in this Section 1.01.

          "Affiliate" means any Fidelity Affiliate or any Company Affiliate, as appropriate.

          "Business Day" means each day the New York Stock Exchange ("NYSE") is open. The closing of a Business Day shall mean the NYSE's normal closing time of 4:00 p.m. (ET), however, in the event the NYSE closes before such time or alters its closing time, all references to the NYSE closing time shall mean the actual or altered closing time of the NYSE. A list of NYSE holidays as of the date of this Agreement is included in SCHEDULE B-2.

          "Cause" means, with respect to a Party terminating this Agreement pursuant to Article 6, (i) a material breach of this Agreement by the other Party (including Fidelity's material breach of its obligations under Section
11.01 of this Agreement), (ii) Company's failure to pay to Fidelity any Fees due and payable in accordance with Section 4.01 and Section 4.03 of this Agreement or (iii) the other Party ceases to function as a going concern, becomes insolvent, makes an assignment for the benefit of creditors, files a petition in bankruptcy, fails to obtain the dismissal of a petition in bankruptcy filed against it within sixty (60) days of the applicable filing, admits in writing its inability to pay its debts as they mature, or acquiesces in or fails to prevent the appointment of a receiver for all or a substantial part of its assets.

          "Change Control Request" has the meaning set forth in Section 15.02.

          "Company Account Representative" means any of the senior level individuals listed in SCHEDULE B-3, each of whom is authorized by Company to act as one of Company's primary contacts for Fidelity in dealing with Company under this Agreement and to make decisions with respect to actions to be taken by Company in the ordinary course of day-to-day management of this Agreement. Changes to the individuals designated as Company Account Representatives will be identified to Fidelity by written notice from Company.

          "Company Affiliate" means any other Person that, through one or more intermediaries, Controls, is Controlled by or is under common Control with, Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Intellectual Property" means concepts, ideas, know-how, software (including programs, program listings and programming tools), specifications, designs, analyses, processes, concepts, hardware, web sites (including sites hosted by Company and Fidelity), systems, materials, manuals, methods, techniques, reports, drawings, scripts, templates, inventions, documentation, databases, and other intellectual property or work product, whether tangible or intangible, developed and/or modified by Company or developed on behalf of Company (in any format).

          "Control" (including, with correlative meanings, the terms "Controlled by" and "under common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Customer" means any person or entity who purchased a Product or acquired a Product through assignment, court order or as a beneficiary.

          "Developed Intellectual Property" means software, specifications, designs, analyses, processes, methodologies, concepts, inventions, documentation, reports, drawings, databases and work product, whether tangible or intangible, developed by or on behalf of Fidelity for Company as part of the Services.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Facilities" means any of a Party's facilities, infrastructure or equipment (whether owned or leased) that the Parties determine should be accessible to both Parties in order for the Services to be provided in accordance with this Agreement, as described in any Change Control Request or Work Request Memo executed pursuant to Section 15.2 hereof or as otherwise agreed upon in writing by the Parties.

          "Fidelity Account Representative" means any of the senior level individuals listed in SCHEDULE B-3, each of whom is authorized by Fidelity to act as one of Fidelity's primary contacts for Company in dealing with Fidelity under this Agreement and to make decisions with respect to actions being taken by Fidelity in the ordinary course of day to day management of this Agreement. Changes to the individuals designated as Fidelity Account Representatives will be identified to Company by written notice from Fidelity.

          "Fidelity Affiliate" means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, Fidelity or any successors to such entities.

          "Fidelity Intellectual Property" means any concepts, ideas, know-how, software (including programs, program listings and programming tools), specifications, designs, analyses, processes, concepts, hardware, web sites (including sites hosted by Fidelity and the Company), systems, materials, manuals, methods, techniques, reports, drawings, scripts, templates, inventions, documentation, databases, and other intellectual property developed and/or modified by Fidelity or developed on behalf of Fidelity (in any format).

          "Governmental Authority" means any court, tribunal, arbitrator, authority, agency, commission, regulatory authority, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision, or any self regulatory organization created under the authority of any state or federal law.

          "Laws" means all laws, rules, regulations, general counsel and attorney general opinions, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

          "Person" means any corporation, joint stock company, limited liability company, association, partnership, joint venture, organization, individual, business or other trust or any other entity or organization of any kind or character.

          "Product" shall refer to any Company product listed in SCHEDULE A; provided that, with respect to Fidelity's obligations to provide the Services hereunder, Product shall refer to any such product only if purchased by a Customer through Fidelity's affiliated broker-dealer or insurance agency.

          "Services" means, the administrative services described in Article 2 and SCHEDULES B-1 AND B-2.

          "Termination Date" has the meaning set forth in Section 6.02 of this Agreement.

          "Work Request Memo" has the meaning set forth in Section 15.03.

ARTICLE 2: SERVICES

     2.01 Services Commencement Date. Fidelity will commence providing the
          --------------------------
administrative services on such date as mutually agreed upon by Fidelity and the Company (the "Services Commencement Date.")

     2.02 Services. Commencing on the Services Commencement Date, Fidelity will
          --------
provide to Company the Services in accordance with SCHEDULES B-1 AND B-2. Fidelity will, at its own cost and expense, fulfill the obligations specified as Fidelity responsibilities in SCHEDULE B-2 (the "Fidelity Service Responsibilities"). The Services with respect to a Product distributed in New York shall be provided by Fidelity to Metropolitan Life Insurance Company; the Services with respect to a Product distributed in the District of Columbia and all states but New York shall be provided by Fidelity to MetLife Investors USA Insurance Company. Company will, at its own cost and expense, fulfill the obligations specified as Company responsibilities in SCHEDULE B-2 (the "Company Service Responsibilities").

     2.03 Additional Services/Changes to Services. Any additional services or
          ---------------------------------------
changes in the manner in which Services are being provided under this Agreement are subject to the procedures set forth in Article 15, as applicable.

     2.04 Facilities. Each Party shall, to the extent it is requested by the
          ----------
other Party and is reasonably able to do so, provide the other Party access to such Facilities as may from time to time be agreed by the Parties. The specific facilities within each Facilities category to which the other Party shall receive access shall be determined in good faith by the Parties, and shall be subject to the terms and conditions of this Agreement and as agreed in a Change Control Request, Work Request Order or other writing relating to the other Party's use of the applicable Facilities.

     2.05 Cooperation. Each Party shall provide access to information and
          -----------
personnel necessary for the other to provide the Services and shall, in a timely manner, take all such actions as may be reasonably necessary or desirable in order to enable or assist the other Party to provide the Services, including, but not limited to, providing necessary information and specific written authorizations and consents. The foregoing is not intended and shall not be construed as shifting from one Party to the other the burden of performing or providing the personnel, equipment or software required by the Party responsible for performing the Services at the relevant time, but is intended to require reasonable cooperation consistent with industry practices for the performance by a third party administrator and/or transition from a third party administrator of services such as the Services.

     2.06 Duty of Care. Each Party shall use its best efforts to fulfill its
          ------------
obligations under this Agreement in an efficient, economical and prompt manner and shall use reasonable skill and care in so doing. If either Party is unable to provide any of the Services or Facilities when requested for any reason, it shall immediately notify the other Party so that such other Party can make alternative arrangements. Additionally, all Services provided and all obligations hereunder shall be administered in accordance with the applicable Party's standard policies, procedures and practices in effect as of the Services Commencement Date and as may be changed from time to time, or as otherwise specified in accordance with the terms of this Agreement. In connection with Services and Facilities provided to them under this Agreement, each of the Parties shall adopt reasonable measures to limit their exposure with respect to any potential losses and damages, including, but not limited to, periodic examination and confirmation of results, provision for identification and correction of errors and omissions, preparation and storage of backup data, virus prevention, security, replacement of lost or mutilated documents, and reconstruction of data. Each Party acknowledges its obligation to act in accordance with its own and any relevant and applicable enterprise-wide standard policies, procedures and practices in effect as of the Services Commencement Date and as may be changed from time to time and to regularly test its business recovery systems to ensure the continuity of the Services in the event of problems affecting the services and operations, including service breakdowns, natural disasters and other events.

     2.07 No Lien. Neither Party shall have or acquire title to, or any lien
          -------
over or interest on, any property of the other Party used in performing Services or any Facilities provided pursuant to this Agreement, except as the Parties may otherwise agree in writing.

     2.08 Control. The provision of Services or Facilities pursuant to this
          -------
Agreement shall in no way impair the absolute control of the business and operations of each of the Parties by its own officers and board of directors.

ARTICLE 3: NATURE OF SERVICES; DELIVERY OF SERVICES

     3.01 Nature of Services. Company acknowledges that Fidelity shall be
          ------------------
performing Services in support of the administration of the Product consistent with SCHEDULES B-1 AND B-2 and with the contractual terms and any related prospectus disclosure for the Product. As set forth in SCHEDULES B-1 AND B-2, certain of the functionalities to be provided as part of the Services will not be operational as of the Services Commencement Date, and, with respect to such Services, the Parties shall exercise commercially reasonable efforts to implement such functionalities by the dates set forth in such Schedules (and in the event that notwithstanding such commercially reasonable efforts any such functionality is not implemented by the applicable date, Fidelity shall provide such Services on a manual basis in compliance with all Laws during the period after the applicable date) and each of the Parties shall bear its own development expenses with respect to the implementation of such functionalities. Fidelity will not perform any service that would cause Fidelity to be treated as an "administrator" or a "fiduciary" of any Product (within the meaning of Sections 3(16)(A) and 3(21) of ERISA or any successor provisions or laws). Further, in no event shall Company construe any of the services as constituting tax or legal advice on the part of Fidelity. Company acknowledges that the services to be provided under this Agreement shall be provided by Fidelity, its agents and affiliated or unaffiliated subcontractors or their respective successors. A list of such unaffiliated subcontractors as of the execution date of this Agreement is attached as SCHEDULE H. Fidelity may change or add subcontractors from time to time, provided that the substitution of a subcontractor listed on SCHEDULE H with a different Unaffiliated Exclusive Subcontractor, or the use of a new Unaffiliated Exclusive Subcontractor in providing the Services, shall be subject to the procedures set forth in Article 15, as applicable. The term "Unaffiliated Exclusive Subcontractor" shall mean a subcontractor that is (i) used by Fidelity in providing the Services, (ii) is unaffiliated with Fidelity and (iii) is not used by Fidelity or any Fidelity Affiliate for any purpose other than providing the Services under this Agreement.

ARTICLE 4: FEES; EXPENSES; TAXES

     4.01 Fees. In consideration of the performance of the Services, Company
          ----
will pay to Fidelity the charges and expenses specified in SCHEDULE C and any additional charges and expenses specified in, or attributable to services provided and expenses incurred by Fidelity pursuant to, any Change Control Request or Work Request Memo ("Fees").

     4.02 Method and Timing of Payment. All amounts to be paid to Fidelity under
          ----------------------------
this Agreement will be paid in U.S. dollars by federal wire transfer to the account or accounts designated by Fidelity from time to time or by such other method as is mutually agreed in writing by the Parties. Payment of all amounts due in accordance with this Agreement must be received by Fidelity in immediately available funds by the close of the federal funds transfer system in New York, New York, no later than thirty (30) days after the date of delivery of the applicable invoice for payment due. Notwithstanding the foregoing, prior to the Termination Date, if Company in good faith disputes that an amount invoiced by Fidelity is payable under the terms of this Agreement, Company may, prior to the 30th day after the date of the delivery of the applicable invoice, provide written notice to Fidelity specifically identifying the invoiced amount(s) in dispute and the specific basis of the dispute and invoking the informal dispute resolution mechanism in Section 14.01 of this Agreement, and, in such event, the payment that is subject to the applicable Dispute (the "Disputed Payment") shall, unless the Parties otherwise agree in the course of the dispute resolution procedures set forth in Article 14, be due and payable, without further invoice, within ten (10) Business Days following the conclusion of the dispute resolution procedures under Article 14 with respect to such Disputed Payment, together with interest on the amount so due for the period from the 60th day after the date of delivery of the applicable invoice for such payment to the date of payment at a rate (the "WSJ Prime Rate") equal to the prime rate reported in the Wall Street Journal on the date of payment (if the Wall Street Journal does not report a prime rate for a particular day, the prime rate for such day shall be deemed to be the prime rate last reported by the Wall Street Journal.) Payments due from Company to Fidelity under this Agreement with respect to any period following the Termination Date shall be due no later than 30 days after the date of delivery of the applicable invoice for payment due, but Company may, if it makes such payment on or prior to the 45th day after the date of the delivery of the applicable invoice, provide written notice to Fidelity, on or before the date of such payment, specifically identifying the invoiced amount(s) in dispute and the specific basis of the dispute and invoking the informal dispute resolution mechanism in
Section 14.01 of this Agreement, and, in such event, if, in the course of the dispute resolution procedures set forth in Article 14, the Parties agree that all or a portion of the Disputed Payment is not due to Fidelity under this Agreement, Fidelity shall refund to the Company the amount of such overpayment within ten (10) Business Days following the conclusion of the dispute resolution procedures under Article 14 with respect to such Disputed Payment, together with interest on the amount of such overpayment at the WSJ Prime Rate from the date such payment was made to Fidelity by the Company to the date the overpayment is refunded by Fidelity to the Company (if the Wall Street Journal does not report a prime rate for the overpayment is refunded, the prime rate for such day shall be deemed to be the prime rate last reported by the Wall Street Journal.).

     4.03 Taxes. Fidelity is required hereunder to collect and/or remit any
          -----
Taxes in connection with its provision of Services. Company will be responsible for remitting the Taxes to the applicable taxing authority unless Fidelity is required by law to collect and remit the Taxes. For purposes of this Agreement, the term "Taxes" means any present or future U.S. federal, state, local, foreign or provincial taxes, assessments, claims, permits, fees and other charges of any kind, however designated, assessed, charged or levied now or hereafter, including without limitation sales, use, ad valorem, telecommunications, gross receipts, excise, transaction, goods and services, value-added or similar taxes, and other taxes, assessments, claims, permits, fees or amounts in whatever nature or in lieu thereof, and interest and penalties imposed in connection therewith; provided, however, that Company's obligations hereunder with respect to Taxes will not apply to any income taxes that are based on or measured by Fidelity's net income. Each of the Parties will bear sole responsibility for all taxes on its owned or leased real property, personal property, or net income, as well as any franchise taxes imposed with respect to its business or employment taxes imposed with respect to its own employees.

ARTICLE 5: REPRESENTATIONS

     5.01 Fidelity Organization/Good Standing. Fidelity hereby represents to
          -----------------------------------
Company that it is a company organized under the Laws of the state of Utah and is validly existing and in good standing.

     5.02 Company Organization/Good Standing. MetLife Investors USA Insurance
          ----------------------------------
Company hereby represents to Fidelity that it is a corporation organized under the Laws of the state of Delaware, and is validly existing and in good standing. Metropolitan Life Insurance Company hereby represents to Fidelity that it is a corporation organized under the Laws of the state of New York and is validly existing and in good standing.

     5.03 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE PARTIES
          ----------
MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 6: TERM AND TERMINATION

     6.01 Term. The term of this Agreement will commence on the Effective Date
          ----
and continue for a term of five (5) years, unless terminated earlier (i) for Cause in accordance with Section 6.02 or (ii) in writing by mutual agreement of the Parties. This Agreement, if still in effect on the fifth anniversary of the Effective Date, shall automatically renew for additional one year terms on such anniversary and on every annual anniversary thereafter unless (i) a termination for Cause becomes effective in accordance with Section 6.02, (ii) either Party gives written notice to the other Party no less than one hundred eighty (180) days prior to the applicable anniversary date of the termination of this Agreement on such anniversary date or (iii) this Agreement is terminated in writing by mutual agreement of the Parties. The term from the Effective Date until the effective date of any termination of this Agreement shall be referred to herein as the "Term".

     6.02 Termination for Cause. If a Party has Cause for termination of this
          ---------------------
Agreement, such Party may, after complying with the dispute resolution procedures of Article 14 of this Agreement in the case of Cause consisting of material breach of the Agreement by the other Party, provide written notice of its intent to terminate the Agreement upon such date as is specified in such writing (which date (the "Termination Date") shall be no less than one hundred eighty (180) days from the date of the notice), which notice shall specifically identify the basis for such termination and refer to this Section 6.02. Such termination shall become effective upon the Termination Date unless in the case of Cause consisting of a material breach of this Agreement by the other Party the breaching Party, within a sixty (60) day period after such notice, either
(i) cures such breach or (ii) makes substantial progress toward curing such breach and implements a plan that results in a cure of such breach within ninety
(90) days from the date of such notice.

     6.03 Effect of Notice of Termination. Termination shall not constitute a
          -------------------------------
waiver by either Party of any other rights it might have under this Agreement. The Parties agree that following the Termination Date, for the duration of the Transition Period specified in Section 6.04, they will continue to perform each and every obligation hereunder.

     6.04 Transition Following the Termination Date. During the period of
          -----------------------------------------
eighteen (18) consecutive months beginning with the Termination Date, or such other period as may be agreed upon by the Parties (such period, the "Transition Period"), Fidelity agrees to continue providing the Services and Facilities and to effectuate, consistent with such obligation, an orderly transfer of all records and materials related to the Services reasonably required by the Company or its designee to Company or its designee, in the format in which such records and materials are maintained by Fidelity or in such other format as may be requested by Company and agreed to by Fidelity. FIDELITY ACKNOWLEDGES THAT COMPANY WOULD NOT BE WILLING TO ENTER INTO THIS AGREEMENT WITHOUT ASSURANCE THAT FIDELITY WILL PROVIDE THE SERVICES DESCRIBED IN THIS ARTICLE 6 DURING THE TRANSITION PERIOD. Should Fidelity materially breach its obligation to perform the Services and the transition services set forth in this Article 6 during the Transition Period, the Company may, after complying with the provisions of Section 14.01 of this Agreement, provide to Fidelity written notice that specifically identifies the breach, and if Fidelity fails to cure such breach within thirty (30) days of such notice, Fidelity agrees to pay (within thirty (30) days of receipt by Fidelity of an invoice and appropriate documentation) all reasonable incremental costs and fees (including reasonable incremental development and ramp-up costs) incurred by Company as a result of performance by Company or Company's designee of the Services prior to the end of the Transition Period.

During the Transition Period, Fidelity shall be compensated (i) for its Services pursuant to SCHEDULE C of this Agreement and (ii) for the transition assistance described in this Section at the rates set forth for such transition assistance in SCHEDULE C of this Agreement:

     (a) Fidelity shall provide termination assistance services to Company or its designee regardless of the reason for the expiration or termination of the Term (including a termination due to a Party's breach); provided, however, that if Company fails to pay to Fidelity any amount due and payable to Fidelity as provided in Section 4.02, Fidelity shall be under no further obligation to provide Services or transition services under this Agreement.

     (b) Subject to the other provisions of this Section 6.04, during the Transition Period Fidelity shall provide information and assistance that is reasonable and customary to the industry to allow:

          i.   the systems associated with the Services to operate efficiently;

          ii. the Services to continue without material interruption or material adverse effect; and

          iii. the orderly transfer of the Services to Company or its designee(s).

     (c) Subject to the other provisions of this Section 6.04, Fidelity shall, during the Transition Period, as requested by Company: (i) timely transfer control and responsibility to Company or its designee(s) of all functions previously performed by Fidelity as part of the Services; (ii) execute any documents necessary to effect such transfer; (iii) assist Company in developing a written transition plan for the transition of the Services to Company or Company's designee(s); (iv) assist in the execution of a parallel operation, data migration and testing process until the transition to

          Company or Company's designee(s) has been successfully completed; (v) attend periodic review meetings called by Company to review Fidelity's performance of termination assistance to Company or its designee(s);
          (vi) provide reasonable assistance to Company in Company's development of a list of licenses, software, hardware and replacement contractors required to perform the Services, (vii) provide a description of staffing levels, structures used to provide the Services, listing of support and development tools used in performing the Services, job descriptions for personnel assisting in performing the Services and any other know-how relevant to performing the Services to which Company is entitled under this Agreement; and (vii) provide other related technical assistance as reasonably requested by Company.

     (d) Without limiting the foregoing and subject to the other provisions of this Section 6.04, during the Transition Period such transition assistance services shall include, as requested by Company,: (i) Fidelity's provision of representative samples(s) of Company data sufficient to permit and facilitate the transfer of the Services to Company or its designee(s); (ii) Fidelity's creation and provision of electronic files containing all or part of the Company data (as requested by Company), in the format used by Fidelity, provided that if Company is unable to use the data in such format and if mutually agreed to by the Parties, Fidelity shall provide the data in another format; (iii) such programming at Fidelity's facilities of Fidelity's systems as Company may reasonably request for transition of the Services; (iv) Fidelity's provision of descriptions of the data format, data layout, data dictionary and reference materials as reasonably required for Company to utilize the transition files and data provided by Fidelity hereunder. and transfer any rights held by Fidelity to software, hardware or intellectual property to which Company is entitled under this Agreement; and (v) Fidelity's provision of training to personnel designated by Company (including explanations regarding how the systems work and should be operated, explanations of how the Services are provided, and other training and documentation, as may be requested by Company, to understand and operate the systems and how to provide the Services.)

     (e) To the extent Company requests transition assistance services, such Services shall be provided subject to and in accordance with the terms and conditions of this Agreement.

     6.05 Effect of Termination. The Parties agree that following a termination
          ---------------------
of this Agreement, (i) all data and records related to the Services, including the Services listed in SCHEDULES B-1 AND B-2, reasonably required by the Company or its designee(s) for the continued servicing of the Product will be transferred as provided in Section 6.04; and (ii) each Party shall return and/or destroy, to the extent feasible and possible, any Confidential Information as defined in Article 7 of this Agreement.

ARTICLE 7: CONFIDENTIALITY; SAFEGUARDING OF DATA

     7.01 Confidential Information. In connection with this Agreement, each of
          ------------------------
the Parties has disclosed and may continue to disclose to the other Party information that relates to the disclosing Party's business operations, financial condition, intellectual property, processes, methods, designs, employees, customers, business associates, products, services or technical knowledge. Except as otherwise specifically agreed in writing by the Parties, Fidelity and Company each agree that from and after the Effective Date (i) all information communicated to it before or after the Effective Date by the other and identified as confidential or proprietary, (ii) all information identified as confidential or proprietary to which it has access in connection with the Services, whether such access was before or after the Effective Date,
(iii) all information communicated to it that reasonably should have been understood by the receiving Party to be proprietary and confidential to the disclosing Party including without limitation technical, trade secret or business information, financial information, business or marketing strategies or plans, product development or customer information, and (iv) the terms and conditions of this Agreement (collectively, the "Confidential Information") will be used only in accordance with this Agreement. The Parties agree and acknowledge that the Product is created by the Company at Fidelity's request for marketing to Fidelity's existing and future customers, that Product customers shall constitute customers of both Fidelity and Company, and that nothing in this Agreement shall restrict either Party from using information and data about such customers in a manner consistent with applicable laws and either Party's practices and policies relating to its own customer data. Company and its Affiliates may market, offer, sell or distribute insurance products or any of their other products and related services, outside of this Agreement, to Customers, provided they do not use Customer Data or Confidential Information to specifically target those Customers, and such marketing, offering, selling or distributing by Company and its Affiliates of insurance or any of their other products or services shall not be subject to the terms of this Agreement. The Parties further agree and acknowledge that either Party may disclose such information and data to Representatives who have a need to know such information or data in the ordinary course of business and who are informed of the confidential nature of such information or data. For purposes of the preceding sentence, "Representative" shall mean individuals, accepted by the Company or any Company Affiliate to solicit and sell a Product who are licensed and appointed as a life insurance agent of the Company or any Company Affiliate, and with respect to registered products, are also registered with a Fidelity Affiliate in compliance with the Securities Exchange Act of 1934, as amended.

     7.02 Ownership of Information/Safeguarding Information. Each Party's
          -------------------------------------------------
Confidential Information will remain the property of that Party except as otherwise expressly provided in this Agreement. Each Party will use at least the same degree of care to safeguard and to prevent disclosing to third parties the Confidential Information of the other that it employs to avoid unauthorized disclosure or publication of its own information (or information of its customers) of a similar nature, and in any event, no less than a commercially reasonable standard of care. Each Party may use and disclose relevant aspects of the other Party's Confidential Information to its employees, Affiliates, subcontractors and agents to the extent such disclosure is reasonably necessary for the performance of its obligations under this Agreement or the enforcement of its rights under this Agreement; provided, however, that the disclosing Party shall ensure that such parties agree to be bound by confidentiality provisions at least as restrictive as those set forth in this Article 7; and provided further, however, that in no event shall either Party disclose such Confidential Information to unaffiliated direct competitors of the other Party. For purposes hereof, a "direct competitor" shall be any entity that is generally known to participate substantially in the issuance or distribution of insurance products. Each Party will be responsible for any improper disclosure of Confidential Information by such Party's employees, Affiliates, subcontractors or agents. Neither Party will (i) make any use or copies of the Confidential

Information of the other except as contemplated by this Agreement, or (ii) sell, assign, lease or otherwise commercially exploit the Confidential Information (or any derivative works thereof) of the other Party. Neither Party will withhold the Confidential Information of the other Party or refuse for any reason (including due to the other Party's actual or alleged breach of this Agreement) to promptly return to the other Party its Confidential Information (including copies thereof) if requested to do so.

     7.03 Return of Information. Upon expiration or any termination of this
          ---------------------
Agreement and completion of a Party's obligations under this Agreement, each Party will return or destroy (and certify such destruction in a signed writing), as the owner may direct, all documentation in any medium that contains or refers to the other Party's Confidential Information; however, each Party may retain copies of Confidential Information of the other Party solely to the extent required for compliance with applicable professional standards and applicable Law. To the extent that it is impracticable to return or destroy any Confidential Information, and with respect to any copies retained for archival purposes, the receiving Party shall continue to maintain the Confidential Information in accordance with this Agreement. The confidentiality obligations set forth in this Agreement shall survive the termination of this Agreement and remain in full force and effect until such Confidential Information, through no act or omission of the receiving Party, ceases to be Confidential Information as defined hereunder.

     7.04 Exceptions to Confidential Treatment. Sections 7.01, 7.02 and 7.03
          ------------------------------------
shall not apply to any particular information that either Party can demonstrate
(i) was, at the time of disclosure to it (a) already known to the receiving Party (and not subject to a pre-existing confidentiality agreement) or (b) publicly known; (ii) after disclosure to it, becomes publicly known through no fault of the receiving Party; (iii) was received after disclosure to it from a third party who did not indicate that the information was to be treated as confidential in connection with the disclosure; or (iv) was independently developed by the receiving Party without use of the Confidential Information of the disclosing Party. In addition, a Party will not be considered to have breached its obligations under this Article 7 for disclosing Confidential Information of the other Party to the extent required to satisfy any valid subpoena, court order, litigation or regulatory request, or any other legal requirement of a Governmental Authority, provided that promptly following receipt of any such request, or making a determination that disclosure is legally required, and to the extent that it may legally do so, such Party advises the other Party prior to making such disclosure in order that the other Party may object to such disclosure, take action to ensure confidential treatment of the Confidential Information, or take such other action as it considers appropriate to protect the Confidential Information. In addition, a Party will not be considered to have breached its obligations under this Article 7 for using or disclosing Confidential Information to the extent that Party or its Affiliate is specifically authorized by an individual to use that individual's personal information in connection with any other of that Party's products or services.

     7.05 No Duty to Disclose. Nothing contained in this Article 7 will be
          -------------------
construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party provided that a Party shall be excused from its obligations to perform hereunder to the extent the other Party fails to provide any such information as is reasonably necessary for a Party to perform the Services and otherwise meet its obligations hereunder.

     7.06 Customer Data. In connection with this Agreement, each Party will
          -------------
receive personal Customer data, including net worth, insurance information, tax, marital/family status and other similar information about Customers ("Customer Data"). With respect to Customer Data it receives under this Agreement, each Party agrees to (i) safeguard such Customer Data in accordance with its privacy policy; (ii) exercise at least the same standard of care in safeguarding such Customer Data that it uses to protect the personal data of other customers; and
(iii) disclose Customer Data only as permitted by Law. Nothing in this Agreement shall affect in any way other product or service arrangements entered into separately by Fidelity or its affiliates and the Company or its affiliates and/or Customers.

     7.07 Customer Data Security Program. Each Party shall comply with all U.S.
          ------------------------------
and international Laws governing or relating to privacy, data security and the handling of data security breaches. In addition to its obligations in this
Article 7, each Party shall maintain, and shall require all third parties to whom it discloses Customer Data to maintain an effective information security program to protect Customer Data from disclosure or use not specifically authorized pursuant to this Agreement or by the applicable Party. Such security program maintained by each Party shall (i) ensure the security and confidentiality of Customer Data; (ii) include reasonable policies and procedures designed to identify and detect patterns, practices, or specific activities that indicate the possible existence of identity theft; (ii) prevent, and mitigate identity theft; (iii) protect against any anticipated threats or hazards to the security or integrity of Customer Data, including the risk of identity theft; and (iv) protect against unauthorized access to or use of Customer Data, including the risk of identity theft. Each Party shall upon the request of the other Party, promptly provide the requesting Party with sufficient information regarding such security measures and permit such other Party to audit such security measures. Each Party shall defend, indemnify and hold harmless the other Party for any third-party claims that arise from relating to or arising out of any breach or alleged breach of the indemnifying Party's obligations under this Section (including loss arising from the failure to notify and timely cooperate with any notice requirement) in accordance with
Article 12.

     7.08 Notice. If there is any disclosure or loss of, or inability to account
          ------
for, or any incident relating to unauthorized access to or acquisition of, any of the Customer Data in a Party's (or its agents') possession or control, such Party shall promptly, at its own expense: (i) notify the other Party in writing within forty-eight (48) hours of discovery of such disclosure, loss or incident;
(ii) take all such actions as may be necessary or reasonably requested by the other Party to minimize the problem; and (iii) cooperate in all reasonable respects with the other Party to minimize the problem, to notify affected individuals, and to minimize any resulting damage.

     7.09 Complaints or Requests; Data Subject Requests. Each Party shall
          ---------------------------------------------
promptly notify the other Party upon receipt of any complaint or request (including "data subject access" requests) relating to the applicable Party's obligations under the relevant data protection Law relating to the Product or the Services. Each Party shall provide cooperation and assistance in relation to such complaint or request as reasonably requested by the other Party.

     7.10 International Data Protection and Laws. Fidelity, if it elects to
          --------------------------------------
provide any portion of the Services in such manner as subjects the Services to the legal requirements of a jurisdiction outside the United States, shall use current data processing forms as required in the applicable jurisdiction. Fidelity shall assist Company in its compliance with any and all applicable data protection and data processing Laws. Fidelity shall execute and cause any subcontractors to promptly execute, such data export or other supplemental agreements as shall be mutually agreed on such terms and conditions as shall be mutually agreed and in accordance with the requirements of Law.

     7.11 Injunctive Relief. In the event of a breach or threatened breach of
          -----------------
the provisions of this Article 7, the non-breaching Party may suffer irreparable harm, may have no adequate remedy compensable in monetary damages and, accordingly, may seek an injunction against such breach.

ARTICLE 8: AUTHORIZATION TO MAKE AVAILABLE FIDELITY PRODUCTS, SERVICES AND PERSONAL GUIDANCE OFFERINGS

     8.01 Authorization. Notwithstanding any provision of the Agreement to the
          -------------
contrary, Company hereby authorizes Fidelity, Fidelity Brokerage Services LLC
(FBS), Fidelity Insurance Agency, Inc ("FIA") and other Fidelity Affiliates, to provide and/or offer personal and/or workplace services, programs, and products (collectively, "Personal Guidance Offerings") to all Customers including Personal Guidance Offerings unrelated to the Product, and Fidelity may use for such purpose any information received hereunder or otherwise related to the Product or Company. Such information shall be treated in accordance with the privacy policy applicable to Fidelity. Any information collected by Fidelity in the course of providing Personal Guidance Offerings may be retained and used by Fidelity, FBS, FIA or Fidelity Affiliates after the termination of this Agreement. Fidelity agrees to indemnify Company against any claims brought against Company by a Customer who purchases a product or service of Fidelity or any Fidelity Affiliate as a result of the actions taken by Fidelity pursuant to this Article to the extent such claim is the result of Fidelity's (or, if applicable, a Fidelity Affiliate's) negligence or failure to follow the terms of this Agreement and any agreements entered into between such Customer and Fidelity (or the Fidelity Affiliate).

ARTICLE 9: PROPRIETARY RIGHTS; SYSTEMS; DATA

     9.01 Ownership of Fidelity Intellectual Property. Company will have no
          -------------------------------------------
interest whatsoever in the Fidelity Intellectual Property. Fidelity, including its subcontractors, assignees, and delegates, has and will continue to have exclusive ownership of all intellectual property rights in such property, including all trade secrets, patents, trademarks and copyrights. Company will keep confidential and will not alter, publish, copy, broadcast, retransmit, reproduce, reverse engineer, frame-in, link to, commercially exploit or otherwise disseminate the content, tools, materials or code provided by or on behalf of Fidelity that is associated with the Services, or any portion thereof (including without limitation, any trademarks and service marks associated therewith), without the prior written consent of Fidelity, unless Company is otherwise permitted herein or unless related to the transition of the Services during the Transition Period. Neither party shall be responsible for any loss or damage related to or resulting from any changes or modifications made by the other Party in violation of this Agreement. Upon termination of this Agreement with respect to any Product, Company will discontinue use of Fidelity Intellectual Property and return to Fidelity or destroy any Fidelity Intellectual Property in its possession applicable to such Product, except to the extent that use of such Fidelity Intellectual Property is required under Law, with respect to any other Product to which this Agreement remains applicable or during the Transition Period. Upon termination of this Agreement, Company will discontinue use of Fidelity Intellectual Property and return to Fidelity or destroy any Fidelity Intellectual Property in its possession, except to the extent that use of such Fidelity Intellectual Property is required under Law or during the Transition Period. Upon request by Fidelity, Company will deliver to Fidelity written certification of such return or destruction signed by a senior executive of Company.

     9.02 Ownership of Company Intellectual Property. Fidelity will have no
          ------------------------------------------
interest whatsoever in the Company Intellectual Property. Company, including its subcontractors, assignees, affiliates or delegates, has and will continue to have exclusive ownership of all intellectual property rights in such property, including all trade secrets, patents, trademarks and copyrights. Fidelity will keep confidential and will not alter, publish, copy, broadcast, retransmit, reproduce, reverse engineer, frame-in, link to, commercially exploit or otherwise disseminate the content, tools, materials or code provided by Company that is associated with the Services, or any portion thereof (including without limitation, any trademarks and service marks associated therewith), without the prior written consent of Company. Neither party shall be responsible for any loss or damage related to or resulting from any changes or modifications made by the other Party in violation of this Agreement. Upon termination of this Agreement with respect to any Product, Fidelity will discontinue use of Company Intellectual Property and return to Company or destroy any Company Intellectual Property in its possession applicable to such Product, except to the extent that use of such Company Intellectual Property is required under Law, with respect to any other Product to which this Agreement remains applicable or during the Transition Period. Upon termination of this Agreement, Fidelity will discontinue use of Company Intellectual Property and return to Fidelity or destroy any Company Intellectual Property in its possession, except to the extent that use of such Company Intellectual Property is required under Law or during the Transition Period. Upon request by Company, Fidelity will deliver to Company written certification of such return or destruction signed by a senior executive of Fidelity.

     9.03 Ownership of Developed Intellectual Property. Except to the extent the
          --------------------------------------------
Parties specifically agree otherwise in writing, the Developed Intellectual Property is owned by Fidelity. To the extent that any Developed Intellectual Property contains components of both Company Intellectual Property (such as trademarks) and Fidelity Intellectual Property (such as trademarks), both Parties acknowledge that (a) the component consisting of Company Intellectual Property shall remain as such and no transfer in rights to Fidelity is made by use of Company Intellectual Property in Developed Intellectual Property, and (b) the component consisting of Fidelity Intellectual Property shall remain as such and no transfer in rights to Company is made by use of Fidelity Intellectual Property in Developed Intellectual Property. Each Party will keep confidential and will not alter, publish, copy, broadcast, retransmit, reproduce, reverse engineer, frame-in, link to, commercially exploit or otherwise disseminate the content, tools, materials or code associated with the Services, or any portion thereof (including without limitation, any trademarks and service marks associated therewith) that is Developed Intellectual Property, without the prior written consent of the other Party. A Party shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Developed Intellectual Property made by the other Party in violation of this Agreement.

     9.04 Knowledge Capital. Subject to the provisions in this Article 9 and
          -----------------
applicable Law, either Party is free to market, develop or use, for itself or others, services or products that are the same as or similar to those used or provided to pursuant to this Agreement. Furthermore, both Parties will continue to be free to use their general knowledge, skills and experience and any ideas, concepts, know-how and techniques that are acquired or used in the course of providing the Services or their other business OPERATIONS. Company reserves the right to access and use any materials, programs or other Developed Intellectual Property that is necessary for Company to administer the Products after the Transition Period. Fidelity reserves the right to use any materials, programs or other Developed Intellectual Property necessary for Fidelity to administer products other than the Product.

     9.05 Co-Branding. For the period during which Services are provided
          -----------
pursuant to this Agreement, each Party hereby grants to the other Party a non-exclusive, non-transferable (except as otherwise provided in this Agreement), non-sublicensable (except as otherwise provided in this Agreement), paid-up and royalty-free, world-wide license to use trademarks or service marks related to the Product [and] in connection with co-branded materials prepared by either Party for the Product, provided that, each Party may use the other Party's trademarks, service marks, trade names, logos, or other commercial or product designations (collectively, "Marks") in materials related to the Products only with the prior written consent of the other Party. Other than as described herein, nothing in this Agreement shall be construed as prior written consent by a Party to permit (i) use of such Party's Marks by the other Party, or (ii) any other individual or entity to use the Marks of any Party. Each Party acknowledges and agrees that the license or consents granted to the other Party as a result of or in connection with this Agreement are license rights only, and nothing contained in this Agreement constitutes or shall be constituted to be an assignment of any rights or consents. Neither Party will do anything inconsistent with the ownership or licensing rights of the other Party's Marks, including applications for or renewals of any Marks confusingly similar to the Marks owned by the other Party. All use of the other Party's Marks shall only inure to the benefit of the owner of the Marks. In addition to the other limitations of use set forth herein, each Party hereby agrees that it shall not alter, modify, make derivative works, infringe, misuse or take any other action hereunder that is likely to disparage, dilute or diminish the value or goodwill associated with the other Party's Marks.

ARTICLE 10: AUDIT RIGHTS

     10.01 Operational Audits. Subject to the terms set forth in this Article
           ------------------
10, Fidelity will provide to such auditors (including third-party auditors and Company's internal audit staff) as Company may designate in writing, access to any Fidelity owned or managed facility at which the Services are being performed, to appropriate Fidelity management personnel, and to the data and records (and other documentation reasonably requested by Company) maintained by Fidelity with respect to the Services for the purpose of examining (i) transactional detail supporting the data and records maintained pursuant to this Agreement, and (ii) invoices to Company and the basis for such invoices, (iii) any books, records or documents containing Customer Data or the Company's Confidential Information, and (v) books, records or documents relevant to the Company's compliance with regulatory obligations related to or resulting from this Agreement. Each party shall bear its own costs for any audit or portion of an audit, provided that any audit assistance provided by Fidelity in excess of the number of audit hours per annum referenced in SCHEDULE C shall be provided on a fee-for-service basis in accordance with the Fees set forth in SCHEDULE C. Notwithstanding the foregoing, each Party shall bear its own costs without regard to SCHEDULE C fees for any audit or portion of an audit that relates to Fidelity invoices to Company.

     10.02 Books and Records. Fidelity will maintain such documentation as
           -----------------
necessary to document performance of the Services in accordance with this Agreement and state and federal law. Company acknowledges that with respect to all books and records to be held or maintained by Fidelity in connection with this Agreement, Fidelity may treat scanned electronic copies of paper records as the official records except to the extent such treatment would be inconsistent with applicable Law.

     10.03 Audit Conditions and Regulatory Examinations. Fidelity shall permit
           --------------------------------------------
Company's authorized representatives or, as required, the relevant Governmental Authority to conduct audits in accordance with this Section 10.03, and to examine and make copies of that portion of any of Fidelity's external audit opinions prepared in accordance with Statement of Auditing Standards No. 70, and shall permit authorized representatives of a relevant Governmental Authority to examine other internal audits or reports which relate to Services provided under this Agreement upon specific request of such representatives. Unless otherwise required by a Governmental Authority, or in performance of Company's obligation to perform an annual review of compliance with policies and procedures pursuant to SEC Rule 38a-1, Company agrees that it shall not conduct audits in excess of one (1) time per year. Such examination, inspection or audit by Company shall take place during normal business hours. Such auditor may during the course of examination, review or audit, make such copies and/or extracts of Fidelity's books and records as the auditor may deem appropriate. Company and its auditors will not be entitled to review or audit (i) data or information of customers of Fidelity who are not Customers or of any affiliates of Fidelity not involved in providing Services, (ii) data or information relating to products or services, other than the Product or the Services, offered by Fidelity to Customers, (iii) any Fidelity proprietary data that does not relate to the Services and the Product or (iv) any Confidential Information of Fidelity that does not relate to the Services and the Product or is not reasonably required to achieve the specific purpose of the applicable audit. If an audit, report or other document contains data or information relating to the Services or the Product as well as data or information not pertaining to the Services or the Product, Fidelity may redact or otherwise protect from review the data or information that the Company and its auditors are not entitled to review. In order to support Company in an audit or to fulfill the requirements of examinations required by a Governmental Authority, Fidelity or a Fidelity Affiliate will provide a Type II SAS 70 and a SysTrust report, each with respect to its information technology systems and networks, on an annual basis and Fidelity will make available, upon Company's request, subject matter experts who will provide information related to Fidelity standards and policies. Nothing in this Agreement will require that Fidelity (i) allow access to its systems or networks or any testing of its security controls,
(ii) provide results of audits (other than the Type II SAS 70 and SysTrust specified in this Section 10.03), vulnerability assessments, secure code reviews or penetration tests or (iii) share information that would violate its confidentiality agreements with its vendors, partners or other clients.

     Company will provide Fidelity with not less than fifteen (15) business days prior written notice of an audit unless Company agrees to a later audit date following receipt of notice from Fidelity that a later date is necessary due to competing claims on the availability of Fidelity personnel required to facilitate such audit, excepting any audit request from a Governmental Authority in which case Company shall provide Fidelity with as much advance notice as is reasonably practicable under the circumstances. Company will also provide Fidelity with a proposed detailed scope and timeframe of the audit requested by Company in writing at least ten (10) business days prior to date of the audit. Fidelity will use commercially reasonable efforts to cooperate in the audit, will make available on a timely basis the information reasonably required to conduct the audit and will assist the Governmental Authority or designated employees of Company or its auditors as reasonably necessary.

     10.04 Confidentiality of Information. All information learned or exchanged
           ------------------------------
in connection with the conduct of an audit, as well as the results of any audit constitutes Confidential Information and will be subject to the confidentiality provisions outlined in Article 7 of this Agreement. Company will not use any competitors of Fidelity (or any significant Fidelity subcontractor under this Agreement) in the financial services industry to conduct such audits. Upon the request of Company, Fidelity will promptly identify any such competitors. The auditors and other representatives of Company will execute and deliver such confidentiality and non-disclosure agreements and comply with such security and confidentiality requirements as Fidelity may reasonably request in connection with such audits.

     10.05 Audit Issues/Conferences. During the course of an audit, Company
           ------------------------
auditors will provide Fidelity with periodic updates of potential findings so that these items may possibly be clarified and resolved. Following any audit or examination, Company will conduct (in the case of Company's internal audit), or request its external auditors or examiners to conduct, an exit conference with Fidelity to obtain factual concurrence with issues identified in the review. The Parties will meet to review each audit report created following any audit or examination before the issuance thereof and mutually agree upon the appropriate manner, if any, in which to respond to the changes suggested by the audit report. Fidelity will provide a written response as promptly as is commercially practicable to audit reports, but in no event later than the timeline specified for response in the audit report if such timeline is required by a Governmental Authority and otherwise no later than thirty (30) days from receipt of the applicable audit report, if a response is required or warranted.

ARTICLE 11: COMPLIANCE WITH LAWS

     11.01 Fidelity Obligations. Fidelity represents that its operations,
           --------------------
employment, licenses and general business practices are in compliance with all applicable Laws. Fidelity shall also comply with federal and state tax withholding Laws to the extent any such Laws specifically apply to Fidelity's performance of the Services. Without limiting the generality of the foregoing, Fidelity represents that its personnel involved in performance of the Services are each registered with the Financial Industry Regulatory Authority ("FINRA") as a registered principal or registered representative and/or fingerprinted as an associated person, to the extent required by applicable FINRA Rules for the particular function(s) being performed by the individual, are supervised by Fidelity Brokerage Services LLC in connection with performing the Services and are otherwise in compliance with all FINRA Requirements relating to performance of the Services.

     States in which Fidelity is not licensed or authorized to provide the Services as of the Effective Date are identified on SCHEDULE B-2.

     11.02 Company Obligations. Company represents that its operations,
           -------------------
employment, licenses and general business practices are in compliance with all applicable Laws, and that the Product is and shall remain in compliance with all applicable Laws. Fidelity, in providing the Services, may rely on policies, guidelines, interpretations (including without limitation interpretations as to applicable Laws provided by Company with respect to the terms of and the servicing of a Product) and instructions or directions communicated in writing to Fidelity by Company. In the event Company provides directions that would require Fidelity to modify the manner in which it routinely provides the Services, or require Fidelity to provide Services in compliance with new laws or REGULATIONS, the Parties shall cooperate to establish mutually acceptable terms, conditions and pricing in order to reflect the required modifications. Nothing herein shall obligate Fidelity to comply with any direction by Company that Fidelity reasonably believes would subject Fidelity to a material risk of violating any Laws applicable to the Services provided by Fidelity with respect to the Product.

ARTICLE 12: INDEMNIFICATION

     12.01 General Obligation to Indemnify. Each Party shall indemnify and hold
           -------------------------------
the other Party harmless against any and all liabilities, losses, costs or expenses (including reasonable legal fees and expenses) of whatever kind and nature that a Governmental Authority finally awards to any third party claimant(s) or assesses against such other Party or that are included in a settlement approved by the indemnifying Party, and any related attorneys' fees and expenses incurred by such other Party to the extent the indemnifying Party does not assume the defense against the applicable claim, to the extent such liability, loss or expense results from the indemnifying Party's negligence, breach of the terms hereof, or willful misconduct under this Agreement; provided that the indemnified Party: (a) promptly notifies the indemnifying Party in writing of the claim, suit or dispute; (b) allows the indemnifying Party to control the defense and any related settlement; and (c) cooperates with the indemnifying Party in that defense and any related settlement negotiations. Except as specifically provided otherwise in the preceding sentence, Company shall indemnify and hold Fidelity harmless against any and all liabilities, losses, costs or expenses (including reasonable legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against Fidelity at any time in connection with (i) Fidelity's having relied upon the Company's policies, guidelines or interpretations in accordance with
Section 11.02 of this Agreement, (ii) Fidelity's having acted as required by, or upon the instructions or directions of Company pursuant to, this Agreement, or
(iii) Fidelity's having failed to act as a result of either (A) Company's written directions not to act, or (B) the absence of Company instructions or directions following a written request by Fidelity for such instructions or directions in instances where, under the terms of this Agreement, Fidelity is required to act pursuant to the Company's instructions or directions. In no event will Company indemnify Fidelity for any actions relating to any Section
11.01 misrepresentation. For purposes of this Section 12.01, any reference to Company or Fidelity as an indemnified Party shall be deemed to include their respective directors, employees, officers, affiliates, and subsidiaries.

     12.02 Intellectual Property Infringement Claims.
           -----------------------------------------

     (a) Fidelity shall indemnify, defend, and hold harmless the Company from losses that result by reason of any claim by a third party that the Fidelity Intellectual Property or the Developed Intellectual Property infringes any patent, trademark, copyright, trade secret, or other proprietary right of such third party. Company shall promptly notify Fidelity in writing if it becomes aware of the assertion of any such claim. Fidelity, in its sole discretion, and at its expense, shall control the defense of any such claim. Fidelity shall reasonably cooperate in the defense of such litigation and shall provide the services of its appropriate employees and/or agents deemed necessary to the defense of the litigation.

     (b) Company shall indemnify, defend, and hold harmless Fidelity from losses that result by reason of any claim by a third party that the Company Intellectual Property infringes any patent, trademark, copyright, trade secret, or other proprietary right of such third party. Fidelity shall promptly notify Company in writing if it becomes aware of the assertion of any such claim. Company, in its sole discretion, and at its expense, shall control the defense of any such claim. Company shall reasonably cooperate in the defense of such litigation and shall provide the services of its appropriate employees and/or agents deemed necessary to the defense of the litigation.

     12.03 Product and/or Service-Related Litigation. If litigation, other
           -----------------------------------------
GOVERNMENTAL AUTHORITY PROCEEDING, mediation or arbitration is commenced by a Customer and/or beneficiary OR BY A GOVERNMENTAL AUTHORITY OR SRO seeking recovery of Product benefits and/or other Product-related or Service-related damages against Company or Fidelity, or a combination thereof (the "Product and/or Service Litigation"), the following shall apply:

          (i) If Company or Fidelity becomes aware of the assertion of Product and/or Service Litigation, it shall promptly notify the other party;

          (ii) Whether the Product and/or Service Litigation is directed toward Company, a Product or Fidelity, or a combination thereof, Company shall retain counsel for all parties and direct the response to the Product and/or Service Litigation. The cost of the litigation (including attorneys' fees) shall be the responsibility of Company, subject, however to reimbursement by Fidelity under Section 12.01, if applicable; provided, however, that if in any Product and/or Service Litigation Company reasonably believes that a joint defense to the litigation presents a conflict of interest between Company and Fidelity, then Company shall provide written notice to Fidelity and Fidelity shall be responsible for retaining its own counsel and/or its costs (including attorneys' fees) associated with the Product and/or Service Litigation subject to reimbursement by Company under Section 12.01, if applicable. Further, if in any Product and/or Service Litigation Fidelity reasonably believes that a joint defense to the litigation is not in its best interest, Fidelity shall notify Company and shall thereafter be responsible for retaining its own counsel and/or its costs (including attorneys' fees) associated with the Product and/or Service Litigation, subject to reimbursement by Company under Section 12.01, if applicable. Further, in the event that either Party reasonably recommends the settlement of Product and/or Service Litigation, but the other Party refuses to settle such litigation, the Parties shall sever any joint defense arrangement and the Party rejecting settlement shall assume the defense and cost of the Product and/or Service Litigation.

          (iii) In any Product and/or Service Litigation, both Parties shall reasonably cooperate in the defense of such litigation and shall provide the services of their appropriate respective employees and/or agents deemed necessary to the defense of the litigation.

          (iv) Company is at all times responsible for providing the full amount of any feature or benefit properly due and payable as described in the Product.

ARTICLE 13: LIABILITIES

     13.01 Limitation of Liability. Fidelity's aggregate liability hereunder to
           -----------------------
Company during any Contract Year of this Agreement for any and all claims concerning the performance or nonperformance of the Services within such Contract Year will not exceed the greater of $1,000,000 or those Fees listed on SCHEDULE C and received by Fidelity for Services during the immediately preceding 12-month period. For purposes of applying the foregoing limitation with respect to claims arising in the first twelve (12) months of this Agreement, the annual equivalent of the Fees paid by Customer at the time a claim is made (i.e., the Fees actually paid increased proportionately to project the first year's Fees) shall be used. Notwithstanding any provision of Article 12 to the contrary, Company shall indemnify and hold Fidelity harmless from any and all liabilities, losses, costs or expenses (including reasonable legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against Fidelity that are in excess of the limitations on Fidelity's liability as set forth in the preceding sentences. The limitation set forth in the first sentence of this Section 13.01 shall not apply, however, to the extent any liabilities are (i) the result of Fidelity's gross negligence, willful misconduct, or breach of its confidentiality obligations hereof, or (ii) subject to Fidelity's indemnification obligations under Section 12.02 hereof.

     13.02 Duty to Mitigate Damages. Each Party has a duty to mitigate the
           ------------------------
damages that would otherwise be recoverable from the other Party pursuant to this Agreement by taking appropriate, commercially reasonable actions to reduce or limit the amount of such damages.

     13.03 LIMITATION ON CATEGORIES OF LIABILITY. IN NO EVENT WILL THE MEASURE
           -------------------------------------
OF DAMAGES PAYABLE BY EITHER PARTY INCLUDE, NOR WILL EITHER PARTY BE LIABLE FOR, ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING DAMAGES DUE TO BUSINESS INTERRUPTION OR LOST PROFITS, SAVINGS, COMPETITIVE ADVANTAGE OR GOODWILL) ARISING FROM OR RELATED TO THIS AGREEMENT, WHETHER OR NOT FORESEEABLE, AND REGARDLESS OF THE CAUSE OF SUCH DAMAGES EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE; PROVIDED THAT THE FOREGOING LIMITATION SHALL NOT APPLY TO DAMAGES ARISING FROM BREACHES OF A PARTY'S CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT OR DAMAGES THAT ARE THE RESULT OF A PARTY'S GROSS-NEGLIGENCE OR INTENTIONAL MISCONDUCT.

     13.04 Contractual Statute of Limitation. Neither Party may assert against
           ---------------------------------
the other Party any claim for breach or nonperformance in connection with this Agreement unless the asserting Party has given the other Party written notice of the claim within three (3) years after the asserting Party first knew or reasonably should have known of the underlying facts giving rise to such claim.

ARTICLE 14: DISPUTES

     14.01 Informal Dispute Resolution. In the event that there is a dispute,
           ---------------------------
claim, question or difference arising out of or relating to this Agreement or any alleged breach hereof (a "Dispute") (except to the extent such Dispute is covered by Section 14.03 hereof), prior to the taking of any action under this Agreement that is required to be preceded by the informal dispute resolution set forth in this Section 14.01 or initiation of any action in a court of law, the Parties will use reasonable efforts to settle such Dispute. During the course of such discussions, all reasonable requests made by one Party to another for non-privileged information, reasonably related to the Dispute, will be honored in order that each of the Parties may be fully apprised of the other's position. The specific format for such discussions will be left to the discretion of the Parties, but may include the preparation of agreed-upon statements of fact or written statements of position. All documents exchanged during the informal dispute resolution process should be treated as confidential. Position papers should be used for settlement purposes only and may not be used for any other purposes including the non-binding mediation or a court proceeding. If the settlement discussions are discontinued, any business documents exchanged during the process (as well as any copies) should be returned to the producing party.

     14.02 Non-Binding Mediation. Except as expressly provided otherwise in this
           ---------------------
Agreement, if the Parties do not resolve the Dispute pursuant to the provisions of Section 14.01 within a period of twenty (20) Business Days, then upon written notice by a Party to the other Party, the Parties will attempt in good faith to resolve the Dispute by non-binding mediation. Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of (i) the good-faith determination by the appropriate senior executives of each Party that amicable resolution through continued negotiation of the matter does not appear likely; or (ii) thirty (30) days following the date that the Dispute was first referred to the mediator. If after reasonable efforts to resolve the applicable Dispute a non-binding mediation is terminated without the Parties resolving such Dispute, the dispute resolution procedures with respect to the applicable Dispute under this Article 14 shall be deemed concluded.

     14.03 Exceptions to Dispute Resolution Procedure. The provisions of this
           ------------------------------------------
Article 14 will not be construed to prevent a Party from (i) seeking a temporary restraining order or injunctive or other equitable relief with respect to a breach (or attempted or threatened breach) of this Agreement by the other Party, or (ii) making any claim or asserting any defense in litigation or other formal proceedings to the extent necessary (A) to avoid the expiration of any applicable limitations period, (B) to preserve a superior position with respect to other creditors, or (C) in the case of claims involving third parties, to allow for an expeditious and orderly presentation of a Party's claims or defenses.

ARTICLE 15: MODIFICATIONS TO AGREEMENT

     15.01 Amendments. Except as specifically provided otherwise in this
           ----------
Agreement, this Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the Parties to this Agreement. The individuals authorized to sign such instruments on behalf of Fidelity or the Company shall be those senior level individuals listed in SCHEDULE B-3.

     15.02 Change Procedures. Either Party may also request a change to the
           -----------------
Services or other terms of this Agreement pursuant to the provisions of this
Section 15.02. The Party requesting the change will prepare, at its expense, a notice setting forth, in reasonable detail, the nature of the change requested in accordance with the guidelines contained in SCHEDULE E (a "Change Control Request"). As soon as practical after receipt by the other Party of the Change Control Request, the Parties shall discuss whether such changes may be made and, if so, what modifications to the terms, conditions and pricing of this Agreement would be appropriate to effect such changes. Upon agreement as to the required modifications, the Parties shall each execute such Change Control Request unless either Party determines that such modifications should be memorialized in a formal amendment to this Agreement in accordance with Section 15.01. Notwithstanding the foregoing, if the changes will be limited in duration and will not be considered to constitute Services hereunder, the Parties may instead agree to utilize a Work Request Memo substantially in the form of the attached SCHEDULE F in accordance with the provisions of Section 15.03. Fidelity shall have no obligation to perform any work pursuant to a Change Control Request until such time as the corresponding documentation has been executed by both Parties.

     15.03 Work Request Memo. If the Parties agree that a requested change is
           -----------------
for services that are non-recurring discrete projects or other projects that do not impact performance of the Services or the Fees (or the cost of performance of the Services) on an ongoing basis or the obligations of the Parties following completion of the project, such change may be performed pursuant to a Work Request Memo. Work authorized under a Work Request Memo will commence only after the Work Request Memo is signed by an individual authorized to provide Directions on behalf of Company as listed on SCHEDULE B-3. Fidelity shall have no obligation to perform any work pursuant to a Work Request Memo until such time as the corresponding documentation has been executed by both Parties.

     15.04 Changes to Fidelity's Operational Policies ("Fidelity Policies"). The
           ----------------------------------------------------------------
Company recognizes that Fidelity will perform certain Services in accordance with Fidelity's business practice policies which are described in SCHEDULE G as Fidelity Policies. The Company acknowledge that Fidelity may routinely update its Fidelity Policies in the normal course of its business. Fidelity shall quarterly provide to Company an updated version of SCHEDULE G, reflecting any material changes to Fidelity policies that affect the business practice policies described in SCHEDULE G.

ARTICLE 16: COMPANY RESPONSIBILITIES

     16.01 Company Responsibilities. The Parties shall be responsible for the
           ------------------------
functions assigned under the Division of Responsibilities outlined in SCHEDULE B-2. These functions assigned to Company shall be called "Company Service Responsibilities." These functions assigned to Fidelity shall be called "Fidelity Service Responsibilities". If and to the extent Company's failure to timely perform a Company Service Responsibility under this Agreement (including any Company or Company Contractor failure to provide the Services on a timely and accurate basis or in the form or format required hereunder) causes Fidelity to fail to meet its obligations hereunder, unless such failure is the result of Fidelity's failure to perform a Fidelity Service Responsibility, Fidelity shall not be responsible for, and Company shall indemnify Fidelity for, any losses resulting from Fidelity's inability to perform or delay in performing the Services. After any failure on the part of the Company to timely perform a Company Service Responsibility, Fidelity shall make commercially reasonable efforts to satisfy its Fidelity's Service Responsibilities or its obligations hereunder in accordance with a Work Request Memo or Change Control Request. Company further agrees that in the event any change it intends to make to its Products, policies or procedures would require Fidelity to alter the manner in which it provides any Services hereunder, detailed documentation describing such changes must be provided by Company to Fidelity sufficiently in advance of the effective date of such changes (i) to reasonably enable Fidelity to make such modifications, and
(ii) to permit the Change Control procedures to be followed, if applicable.

ARTICLE 17: ASSIGNMENT

     17.01 Assignment. Neither Party may assign this Agreement or its
           ----------
obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. No assignment shall constitute a novation or otherwise relieve either Party of its obligations hereunder. The consent of a Party to any assignment will not constitute such Party's consent to further assignment. This Agreement will be binding on the Parties and their respective successors and permitted assigns. Any assignment in contravention of this Section 17.01 will be void.

ARTICLE 18: FORCE MAJEURE

     18.01 Force Majeure. Neither Party shall be liable for any delay or failure
           -------------
to perform its obligations hereunder caused by a Force Majeure Event. Reinstating Services shall receive as high or greater priority as that of the Party's similarly situated customers or the Party's critical business operations. Fidelity shall not increase its charges under this Agreement to compensate for actions required as a result of a Force Majeure Event. If a delay or failure that is excused by reason of a Force Majeure Event continues beyond thirty (30) calendar days, the Party that is not asserting such Force Majeure Event as a defense to performance or liability (or, if each Party is asserting such Force Majeure Event as a defense to performance or liability, either Party) may terminate this Agreement in whole or in part with no further liability to the other Party; provided, if Company terminates this Agreement, Company shall receive a refund of any prepaid fees unearned as of the time of termination. Fidelity shall maintain any legally required or commercially reasonable business continuity and disaster recovery measures to prevent or cure any resulting delay or failure.

     18.02 "Force Majeure Event" Defined. "Force Majeure Event" will mean the
           -----------------------------
occurrence of an event or circumstance beyond the reasonable control of a Party, provided that the non-performing Party is without fault in causing or failing to prevent such occurrence. Force

Majeure Events will include, without limitation, (i) explosions, fires, flood, earthquakes, catastrophic weather conditions, or other elements of nature or acts of God, (ii) acts of war (declared or undeclared), acts of terrorism, whether actual or threatened, quarantines, epidemics, pandemic, insurrection, riots, civil disorders, rebellion or sabotage, (iii) acts of federal, state, local or foreign governmental authorities or courts, (iv) labor disputes, lockouts, strikes or other industrial action, whether direct or indirect and whether lawful or unlawful, (v) failures or fluctuations in utilities services including, but not limited to, electrical power or telecommunications service or equipment, and (vi) delays or failures caused by the other Party or the other Party's performance or third-party nonperformance (except that a Party will not be excused for delays or failures caused by such Party's subcontractors or agents unless the event or circumstance is a Force Majeure Event as to such subcontractor or agent).

ARTICLE 19: MISCELLANEOUS

     19.01 Insurance. Fidelity will maintain the insurance coverage identified
           ---------
on SCHEDULE I to this Agreement during the Term and during the Transition Period. Each Party waives rights of subrogation it may otherwise have regarding the other Party's first party insurance coverages, including property insurance and business interruption insurance. Fidelity will provide Company with certificates evidencing the coverages required hereunder upon request.

     19.02 Cooperation; Consents. Each Party will cooperate with the other Party
           ---------------------
in good faith in the performance of its respective activities contemplated by this Agreement. Where agreement, approval, acceptance or consent of either Party is required by any provision of this Agreement, such action will not be unreasonably withheld or delayed except to the extent expressly provided otherwise herein. Fidelity will cooperate with Company and any third-party contractor employed by Company ("Company Contractors") to the extent performance of the Services by Fidelity requires other services ("Other Services") to be furnished by Company or any Company Contractor. Company will furnish or cause any Company Contractor to furnish all such Other Services to Fidelity and to perform all such Other Services within such time periods and in such form or manner as are necessary in order to enable Fidelity to perform the Services in a timely manner and at no incremental cost to Fidelity. Company acknowledges and understands that in order for Fidelity to timely implement Services to the Products, Company shall use commercially reasonable efforts to cooperate with Fidelity to: (a) make available Company personnel as appropriate, (b) respond to requests for confirmation or approval of any directions as reasonably requested by Fidelity, and (c) provide all Product designs. If the work performed by any Company Contractor affects the Services being performed by Fidelity or the cost of performance by Fidelity, Company will be responsible for any incremental costs incurred by Fidelity and will ensure that such Company Contractor cooperates with Fidelity.

     19.03 Mutuality of Drafting. This Agreement is the mutual product of
           ---------------------
Fidelity and Company, each provision of this Agreement has been subject to mutual consultation, negotiation, and drafting, and the language of the Agreement shall therefore be interpreted without regard to which party prepared this Agreement or any portion of this Agreement.

     19.04 Fidelity Not Insurer or Guarantor. Fidelity is not an insurer,
           ---------------------------------
underwriter or guarantor of any benefit due under any Product.

     19.05 No Waiver. A party's failure, at any time, to enforce any of the
           ---------
provisions of this Agreement, or any right with respect thereto, shall not be construed as a waiver of such provision or right, nor shall it affect the validity of this Agreement.

     19.06 Relationship of Parties. In connection with this Agreement, each
           -----------------------
Party is an independent contractor. Except as expressly provided in this Agreement, Fidelity does not undertake to perform any obligation of Company, whether regulatory or contractual, or to assume any responsibility for Company's business or operations. In no event will Fidelity be deemed to be acting in a fiduciary capacity for the Company for Services and Facilities provided under this Agreement for any Product,

     19.07 Notice. Wherever under this Agreement one Party is required or
           ------
permitted to give notice to the other Party, such notice must be in writing and must be delivered by nationally recognized express courier or sent by certified mail (return receipt requested). Any such notice will be deemed given when actually received and must be addressed as follows:

                  In the case of Metropolitan Life Insurance Company:
                  Attention:
                             ---------------------------------------------------
                  Facsimile Number:
                                    --------------------------------------------
                  with a copy (which will not constitute effective notice) to:

                  Attention:
                             ---------------------------------------------------
                  Facsimile Number:
                                    --------------------------------------------

                  In the case of Metropolitan Investors USA Insurance Company:
                  Attention:
                             ---------------------------------------------------
                  Facsimile Number:
                                    --------------------------------------------
                  with a copy (which will not constitute effective notice) to:

                  Attention:
                             ---------------------------------------------------
                  Facsimile Number:
                                    --------------------------------------------

                  In the case of Fidelity:
                  Fidelity Investment Life Insurance Company
                  82 Devonshire Street, V5A
                  Boston, MA
                  Attention:
                  ---------  ---------------------------------------------------
                  Facsimile Number:
                                   ---------------------------------------------

                  with a copy (which will not constitute effective notice) to:
                  Fidelity Investment Life Insurance Company

                  --------------------------------------------------------------
                  Merrimack, NH
                                 -----------------------------------------------
                  Attention:
                             ---------------------------------------------------
                  Facsimile Number:
                                   ---------------------------------------------

Either Party may change its address for notices upon giving ten (10) days written notice of the change to the other Party in the manner provided above.

     19.08 Disabling Codes. Neither Party will knowingly insert, or knowingly
           ---------------
allow to be inserted, into the software or systems used to provide the Services any code or other device that is designed to disable, damage, erase, delay or otherwise shut down all or any portion of the Services or the hardware, software, systems or data used in providing the Services or permits any person to circumvent the normal security of the software or the system containing the code.

     19.09 Severability. If any provision of this Agreement or the application
           ------------
of any such provision to any Person or circumstance, is declared judicially to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and it is the intent and agreement of the Parties that this Agreement be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefore another provision that is legal and enforceable and that achieves the same objective.

     19.10 No Third-Party Beneficiaries. Nothing contained in this Agreement is
           ----------------------------
intended or will be construed to confer upon any Person (other than the Parties and the indemnified parties specifically identified in Article 13) any rights, benefits or remedies of any kind or character whatsoever, and no Person will be deemed a third-party beneficiary under or by reason of this Agreement.

     19.11 Publicity. Fidelity shall not use the name or marks, refer to, or
           ---------
identify Company or any Company Affiliate or Agent, or likeness of any of the Peanuts(R) characters or any other character licensed by United Feature Syndicate (including any contraction, abbreviation or simulation of any kind of the foregoing), in publicity releases, promotional or marketing materials, announcements, customer listings, testimonials, or advertising without receiving Company's prior written approval. All advertising, press releases, public announcements and public disclosures by either Party relating to this Agreement which includes (i) the other Party's name, trade names, trademarks, logos, service marks or trade dress (collectively, "Name") or (ii) language from which the connection of such Name may be inferred or implied, will be coordinated with and subject to approval by both Parties prior to release. The foregoing, however, will not prohibit (a) either Party from making such disclosures as are required under applicable Law, subject to the last sentence of Section 7.04; or
(b) Fidelity from including Company's name in Fidelity's annual report or on any list of business partners made generally available by Fidelity. Each Party shall have the right to review and approve in advance any communications to Customers, their beneficiaries or others (including the public) which are created or disseminated by the other Party, its representatives or agents regarding the Fidelity Services, this Agreement or a Product.

     19.12 Entire Agreement. This Agreement (including the Schedules hereto,
           ----------------
each of which is incorporated herein by reference and all Change Control Requests and Work Request Memos executed pursuant to the terms of this Agreement) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof. There are no representations, understandings or agreements relating to this Agreement that are not fully expressed in this Agreement, and Fidelity shall not by this Agreement assume responsibility for any obligation not specifically assigned to Fidelity hereunder.

     19.13 Rules of Construction. The article and section headings contained in
           ---------------------
this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or quarters will be deemed references to calendar days, months or quarters, and (b) any reference to a "Section," "Article," or "Schedule" will be deemed to refer to a section or article of this Agreement or a Schedule to this Agreement. Unless the context otherwise requires, as used in this Agreement, all terms used in the singular will be deemed to refer to the plural as well, and vice versa. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." References in this Agreement to "$" will be deemed a reference to United States dollars unless otherwise specified. References to "this Agreement" include each Change Control Request, Work Request Memo and amendment executed and delivered pursuant to this Agreement.

     19.14 Inconsistencies. To the extent that the provisions of this Agreement
           ---------------
and of any Schedule hereto are in any respect inconsistent, the provisions of this Agreement will govern and control.

     19.15 Survival. Fidelity's and Company's respective obligations under this
           --------
Agreement which by their nature would continue beyond the termination of any Service under this Agreement shall survive any termination of that portion of the Agreement.

     19.16 Counterparts. This Agreement may be executed in two or more
           ------------
counterparts (including counterparts delivered by facsimile transmission), each of which will be deemed to be an original, but all of which together will constitute one agreement binding on the Parties, notwithstanding that both Parties are not signatories to the original or the same counterpart.

     19.17 Corporate Authenticity. Both parties represent that they have the
           ----------------------
power and authority to execute, deliver and perform this Agreement.

     19.18 Governing Law. The validity, interpretation, and performance of this
           -------------
Agreement will be governed and construed in accordance with the Laws of the State of Delaware (without regard to its conflicts of Laws or choice of law provisions).

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written. By signing below, the undersigned represent that they are authorized to execute this Agreement on behalf of the respective Parties. Each Party may rely without duty of inquiry on the foregoing representation.

BY SIGNING BELOW, I HEREBY REPRESENT THAT I AM AUTHORIZED TO EXECUTE THIS DOCUMENT ON BEHALF OF Metropolitan Life Insurance Company.

METROPOLITAN LIFE INSURANCE COMPANY

By: /s/ Robert E. Sollmann, Jr.
    ------------------------------------
Name: Robert E. Sollmann, Jr.
      ----------------------------------
Title: SVP
       ---------------------------------

BY SIGNING BELOW, I HEREBY REPRESENT THAT I AM AUTHORIZED TO EXECUTE THIS DOCUMENT ON BEHALF OF MetLife Investors USA Insurance Company

METLIFE INVESTORS USA INSURANCE COMPANY

By: /s/ Robert E. Sollmann, Jr.
    ------------------------------------
Name: Robert E. Sollmann, Jr.
      ----------------------------------
Title: SVP
       ---------------------------------

BY SIGNING BELOW, I HEREBY REPRESENT THAT I AM AUTHORIZED TO EXECUTE THIS DOCUMENT ON BEHALF OF FIDELITY INVESTMENTS LIFE INSURANCE COMPANY.

FIDELITY INVESTMENTS LIFE INSURANCE COMPANY

By: /s/ Robert J. Cummings
    ------------------------------------
Name: Robert J. Cummings
      ----------------------------------
Title: Senior Vice President
       ---------------------------------
              11/12/09

                                   SCHEDULE A
                                       TO
             ADMINISTRATIVE SERVICES AGREEMENT BETWEEN FIDELITY AND
                        COMPANY DATED November 16, 2009

                                     PRODUCT

A Deferred Variable Annuity with a Guaranteed Minimum Withdrawal Benefit Feature

Policy Form Series Number: _8800 (10/09)__________________

Marketing Name: MetLife Growth and Guaranteed Income

Copy of standard Contract form attached to this Schedule.

                     [Embedded.pdf]     [Embedded.pdf]
                     [GenericQual.pdf]  [GenericNonQual. pdf]

                                  SCHEDULE B-1
                                       TO
             ADMINISTRATIVE SERVICES AGREEMENT BETWEEN FIDELITY AND
                        COMPANY DATED November 16, 2009

                                    SERVICES

The following services will commence on November 16th, 2009, the effective date of this Schedule B-1.

All services are performed in accordance with the responsibilities and standards as detailed in Schedule B-2.

The term "Good Order" as used in the following paragraphs refers to Customer applications and/or instructions that are clear and materially complete to allow Fidelity to process such application or instruction.

1. FIDELITY will perform the following services related to the Product issue process:

     (a) FIDELITY will process applications for the Product sold through FIDELITY'S insurance agency by performing the following services:

          (i)    Review application for completeness;

          (ii) Check replacement contract status and collect required signed forms;

          (iii)  Enter application data;

          (iv)   Check Product approval status;

          (v)    Check Agent license and appointment status;

          (vi)   Determine and report issue requirements for each applicant;

          (vii)  Assign contract numbers;

     (b) If the application is not in Good Order, FIDELITY will perform the following services:

          (i) Conduct any necessary follow up for outstanding issue requirements;

          (ii) Return application and premium check within five business days of receipt unless Customer provides permission to retain premium check pending completion of application process.

     (c)  FIDELITY will create a policy record on its administration system.

     (d) FIDELITY will produce a Product Delivery Kit that will include the following documents:

          (i)    Welcome Letter;

          (ii) Contract, including any amendments, endorsements or disclosure statements;

          (iii)  Copy of Application, if required;

          (iv) Product Prospectus and Fund Prospectus (delivered at point of sale with Application); and

          (v)    Product service forms.

          (vi)   Privacy Notice (Fidelity's & MetLife's)

     (e) FIDELITY will follow the Product's "free look" rules and apply the initial premium to either the free look period default fund if the Product requires return of premium during the free look period or the funds selected by Customer if the Product allows for the return of account value during the free look period. If the initial premium is allocated to the free look default fund, FIDELITY will process the initial allocation of premium from the free look default fund into the Customer's selected funds at the end of the free look period.

     (f) FIDELITY will process completed paperwork relating to Section 1035 exchanges, or other replacements including and not limited to:

          (i)    Processing paperwork items as required by state law

          (ii) Forwarding completed replacement paperwork to replaced insurance company;

          (iii) Receiving and applying funds from replaced insurance company, and

          (iv)   Issuing the Product;

          (v) Maintain required books and records and obtain all documentation required by the individual states.

2. FIDELITY will perform the following services related to Product administration:

     (a) Provide telephone support to Customers regarding the servicing of their Product;

     (b) Upon receipt in Good Order of Customer premium, FIDELITY will perform the following services:

          (i) Deposit checks into the Company bank account ; FIDELITY will not accept cash or cash like instruments as described in the Prospectus.

          (ii)   Maintain bank account deposit records;

          (iii)  Apply payment to the administration system suspense entry:

          (iv)   Apply premium;

          (v)    Notify COMPANY of unapplied cash in system suspense;

          (vi) Verify dollar amount received is applied properly by reviewing suspense entry.

          (vii) To assist COMPANY complete Accounting & General entry and other services, FIDELITY will provide data as specified in Schedule D

          (viii) Provide any legally required confirmations

          (ix)   Tax reporting

     (c) FIDELITY will provide the following services related to Product death claims:

          (i) Establish pending death claim as necessary to prevent other Product activity transactions;

          (iii)  Send death claim paperwork to beneficiaries of Product;

          (iv) Set up beneficiary accounts within Product to support death benefit option election;

          (v) Calculate death benefit as defined in Product prospectus and contract

          (vi)   Pay settlement interest as required by states where applicable

     (d) Upon receipt in Good Order of Product owner(s) withdrawal/surrender request FIDELITY will perform the following services related to Product withdrawals:

          (i) Calculate net surrender value or net amount due in accordance with Product prospectus and contract;

          (ii) Make payment of withdrawal amount in accordance with Customer's instructions;

     (e) FIDELITY will perform the following services related to Product mandatory annuitizations as defined in the Prospectus:

          (i)    Establish Product Annuity Date;

          (ii)   Notify Product owner of Annuity Date prior to Annuity Date;

          (iii)  Annuitize in FIDELITY's system

     (f) FIDELITY will perform the following services related to elective Product annuitizations as defined in the Prospectus:

          (i)    Notify COMPANY of customer's request to electively annuitize

          (ii) If not approved FIDELITY will notify clients of available options

          (iii) At COMPANY's request, transfer the Product's account value to COMPANY for creation of a separate immediate annuity contract;

          (iv)   Terminate the Deferred contract;

          (v) Transfer the Product's account value to COMPANY's system for creation of a separate immediate annuity contract;

     (g) FIDELITY will, upon request received in Good Order, perform the following services:

          (vi)   Process changes of owner, payee or beneficiary;

          (vii)  Process assignments;

          (viii) Process court order and divorce order changes

          (ix)   Process name or address changes;

          (x)    Process changes in bank information;

          (xi)   Process power of attorney

     (h) FIDELITY will, upon request received in Good Order, perform the following asset related services, limited to the contractual rights specified in the Product.

          (i)    Process rebalance of assets;

          (ii)   Process transfer of assets;

          (iii)  Process reallocation of assets;

          (iv)   Process dollar cost averaging of assets;

          (v)    Process change in investment allocations;

          (vii)  Process Minimum Required Distributions

          (viii) FIDELITY will administer COMPANY's market timing procedures as agreed upon by both companies, at such time there is more then one fund option available in the product

     (e) FIDELITY will handle tax reporting to the customer, COMPANY is responsible for submitting tax withholding to the states.

3.   FIDELITY will perform the following services related to commissions:

     (a)  FIDELITY will perform the following standard services:

          (i) Coincident with a premium payment, calculate earned commissions;

          (ii) Calculate commission reversals due to Customer "free look" cancellations;

          (iii) Calculate commission reversals due to Customer "full withdrawal"; 100% charge back of compensation paid with respect to the purchase payment withdrawn within 1-6 months of the contract issue date and 50% of the compensation paid with respect to the purchase payment withdrawn within 7-12 months of the Product's issue date.

          (iv) Partial Withdrawals, Death Claims & Annuitization - No charge back

          (v)    Prepare commission invoices for payment from Company;

4.   FIDELITY will produce data as outlined in Schedule D:

5. FIDELITY will perform the following services related to fund pricing and trading:

     (a) For each daily priced fund, FIDELITY will receive a Unit Value from COMPANY and update Customer Product records;

     (b) Electronically transmit trade advices to COMPANY daily on New York Stock Exchange market days unless otherwise agreed upon.

7. FIDELITY will electronically submit trade details and reconciliation data to Company as defined in Schedule D.

9.   FIDELITY will accept from Company the following standard data interfaces:

     (a)  Pricing (Unit Value or Share Price for Unit Value Calculation);

     (b) Others as requested by Company for an additional fee as set forth in Schedule C.

10. FIDELITY will electronically store Product related documents via scanning and imaging the documents. Requests by Company for copies of Product related documents will be subject to an additional charge as set forth in Schedule C.

11. FIDELITY will provide record keeping services on its administrative platform. The Product will be built and administered on the platform based on product rules, contract and prospectus. Fidelity will make best efforts to ensure that calculations within the administrative system are correct and meets the required specifications. However, due to nature of the system and precision used in the system, results may vary slightly which are usually considered as rounding differences. Even though rounding differences are expected, Fidelity will meet all contractual and regulatory requirements for all that are out of tolerances

12. FIDELITY and COMPANY may agree to defer the full development of certain functionality until after the initial launch of the Product. Work may be required by each party in order to complete this functionality. Each party agrees to work with the other in order to deliver the remaining functionality in a reasonable timeframe. Each party agrees to pay for its own work to deliver this deferred functionality, just as was done to deliver the original Product. The list of deferred functionality will be finalized at the point of Product launch. Currently, the list of deferred functionality includes:

     (a)  Automated Divorce Processing

     (b)  Mandatory Annuitization

     (c)  Death Processing for Annuitized Contracts

     (d) Anti-Money Laundering and OFAC compliance, including data necessary to perform surveillance

13 FIDELITY has and will maintain a business continuity and disaster recovery program for the duration of this Agreement. FIDELITY will work with the COMPANY to allow it to assess the program pursuant to the COMPANY'S business continuity and disaster recovery program and also pursuant to the COMPANY'S obligations to perform an annual review under its 38a-1 program.

14. FIDELITY will respond to questionnaires and provide other reasonable assistance to Company in Company's conduct of an initial overall risk evaluation (MORE) review relating to the information technology used by Fidelity in providing the Services, provided that such review is conducted in a manner consistent with and subject to the limitations set forth in
     Section 10.03 of the Agreement. If following such review Company elects to request any changes to Fidelity's information technology processes, Company shall do so by filing a Change Control Request or Work Request Memo in accordance with Section 15.02 or 15.03 of the Agreement.

                                  SCHEDULE B-2
                                       TO
         ADMINISTRATIVE SERVICES AGREEMENT BETWEEN Fidelity AND Company
                             DATED November 11, 2009

               DIVISION OF RESPONSIBILITIES AND SERVICE STANDARDS

This Schedule outlines the responsibilities and service standards for Fidelity and Company regarding the Services provided under this Agreement. . Fidelity will perform such Services in accordance with its policies and procedures developed and maintained in order to comply with SEC rule 38a-1. Fidelity's program, procedures and policy are described in Fidelity's Rule 38a-1 compliance manual. The Company will conduct its 38a-1 review of Fidelity and its polices and procedures to ensure that these Services are consistent with the requirements under SEC rule 38a-1 and the Company's program as described in the Company's Rule 38a-1 manual.

..    NEW YORK STOCK EXCHANGE (NYSE) HOLIDAY* SCHEDULE

NOTE: A price file will be sent to Fidelity by Company on market days. For non-market day(s) the price file on the next market day will contain the pricing for the previous non-market day(s). If Holiday falls on a weekend, NYSE will designate nearest business day as a Holiday.

     NYSE HOLIDAY                         DATE               SERVICE STANDARDS
--------------------------------   -----------------------   -----------------
New Year's Day                     January 1st                 See note above.

Martin Luther King, Jr. Birthday   3rd Monday in January       See note above.

Washington's Birthday              3rd Monday in February      See note above.

Good Friday                        Friday before Easter        See note above.

Memorial Day                       Last Monday in May          See note above.

Independence Day                   July 4th                    See note above.

Labor Day                          1st Monday in September     See note above.

Thanksgiving Day                   4th Thursday in November    See note above.

Christmas day                      December 25th               See note above.

* NYSE may also designate other business days as non market days, in which case, see Note above.

PRODUCT APPROVAL

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Obtains regulatory approval               .   COMPANY       .     Regulatory approvals must be
                   where needed for Product form,                                    obtained at least 30 days prior to
                   application, memo, disclosure                                     Product launch in order for Product
                   documents, etc.                                                   sold to applicable state customers
                                                                                     to be serviced at Product launch.
                                                                               .     Any late state approvals (i.e.
                                                                                     approvals obtained less than 30 days
                                                                                     prior to Product launch, or after
                                                                                     Product launch, will result in lag
                                                                                     of 30-60 days after approval in
                                                                                     commencement of Fidelity's servicing
                                                                                     of Product sold to applicable state
                                                                                     residents

..    2       .     Obtains regulatory approval               .   FIDELITY      .     Apply for and receive third
                   where needed to provide administrative                            party administrator license in
                   services for the Product.                                         Kentucky

                                                                               .     Filed necessary exemption
                                                                                     requests in other states as
                                                                                     applicable

..    3       .     Obtains representative,                   .   FIDELITY      .     Fidelity responsible for the
                   principal and Broker/Dealer licensing         COMPANY             insurance licensing and registration
                   and appointments.                                                 of broker-dealer  representatives
                                                                               .     Company responsible for
                                                                                     appointments of representatives

..    4       .     Secure relationships with                 .   COMPANY
                   fund managers to ensure daily prices
                   and trade reports are provided.

..    5       .     Prepare Product prospectus.               .   COMPANY

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    6       .     Develops Product Sales Kit                .   FIDELITY
                   including state-approved documents
                   with state variation instructions and
                   sequence order, Product prospectus and
                   Fund prospectus.

..    7       .     Responds to states on Product             .   COMPANY
                   forms.

..    8       .     Provides training to                      .   FIDELITY
                   representatives

..    SERVICE SETUP

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .      Provides copies of Product               .   COMPANY       .     For state variations and/or
                    Specifications, filed Product form and                           state approvals received  after
                    Product prospectuses to Fidelity.                                Product launch, service setup for
                                                                                     Product sold to residents of
             .      Provides copies of fund                  .   FIDELITY            applicable state will be completed
                    prospectuses.                                                    within a commercially reasonable
                                                                                     period of time after both applicable
                                                                                     state variation and applicable state
                                                                                     approval have been received by
                                                                                     Fidelity.

..    1a      .      Provides state variations on             .   COMPANY
                    Product form

..    1b      .      Service setup for late state             .   FIDELITY
                    variations/late state approvals

..    2       .     Provides Product training.                .   FIDELITY      .     L&C Training Material

..    3       .     Conducts Operations                       .   FIDELITY      .     L&C Training Material
                   representative training.

..    4       .     Review and approve operations             .   FIDELITY
                   workflow.                                     COMPANY

..    5       .     Obtain Company specific P.O.              .   FIDELITY
                   box.

..    6       .     Provides supply of  operational           .   FIDELITY
                   forms (claim, withdrawal, transfers,
                   etc.).


..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    7       .     Provides for the production of            .   FIDELITY
                   envelopes for insertion machine and
                   stock for high volume output.

..    8       .     Develops and prints                       .   FIDELITY
                   pre-addressed envelopes for high
                   volume correspondence to customers
                   (e.g. confirmations) based upon
                   Fidelity standards. Arranges storage
                   of inventory.

..    9       .     Review the standard Product               .   COMPANY
                   delivery kit for approval or revisions.

..    10      .     Review the standard                       .   COMPANY
                   report/statement/letter mailing
                   instructions for approval or revisions.

..    PRE SALE PREPARATION - PRIOR TO PROCESSING APPLICATIONS

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Retains a supply of                       .   FIDELITY
                   applications and other forms to
                   send to representative.

..    2       .     Reviews application, collects             .   FIDELITY
                   premium and any other Company
                   required  paperwork.

..    4       .     Prepares replacement forms,               .   FIDELITY
                   if applicable.

..    NEW BUSINESS

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Receives application, premium and         .   FIDELITY      .     See Fidelity Policies:
                   accompanying materials.                                           MetLife Growth and Guaranteed
                                                                                     Income Annuity

..    2       .     Screens paperwork for good order          .   FIDELITY      .     See Fidelity Policies:
                   and completeness.                                                 MetLife Growth and Guaranteed
                                                                                     Income Annuity

                                                                               .     See Fidelity Policies: NIGO
                                                                                     Application Resolution Time Frames

..    3       .     Exception Processing  for Premium         .   COMPANY       .     Response within 72 hours
                   amounts over maximum limit.

..    4       .     Verifies Product approval in              .   FIDELITY
                   applicable state during application
                   review process.

..    5       .     Verifies representative, Principal        .   FIDELITY      .     See Fidelity Policies: IRL
                   and Broker/Dealer are licensed /                                  License Verification
                   appointed.

..    6       .     Assigns Contract Number to Product.       .   FIDELITY      .     See Fidelity Policies:
                                                                                     MetLife Growth and Guaranteed
                                                                                     Income Annuity

..    7       .     Sets up Product on administration         .   FIDELITY      .     See Fidelity Policies:
                   system.                                                           MetLife Growth and Guaranteed
                                                                                     Income Annuity

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    8       .     Receives initial premium, places          .   FIDELITY      .     See Fidelity Policies:
                   in suspense and processes on the                                  MetLife Growth and Guaranteed
                   administration system.                                            Income Annuity

                                                                               .     See Fidelity Policies: Check
                                                                                     Acceptance Policy

                                                                               .     Parties to agree on FINRA
                                                                                     2821 implementation procedures
                                                                                     prior to 02/01/10

..    9       .     If a replacement, prepares                .   FIDELITY      .     See Fidelity Policies: 1035
                   Absolute Assignment Form for 1035                                 Paperwork Process
                   Exchange and mails to replaced company.

             .     Within three days of receiving an
                   application and replacement paperwork
                   that is in good order, Fidelity will
                   generate a replacement notification
                   letter to the replaced insurance
                   company.

..    10      .     If a replacement, receives 1035           .   FIDELITY      .     See Fidelity Policies: Cost
                   Funds and Cost Basis information.                                 Basis Follow Up

..    11      .     If a replacement, follows up with         .   FIDELITY      .     See Fidelity Policies: 1035
                   replaced carrier for replacement forms                            Paperwork Process
                   and monies.

             .     Fidelity will maintain state
                   replacement logs and copies of required
                   forms.

..    PRODUCT PRINT, ASSEMBLY AND RELATED ACTIVITIES

..    STAGE   .              DESCRIPTION                      .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Creates Product pages                     .   FIDELITY
                   including state specific pages on
                   standard paper stock.

..    2       .     Creates Welcome Letter                    .   FIDELITY

..    3       .     Assembles and mails Product               .   FIDELITY      .     See Fidelity Policies:
                   Welcome Kit for Contracts with                                    Application Fulfillment
                   Welcome Letter, Product pages, and                          .     Mails to legal address
                   Application, if required.

..    4       .     Transfers funds from initial              .   FIDELITY      .     See Fidelity Policies:
                   fund to requested funds after free                                MetLife Growth and Guaranteed
                   look period. For Return of Premium                                Income Annuity
                   states only.                                                .     Approved Freelook Matrix as
                                                                                     revised from time to time.

..    5       .     Fulfills duplicate contract               .   FIDELITY      .     See Fidelity Policies:
                   print requests                                                    Duplicate Contracts

..    CUSTOMER REPORTING (STATEMENTS)

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Generates Confirmation                    .   FIDELITY      .     Potential additional
                   statements and mails to the                                       recipients based on duplicate
                   Customer. Confirmation is addressed                               confirm authorization.
                   to Customer's address on record. An                         .     See Fidelity Policies:
                   electronic copy is retained.                                      Statement Cycles and Confirmation
                                                                                     Mailings

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    2       .     Systematically generates                  .   FIDELITY      .     To be mailed quarterly.
                   Periodic Reports and mails to the                                 Separate Year-end report to
                   Customer. Report is addressed to                                  represent full year activity.
                   Customer's address on record. An                            .     See Fidelity Policies: Year
                   electronic copy is retained.                                      End and Tax Reporting Mailings
                                                                               .     See Fidelity Policies:
                                                                                     Statement Cycles and Confirmation
                                                                                     Mailings

                                                                               .     Potential additional
                                                                                     recipients based on duplicate
                                                                                     confirm authorization.

..    3       .     Tax Reporting.                            .   FIDELITY      .     See Fidelity Policies: Tax
                                                                                     Reporting:
                                                                                     .    1099-R Form
                                                                                     .    5498 Form
                                                                                     .    Year End Mailings

..    PRODUCT TRANSACTIONS

..    POST ISSUE 1035 PREMIUM PAYMENTS

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Receives premium                          .   FIDELITY      .     See Fidelity Policies:
                   remittance via check or                                           Check Acceptance Policy
                   wire.                                                       .     See Fidelity Policies: Wires
                                                                               .     See Fidelity Policies:
                                                                                     Transfer Premium - FGGI

..    2       .     Verifies good order.                      .   FIDELITY      .     See Fidelity Policies:
                                                                                     Transfer Premium - FGGI

..    3       .     Deposits check.                           .   FIDELITY      .     See Fidelity Policies:
                                                                                     Transfer Premium - FGGI

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    4       .     Completes the                             .   FIDELITY      .     See Fidelity Policies:
                   Suspense entry transaction                                        Transfer Premium - FGGI
                   in the administration
                   system and applies premium.

..    5       .     Reconcile suspense                        .   COMPANY       .     See Fidelity Policies:
                   entries to deposit.                       .   FIDELITY            Transfer Premium - FGGI

..    6       .     Generates                                 .   FIDELITY      .     See Fidelity Policies:
                   Confirmation statement. An                                        Statement Cycles and Confirmation
                   electronic copy is retained.                                      Mailings

..    7       .     Returned checks,                          .   FIDELITY      .     See Fidelity Policies:
                   Customer notified and                                             Returned Deposited Checks
                   transaction reversal
                   processed. Notification
                   mailed.  An electronic copy
                   is retained.

..    TELEPHONE SERVICE

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT                SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Handles phone calls from                  .   FIDELITY      .     On 1/2 day market closings,
                   8:00 AM to 8:00 PM EST on NYSE                                    Fidelity reserves the right to
                   trading days.                                                     close the annuity service center
                                                                                     at 4:30 p.m. Eastern Time.

..    2       .     Greets and authenticates                  .   FIDELITY      .     See Fidelity Policies:
                   callers                                                           Customer Authentication

..    3       .     Seeks to answer                           .   FIDELITY      .     See Fidelity Policies:
                   questions immediately or                                          Problems Received by Phone
                   initiates a call back.
                                                                                .    See Fidelity Policies:
                                                                                     Transaction Disputes

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    4       .     Seeks to establish "good                  .   FIDELITY
                   order" with client on all                                   .     See Fidelity Policies: NIGO
                   requests.                                                         Processing

..    5       .     Processes request from                    .   FIDELITY      .     Fidelity Policies: Customer
                   Customer or anyone else with                                      Authentication
                   trading authority as defined
                   by Fidelity phone
                   authentication procedures.

..    6       .     Records all telephone                     .   FIDELITY      .     CSRs must convey on all
                   calls and retains them in an                                      outbound calls that they are on a
                   audio file for access.                                            recorded line.

..    NON-FINANCIAL TRANSACTIONS

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Receives request for                      .   FIDELITY      .     See Fidelity Policies:
                   name, beneficiary, death                                          .     Address
                   benefit option and other misc.                                    .     Administrator
                   non-financial transactions.                                       .     Beneficiary
                                                                                     .     Date of Birth
                                                                                     .     Name
                                                                                     .     Ownership
                                                                                     .     Phone Number
                                                                                     .     Power of Attorney

                                                                               .     Follow COMPANY policies for
                                                                                     Powers of Attorney (both limited
                                                                                     and full powers)

..    2       .     Verifies request.  If                     .   FIDELITY      .     Fidelity will send letter
                   NIGO, Fidelity places outbound                                    to close request after 2 call
                   call to establish steps                                           attempts
                   necessary to make request in                                .     See Fidelity Policies: NIGO
                   good order.                                                       Processing

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    3       .     Process transactions and                  .   FIDELITY      .     See Fidelity Policies:
                   forwards confirmation for                                         Revised Annuity Profile Statements
                   contractual changes to
                   Customer. An electronic copy
                   is retained.

..    FUND ALLOCATION TRANSACTIONS

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Receives request for                                        .     See Fidelity Policies:
                   transfers and/or reallocations.                                   Monetary NIGO Transactions
                                                             .   FIDELITY      .     Will be in accordance with
                                                                                     Product and Prospectus terms

..    2       .     Verifies request. If                      .   FIDELITY      .     See Fidelity Policies:
                   NIGO, Fidelity places outbound                                    Monetary NIGO Transactions
                   call to establish steps                                     .     See Fidelity Policies:
                   necessary to contact client to                                    NIGO Processing
                   make request in good order.

..    3       .     Processes transactions.                   .   FIDELITY

..    4       .     Forwards confirmation                     .   FIDELITY
                   for contractual changes to
                   Customer. An electronic copy
                   is retained.

..    DISBURSEMENT TRANSACTIONS

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Receives requests for                     .   FIDELITY      .     See Fidelity Policies:
                   surrenders, free looks,                                           Withdrawals - Deferred
                   systematic withdrawals ("SWP")                              .     Approved Free Look Matrix
                   and withdrawals.                                                  as revised from time to time

..    2       .     Verifies request. If                      .   FIDELITY      .     See Fidelity Policies:
                   NIGO, Fidelity contacts client                                    Withdrawals - Deferred
                   to establish steps necessary                                .     See Fidelity Policies:
                   to make request in good order.                                    Monetary NIGO Transactions

..    3       .     Process transactions and                  .   FIDELITY      .     Pursuant to Prospectus
                   disbursement amount.                                              terms

..    4       .     Generates disbursement                    .   FIDELITY      .     Pursuant to Prospectus
                   check, wire or EFT.                                               terms

..    5       .     Sends disbursement to                     .   FIDELITY      .     Pursuant to Prospectus
                   Customer.                                                         terms

..    6       .     Sends confirmation to                     .   FIDELITY
                   Customer.

..    7       .     Stop Payment Requests.                    .   FIDELITY      .     See Fidelity Policies:
                                                                                     Stop Payment Requests

..    DEATH CLAIMS

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Receives death claim                      .   FIDELITY      .     See  Fidelity Policies:
                   notification via telephone or                                     Legal Documents Acceptance
                   mail, directly from interested                                    Criteria
                   party or representative.
             .     If Company receives
                   death claim notification
                   forwards to Fidelity

                                                             .   COMPANY

..    2       .     Restricts Product                         .   FIDELITY      .     See Fidelity Policies:
                   activity upon notification                                        Death Claims - Deferred (but
                   until claim is settled.                                           excluding Money Market Transfer
                                                                                     step)

..    3       .     Sends out claims forms                    .   FIDELITY      .     See Fidelity Policies:
                   for completion.                                                   Death Claims - Deferred

..    4       .     Review Beneficiary                        .   FIDELITY      .     See Fidelity Policies:
                   election (e.g. guaranteed                                         Death Claims - Deferred
                   minimum death benefit
                   ("GMWB"), lump sum,
                   annuitization or continuation).

..    5       .     If Return of Purchase                     .   FIDELITY      .     See MGGI specific policies
                   Payment (RPP) Death Benefit
                   elected, processes GMWB
                   payment as described in
                   Product contract.

..    6       .     If lump sum elected,                      .   FIDELITY      .     See Fidelity Policies:
                   calculates death benefit                                          Death Claims - Deferred
                   amount.                                                     .     See MGGI specific policies

..    7       .     If spousal continuation                   .   FIDELITY      .     See Fidelity Policies:
                   elected, changes owner on                                         Death Claims - Deferred
                   contract to spouse.                                         .     See MGGI specific policies

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    8       .     If annuitization                          .   FIDELITY      .     See MGGI specific policies
                   elected, processes selected
                   annuity options.

..    DIVORCE CLAIMS

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Receives divorce claim                    .   FIDELITY      .     See Fidelity Policies:
                   notification directly from                                        Legal Documents Acceptance
                   interested party or                                               Criteria
                   representative.                                             .     See Fidelity Policies:
             .     If Company receives                                               Divorce Claims - Deferred
                   divorce notification, forwards            .   COMPANY
                   to Fidelity

..    2       .     Refers to Company for                     .   COMPANY       .     Company Legal & Actuarial
                   review and direction.                                             department to review and provide
                                                                                     direction

..    3       .     Processes transactions                    .   FIDELITY      .     Fidelity will follow
                   as directed by Company                                            Company direction

..    4       .     Sends confirmation of                     .   FIDELITY      .     Fidelity will follow
                   change and other necessary                                        Company direction
                   documents (e.g new Product
                   contract if Product split).

..    5       .     Makes accounting                          .   COMPANY
                   adjustments in accordance with
                   Divorce processing

..    ANNUITIZATION - MANDATORY

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Notifies Customer of                      .   FIDELITY      .     See Fidelity Policies:
                   annuity date                                                      Maturity Dates

..    2       .     Establishes annuity                       .   FIDELITY      .     In accordance with the
                   payment option and commences                                      Product contract.
                   annuity payments .

..    ANNUITIZATION - ELECTIVE

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Receives request from                     .   FIDELITY      .     See Fidelity Policies:
                   customer to annuitize                                             Annuitization

..    2       .     Processes annuitization,                  .   FIDELITY
                   terminating deferred contract

..    3       .     Transfers Product                         .   FIDELITY      .     Upon Company's request to
                   account value and Product data                                    be defined by business rules
                   to Company for creation of
                   separate immediate annuity
                   contract.

..    4       .     Establishes annuity                       .   COMPANY       .     Provide notification to
                   payment option and commences                                      Fidelity
                   annuity payments.

..    5       .     Sends confirmation to                     .   COMPANY
                   Customer.

..    6       .     Sends required                            .   COMPANY       .     Company privacy notice only
                   statements to customer as well
                   as annual privacy notice

..    COST BASIS TRACKING

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Correct, change, confirm                  .   FIDELITY      .     See Fidelity Policies:
                   cost basis on non-qualified                                       Cost Basis
                   contracts.

..    COMPLIANCE

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Review sales material.                    .   FIDELITY      .     Fidelity responsible for
                                                             .   COMPANY             initial review & FINRA Filing
                                                                               .     Company responsible for
                                                                                     approval prior to FINRA filing

..    2       .     Oversees FINRA                            .   FIDELITY      .     Company to review and
                   Compliance sales training and             .   COMPANY             approve training
                   Implementation.

..    3       .     Oversees SEC Compliance                   .   FIDELITY      .     Fidelity to support  and
                   and Implementation.                       .   COMPANY             comply with Company's SEC
                                                                                     compliance program
                                                                               .     Company and Fidelity to
                                                                                     comply with SEC regulations

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    4       .     Responds to customer                      .   FIDELITY      .     Fidelity to provide copies
                   complaints                                .   COMPANY             of all written complaints and
                                                                                     resolutions to Company so that
                                                                                     Company can maintain complaint
                                                                                     log.  Fidelity will add
                                                                                     escalated verbal complaints to
                                                                                     the log as required by law or if
                                                                                     significant in Fidelity's
                                                                                     judgment
                                                                               .     If sales complaint is
                                                                                     received by Company, Company
                                                                                     will refer to Fidelity for
                                                                                     handling as a broker / dealer
                                                                                     complaint and Fidelity will
                                                                                     respond to the sales complaint

                                                                               .     If a Product complaint,
                                                                                     Fidelity will coordinate
                                                                                     response strategy with Company
                                                                               .     If a service complaint, or
                                                                                     if the complaint has a service
                                                                                     element to it, Fidelity will
                                                                                     seek Company approval of any
                                                                                     response that requires either a
                                                                                     material adjustment to the
                                                                                     Product, Product values or
                                                                                     benefits under the Product or in
                                                                                     Fidelity's judgment, could
                                                                                     escalate into a regulatory
                                                                                     complaint or lawsuit.

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    5       .     Responds to Insurance                     .   COMPANY       .     Fidelity to provide copies
                   Department complaints or other                                    of all Insurance Department or
                   regulatory agency complaints                                      other regulatory agency
                                                                                     complaints and resolution to
                                                                                     Company to maintain complaint log
                                                                               .     If sales complaint is
                                                                                     received by either Company or
                                                                                     Fidelity, the complaint will be
                                                                                     handled by Fidelity as a broker
                                                                                     / dealer complaint and Fidelity
                                                                                     will respond to the sales
                                                                                     complaint

                                                                               .     If a Product complaint,
                                                                                     Fidelity will coordinate
                                                                                     response strategy with Company
                                                                               .     If a service complaint or
                                                                                     if the complaint has a service
                                                                                     element to it, Fidelity will
                                                                                     coordinate response strategy
                                                                                     with Company

..    6       .     Maintains the complaint                   .   COMPANY       .     Prepared by Fidelity
                   file for insurance department                               .     Fidelity to provide copies
                   exams.                                                            of all complaints, including
                                                                                     Insurance Department complaints
                                                                                     and resolution to Company to
                                                                                     maintain complaint log.

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    7       .     Maintains files for                       .   COMPANY       .     Application and contract
                   updated applications, Product                                     changes must be received 45
                   pages, amendments, etc.                                           calendar days before effective
                   Notifies Fidelity of changes                                      date.  Unless a State or
                   to enable configuration in                                        regulatory agency requires the
                   advance of required date.                                         change(s) sooner.

..    8       .     Implements Product Pages                  .   FIDELITY
                   as directed by Company.

..    9       .     Responds to and                           .   FIDELITY
                   maintains files on regulatory             .   COMPANY
                   inspections

..    RISK MANAGEMENT

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Anti-Money Laundering                     .   FIDELITY      .     Fidelity will train sales
                   monitoring.                               .   COMPANY             representatives to recognize
                                                                                     red flags at the point of
                                                                                     sale.  Fidelity will train
                                                                                     service representatives to
                                                                                     recognize red flags during
                                                                                     conversations w/customer post
                                                                                     issue.

                                                                               .     Company ongoing AML
                                                                                     monitoring program as part of
                                                                                     its AML Program.

..    2       .     Searches for Names on                     .   FIDELITY      .     Fidelity to provide
                   U.S. Government lists                     .   COMPANY             necessary data
                   (OFAC/FinCEN 314(a).                                        .     Company performs search

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    3       .     Abandoned Property                        .   FIDELITY      .     Fidelity to conduct due
                                                             .   COMPANY             diligence searches and
                                                                                     mailings, and notify Company of
                                                                                     funds that are eligible for
                                                                                     escheatment.
                                                                               .     Company escheat abandoned
                                                                                     property to the respective
                                                                                     states
                                                                               .     Company to provide
                                                                                     Fidelity with its procedures
                                                                                     and instructions for
                                                                                     coordination with Company's
                                                                                     abandoned Property unit.

..    4       .     Fraud Detection and                       .   FIDELITY      .     Fidelity to notify
                   Response                                  .   COMPANY             Company  immediately upon
                                                                                     detection of fraud
                                                                               .     Company to comply with
                                                                                     all relevant state standards
                                                                                     and provide direction to
                                                                                     Fidelity on course of action

..    5       .     Privacy Breaches                          .   FIDELITY      .     In the event of a breach,
                                                             .   COMPANY             Fidelity will notify Company
                                                                                     within 48 hours and otherwise
                                                                                     comply with notification and
                                                                                     mitigation section of the TPA
                                                                                     agreement.

..    FUND MAINTENANCE AND PROXY MAILINGS

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .               SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Prepares annual update                    .   COMPANY       .     Print ready PDF of
                   of Product prospectus or                                          Updated Product prospectus or
                   supplements.                                                      supplements delivered to
                                                                                     Fidelity marketing within 45
                                                                                     days of  final  SEC filing

                                                                               .     PDF of Updated Fund
                                                                                     prospectus in time for customer
                                                                                     mailing

             .     Provides updated fund
                   prospectuses or supplements.
                                                             .   FIDELITY

..    2       .     Provides Customers of                     .   FIDELITY
                   Record information for record
                   date.

..    3       .     Coordinates sending of                    .   FIDELITY      .     See Fidelity Policies:
                   fund semi-annual/annual
                   reports/prospectus (Fund and                                      .     Annual and SemiAnnual
                   Product).                                                               Mailing
                                                                                     .     Prospectus - Annual

..    4       .     Coordinates Proxy votes.                  .   COMPANY
                                                             .   FIDELITY

..    DAILY FUND PRICING /IMPORTS AND EXPORTS

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Unit values provided by                   .   COMPANY       .     Unit Value calculation
                   Company electronically to                                         completed by Company
                   Fidelity by 7:00 PM ET.                                     .     Company to send to
                                                                                     Fidelity FTP server

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    2       .     Develop escalation                        .   COMPANY       .     Night Operations
                   procedures to be followed when                and                 Escalation Procedures to be
                   fund prices are not received                  FIDELITY            jointly developed and tested
                   by 7:00 PM ET.                                                    prior to production.

..    3       .     The Fidelity                              .   FIDELITY
                   administration system receives
                   unit values and builds the
                   Price Tables for each fund and
                   stores the values in a unique
                   Price Table.

..    4       .     The Fidelity                              .   FIDELITY      .     If unit values received
                   administration system receives                                    later than the 7:00 PM cut off,
                   the unit values (Price File)                                      but before Fidelity runs the
                   by 7:00 PM ET and completes                                       nightly cycle, Fidelity may not
                   the full processing of events                                     be able to  complete (and is
                   by the following morning.                                         not required to complete)
                                                                                     processing and complete file
                                                                                     distributions to the Company by
                                                                                     the time specified in Schedule
                                                                                     D.
                                                                               .     If unit values not
                                                                                     received before Fidelity runs
                                                                                     the nightly cycle, Fidelity
                                                                                     will use the prior days unit
                                                                                     value to run the nightly cycle
                                                                                     and Company will be responsible
                                                                                     for any gain/loss.

..    5       .     Runs the nightly cycle                    .   FIDELITY
                   to produce the output after
                   cycle processing.

..    6       .     Provides FAMIS extract                    .   FIDELITY      .     See Schedule D
                   to Company.

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    7       .     Provides STI extract to                   .   FIDELITY      .     See Schedule D
                   Company.

..    8       .     Provides EFA extract to                   .   FIDELITY      .     See Schedule D
                   Company.

..    9       .     Balances accounting to                    .   COMPANY       .     See Schedule D
                   the trade.

..    10      .     Reconciles trade                          .   COMPANY
                   requests to actual trades
                   executed, (i.e. number of
                   outstanding units according to
                   Fidelity records reconciled to
                   shares actually held in that
                   fund).

..    11      .     Cash settlement of                        .   COMPANY
                   trades with the Fund Company

..    12      .     Provides details to                       .   FIDELITY
                   Company of gain/loss as a
                   result of late unit values

..    CORRECTIVE PROCESSING

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Fidelity is notified                      .   FIDELITY      .     Fidelity will investigate
                   through internal discovery or                                     the possible error and determine
                   from a customer, the Company or                                   if corrective processing is
                   other party of a possible error                                   required.
                   on a customer's contract that is
                   not a result of a unit pricing
                   error.

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    2       .     Perform corrective                        .   FIDELITY      .     See Fidelity Policies:
                   processing when deemed needed to                                  .     Transaction Disputes
                   correct an error in the                                           .     Gain/Loss Calculations
                   execution of a client's request
                   that was processed prior to the
                   previous business day's market
                   close.
             .     Provide any additional
                   cash required to settle
                   corrective transactions
                   requiring additional cash (loss
                   transaction)

                                                             .   COMPANY

..    3       .     Calculate total monthly                   .   COMPANY       .     Company will pull and
                   net Gain/Loss (excluding                                          total gain/loss amounts based
                   Gain/Loss from price corrections)                                 on data provided on existing
                                                                                     feeds.

                                                                               .     Company will exclude
                                                                                     from monthly net gain/loss
                                                                                     calculation any gain/loss
                                                                                     resulting from late UV file or
                                                                                     correction to UV file.

..    4       .     If stage 3 calculation                    .   COMPANY
                   shows a net loss for the month,
                   Company prepares and sends an
                   invoice to Fidelity for amount
                   of such net loss

..    5       .     If stage 3 calculation                    .   COMPANY
                   shows a net gain for the month,
                   Company  creates wire request
                   for amount of such net gain and
                   wires such amount to Fidelity

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    6       .     Reconcile the monthly                     .   FIDELITY      .     Company and Fidelity will
                   Gain/Loss amount                          .   COMPANY             work together to reconcile
                                                                                     monthly Gain/Loss amount

..    PRICE CORRECTION PROCESS

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Notifies Fidelity of                      .   COMPANY       .     Company will send the new
                   price corrections.                                                UV file for the day the price
                                                                                     correction is done
                                                                               .     Company will work with
                                                                                     Fidelity's Business Operations
                                                                                     team for corrective processing
                                                                                     on the contracts that are
                                                                                     impacted and deemed to need
                                                                                     corrective action.

                                                                               .     Company and Fidelity will
                                                                                     agree upon the need for
                                                                                     corrective processing when the
                                                                                     amount of the correction is de
                                                                                     minimis.

..    2       .     Update price table                        .   FIDELITY
                   immediately.

..    3       .     Assesses materiality                      .   FIDELITY
                   check as directed by Company.

..    4       .     Identify affected                         .   FIDELITY
                   policies and correct via
                   undo/redo.

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    5       .     Notifies Company of                       .   FIDELITY      .     Company to provide
                   price correction if received                                      information on handling price
                   directly from Fund Company.                                       corrections.

..    6       .     Generates Trade details                   .   FIDELITY
                   (Fund Activity Report).

                   Provides electronic file to
                   Company.

..    7       .     Sends trade report to                     .   COMPANY       .     Company to follow their
                   DART                                                              current established process

..    8       .     Provides details to                       .   FIDELITY
                   Company of gain/loss as a
                   result of price correction

..    MAIL HANDLING

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Obtains a post office                     .   FIDELITY
                   box.

..    2       .     Advises Representatives                   .   FIDELITY
                   of PO box.

..    3       .     Collects the mail, and                    .   FIDELITY
                   dates and time stamps each
                   piece of mail.

..    RETURN MAIL

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Receives return mail                      .   FIDELITY

..    2       .     Search for better address                 .   FIDELITY

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    3       .     Resend correspondence to                  .   FIDELITY
                   revised address

..    4       .     If no address found,                      .   FIDELITY
                   sets RPO flag and destroys
                   returned mail

..    5       .     Conducts periodic                         .   FIDELITY
                   address search, as required

..    TAX REPORTING

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Remittance of amounts                     .   COMPANY
                   due to state and Federal
                   regulatory agencies for
                   withholding and premium taxes

..    2       .     Filing of tax returns                     .   COMPANY
                   due to state and Federal
                   regulatory agencies for
                   withholding and premium taxes

..    NEW INVESTMENT FUNDS TO EXISTING PRODUCT

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Company and Fidelity                      .   COMPANY
                   agree to add a new  fund or               .   FIDELITY
                   change an existing fund.

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    2       .     Provides Fidelity with                    .   COMPANY       .     Company must provide
                   business specifications 120                                       historical pricing from fund
                   calendar days in advance of                                       inception. This will allow
                   fund launch date.                                                 performance from fund inception
                                                                                     to be calculated and made
                                                                                     available.  Delivery of
                                                                                     information, historical and
                                                                                     daily, should be tested prior
                                                                                     to launch.

..    3       .     Provides fund                             .   FIDELITY      .     Mail to existing
                   prospectuses.                                                     customers and make part of
                                                                                     sales kit for new customers.
                                                                               .     Fidelity needs 3 weeks
                                                                                     lead time.

..    4       .     Obtains approval from                     .   FIDELITY
                   Company to begin work on this
                   billable request.

..    5       .     Builds the new fund in                    .   FIDELITY
                   administration system.

..    6       .     Completes an                              .   FIDELITY
                   administration systems test.

..    7       .     Completes business                        .   FIDELITY
                   integration test                          .   COMPANY

..    8       .     Implements the new                        .   FIDELITY
                   investment option in production

..    CHANGES TO PRODUCT

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Company and  Fidelity                     .   COMPANY       .     Parties to agree on
                   agree to the addition of a new            .   FIDELITY            implementation timeline
                   Product feature.                                            .     Company must provide
                                                                                     preliminary Product
                                                                                     specifications in the agreed
                                                                                     upon timeframe prior to project
                                                                                     start date

..    2       .     Provides Fidelity with                    .   COMPANY       .     Company must provide
                   final business specifications             .   FIDELITY            final Product Specifications in
                                                                                     the agreed upon timeframe prior
                                                                                     to implementation date.

..    3       .     Company completes a                       .   COMPANY
                   change control form.

..    4       .     Fidelity builds the new                   .   FIDELITY
                   Product feature in
                   administration system.

..    5       .     Fidelity completes an                     .   FIDELITY
                   administration system test.

..    6       .     Fidelity and Company                      .   FIDELITY
                   completes business integration            .   COMPANY
                   testing

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    7       .     Fidelity implements the                   .   FIDELITY
                   new Product feature in
                   production.

..    PRICE CHANGES

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Company and  Fidelity                     .   COMPANY       .     Parties to agree on
                   agree to a price change.                  .   FIDELITY            implementation timeline
                                                                               .     Company must provide
                                                                                     preliminary Product
                                                                                     specifications in the agreed
                                                                                     upon timeframe prior to project
                                                                                     start date.

..    2       .     Obtains approval from                     .   FIDELITY
                   Company to begin work on this
                   billable request.

..    3       .     Provides Fidelity with                    .   COMPANY       .     Company must provide
                   business specifications                   .   FIDELITY            final Product Specifications in
                                                                                     the agreed upon timeframe prior
                                                                                     to implementation date.

..    4       .     Company completes a                       .   COMPANY
                   change control form.

..    5       .     Fidelity builds the new                   .   FIDELITY
                   price change in administration
                   system.

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    6       .     Fidelity completes an                     .   FIDELITY
                   administration system test.

..    7       .     Fidelity and Company                      .   FIDELITY
                   completes business integration            .   COMPANY
                   testing

..    8       .     Fidelity implements the                   .   FIDELITY
                   new price change in the
                   production region

..    AD HOC REPORTS/ADDITIONAL SERVICES

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Requests special                          .   COMPANY       .     See Schedule F
                   services through Fidelity Work
                   Request Memo.

..    2       .     Prepares estimates of                     .   FIDELITY
                   time and materials required
                   for reports or additional
                   services before actual work
                   begins.

..    3       .     Obtains approval from                     .   FIDELITY
                   Company to begin work on this
                   billable request.

..    FILES

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Maintains electronic                      .   FIDELITY      .     Fidelity to destroy
                   copy of documents required to                                     original documents 120 days
                   service Product via imaging.                                      after  scanning.

..    2       .     Provides hard copies as                   .   FIDELITY
                   needed.

..    3       .     Maintains appointment                     .   FIDELITY      .     Fidelity responsible for
                   papers, state license                     .   COMPANY             licensing and broker dealer
                   information.                                                      registration information
                                                                               .     Company responsible for
                                                                                     appointment information

..    MONEY IN RECONCILIATION

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Transmits Money In                        .   FIDELITY
                   Transactions to MetLife

..    2       .     Performs bank to general                  .   COMPANY
                   ledger reconciliation

..    3       .     Reconcile suspense                        .   COMPANY
                   entries to deposit                        .   FIDELITY

..    MONEY OUT RECONCILIATION

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Transmits Money Out                       .   FIDELITY
                   Transactions to MetLife

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    2       .     Performs bank to general                  .   COMPANY
                   ledger reconciliation

..    3       .     Ensures appropriate                       .   COMPANY
                   funding of Company
                   disbursement bank accounts

..    COMMISSIONS & ADMINISTRATION FEES

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Calculate commission                      .   FIDELITY
                   amounts

..    2       .     Calculate administrative                  .   FIDELITY
                   fees

..    3       .     Prepare and send monthly                  .   FIDELITY      .     Fidelity will deliver
                   invoice                                                           invoice to Company 5 business
                                                                                     days after month end.

..    4       .     Reconcile commissions                     .   COMPANY
                   and administrative fees

..    5       .     Wire payment to Fidelity                  .   COMPANY       .     Within 14 days.

..    PRODUCT PROFILE FOR ANNUITY ("PPFA")

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Creates, uploads and                      .   COMPANY       .     Company works with
                   maintains Product Profile                                         Fidelity if there are any
                   ("PPfA") for MGGI product                                         issues with regard to filling
                                                                                     out the form
                                                                               .     Company works with
                                                                                     Fidelity to test the PPfA 15
                                                                                     days prior to go live date.

..    NEW BUSINESS CARRIER FORMS (EXCLUDING SERVICE FORMS)

..    STAGE   .     DESCRIPTION                               .   WHO DOES IT   .     SERVICE STANDARDS
----------   ---------------------------------------------   ---------------   -------------------------------------------
..    1       .     Creates/updates the                       .   FIDELITY      .     Company provides
                   PDF's for carrier forms as                                        direction regarding which forms
                   agreed upon                                                       need to be created/ updated and
                                                                                     specifically what language
                                                                                     should be created/ substituted
                                                                               .     Fidelity will
                                                                                     create/update forms and obtain
                                                                                     Fidelity legal and compliance
                                                                                     approval
                                                                               .     Fidelity to send the
                                                                                     PDF's of the forms to  Company
                                                                                     for review

..    2       .     Reviews and approves                      .   COMPANY       .     Company delivers comments
                   PDF's                                                             and approval to Fidelity

..    3       .     Uploads the PDF's on                      .   COMPANY       .     Works with Fidelity to
                   AnnuityNet and completes the                                      test 15 days prior to
                   forms mapping                                                     implementation date

..    4       .     For ongoing maintenance                   .   COMPANY       .     Fidelity reviews which
                   informs Fidelity about                                            forms to be created or updated
                   regulatory/product changes

                                  SCHEDULE B-3
                                       TO
         ADMINISTRATIVE SERVICES AGREEMENT BETWEEN FIDELITY AND COMPANY
                             DATED November 16, 2009

         DESIGNATION OF AUTHORIZED REPRESENTATIVES AND CONTACT PERSONNEL

                                    CONTACTS

         FUNCTION                       CONTACT NAME                  PARTY
-----------------------------   ------------------------------   ---------------
                                Robert Cummings
Authorized Company Account      Bill Johnson                     FIDELITY
Representative For Agreement    Paul Vancheri
Modifications

                                Bennett Kleinberg
Authorized Company Account      Ann Reed                         COMPANY
Representative For Agreement    John Murphy
Modifications

                                Jim Klauer
Operations Liaison              Jim.Klauer@fmr.com               FIDELITY
                                ------------------
                                Chris Migliaccio
                                Chris.migliaccio@fmr.com
                                ------------------------

                                Oliva McNulty Staples
Operations Liaison              Patrick Smith                    COMPANY

Accounting Liaison              Miles Mei                        FIDELITY
                                Miles.Mei@fmr.com
                                -----------------
Accounting Liaison              Kandra Dickerson                 COMPANY

                                mailto:
                                ------
                                kdickerson@metlife.com

                                Direct Phone Number:             FIDELITY Night
Night Contact for after hours                                    Operations
pricing issues                  Primary Cell Phone:

                                [email address]
                                --------------
                                Fax Number :

                                Secondary Fax:

                                PRIMARY CONTACT:
                                Fidelity Production Support
                                888-732-7800
                                Specify the following:
                                ----------------------
                                "Calling from MetLife with a
                                ----------------------------
                                production issue for FILI.
                                --------------------------
                                Can you please have the
                                -----------------------
                                first-on-call from the FACET
                                ----------------------------
                                group call."
                                ------------

                                SECONDARY CONTACT:

                                INITIAL ESCALATION CONTACT:
                                Richard Miyara
                                Richard.Miyara@fmr.com
                                ----------------------
                                603-791-6949 (office)
                                603-303-0315 (cell)

                                SECONDARY ESCALATION CONTACT:

Night Contact for after hours   Direct Phone Number:             COMPANY
pricing issues
                                Primary Cell Phone:

                                [email address]
                                --------------

                                Fax Number : N/A

                                Secondary Fax: N/A

                                PRIMARY CONTACT:
                                Jason Schiappa
                                jschiappa@metlife.com
                                ---------------------
                                W - (617) 578-4341

                                SECONDARY CONTACT:
                                Tabitha Brooks
                                Tbrooks1@metlife.com
                                --------------------
                                W - (617) 578-2328

                                INITIAL ESCALATION CONTACT:
                                Allison Troiani
                                atroiani@metlife.com
                                --------------------
                                W - (617) 578-4318
                                C - (781) 929-9763

                                SECONDARY ESCALATION CONTACT:
                                N/A

                                   SCHEDULE C
                                       TO
         ADMINISTRATIVE SERVICES AGREEMENT BETWEEN FIDELITY AND COMPANY
                             DATED November 16, 2009

                                      FEES

This Schedule outlines the administrative and work order fees for FIDELITY and COMPANY regarding the Services provided under this Agreement.

[FEE INFORMATION APPEARS HERE.]

                                   SCHEDULE D
                                       TO
         ADMINISTRATIVE SERVICES AGREEMENT BETWEEN FIDELITY AND COMPANY
                             DATED November 16, 2009

                                   INTERFACES

The following Interfaces will commence on [date], the effective date of this Schedule D

COMPANY TO FIDELITY
-------------------

(A)  INTERFACE / FILE -UV_FIDELITY_VA.TXT AND UV_FIDELITY_VA.TXT.DMY

     DESCRIPTION - Unit Value Or Fund Pricing File for all the Funds made available on the product. Referred to as "Price File" in Schedule B-2

     FORMAT - As Agreed on effective date in the functional/technical specification document ML317 MetLife EFA System UV File for MGGI Product.doc

     FREQUENCY - All Business days

     TIME - By 7:00 PM every day for the same day

(B)  INTERFACE / FILE - POS_FILE_Fidelity_VA.txt and
     POS_FILE_Fidelity_VA.txt.dmy

     DESCRIPTION - Fund Balance File with Fund Balance information on close of Business day

     FORMAT - As Agreed on effective date in the functional/technical specification document

     FREQUENCY - All Business Days

     TIME - By 10:00 AM (will be triggered post trading) on all days for previous business day

FIDELITY TO COMPANY
-------------------

(C)  INTERFACE / FILE - METLIFE_TRADE_YYYYMMDD.TXT and METLIFE_TRADE_TRG_
     YYYYMMDD

     DESCRIPTION - File to provide daily trade related information. Referred to as "EFA Extract" in Schedule B-2

     FORMAT - As Agreed on effective date in the functional/technical specification document ML318_FILI to MetLife Products Trades to EFA System.doc

     FREQUENCY - All Business Days

     TIME - By 7:00 AM on day after all business days

(D) INTERFACE / FILE - METLIFE_BALANCE_YYYYMMDD.TXT and METLIFE_BALANCE_TRG_ YYYYMMDD

     DESCRIPTION - Unit Reconciliation file to reconcile the trade information. Referred to as "EFA Extract" in Schedule B-2FORMAT - As Agreed on effective date in the functional/technical specification document ML319_FILI Daily unit Balance to MetLife EFA System.doc

     FREQUENCY - All Business Days

     TIME - By 7:00 AM on day after all business days

(E)  INTERFACE / FILE - MLI_DLY_ACORDTXN_CCYYMMDD.xml

     DESCRIPTION - Daily Transaction Data File to MetLife SRD. Referred to as "STI Extract" in Schedule B-2

     FORMAT - As Agreed on effective date in the functional/technical specification document Fidelity VA_STI_FAMIS_ACORD_Req V1.17.xls

     FREQUENCY - All Business Days

          .    FILI & MET follows NYSE holidays

     TIME - By 10:00 AM on day after all business days (Note: FILI feeds will be produced for MET on Saturday's for a Friday business day. FAMIS processes will be running on Saturday due to daily, weekly and monthly processing needs, STI files will be processed on Monday night's trail).

(F)  INTERFACE / FILE - MLI_WKY_ACORDPOL_CCYYMMDD.xml

     DESCRIPTION - Weekly Snapshot of Client and Policy Data. Referred to as "FAMIS Extract" in Schedule B-2

     FORMAT - As Agreed on effective date in the functional/technical specification document Fidelity VA_STI_FAMIS_ACORD_Req V1.17.xls

     FREQUENCY - Weekly capturing data as of the end of Last Business Day of the week

          .    FILI & MET follows NYSE holidays.

     TIME - By 10:00 AM on day after last business day of the week (Calendar day after the last business day of Week).

(G)  INTERFACE / FILE - MLI_MTH_ACORDPOL_CCYYMMDD.xml

     DESCRIPTION - Monthly Snapshot of Client and Policy Data. Referred to as "FAMIS Extract" in Schedule B-2

     FORMAT - As Agreed on effective date in the functional/technical specification document Fidelity VA_STI_FAMIS_ACORD_Req V1.17.xls

     FREQUENCY - Monthly capturing data as of the end of Last Business Day of the Month

          .    FILI & MET follows NYSE holidays.

     TIME - By 10:00 AM on day after the last business day of every month. (Calendar day after the last business day of Month).

                                   SCHEDULE E
                                       TO
         ADMINISTRATIVE SERVICES AGREEMENT BETWEEN FIDELITY AND COMPANY
                             DATED November 16, 2009

                             CHANGE CONTROL REQUEST

This form will be used for either party to request a change to the Product, Services, or method in which the Services are delivered. As soon as practical after receipt by the other Party of the Change Control Request, the parties shall discuss whether such changes may be made, timing of enacting the changes, and what modifications to the terms, conditions, and pricing of the Master Services Agreement would be appropriate to effect the changes.

COMPANY will complete the form. FIDELITY will provide an estimate for the work. COMPANY will sign the form by an authorized individual listed on Schedule B-3.

                             CHANGE CONTROL REQUEST

DESCRIPTION OF PRODUCT, SERVICE, OR SERVICE DELIVERY CHANGE

REASON FOR THE CHANGE

EXPECTED IMPACT TO THE OTHER PARTY

DESIRED TIMEFRAME

REASON FOR DESIRED TIMEFRAME

ESTIMATE FOR THE WORK OR CHANGE TO FEES (TO BE COMPLETED BY FIDELITY)

AUTHORIZED APPROVAL (TO BE COMPLETED BY COMPANY):

-----------------------------------------
Name

-----------------------------------------
Signature

-----------------------------------------
Date

                                   SCHEDULE F
                                       TO
         ADMINISTRATIVE SERVICES AGREEMENT BETWEEN FIDELITY AND COMPANY
                             DATED November 16, 2009

                                WORK REQUEST MEMO

This form will be used for COMPANY to request a work effort from FIDELITY that is limited in duration, is not considered to be within the scope of Services and does not constitute a change to Services. Work completed under this Work Request will be billed on a time and materials basis according to the rates in Schedule C.

COMPANY will complete the form. FIDELITY will provide an estimate for the work. COMPANY will sign the form by an authorized individual listed on Schedule B-3.

                                WORK REQUEST MEMO

DESCRIPTION OF WORK REQUESTED (TO BE COMPLETED BY COMPANY)

DATE NEEDED BY (TO BE COMPLETED BY COMPANY)

REASON FOR THE WORK (TO BE COMPLETED BY COMPANY)

ESTIMATE FOR THE WORK (TO BE COMPLETED BY FIDELITY)

AUTHORIZED APPROVAL (TO BE COMPLETED BY COMPANY):

-----------------------------------------
Name

-----------------------------------------
Signature

-----------------------------------------
Date

                                   SCHEDULE G
                                       TO
      ADMINISTRATIVE SERVICES AGREEMENT BETWEEN FIDELITY AND COMPANY DATED
                                November 16, 2009

                       FIDELITY BUSINESS PRACTICE POLICIES

CONTENTS

1035 Paperwork Process...................................................     4
1099-R Form..............................................................     7
5498 Form................................................................     9
Active to Free Look Status Changes.......................................    11
Address Changes..........................................................    12
Administrator Changes....................................................    17
Annual and Semi-Annual Report Mailing....................................    19
Annuitant Changes........................................................    21
Annuitization............................................................    24
Annuity Annual Statement.................................................    28
Application Fulfillment..................................................    30
Beneficiary Changes......................................................    32
Check Acceptance Policy..................................................    35
Complaint Procedures.....................................................    37
Confirmation Letter vs. Amendment........................................    43
Cost Basis...............................................................    49
Cost Basis Follow Up.....................................................    53
Customer Authentication..................................................    56
Customer ID..............................................................    59
Date of Birth Correction.................................................    62
Death Benefits...........................................................    64
Death Claims - Deferred..................................................    70
Divorce Claims - Deferred................................................    75
Duplicate Contracts......................................................    78
Exchanges................................................................    80
Free Look Request Process................................................    83
Gain/Loss Calculations...................................................    90
IRL License Verification.................................................    92
Legal Documents Acceptance Criteria......................................    94
Limited Power of Attorney................................................   105
Maturity Dates...........................................................   107
MetLife Growth and Guaranteed Income Annuity.............................   108
Monetary NIGO Transactions...............................................   111
Name Changes.............................................................   113
NIGO Application Resolution Time Frames..................................   116
NIGO Processing..........................................................   118
Ownership Changes........................................................   124
Paperwork Review Policy..................................................   129
Phone Number Changes.....................................................   131
PIN Set Up...............................................................   132
Power of Attorney........................................................   134
Problems Received by Phone...............................................   137
Prospectus - Annual......................................................   141
Proxy....................................................................   144
Returned Deposited Checks................................................   146
Revised Annuity Profile Statements.......................................   147

--------------------------------------------------------------------------------
                                                                          Page 2

Sales Representative Licensing...........................................   149
Statement Cycles and Confirmation Mailings...............................   153
Stop Payment Requests....................................................   155
Surrenders...............................................................   156
Systematic Withdrawal Program - FGGI/MGGI................................   158
Tax Forms & Mailing Dates................................................   169
Transaction Disputes.....................................................   173
Transfer Premium - FGGI..................................................   178
Trust Accounts...........................................................   179
Wires....................................................................   182
Withdrawals - Deferred...................................................   185
Year End and Tax Reporting Mailings......................................   194

--------------------------------------------------------------------------------
                                                                          Page 3

1035 PAPERWORK PROCESS

The 1035 paperwork is the process of transferring an Annuity product from another financial institution to Fidelity Investments Life Insurance Company
(FILI). Clients can transfer 1035 funds into Fidelity Income Advantage (FIA) and Fidelity Freedom Lifetime Income(FFLI), Fidelity Guaranteed Income Annuity
(FGIA), Fidelity Personal Retirement Annuity (FPRA), and Retirement Reserves.

POLICIES                            PROCEDURES

                                       .   Accessing XTRAC Work Items
                                           --------------------------
                                       .   Entering Contract Information in the
                                           ------------------------------------
                                           Application Work Item
                                           ---------------------
                                       .   Validating the Paperwork
                                           ------------------------
                                       .   Entering the Sales Representative
                                           ---------------------------------
                                           Information in XTRAC
                                           --------------------
                                       .   Completing the IGO Application XTRAC
                                           ------------------------------------
                                           Work Item
                                           ---------
   .   Late Trading Rules              .   Sending the Transfer Request to the
       ------------------                  -----------------------------------
   .   Guidelines                          Contra Company
       ----------                          --------------
   .   Confirmation Notice             .   Completing the NIGO Application XTRAC
       -------------------                 -------------------------------------
   .   NIGO Check Time Requirement         Work Item
       ---------------------------         ---------
   .   EFILI Requirements              .   Entering Contract Information in the
       ------------------                  ------------------------------------
   .   Monetary NIGO Transactions          Check Work Item
       --------------------------          ---------------
                                       .   Validating the Check Paperwork
                                           ------------------------------
                                       .   Linking the Check Work Item to the
                                           ----------------------------------
                                           Application Work Item
                                           ---------------------
                                       .   Creating a Cost Basis Work Item
                                           -------------------------------
                                       .   Completing the IGO Check XTRAC Work
                                           -----------------------------------
                                           Item
                                           ----
                                       .   Requesting a Check Pull
                                           -----------------------
                                       .   Notifying the Sales Representative of
                                           -------------------------------------
                                           the NIGO Work Item
                                           ------------------
                                       .   Completing the NIGO Check XTRAC Work
                                           ------------------------------------
                                           Item
                                           ----
                                       .   Returning the Check to the Contra
                                           ---------------------------------
                                           Company
                                           -------

LATE TRADING RULES

                                                                             top
                                                                             ---

Under Rule 22c-1 under the Investment Company Act of 1940, as amended (1940
Act), FILI/EFILI must process financial transactions (additional/initial payments, exchanges, withdrawals and surrenders) by the 4:00 p.m. ET cut-off time.

     .    Trades must be processed at the next market close.

     . Trades requested on or after 4:00 p.m. ET will be priced for the next market close.

          NOTE: The 1035 paperwork process is similar to issuing a new contract for the same product. For example, if a client is transferring (1035) an existing annuity into FIA, some of the 1035 steps are already documented in the Issuing a Fidelity Income Advantage Contract.
                            --------------------------------------------

--------------------------------------------------------------------------------
                                                                          Page 4

GUIDELINES

                                                                             top
                                                                             ---

The following guidelines apply to the 1035 paperwork process.

     . The 1035 representative owns the Not in Good Order (NIGO) process (the NIGO items are not sent to Priority Services).

     . All In Good Order (IGO) 1035 paperwork is mailed to the transferring company no later than one business day after it is Series 8 approved.

     .    The Absolute Assignment Form must be completed prior to sending the
              ------------------------
          paperwork to the transferring company. Determine if the paperwork is NIGO.

     . Some companies require a "wet signature" on the Letter of Acceptance. A wet signature is a signature that is required to be obtained from a designated FILI Vice President or Senior Vice President. There are four Senior FILI Officers authorized to sign the Letter of Acceptance. Check with a manager if a wet signature is necessary.

CONFIRMATION NOTICE

                                                                             top
                                                                             ---

A confirmation notice of the FPRA issue is sent automatically to the owner upon completion of the procedure.

NIGO CHECK TIME REQUIREMENT

                                                                             top
                                                                             ---

If for any reason a check Work Item is NIGO, a check pull must be entered by 4:00 PM EST to prevent the check from being deposited.

EFILI REQUIREMENTS

                                                                             top
                                                                             ---

Regulation 60 requirements apply only to EFILI contracts issued to clients with an address in the state of New York. In addition to the following procedures, for EFILI contract applications, ensure that the following steps are taken:

     1.   Verify annuity contract registrations are Like for Like.

     2. Review the paperwork requirements: if any of these are missing, the application is NIGO:

               .    Insurance Department of the State of New York Disclosure
                    --------------------------------------------------------
                    Statement including the Cost Comparison of the Empire
                    ---------
                    Variable Annuity (EVA) and Empire Fidelity Personal Retirement Annuity (EFPRA) provided by the Reg. 60 calculator.

               .    Insurance Department of the State of New York Definition of
                    -----------------------------------------------------------
                    Replacement Form
                    ----------------

--------------------------------------------------------------------------------
                                                                          Page 5

               .    Insurance Department of the State of New York Important
                    -------------------------------------------------------
                    Notice Regarding Replacement or Change of Life Insurance
                    --------------------------------------------------------
                    Policies or Annuity Contracts
                    -----------------------------

               .    EFPRA Conversion Application
                    ----------------------------

               .    Empire Fidelity Personal Retirement Contract Change Form
                    --------------------------------------------------------

               .    Sales Material Checklist: Include with paperwork sent to
                    ------------------------
                    client and as a back up, retain a copy in Salt Lake City.

          NOTE: The Absolute Assignment Form has been incorporated into the FPRA Conversion Application. Authorization to obtain information is not required.

--------------------------------------------------------------------------------
                                                                          Page 6

1099-R FORM

The 1099-R is an Internal Revenue Service (IRS) form sent to clients that details taxation on withdrawals from their annuity or life policy during the year. The policies and procedures below describe the specifics of the 1099-R Form.

POLICIES                                 PROCEDURES

   .   Key Information
       ---------------
   .   Disbursement Distribution Codes      .   Disbursements
       -------------------------------          -------------
   .   Frequently Asked Questions           .   Taxport
       --------------------------               -------
   .   Tax Forms and Mailing Dates          .   1099-R Corrections
       ---------------------------              ------------------
   .   Understanding Form 1099-R
       -------------------------

COMPLIANCE NOTE: Representatives are prohibited from providing advice or recommendations, including tax advice. Representatives must limit their conversations to Fidelity approved tools and training. Clients seeking tax advice should consult with a tax advisor. Refer to the Tax Advice topic for
                                                       ----------
additional information.

KEY INFORMATION

                                                                             top
                                                                             ---

The 1099-R Form provides a complete list of the following:

     . All disbursements from a Fidelity Investments Life Insurance (FILI) contract(s), including withdrawals, surrenders, free looks, death claims, and annuity payments

     .    Total distribution amount

     .    Taxable distribution amount

          NOTE: 1099-R Forms are sent out at the contract level. If a client has more than one FILI Annuity Contract, they will receive multiple 1099-R Forms. 1099R's are not generated for FGIA beneficiaries if the amount received is not taxable.

DISBURSEMENT DISTRIBUTION CODES

                                                                             top
                                                                             ---

When funds are withdrawn, the Internal Revenue Service (IRS) labels the funds with a Distribution Code based on an individual's age and circumstances. This code is used to calculate taxes on the withdrawal. It is uncommon for a representative to change a Distribution Code.

--------------------------------------------------------------------------------
                                                                          Page 7

DISTRIBUTION
CODE           DESCRIPTION
------------   -----------------------------------------------------------------
      1        Early distribution, no known exception (in most cases, under age
               59 1/2).
      2        Early distribution, exception applies (under age 59 1/2).
      3        Disability.
      4        Death.
      5        Prohibited transaction.
      6        Section 1035 exchange (a tax-free exchange of life insurance, annuity, or endowment contracts).
      7        Normal distribution.
      8        Excess contributions plus earnings/excess deferrals (and/or earnings) taxable in 2008.
      9        Cost of current life insurance protection.
      A        May be eligible for 10 year tax option (see Form 4972).
      B        Designated Roth account distribution.
      C        Excess contributions plus earnings/excess deferrals taxable in
               2008.

FREQUENTLY ASKED QUESTIONS

                                                                             top
                                                                             ---

Refer to the table below when responding to client inquiries:

QUESTIONS                   SAMPLE LANGUAGE
--------------------------  ----------------------------------------------------
Why did I get two           There are several reasons you could have received
separate 1099-R Forms from  two separate 1099-R Form from Fidelity. It is
Fidelity?                   possible that what's known as your 'distribution
                            code' changed during the year. For example, if you took a withdrawal before turning 59 1/2 and also took a withdrawal after that, you would receive one
                            1099-R Form for the first withdrawal coded as an early distribution and a second 1099-R Form and different code indicating a normal distribution."

I transferred my            Although a 1035 exchange is a non-taxable event, it
Prudential annuity to       still needs to be reported to the IRS on a 1099-R
Fidelity last year and its  Form. Box 2a displays a taxable amount of $0.00. Box
showing up on my 1099-R     7, which displays the distribution code, should have
Form. I thought that was    a 6, which is the code for a 1035 exchange.
a tax-free exchange.

Should I receive a 1099-R   A 1099-R Form is not sent unless a distribution,
Form if I did not take a    collateral assignment, or change of ownership
distribution                occurs.
in the preceding year?

Is the taxable portion of   No. Box 2a displays the taxable portion of
my total disbursement       disbursements made during the year.
displayed in the Total
Gross Distribution (Box 1)
field?

--------------------------------------------------------------------------------
                                                                          Page 8

5498 FORM

The 5498 is an Internal Revenue Service (IRS) form mailed to clients who have made payments to or rolled over IRA or qualified plan assets in the preceding year. The 5498 documents the amount contributed to or rolled over from a qualified retirement plan (via a Direct or 60-Day Rollover) or Individual Retirement Account (IRA) into a Fidelity Investments Life Insurance (FILI) contract. The qualified plan can be held at Fidelity or can be external. The information is reported to the IRS to offset corresponding 1099-R Form for receipt of income. The policies and procedures below describe the specifics of the 5498 Form.

POLICIES                            PROCEDURES

   .   Key Information
       ---------------
   .   Frequently Asked Questions      .   Payment Source
       --------------------------          --------------
   .   Tax Forms and Mailing Dates     .   5498 Corrections
       ---------------------------         ----------------

COMPLIANCE NOTE: Representatives are prohibited from providing advice or recommendations, including tax advice. Representatives must limit their conversations to Fidelity approved tools and training. Clients seeking tax advice should consult with a tax advisor. Refer to the Tax Advice topic for
                                                       ----------
additional information.

KEY INFORMATION

                                                                             top
                                                                             ---

The 5498 Form provides a complete list of the following:

   .  Traditional IRA contribution in preceding year

   .  Rollover amount to an IRS in preceding year

   .  Fair market value of rolled over assets at year end

FREQUENTLY ASKED QUESTIONS

                                                                             top
                                                                             ---

Refer to the table below when responding to client inquiries:

QUESTIONS                        SAMPLE LANGUAGE
-----------------------------    ---------------------------------------------------------------------------------------
Why did I receive this 5498      Fidelity mails 5498 Form to any client who made an IRA contribution or rolled over
Form?                            qualified plan assets into a FILI annuity contract in the preceding year.

I have a qualified deferred      A 5498 Form is only sent on annuity contracts which received a contribution or rolled
annuity with your company and    over assets during the prior calendar year. Since you

--------------------------------------------------------------------------------
                                                                          Page 9

did not receive a 5498 Form -    did not have any contributions to your annuity, you will not be receiving a 5498 Form.
why not?                         You can refer to your Annuity Annual Statement to obtain the balance of your qualified annuity.

I completed a 1035 exchange      A 5498 Form is sent to clients who contributed assets into a qualified annuity but not
this past year. Am I going to    sent to clients who complete a 1035 exchange. A 1035 Exchange is used to move
receive a 5498 Form?             non-qualified annuity assets from one insurance company to another. A 1099-R Form is sent by the insurance company which moved the assets to the second company. This 1099-R
                                 Form should report a taxable amount of $0.00 with a distribution code of 6 (1035
                                 Exchange).

I completed a Transfer of        A 5498 Form is not sent to clients who complete a TOA, which is a direct trustee to
Assets (TOA) this past year. Am  trustee transfer. The IRS does not require reporting of a TOA on a 5498 Form. Clients
I going to receive a 5498 Form?  will receive a Annuity Annual Statement, which reports the year-end balance of any qualified deferred annuity. A 5498 Form will be sent to clients who take possession of qualified assets and complete a rollover, or move assets via a direct rollover from a qualified employer sponsored plan into an IRA annuity."

--------------------------------------------------------------------------------
                                                                         Page 10

ACTIVE TO FREE LOOK STATUS CHANGES

The policies and procedures below describe how to change a contract status in AdminServer.

POLICIES                          PROCEDURES

   .   Status Change Guidelines      .   Changing Contract Status
       ------------------------          ------------------------
   .   Access Requirements
       -------------------

STATUS CHANGE GUIDELINES

                                                                             top
                                                                             ---

Change the status of a contract:

     . From Active to Free Look when a client is Free Looking an active contract due to delayed paperwork or an incorrectly determined Free Look date due to error, a non business day, or overriding state requirements.

     . To update the cost basis on a surrendered contract if within the same tax year.

     .    To Pending Issue in order to add a joint annuitant.

ACCESS REQUIREMENTS

                                                                             top
                                                                             ---

Only Priority Service managers and team leaders with Ops Super DISB or Ops Super EFT access can change contract status.

--------------------------------------------------------------------------------
                                                                         Page 11

ADDRESS CHANGES

The policies and procedures below describe how to change a client's mailing and legal address.

POLICIES                                PROCEDURES

                                           .   Access XTRAC Work Items
                                               -----------------------
                                           .   NONFIN/ADDCH Work Items
                                               -----------------------
   .   Authorized Roles                    .   FGIA Contracts
       ----------------                        --------------
   .   Authorized Representatives          .   Paperwork Verification
       --------------------------              ----------------------
   .   Guidelines                          .   Owner Verification
       ----------                              ------------------
   .   Time Frames                         .   Client History
       -----------                             --------------
   .   Transaction Channels                .   Address Changes
       --------------------                    ---------------
   .   USPS Guidelines                     .   State Withholding
       ---------------                         -----------------
   .   P.O. Boxes                          .   Same Day Corrections
       ----------                              --------------------
   .   Contract Redemptions                .   Work Item Resolution
       --------------------                    --------------------
   .   FIA with Liquidity Redemptions      .   Work Item Status Changes
       ------------------------------          ------------------------
   .   Confirmation Notice                 .   Returned Mail
       -------------------                     -------------
                                           .   RPO Periodic Search
                                               -------------------

AUTHORIZED ROLES

                                                                             top
                                                                             ---

The client roles authorized to change an address on an existing contract are:

     .    Owner

     .    Joint Owner

     .    Trustee (if the contract is owned by a Trust)

     .    Custodians (if the contract is an Uniform Gifts to Minors (UGMA))

     .    Power of Attorney (POA).

     . A Limited Power of Attorney (LPOA) cannot change the Owner's address. The LPOA can only change his or her own address.

AUTHORIZED REPRESENTATIVES

                                                                             top
                                                                             ---

Fidelity Investments Life Insurance (FILI) accepts address changes from the following representatives without the client on the phone:

     . Upon Team Leader or Manager approval, Fidelity Premium Service representatives

     .    Private Access (PA) representatives

--------------------------------------------------------------------------------
                                                                         Page 12

     .    FILI Relationship Managers

Refer to the Who's Who Search topic for more information on representative
             ----------------
verification.

GUIDELINES

                                                                             top
                                                                             ---

Addresses mainly impact tax withholding and mailings. Refer to the following guidelines when changing an address:

     . It is important to determine whether the default tax withholding is set to the appropriate address type (Legal vs. Mailing). This is especially important in converted contracts.

     . For tax withholding, the default is the Legal address. Clients can also use the mailing address for tax withholding purposes if it exists.

     . For mailings, ARK first checks for an active mailing address. If it exists, all mailings are sent to this address.

     . If there is no active Mailing address, then the Legal address is used. The default Legal address is the result of a business rule, not because of a default in ARK. ARK does not automatically default to Legal if there are multiple addresses on the contract.

     . If the address change is to the client's state and the address is the default address for tax withholding, ARK automatically updates tax withholdings if applicable.

     . If the default tax withholding is set to the wrong address type (Legal vs. Mailing), it can change the client's tax withholding amounts.

TIME FRAMES

                                                                             top
                                                                             ---

Address changes are updated immediately in ARK. However, a same day withdrawal request must be processed after the address change. No more than $10,000.00 can be sent within 15 days of an address change. Call the Help Desk for any exceptions to the amount.

For time frames on Fidelity Income Advantage contracts, proceed to FIA with Liquidity Redemptions.

TRANSACTION CHANNELS

                                                                             top
                                                                             ---

Address changes can be requested over the phone or in writing. The table below lists common address change requests and whether the request can be completed by phone or if the request must be done in writing.

--------------------------------------------------------------------------------
                                                                         Page 13

TYPES OF ADDRESS CHANGE                                              PHONE                    IN WRITING
-------------------------------------------------------------------  -----------------------  ----------
Street to a street address                                           Yes                      Yes
P.O. Box to a street address                                         Yes                      Yes
Domestic to a foreign address                                        Yes                      Yes
Rural Route address - a Rural Route number followed by a Box number
(For example: RR 3 Box 49)                                           Yes, considered to be a  Yes
                                                                     physical address.
APO (military) to a street or another APO (military) address         Yes                      Yes
Street to a P.O. Box                                                 Yes                      Yes
P.O. Box to a P.O. Box                                               Yes                      Yes
Foreign to a domestic address                                        No                       Yes
Foreign to foreign address                                           No                       Yes

NOTE: If an address change must be requested in writing, remind the client that all contract Owners must adhere to the policies herein.

Clients and POA's can request an address change through an Annuity Service representative, with a Letter of Instruction (LOI), an Annuity Service Change of
                                                       -------------------------
Mailing Address Form, or one of the following Contract Change Forms:
--------------------

     .    Income Annuity Contract Change Form
          -----------------------------------

     .    Fidelity Retirement Reserves Contract Change Form - FILI
          --------------------------------------------------------

     .    Empire Retirement Reserves Contract Change Form - EFILI
          -------------------------------------------------------

     .    Fidelity Personal Retirement Annuity Contract Change Form
          ---------------------------------------------------------

Additional forms are located on the FILI Sales Center and on Fidelity.com. A
                                    -----------------
LOI, an Annuity Service Change of Mailing Address Form, or a Contract Change Form must include:

     . Name and signature of the contract Owner requesting the change to his or her address.

     .    The new address.

NOTE: A Signature Guarantee on a form or an LOI is not required for an address change. Refer to the Signature Guarantee Policy for more information.
                     --------------------------

If the client has both a Personal and Workplace Investing (PWI) account and FILI contract, changing the address on the PWI account also changes the address on the FILI contract. FILI contract updates are complete within 3 business days after a client submits a request to update his or her PWI information. If the client does not want the PWI change to update FILI contract information, the synchronization option needs to be declined at the time of their request. PI representatives uncheck the SYNCHRONIZE WITH FILI box if they do not want to update the FILI address.

--------------------------------------------------------------------------------
                                                                         Page 14

NOTE: An address update received through the Integrated Customer Systems (ICS) feed can be confirmed by reviewing the client history in ARK. It does not appear as a new address under client address.

USPS GUIDELINES

                                                                             top
                                                                             ---

In order for the automated equipment at the United States Postal Service (USPS) to read an address properly, the format below must be adhered to. Any deviation causes the scanner to reject the mail piece for manual sorting. The automated equipment reads from the bottom, up. Refer to the table below for address guidelines:

DO:                                      DO NOT:
---------------------------------------  ---------------------------------------
   .  Place directional information,        .  Do not abbreviate street names.
      such as Suite or Apt. #, N, NW,       .  Do not add a space or a hyphen
      SE, ETC., on the same line as the        between a street number and a
      street.                                  directional. Example:
   .  Follow this format:                         .  Correct: 12A Elm St.
         .  Non-Address Data                      .  Incorrect:12-A
         .  Attention Line (if                    .  Incorrect: 12 A
            applicable)
         .  Name of Recipient
         .  Delivery Address (Include
            Directional's)
         .  City State Zip+4

CONTRACT REDEMPTIONS

                                                                             top
                                                                             ---

The following redemption restrictions apply to qualified and non-qualified contacts:

     . Clients who request redemptions of $10,000 or more within 15 days after an address change must provide a Deferred Variable Withdrawal
                                                 ----------------------------
          Request Form or Letter of Instruction, and a Signature Guarantee.
          ------------

     . If a client is redeeming $10,000 or less and is also changing his or her address, the withdrawal can be processed the current day.

     . Clients cannot call each day to redeem another $10,000. This amount is the cumulative total within the time frame. To redeem larger dollar amounts, clients must submit a signature-guaranteed letter of instruction or a Deferred Variable Withdrawal Request Form. Enforce
                           -----------------------------------------
          this policy strictly to protect the client against fraud.

          NOTE: If the client submits a forwarding address to the USPS, withdrawal checks are returned to Fidelity and then forwarded to the new address. Set an expectation with the client that there may be a delay in receiving forwarded checks or mail.

--------------------------------------------------------------------------------
                                                                         Page 15

CONFIRMATION NOTICE

                                                                             top
                                                                             ---

If the address change is made as a result of a client or POA request, a Revised Annuity Profile Statement (RAPS) is created and automatically sent to both the old and new addresses. Changes made to correct a representative's error during entry do not generate a RAP.

--------------------------------------------------------------------------------
                                                                         Page 16

ADMINISTRATOR CHANGES

An administrator is an individual designated by the owner of the contract to receive statements and confirmations regarding accounts. The policies and procedures below describe the process for changing an administrator on an annuity contract.

POLICIES                                               PROCEDURES
                                                       .   Accessing XTRAC Work Items
                                                           --------------------------
                                                       .   Transferring the Contract in XTRAC
                                                           ----------------------------------
     .   Individuals Eligible to Change Administrator  .   Verifying the Paperwork
         --------------------------------------------      -----------------------
     .   Restrictions                                  .   Changing the Administrator in ARK
         ------------                                      ---------------------------------
     .   Administrator Change Form                     .   Terminating an Administrator Role in ARK
         -------------------------                         ----------------------------------------
     .   Letter of Instruction                         .   Viewing Terminated Roles in ARK
         ---------------------                             -------------------------------
     .   Confirmation Notice                           .   Same Day Corrections
         -------------------                               --------------------
     .   Legal Documents Acceptance Criteria           .   Viewing Role Change History in ARK
         -----------------------------------               ----------------------------------
                                                       .   Changing the Work Item Status
                                                           -----------------------------

INDIVIDUALS ELIGIBLE TO CHANGE ADMINISTRATOR

                                                                             top
                                                                             ---

An administrator can receive statements and confirmations concerning the account, only. An individual or company can be set up as an Administrator on any product. Individuals who are eligible to change an administrator on an existing contract are:

     .    Owner

     .    Joint owner

     .    Trustee (if the contract is owned by a trust)

     .    Custodians (if the contract is an UGMA account)

     .    POA (An LPOA does not have the authorization)

RESTRICTIONS

                                                                             top
                                                                             ---

Restrictions for adding or changing an administrator are as follows:

     .    Changes to administrators cannot be made over the phone.

     . To make administrator role changes, contract owners must submit the Annuity Services Duplicate Statement Request Form or submit a letter
          -------------------------------------------------
          of instruction.

     . A client is not allowed to be assigned the same role more than once for a given date.

--------------------------------------------------------------------------------
                                                                         Page 17

ADMINISTRATOR CHANGE FORM

The contract owner can submit the Annuity Services Duplicate Statement Request
                                  --------------------------------------------
Form on Fidelity.com with an electronic signature. If the paper form is
----    ------------
submitted, the signatures of all contract owners are required.

LETTER OF INSTRUCTION

                                                                             top
                                                                             ---

A Letter of Instruction (LOI) must include:

     .    Administrator role changes must be requested in writing.

     .    Applicable contract number(s)

     .    Signatures from all contract owners

The LOI must be submitted to the Annuity Service Center.
                                 ----------------------

CONFIRMATION NOTICE

                                                                             top
                                                                             ---

Confirmation of the administrator change is automatically sent to the owner upon completion of the procedure.

--------------------------------------------------------------------------------
                                                                         Page 18

ANNUAL AND SEMI-ANNUAL REPORT MAILING

Contract owners of a variable (annuity or life) product are required to receive updated annual and semiannual fund reports for each of the funds he or she owns on the fund fiscal year and semi year end. FILI/EFILI owners hold mutual funds via his or her contracts. The following policies and procedures describe the process for report mailing from the update of the report content through the delivery to clients and web distribution channels.

POLICIES                            PROCEDURES

                                       .   Process Maps
                                           ------------
   .   Timeframe                       .   Reconciliation Checklist
       ---------                           ------------------------
   .   SIPOC                           .   Project Plan
       -----                               ------------
   .   Roles and Responsibilities      .   Operational Procedures
       --------------------------          ----------------------

TIMEFRAME

                                                                             top
                                                                             ---

The annual or semi-annual reports must begin being transmitted to shareholders within 60 days of the fiscal year or semi year end.

SIPOC

                                                                             top
                                                                             ---

A SIPOC is a six sigma tool that is used to look at a process in seven steps or less. It allows a user to view at a high level the

     .    S (Suppliers)
     .    I (Inputs)
     .    P (Process)
     .    O (Outputs)
     .    C (Customers)

SIPOC can be used to target specific areas of improvement. Refer to the Report
                                                                        ------
Annual-Semi Annual SIPOC topic for further information.
------------------------

--------------------------------------------------------------------------------
                                                                         Page 19

ROLES AND RESPONSIBILITIES

                                                                             top
                                                                             ---

The Legal Mailings Roles and Responsibilities matrix outlines at a high level
    -----------------------------------------
each functional group involved in the process and their primary responsibilities. In addition, it contains direct contact names for each functional group.

--------------------------------------------------------------------------------
                                                                         Page 20

ANNUITANT CHANGES

The annuitant is the person designated by the contract owner, upon whose life annuity payments is based. Owners can change the annuitant only on an existing FPRA contract. Annuitant change requests are completed in writing. The request for the change is initiated often over the phone. Annuitant changes are not allowed on NRR contracts. The policies and procedures below describe the process for making ownership changes on annuity contracts.

POLICIES                                     ANNUITY SERVICE PROCEDURES

   .   Eligibility                              .   Verifying the Annuitant Information in ARK
       -----------                                  ------------------------------------------
   .   Annuitant Change Types                   .   Creating a Form Request Work Item
       ----------------------                       ---------------------------------
   .   Annuitant Change Restrictions
       -----------------------------
   .   Confirmation Notice                   OPERATIONS PROCEDURES
       -------------------
   .   FPRA Annuitant Guidelines                .   Accessing XTRAC Work Items
       -------------------------                    --------------------------
   .   NRR Annuitant Guidelines                 .   Transferring the Owner Change Work Item
       ------------------------                     ---------------------------------------
   .   FGGI Guidelines                          .   Verifying the Paperwork
       ---------------                              -----------------------
   .   FIA and FFLI Guidelines                  .   Changing the Annuitant in ARK
       -----------------------                      -----------------------------
   .   Legal Documents Acceptance Criteria      .   Assigning an Annuitant to an Existing Client
       -----------------------------------          --------------------------------------------
                                                .   Assigning Annuitant to a New Client
                                                    -----------------------------------
                                                .   Same Day Corrections
                                                    --------------------
                                                .   Terminating an Annuitant Role in ARK
                                                    ------------------------------------
                                                .   Viewing Terminated Roles in ARK
                                                    -------------------------------
                                                .   Viewing Role Change History in ARK
                                                    ----------------------------------
                                                .   Changing the Work Item Status
                                                    -----------------------------

ELIGIBILITY

                                                                             top
                                                                             ---

Individuals who are eligible to add, remove or change an annuitant on an existing FPRA contract include:

     .    Owner

     . A full power of attorney (POA); a limited power of attorney (LPOA) cannot change the annuitants on a contract.

     .    Trustee, if the owner is a trust.

The ability to add, remove or change an annuitant is subject to the Annuitant
                                                                    ---------
Change Restrictions.
-------------------

--------------------------------------------------------------------------------
                                                                         Page 21

ANNUITANT CHANGE TYPES

                                                                             top
                                                                             ---

The types of annuitant changes that are allowed include:

     .    Individual annuitant to individual

     .    Individual annuitant to joint annuitant

     .    Joint annuitant to individual annuitant

ANNUITANT CHANGE RESTRICTIONS

                                                                             top
                                                                             ---

The following restrictions apply to annuitant changes:

     .    The annuitant can be changed only on FPRA accounts

     . The annuitant can be changed only during the deferred phase of the contract. Once the contract is annuitized (in pay-out mode), the annuitant cannot be changed.

     .    There can never be more than two annuitants on a contract at one time.

     . If the contract is owned by a Trust, the annuitant cannot be changed and a second annuitant cannot be added before the Annuity Date.

     .    Notification of an annuitant change must be received by the Annuity
                                                                      -------
          Services Center at least 30 days before the annuity date.
          ---------------

     . Requests for a change of annuitant must be made in writing and come directly from the owner or full power of attorney (POA).

     . Changes to annuitants cannot be processed by Annuity Service representatives.

     .    For all annuitants, the following information is required:

               . Social Security number (SSN) or Taxpayer Identification number (TIN)

               .    Gender

               .    Date of Birth

               .    Address (legal or mailing)

               .    Relationship (FGGI only)

     .    Only individuals can be assigned the annuitant role.

     . There cannot be more than one primary and one joint annuitant on a contract at the same time.

CONFIRMATION NOTICE

                                                                             top
                                                                             ---

A confirmation notice is automatically sent to the owner/POA if the change is made as a result of a client request. Changes made to correct a representative's error during entry will have to suppress the confirmation notice so it is not sent to the owner/POA, unless confirmation of the change must be sent.

--------------------------------------------------------------------------------
                                                                         Page 22

FGGI GUIDELINES

                                                                             top
                                                                             ---

For FGGI contracts where the owner is an individual, the annuitant must be the primary owner and the joint annuitant must be the joint owner. Both must be spouses. An annuitant cannot be changed, added, or removed after the Contract Date unless the removal is pursuant to a court order. If the owner is a trust, then the annuitant must be the grantor of the trust.

--------------------------------------------------------------------------------
                                                                         Page 23

ANNUITIZATION

Annuitization is the process of converting a Deferred Annuity into a lifetime income stream. In the case of a Period Certain Annuity, income payments can be designated for a specified number of years. The income payment is taken from both principal and earnings. The client then begins to receive an income stream. The contract is no longer in the accumulation phase. The policies and procedures below describe how to process an annuitization on a Deferred Annuity contract.

POLICIES                                  PROCEDURES
                                                .   Annuitization Information in ARK
                                                    --------------------------------
   .    Contract Status                         .   Maturity Date
        ---------------                             -------------
   .    Annuitization Guidelines                .   PHONE Work Items
        ------------------------                    ----------------
   .    Annuitization vs. Partial Withdrawal    .   Access XTRAC Work Items
        ------------------------------------        -----------------------
   .    Distribution Options                    .   Annuitization Work Items
        --------------------                        ------------------------
   .    Contract Types                          .   Paperwork Verification
        --------------                              ----------------------
   .    Exclusion Ratio                         .   AnnuitizationStart Activity
        ----------------                            ---------------------------
   .    Permissible Changes                     .   Disbursement Method Change Activity
        -------------------                         -----------------------------------
   .    Legal Documents Acceptance Criteria     .   Same Day Corrections
        -----------------------------------         --------------------
                                                .   Work Item Status Changes
                                                    ------------------------

CONTRACT STATUS

                                                                             top
                                                                             ---

Annuitization is irreversible, once the contract is past the Free Look period. The Fidelity Investments Life Insurance (FILI) Operations department sends a letter to the owner one month prior to the maturity date.

ANNUITIZATION GUIDELINES

                                                                             top
                                                                             ---

Contracts cannot be annuitized during Free Look periods. Refer to the table below for a listing of allowable/non-allowable contract activities.

ALLOWED                                                 NOT ALLOWED
-----------------------------------------------------   -----------------------------------------------------------------
   .   Providing the Exclusion Ratio                       .  Changing the Benchmark Rate of Return (BRR), the Annuity
   .   Locating the Maturity Date                             Option, or the Allocation between Fixed and Variable income
   .   Transfers among Funds (with variable products)      .  Withdrawals from or Surrender of the contract
   .   Beneficiary Changes (except for Fidelity            .  Additional purchases into the contract
       Personal Retirement Annuity (FPRA) contracts        .  Quoting a Contract Value after Annuitization
       where beneficiaries become the estate of the
       annuitants, thereby prohibiting any
       beneficiary changes).
   .   Address Changes


--------------------------------------------------------------------------------
                                                                         Page 24

Discuss distribution options with the client prior to Annuitization. Remind clients of possible solutions to funds distribution. Proceed to Distribution
                                                                ------------
Options for additional information.
-------

ANNUITIZATION VS. PARTIAL WITHDRAWAL

                                                                             top
                                                                             ---

Refer to the table below for the advantages and disadvantages of Annuitization versus a Partial Withdrawal:

ACTIVITY            ADVANTAGES                                                 DISADVANTAGES
------------------  ---------------------------------------------------------  -----------------------------------------------------
Annuitization         .  A person cannot outlive annuity income                  .  Cannot change mind; no liquidity/no withdrawals
                      .  Contract is a predictable source of income              .  The portion allocated for the fixed payment
                      .  Income that can keep up with inflation                     amount cannot change
                      .  Liability is paid over the life of the income stream    .  May not have as much money left to heirs
                      .  Taxable portion paid out along with the basis

Partial Withdrawal    .  Flexibility over investments                            .  Could outlive money if using it as a constant
                      .  Access to money for emergencies                            income source
                                                                                 .  Not convenient as a constant source of income
                                                                                 .  All earnings come out first and are taxed as
                                                                                    ordinary income

DISTRIBUTION OPTIONS

                                                                             top
                                                                             ---

Prior to annuitization, clients are permitted to elect one of the following options:

   .  Income Option: Income for one or two people; length of guarantee period.

   . Fixed or Variable Income: Cannot move between fixed and variable income. The client can elect to have a portion fixed and the rest variable.

   . Assumed Investment Return: Benchmark rate of return, or BRR is 3.5% for Fidelity New Retirement Reserves (NRR) only.

--------------------------------------------------------------------------------
                                                                         Page 25

   .  SWP, Ad Hoc Withdrawals, or Lump Sum distribution.

CONTRACT TYPES

                                                                             top
                                                                             ---

Refer to the table below for FILI contract/product rules.

IF THE CONTRACT TYPE IS:         THEN THE FOLLOWING RULES MUST BE APPLIED:
------------------------------   -----------------------------------------------
Fidelity Growth and Guaranteed   .  Annuity Date is the first day of the
Income (FGGI)                       calendar month on or after the Contract
                                    Anniversary that falls on or after the
                                    oldest owner's 95th birthday.

                                 . A client may change the Annuity Date to an earlier date by sending written notice which must be received at least 30 days before the Annuity Date selected.

                                 . The earliest Annuity Date Fidelity permits is the first day of the calendar month after the end of the Free Look Period.

                                 . Annuity income payments begin on the Annuity Date if:

                                 .  No owner has died before then.

                                 .  The Contract Value or annual Guaranteed
                                    Withdrawal Benefit (GWB) Amount is
                                    sufficient to provide an initial monthly income payment of at least $20.

                                 . Once annuity income payments are elected the GWB features ceases.

FGGI Annuity Income Options      .  Greater of (a) or (b) where;

                                    . (a) Is the eligible GWB Amount that will be paid as annuity income until there is no longer any living annuitant, and

                                    . (b) Is the amount of annuity income that will be paid by applying the Contract Value as of the Annuity Date to annuity purchase rates that will pay monthly annuity income until there is no longer any living annuitant.

                                 . Contract Value applied to annuity purchase rates that will pay monthly annuity income until there is no longer any living annuitant or for 120 monthly payments, whichever is longer.

                                 . Annuity Income option (1) is only available on the latest possible Annuity Date unless the Contract Value is reduced to an amount below the lesser of $2,500 or the GWB Amount and the Contract is converted to an annuity income option.

                                 . Annuity Income option (2) is available on any Annuity Date. If annuity option (2) is selected, benefits under the Guaranteed Withdrawal Benefit for Life feature will terminate.

                                 . Unless the client elects another annuity income option prior to the Annuity Date, the Contract will default to Annuity Income option (1).

--------------------------------------------------------------------------------
                                                                         Page 26

FGGI Conversion of GWB Amount    .  Occurs if the Contract Value is reduced by a
Payments                            withdrawal to an amount equal to or below
                                    the lesser of $2500 or the GWB Amount.

                                 . Converts on the first of the month which is on or after the contract anniversary after the date of the withdrawal

                                 . Once a conversion occurs, the contract will no longer have a Contract Value.

                                 .  Contract Sub Status set to Pending
                                    Conversion.

EXCLUSION RATIO

                                                                             top
                                                                             ---

The Exclusion Ratio of an income annuity is the portion of each income payment which is a return of principal, and therefore, not subject to taxation. Because Annuity payments include both premium and gain, the taxable amount is reduced from what it would be if received all at once.

PERMISSIBLE CHANGES

                                                                             top
                                                                             ---

The client can make transfers among the variable funds, request a beneficiary change, and make address changes.

TRANSFERS AMONG FUNDS

Transfers or Exchanges among available funds are permitted in variable annuities, but not permitted in fixed income annuities.

BENEFICIARY CHANGE

To change a beneficiary, the client must complete the Annuity Contract Change
                                                      -----------------------
Form.
----

ADDRESS CHANGE

To change an Address of Record (AOR), refer to the Address Changes topic.
                                                   ---------------

--------------------------------------------------------------------------------
                                                                         Page 27

ANNUITY ANNUAL STATEMENT

The FILI Annuity Annual Statement (Year-end Statement) for annuity contracts includes the contract summary, beginning and ending balances and transaction history for the year. The policies and procedures below describe the specifics of the Annuity Annual Statement.

POLICIES                             PROCEDURES

   .   Key Information
       ---------------
   .   Frequently Asked Questions       .   Account Value Quote
       --------------------------           -------------------
   .   Tax Forms and Mailing Dates      .   Duplicate Statements
       ---------------------------          --------------------

COMPLIANCE NOTE: Representatives are prohibited from providing advice or recommendations, including tax advice. Representatives must limit their conversations to Fidelity approved tools and training. Clients seeking tax advice should consult with a tax advisor. Refer to the Tax Advice topic for
                                                       ----------
additional information.

KEY INFORMATION

                                                                             top
                                                                             ---

Annuity Annual Statements are distributed to all clients regardless of their account activity. The Annuity Annual Statement includes the following information:

     .    Summary of all contract activity for preceding year

     .    Year end contract balance

     .    Fund positions

     . Transaction history including additional payments, partial withdrawals, and regular payouts

     .    Any fees/charges assessed by Fidelity

FREQUENTLY ASKED QUESTIONS

                                                                             top
                                                                             ---

Refer to the table below when responding to client inquiries:

QUESTIONS                   SAMPLE LANGUAGE
--------------------------  ----------------------------------------------------
When will I get my Annuity  Fidelity mails Annuity Annual Statements on or about
Annual Statement?           January 9th through the 15th. You should receive it
                            within five to seven days after mailing."

What is this fee that I'm   That fee is (either) the NRR $30 annual contract
being charged?              maintenance fee (or) the optional death benefit fee
                            charged as a result of your requesting the

--------------------------------------------------------------------------------
                                                                         Page 28
                            additional coverage.

Can you send me a           Yes, FILI can send copies of statements up to seven
duplicate statement?        years old.

I surrendered my contract   Annuity Annual Statements are not generated if a
earlier this year. Will I   contract is surrendered before the end of the
still receive an Annuity    calendar year.
Annual Statement?

--------------------------------------------------------------------------------
                                                                         Page 29

APPLICATION FULFILLMENT

When Fidelity Investments Life Insurance (FILI) New Business issues a new annuity contract, Enterprise Processing Services (EPS) prints and mails the contract to the owner. Contracts issued for the state of New Hampshire follow a different process because the state requires that the application be mailed to the Owner with the annuity contract. Newly issued contracts from New Hampshire are printed and mailed directly to the owner from FILI Operations. The policies and procedures below describe the manual process of application fulfillment from FILI Operations.

POLICIES                          PROCEDURES

   .   Request Delivery Metrics      .   Access Work Items
       ------------------------          -----------------
   .   Address Requirements          .   Application Fulfillment
       --------------------              -----------------------
   .   State Requirements            .   Work Item Resolution
       ------------------                --------------------

REQUEST DELIVERY METRICS

                                                                             top
                                                                             ---

All newly issued contract requests are processed via EPS and are shipped using UPS 2 Day Service with the exception of specific states, which are processed and mailed using USPS from FILI Operations:

IF AN ISSUE CONTRACT REQUEST: THEN:
----------------------------- --------------------------------------------------
Is received by EPS prior to   1. EPS processes and mails the contract on the
10:00 a.m. ET                    same day (Day 1) using UPS 2 Day Service.

                              2. Contract is delivered to owner's address within
                                 two (2) business days (Day 3).

Is received by EPS after to   3. EPS processes and mails the contract on the
10:00 a.m. ET                    next business day (Day 2) using UPS 2 Day
                                 Service.

                              4. Contract is delivered to owner's address within
                                 two (2) business days (Day 4).

Has a mailing address in the 5. The NEWACT Work Item is routed to the ASMBQ. state of New Hampshire
                              6. FILI Operations prints and mails the completed
                                 application package to the owner's address using USPS.

--------------------------------------------------------------------------------
                                                                         Page 30

ADDRESS REQUIREMENTS

                                                                             top
                                                                             ---

Refer to the bullets below for application fulfillment address requirements.

     .    All application packages are mailed to the owner's legal address.

     .    Application packages cannot be mailed to a P.O. Box.

STATE REQUIREMENTS

                                                                             top
                                                                             ---

All newly issued contracts are printed and delivered from EPS with the exception of contracts issued in the state of New Hampshire, which are processed and mailed by FILI Operations.

--------------------------------------------------------------------------------
                                                                         Page 31

BENEFICIARY CHANGES

Fidelity Investments Life Insurance (FILI) clients can designate new or different beneficiaries on an existing annuity contract. The policies and procedures below describe the process for beneficiary designation changes.

POLICIES                                     PROCEDURES

                                             .    Incorrect/Missing Information
                                                  -----------------------------
                                             .    Beneficiary Corrections
                                                  -----------------------
                                             .    MAINT/BENCON Work Items
                                                  -----------------------
                                             .    MAINT/FORMS Work Items
                                                  ----------------------
..    Authorized Roles                        .    Access XTRAC Work Items
     ----------------                             -----------------------
..    Guidelines                              .    NONFIN/BENECH Work Items
     ----------                                   ------------------------
..    Acceptable Beneficiaries                .    Paperwork Verification
     ------------------------                     ----------------------
..    Transaction Channels                    .    Owner Verification
     --------------------                         ------------------
..    FPRA/NRR Product Rules                  .    Adding Beneficiaries
     ----------------------                       --------------------
..    Confirmation Notice                     .    Changing Beneficiaries
     -------------------                          ----------------------
..    Legal Documents Acceptance Criteria     .    Terminating Beneficiaries
     -----------------------------------          -------------------------
                                             .    FGIA Contracts
                                                  --------------
                                             .    Role Change History
                                                  -------------------
                                             .    Same Day Corrections
                                                  --------------------
                                             .    Work Item Status Changes
                                                  ------------------------

AUTHORIZED ROLES

                                                                             top
                                                                             ---

Roles authorized to change a beneficiary on an existing annuity contract include:

..    Owner/joint owner. Signatures of both owners must be present.

..    Full Power of Attorney (POA). A Limited Power of Attorney (LPOA) cannot change the beneficiaries on a contract.

..    Trustee (if the contract is owned by a trust). If the owner is a trust, the beneficiary must also be a trust, except for FPRA and FGGI where the beneficiary will be the trust unless otherwise specified. Refer to the
     Trust Accounts topic for additional information.
     --------------

..    Custodians if the contract is a Uniform Gifts to Minors Act/ Transfers to
     Minors Act (UGMA/UTMA) account. Beneficiary must be the estate of the beneficiary (minor) until the UGMA/UTMA account is transferred to single ownership.

EXAMPLE 1                           EXAMPLE 2
OWNER: John Smith                   OWNER: John Smith
ANNUITANT: John Smith               ANNUITANT: Jane Smith (spouse)
BENEFICIARY: John Smith             BENEFICIARY: John Smith. This is correct
For example, Estate of John Smith   because the life is based on Jane Smith.

--------------------------------------------------------------------------------
                                                                         Page 32

GUIDELINES

                                                                             top
                                                                             ---

The following guidelines apply to beneficiary changes:

..    An Owner or POA can name an unlimited number of beneficiaries.

..    If the request is to add the Owner as the beneficiary and the Owner is also the Annuitant, then make the beneficiary The Estate of the Owner.

     . For example, an annuity contract has the following roles: Owner - John Smith, Annuitant - John Smith, Beneficiary - Sally Joe. A request comes in to change Sally Joe as the beneficiary to John Smith. Instead of changing the beneficiary to John Smith, change the beneficiary to The Estate of John Smith.

..    During conversion, LPOAs will change to full POAs if he or she was added as part of the death claims process. These new full POAs are not allowed to make Owner or beneficiary changes. If the Contract Sub Status field is 5 yr option, then the POA is not authorized to make a beneficiary change.

..    Beneficiaries can be designated as primary or contingent.

..    Contingent beneficiaries cannot be named unless there is a new or existing primary beneficiary.

..    Clients or POAs can request a beneficiary change with a Letter of
     Instruction (LOI) or a Contract Change Form.
                            --------------------

..    On an annuitized Fidelity Personal Retirement Annuity (FPRA) contract, the beneficiaries must be the estate of the annuitants.

..    The following beneficiary changes are not accepted:

     .    Contingent to contingent or tertiary beneficiaries

     .    Joint Rights of Survivorship (JTWROS)

     .    Per Stirpes beneficiaries

ACCEPTABLE BENEFICIARIES

                                                                             top
                                                                             ---

The table below displays the acceptable beneficiaries based on the contract ownership.

TYPE OF CONTRACT       ACCEPTABLE BENEFICIARIES
--------------------   ---------------------------------------------------------
SINGLE OWNER           .    Individual
                       .    Trust
                       .    Estate
                       .    Charity
                       .    Last Will and Testament (the Owner must submit a
                            copy of the will)

JOINT OWNERS           .    The same beneficiaries as listed for single Owner
                            with the exception of Fidelity New Retirement
                            Reserves (NRR) contracts. NOTE: For NRR contracts,
                            Joint Owners must be primary beneficiaries, except in the states of PA, NJ, NY, OR, and VT. These states do not require spousal joint owners.

--------------------------------------------------------------------------------
                                                                         Page 33

CUSTODIAL              .    Beneficiary must always be estate of the child.

TRUST                  .    Beneficiary must always be the trust, except for
                            Fidelity Personal Retirement Annuity (FPRA) and
                            Fidelity Growth and Guaranteed Income (FGGI)
                            contracts where the beneficiary will be the trust
                            unless otherwise specified. Refer to the Trust
                                                                     -----
                            Accounts topic, for additional information.
                            --------

TRANSACTION CHANNELS

                                                                             top
                                                                             ---

Requests for beneficiary changes must be made in writing via a Letter of Instruction (LOI) or Contract Change Form. A Letter of Instruction (LOI) or Contract Change Form must include:

     .    Signatures of all contract Owners or signature of a full POA.

     . The new beneficiaries and percentage allocated to each. Total percentages must equal 100%. For example:

          . Two beneficiaries are indicated. Beneficiary 1 is allocated 60% and Beneficiary 2 is allocated 50%. The item is Not in Good Order
               (NIGO) because the percentage is greater than 100.

          . If no percentages are indicated, the proceeds are divided equally among beneficiaries. For letters or contract change forms indicating two beneficiaries, each will receive a 50% allocation.

     NOTE: A Signature Guarantee on a Contract Change Form or an LOI is not required for a beneficiary change.

CONFIRMATION NOTICE

                                                                             top
                                                                             ---

If the beneficiary change is made as a result of a client/POA request, a Revised Annuity Profile Statement (RAPS) is automatically sent to the address of record. Changes made to correct a representative's error during entry do not generate a RAPS.

--------------------------------------------------------------------------------
                                                                         Page 34

CHECK ACCEPTANCE POLICY

The information below describes Fidelity's policies for accepting checks.

POLICIES

     .    Payee Information
          -----------------
     .    Anti-Money Laundering
          ---------------------
     .    Check Acceptance Guidelines
          ---------------------------
     .    Check Collection Period
          -----------------------
     .    NIGO Deposits by Mail
          ---------------------

PAYEE INFORMATION

                                                                             top
                                                                             ---

A client can deposit a check made payable to any of the following:

     .    Fidelity Investments

     .    Fidelity Investments Life Insurance Company

     .    Empire Fidelity Investments Life Insurance Company

     .    FILI

     .    EFILI

     .    Fidelity

     .    Fidelity Life

     .    The contract owner and endorsed over using any of the above bullets

ANTI-MONEY LAUNDERING

                                                                             top
                                                                             ---

Refer to the MyCompliance.fmr.com website, ANTI-MONEY LAUNDERING section.
             --------------------

                                                                             top
                                                                             ---

--------------------------------------------------------------------------------
                                                                         Page 35

CHECK ACCEPTANCE GUIDELINES

Refer to the table below for Fidelity's check acceptance guidelines.

ACCEPTABLE                                                                    NOT ACCEPTABLE
----------                                                                    --------------
     .    Cashier's (teller's) checks for MORE THAN $10,000              .    Cash or checks made payable to "cash"

     .    Certified checks                                               .    Bank/Cashier's (teller's) checks for $10,000 OR LESS.

     .    Federal Reserve checks                                         .    Checks drawn on foreign banks

     .    Foreign bank drafts:                                           .    Checks in foreign currency

          .    Must be payable in U.S. dollars.                          .    Gift checks

          .    Must include a valid ABA number.                          .    Money orders, International money orders, Traveler's
                                                                              express international money orders
     .    Micro-encoding must be imprinted, not typed or handwritten.
                                                                         .    Official bank check for $10,000 OR LESS
     .    Official bank check for MORE THAN $10,000
                                                                         .    Post-dated checks (3 business days in the future)
     .    Personal or business checks
                                                                         .    Postal money orders, domestic and international
     .    Starter checks:
                                                                         .    Stale-dated checks (6 months or more in the past)
          .    The client must write his or her name, record
               address, and telephone number on the check.               .    Third-party checks for MORE THAN $1000.

          .    A new client with no existing relationship                .    Treasurer's checks for $10,000 OR LESS.
               with Fidelity cannot deposit starter checks
               for more than $10,000.

     .    Second-party checks

     .    Third-party checks for $1,000 OR LESS

     .    Treasurer's checks for MORE THAN $10,000

     .    U.S. Treasury checks and electronic funds transfer

CHECK COLLECTION PERIOD

                                                                             top
                                                                             ---

Funds may be withdrawn on the seventh business day after the date of the purchase.

NIGO DEPOSITS BY MAIL

                                                                             top
                                                                             ---

FILI Operations will return unacceptable deposit checks along with a letter explaining that the request is not in good order and outline the policy. There are no exceptions allowed under this policy. These types of deposit checks will be returned to the clients with an explanatory letter. Refer to NIGO Additional
                                                                ---------------
Payment topic for more information.
-------

--------------------------------------------------------------------------------
                                                                         Page 36

COMPLAINT PROCEDURES

Most client communication with Fidelity Investments Life Insurance (FILI) Company can be considered either an inquiry or a notification. Clients calling or writing with issues regarding the action or non-action of Fidelity employees must be handled appropriately since FILI is required to track client complaints and document the resolutions. The policies and procedures below describe how to identify, respond to, transfer, and escalate written and verbal complaints.

POLICIES                            ANNUITY SERVICE PROCEDURES
                                    .    Inquiries or Notifications
                                         --------------------------
                                    .    351 Verbal Complaint Work Items
                                         -------------------------------
                                    .    Service Complaint Work Items
                                         ----------------------------

..    Complaint Categories           PRIORITY SERVICES PROCEDURES
     --------------------
..    TPCC Service Complaints        .    351 Verbal Complaints
     -----------------------             ---------------------
..    Rule 351 Verbal Complaints     .    Service Complaints
     --------------------------          ------------------
..    Communication Guidelines       .    Email Complaints
     ------------------------            ----------------
..    Roles and Responsibilities     .    Written Service Complaint Work Item Resolution
     --------------------------          ----------------------------------------------
..    Written Complaints             .    Contacting the Client
     ------------------                  ---------------------
..    Monitoring Complaints          .    Calling the Client
     ---------------------               ------------------
                                    .    Complaints in Writing
                                         ---------------------
                                    .    351 Verbal Complaint Work Items
                                         -------------------------------
                                    .    Service Complaint Work Items
                                         ----------------------------
                                    .    351 Verbal Complaint Work Item Resolution
                                         -----------------------------------------
                                    .    Service Complaint Work Item Resolution
                                         --------------------------------------

COMPLAINT CATEGORIES

                                                                             top
                                                                             ---

A complaint is any verbal or written (in print, by fax, or by e-mail) communication from a client or any person authorized to act on behalf of a client alleging a grievance or harm with respect to any matter involving a client's business with FILI, no matter who sold the product.

The Financial Industry Regulatory Authority (FINRA) requires a member broker-dealer to report client complaints received against it, its employees or individuals registered with it.

There are two different categories of complaints:

     . Transaction Processing Compliance and Consistency (TPCC) complaints resulting from Service Complaints

     .    Rule 351 Verbal Complaints

--------------------------------------------------------------------------------
                                                                         Page 37

TPCC SERVICE COMPLAINTS

                                                                             top
                                                                             ---

TPCC is a Fidelity-wide program established in 2004 to address auditor comments and concerns related to how transaction data is stored, accessed, and used. This program is focused on driving consistency and controls across Fidelity business units with respect to these processes.

Service Complaints requiring a written response fall under the guidelines of TPCC and cover complaints received in writing or over the phone. These complaints address typical transfer agent functions.

RULE 351 VERBAL COMPLAINTS

                                                                             top
                                                                             ---

NYSE Rule 351(d) requires the quarterly reporting of statistical information concerning customer complaints. Verbal complaints that need to be reported under Rule 351 are defined as either Sales Related Complaints or Representative Specific Complaints:

     . Sales Related Complaint: Any FILI sales complaint, no matter who sold the product.

     . Representative Specific Complaint: Complaints referencing a specific representative by name.

Verbal complaints under the NYSE Rule of 351(d) are based on allegations not resolutions. If a client submits a grievance, it should be recorded as a complaint. The resolution of a grievance, even if it is resolved in the client's favor, should still be recorded as a complaint. Routine verbal client inquiries, notifications, and requests for information without an indication of a grievance that are adequately resolved are generally not considered verbal complaints. Service related complaints that do not reference a specific representative by name are also not considered to be verbal complaints under Rule 351.

NOTE: Complaints can be both service complaints and Rule 351 complaints and therefore would need to follow the guidelines for each type of complaint.

COMMUNICATION GUIDELINES

                                                                             top
                                                                             ---

Not all client communications about issues or concerns are considered complaints. The context of a communication needs to be considered when distinguishing a complaint from a problem, notification or a request for information. Use logical business judgment and common sense when determining what constitutes or does not constitute a complaint.

Both service complaints and Rule 351 verbal complaints must be escalated to the Help Desk. The Help Desk will try to resolve the issue over the phone and report the complaint. If the issue cannot be resolved over the phone or requires a written response, the Help Desk will transfer the client to Priority Services for resolution.

--------------------------------------------------------------------------------
                                                                         Page 38

It is important to note that branches, Annuity Specialists, Investment Consultants (ICs), and Relationship Managers (RMs) will also call Annuity Service representatives regarding customer complaints. If the issue is determined to be a verbal complaint, then the call is transferred to Priority Services. If the call is from a branch, the branch is responsible for reporting the complaint.

Refer to the guidelines below to determine whether a communication is a client complaint, problem, or inquiry/notification:

                                                                               RULE 351
                                                                     SERVICE    VERBAL              CLIENT INQUIRY
A CLIENT COMMUNICATION IN WHICH                                     COMPLAINT  COMPLAINT  PROBLEM  OR NOTIFICATION
------------------------------------------------------------------  ---------  ---------  -------  ---------------
A routine client inquiry, notification, or request for information     No         No         No           Yes
is made without an indication of a grievance.

No specific representative is named and service failures such as       No         No         Yes          No
the following are described:

..        Fixing client information on a contract
..        Not receiving requested paperwork
..        Not receiving account statements

A grievance or harm is lodged, over the phone or in writing, with      Yes        No         No           No
respect to any matter involving a client's Annuity contract THAT
IS NOT SALES RELATED - and requires a response in writing

A grievance or harm regarding a SALES ISSUE OR SPECIFIC                Yes        Yes        No           No
REPRESENTATIVE is lodged, over the phone, with respect to any matter involving a client's business with FILI - and needs a written response

A grievance or harm regarding a sales issue or specific                No         Yes        No           No
representative is lodged, over the phone, with respect to any matter involving a client's business with FILI - and can be
resolved over the phone

NOTE: These guidelines are not all inclusive. For additional guidance, contact the Help Desk.

ROLES AND RESPONSIBILITIES

                                                                             top
                                                                             ---

Due to the importance of accurately handling complaints, it is important that all representatives are aware of his or her specific roles and responsibilities. Refer to the table below for representative roles and responsibilities with respect to complaints.

--------------------------------------------------------------------------------
                                                                         Page 39

GROUP                    ACTION REQUIRED
----------------------   ----------------------------------------------------------------------------------------
Annuity Service          .        Determine if the inquiry or notification qualifies as a complaint, either service or Rule 351.
                         .        If YES, and the call is from a client, transfer the call to the Help Desk.
                         .        If YES, and the call is from a branch, Annuity Specialist, Investment
                                  Consultants (IC), or Relationship Managers (RM), transfer the call to Priority
                                  Services.
                         .        If UNSURE, check resources or transfer the call to the Help Desk.

Annuity Specialists      .        Call the Annuity Service group for transfer to Priority Services.

Investment Consultants   .        Call the Annuity Service group for transfer to Priority Services.

Relationship Managers    .        Call the Annuity Service group for transfer to Priority Services.

Branch                   .        Call the Annuity Service group for transfer to Priority Services.
                         .        If the complaint falls under the guidelines of Rule 351 create a 351 Verbal
                                  Complaint Work Item.

Help Desk                .        Act as a resource for Annuity Service representatives.
                         .        Determine if the inquiry or notification qualifies as a service and/or Rule
                                  351 complaint.
                         .        Try to resolve the issue over the phone.
                         .        If the complaint falls under the guidelines of a service complaint create a
                                  PHONE/COMPLT Work Item for the Priority Queue or transfer the call to Priority
                                  Services if during business hours
                         .        If the complaint falls under the guidelines of Rule 351 create a 351 Verbal
                                  Complaint Work Item and transfer to Priority Services if a resolution is needed.

Priority Services        .        Resolve the problem following the applicable procedures.
                         .        If the complaint falls under the guidelines of Rule 351 create a 351 Verbal
                                  Complaint Work Item for complaints reported by Annuity specialists, ICs, or
                                  RMs.
                         .        If the issue needs additional resolution or a written response create a
                                  PHONE/COMPLT Work Item

WRITTEN COMPLAINTS

                                                                             top
                                                                             ---

Written client complaints include communications received in print, fax, or Email format. Only authorized representatives may respond to written client complaints.

--------------------------------------------------------------------------------
                                                                         Page 40

All written complaints are scanned into XTRAC and routed to the Legal queue for review. FILI Business Unit Compliance monitors the Legal queue and reviews all written complaints received by FILI. FILI Business Unit Compliance evaluates the nature of the complaint and determines who, within FILI, is responsible for responding to the complaint.

CLIENT INQUIRY - WRITING A LETTER

When clients ask about writing a letter to complain about an issue, inform the client that handling these issues over the phone will provide a much faster resolution. Writing a letter only delays the resolution.

If the client insists on writing, escalate the call to the Help Desk. The Help Desk will attempt to address the client's concerns via the normal escalation or verbal complaint process. If the client still requests to send a letter, the Help desk will determine the appropriate address, for example, the branch's address on branch-related disputes.

RESPONSE TIMES

Fidelity must keep accurate records of when both written and verbal complaints are received and complete documentation as to FILI's written or verbal responses. The FILI Compliance standard for responding to complaints is 30 days.

If a complaint cannot be resolved within five (5) business days, an initial acknowledgement of receipt must be made by letter or phone no later than the fifth business day. The date the acknowledgement letter is mailed or the phone call is placed should be entered into the XTRAC Date Contacted field.

BUSINESS DAYS

When calculating business days, day one is the NEXT BUSINESS DAY after the mail is received by Enterprise Processing Services (EPS). Day zero is the day the mail is received by the EPS mailroom.

RESPONSE CHANNEL

FILI may respond by phone if the complaint does not specifically request a written response. A complete audit trail of the response must be maintained in XTRAC. The audit trail detail should include the following:

     . Name of the authorized role, if different from the contract registration

     .    Date and time of the call

     .    Phone number

     .    Detailed notes of the key points of the conversation

Refer to XTRAC Documentation Guidelines topic for additional documentation
         ------------------------------
standards.

NOTE: If an issue previously identified as a verbal complaint (PHONE/COMPLT) is resolved by phone instead of by letter, it is important to select the Response type of CALL when resolving the work item. This will exclude the work item from Complaint reporting.

--------------------------------------------------------------------------------
                                                                         Page 41

MONITORING COMPLAINTS

                                                                             top
                                                                             ---

The team leader is responsible for monitoring adherence to the initial acknowledgement and response timeliness standards for complaint handling. This monitoring consists of a daily review of Complaint Correspondence Work Items (with an Item Type of CORRES and a Subtype of COMPLT) and service complaints (with an Item Type of PHONE and a Subtype of COMPLT) in the PRPRBQ queue and individual work queues. Work items that exceed the timeliness standards should be escalated to the Priority Services senior manager. 351 Verbal Complaint Work Items (with an Item Type of 351 and a Subtype of Verbal) are routed to a PWI queue and are therefore not monitored by FILI team leaders.

--------------------------------------------------------------------------------
                                                                         Page 42

CONFIRMATION LETTER VS. AMENDMENT

When an annuity application for either Fidelity or outside carrier product is submitted, an In Good Order (IGO) and suitability reviews are performed. If any changes are required as a result of the review, either a Confirmation Letter must be sent to the client to confirm the changes or an Amendment for the client to complete, sign, and return to Fidelity Investments Life Insurance (FILI). The policies and procedures below describe the requirements for a Confirmation Letter or an Amendment.

POLICIES

..    Application Changes
     -------------------
..    Amendments
     ----------
..    Letter Approval
     ---------------
..    Confirmation Letter vs. Amendment
     ---------------------------------
..    Outside Products & TPA Investor Profiles
     ----------------------------------------

APPLICATION CHANGES

FILI confirms with the client in writing if any changes and/or updates to an application have been made. Some changes require a client's signature to mitigate risk to FILI; this is referred to as an amendment. Other changes require a follow up phone call or e-mail to the client. Once the client approves of the changes, a Confirmation Letter is sent to ensure there are no discrepancies between what FILI has on record and what the client believes he or she has signed.

AMENDMENTS

For changes which require an amendment, the signed amendment must be received at the Annuity Service Center before the contract can be issued.

LETTER APPROVAL

All letters require approval by a Manager prior to mailing.

CONFIRMATION LETTER VS. AMENDMENT

Some changes to Fidelity product new business applications require a Confirmation Letter while other changes require an Amendment to the contract.

NOTE: Fidelity products include Third Party Administrator (TPA) arrangements such as MetLife Growth and Guaranteed income (MGGI).

--------------------------------------------------------------------------------
                                                                         Page 43

METLIFE GROWTH AND GUARANTEED INCOME (MGGI) APPLICATION

Refer to the table below to determine whether a change requires a Confirmation Letter or an amendment to a MetLife Growth and Guaranteed Income (MGGI) application.

                                                                                        CHANGES REQUIRE
                                                                          --------------------------------------
                                                                          CONFIRMATION   AMENDMENT TO
SECTION                    CHANGES TO                                        LETTER       CONTRACT       NEITHER
------------------------   --------------------------------------------   ------------   -------------   --------
SECTION 1                  Ownership:  A: Individual Owner; B: Joint                                          X*
Contract Owner(s)/         Owners, C: Trust
Annuitant(s)
                           Owner/joint owner name and SSN                                     X
                           Annuitant/joint annuitant's First Name, Last
                           Name, SSN

                           Annuitant/joint annuitant's First Name, Last                       X
                           Name, SSN

                           All other fields                                     X

SECTION 2                  Trust Name, Tax ID Number                                          X
Trust Information
                           All other fields                                     X

SECTION 3                  All fields                                                         X
Replacement Questions

SECTION 4                  All fields                                           X
Investment Option
Allocation

SECTION 5                  All fields                                                         X
Beneficiary(ies)

SECTION 6                  IRA or Other Qualified Pre-tax funds                               X
Purchase Payment Methods

                           All other fields                                                                   X*
SECTION                    All fields                                                         X
Income Tax Withholding
Information

*NOTE: Confirmation from Sales representative is required. Funding paperwork should be consistent with the information confirmed.

OUTSIDE PRODUCTS AND TPA INVESTOR PROFILES

An Investor Profile Questionnaire (IPQ) for the following products is a separate form and is required with all outside carrier annuity applications.

..    Fixed Deferred Annuity Investor Profile for all SPDA except the following products, which have their own forms:

     .    MGGI Investor Profile Questionnaire

--------------------------------------------------------------------------------
                                                                         Page 44

     .    MetLife Target Maturity Investor Profile

..    Guaranteed Income annuity Investor Profile

FIXED DEFERRED ANNUITY INVESTOR PROFILE

If information is missing or is updated, a Confirmation Letter may be required. Refer to the table below to determine the required fields on the Fixed Deferred Annuity Investor Profile.

                                                                                      MISSING INFORMATION REQUIRES
SECTION                            REQUIRED INFORMATION                                   CONFIRMATION LETTER
---------------------------------  -------------------------------------------------  ----------------------------
SECTION 1                          .    Age if not provided on application                         Yes
Contract Owner                     .    Married
                                   .    Retired
                                   .    Occupation if applicable
                                   .    Number of dependents
                                   NOTE: Owner can be confirmed by reviewing owner
                                   signatures and annuity application.

SECTION 2                          .    Age if not provided on application                         Yes
Joint Contract Owner               .    Married
                                   .    Retired;
                                   .    Occupation if applicable
                                   .    Number of dependents
                                   NOTE: Owner can be confirmed by reviewing owner
                                   signatures and annuity application.

                                   Questions 1-9                                                   Yes

                                   If this is a replacement: Questions 1 and 2                     Yes

SECTION                            Representative comments are required :                           No
Must be completed by the Fidelity  .    SUBSECTION A: If any responses to questions
Representative                          1-9 were in shaded boxes.
                                   .    SUBSECTION B: If this is a replacement and
                                        there is a response to Question 3

NOTE: The Fixed Deferred Annuity Investor Profile can be found using the FILI
                                                                         ----
Forms Selector tool.
--------------

MGGI INVESTOR PROFILE QUESTIONNAIRE

If information is missing or is updated, a Confirmation Letter may be required. Refer to the table below to determine the required fields on the MGGI Investor
                                                                 -------------
Profile.
-------

--------------------------------------------------------------------------------
                                                                         Page 45

                                                                                        MISSING INFORMATION REQUIRES
SECTION                           REQUIRED INFORMATION                                       CONFIRMATION LETTER
--------------------------------  ----------------------------------------------------  ----------------------------
SECTION 1                         .    DOB if not provided on application                             Yes
Contract Owner                    .    Married
                                  .    Retired
                                  .    Employed
                                  .    Occupation if applicable
                                  .    Number of dependents
                                  NOTE: Owner can be confirmed by reviewing owner
                                  signatures and annuity application.

SECTION 2                         .    DOB if not provided on application                             Yes
Joint Contract Owner              .    Married
                                  .    Retired
                                  .    Employed
                                  .    Occupation if applicable
                                  .    Number of dependents
                                  NOTE: Owner can be confirmed by reviewing owner
                                  signatures and annuity application.

SECTION 3                         Questions 1-15                                                       Yes
Investor Profile

SECTION                           If a replacement:  Questions 1-6                                     Yes
Replacement Purchases Only

SECTION                           Questions 1-8                                                        Yes
Important Owner Disclosure

SECTION                           Representative comments are required :                               No
Fidelity Representative Comments  .    If the client has checked any of the shaded
Required If:                           boxes.
                                  .    If customer's total investments in annuities as
                                       a percentage of liquid net worth exceeds 50%
                                  .    This is a replacement purchase.

NOTE: The MetLife Growth and Guaranteed Income Investor Profile can be found using the FILI Forms Selector tool.
          -------------------

--------------------------------------------------------------------------------
                                                                         Page 46

METLIFE TARGET MATURITY INVESTOR PROFILE

If information is missing or is updated, a Confirmation Letter may be required. Refer to the table below to determine the required fields on the MTM Investor
                                                                 ------------
Profile.
-------

                                                                                     MISSING INFORMATION REQUIRES
SECTION                            REQUIRED INFORMATION                                   CONFIRMATION LETTER
---------------------------------  ------------------------------------------------  ----------------------------
SECTION 1                          .    Married                                                   Yes
Contract Owner                     .    Retired
                                   .    Occupation if applicable
                                   .    Number of dependents
                                   NOTE: Owner can be confirmed by reviewing owner
                                   signatures and annuity application.

SECTION 2                          .    Married                                                   Yes
Joint Contract Owner               .    Retired
                                   .    Occupation if applicable
                                   .    Number of dependents
                                   NOTE: Owner can be confirmed by reviewing owner
                                   signatures and annuity application.

SECTION 2                          Questions 1-15                                                 Yes
Investor Profile Questions

                                   If a replacement: Questions 1 and 2                            Yes

SECTION                            Representative comments are required :                          No
Must be completed by the Fidelity  .    SUBSECTION A: If any responses to questions
Representative                          1-15 were in shaded boxes.
                                   .    SUBSECTION B: If this is a replacement and
                                        there is a response to Questions 1 and 2

NOTE: The MetLife Target Maturity Investor Profile can be found using the FILI
                                                                          ----
Forms Selector tool.
--------------

GUARANTEED INCOME ANNUITY INVESTOR PROFILE

Refer to the table below to determine the required fields on the Guaranteed
                                                                 ----------
Income Annuity Investor Profile.
-------------------------------

                                                                                    MISSING INFORMATION REQUIRES
SECTION                 REQUIRED INFORMATION                                            CONFIRMATION LETTER
----------------------  ----------------------------------------------------------  ----------------------------
SECTION 1               .    DOB, if not provided on application                               Yes
Contract Owner          .    Married
                        .    Retired
                        .    Employed
                        .    Occupation if applicable
                        .    Number of dependents
                        NOTE: Owner can be confirmed by reviewing owner signatures and annuity application.

SECTION 2               .    DOB, if not provided on application                               Yes
Joint Contract Owner    .    Married
                        .    Retired
                        .    Employed
                        .    Occupation if applicable
                        .    Number of dependents


--------------------------------------------------------------------------------
                                                                         Page 47


                        NOTE: Owner can be confirmed by reviewing owner signatures and annuity application.

SECTION 3               Questions 1-18                                                          Yes
Investor Profile

                        If a replacement: Questions 1 and 2                                     Yes

SECTION                 Representative comments are required :                                  No
To Be Completed By The  .    SUBSECTION A: If any responses to questions 1-9
Representative               were in shaded boxes.
                        .    SUBSECTION B: If this is a replacement and there
                             is a response to Question 3.

NOTE: The Guaranteed Income Annuity Investor Profile can be found using the FILI
                                                                            ----
Forms Selector tool.
--------------

--------------------------------------------------------------------------------
                                                                         Page 48

COST BASIS

Cost Basis is a non-qualified (after-tax) premium that is paid into the annuity contract. There are two types of cost basis; Pre-TEFRA and Post-TEFRA. The after-tax premium paid into a contract does not get taxed again when it is disbursed from the contract. When Fidelity Investments Life Insurance (FILI) initiates an incoming 1035 transfer, the representative requests a Cost Basis Statement from the Contra firm. The statement specifies initial pre/post TEFRA investment totals, which can effect how taxes are assessed on distributions. The policies and procedures below describe the how to view and change cost basis information

POLICIES                     ANNUITY SERVICES PROCEDURES

                             .    Pre/Post TEFRA Basis
                                  --------------------
                             .    PROBLM/TCB Work Items
                                  ---------------------

                             OPERATIONS PROCEDURES

                             .    Access XTRAC Work Items
..    TEFRA                        -----------------------
     -----                   .    Changing Work Queues
..    Pre-TEFRA                    --------------------
     ---------               .    ITXCBQ Work Items
..    Post-TEFRA                   -----------------
     ----------              .    Paperwork Verification
..    Contract Status              ----------------------
     ---------------         .    FINAN/TCB Work Items
..    Qualified Contracts          --------------------
     -------------------     .    Cost Basis Research
..    1035 Exchanges               -------------------
     --------------          .    Linking Work Items
                                  ------------------
                             .    Contra Firm Contact
                                  -------------------
                             .    Cost Basis Verification
                                  -----------------------
                             .    UpdateCostBasis Activity
                                  ------------------------
                             .    Pending Cost Basis
                                  ------------------
                             .    Backdating Cost Basis
                                  ---------------------
                             .    Work Item Status Changes
                                  ------------------------
                             .    Client Correspondence
                                  ---------------------

COMPLIANCE NOTE: Representatives are prohibited from providing advice or recommendations, including tax advice. Representatives must limit their conversations to Fidelity approved tools and training. Clients seeking tax advice should consult with a tax advisor. Refer to the Tax Advice topic for
                                                       ----------
additional information.

TEFRA

                                                                             top
                                                                             ---

TEFRA stands for the Tax Equity and Fiscal Responsibility Act of 1982. The Tax Equity and Responsibility Act of 1982 (TEFRA) is United States federal legislation designed to increase tax revenues through a variety of means

--------------------------------------------------------------------------------
                                                                         Page 49
such as restrictions on the tax deductibility of certain investments, including some life insurance and pension products, and the elimination of distinctions in tax law applicable to partnerships and sole proprietorships.

PRE-TEFRA

                                                                             top
                                                                             ---

Pre-TEFRA is non-qualified money that was paid into a contract before 8/14/1982. Before 1982, the Internal Revenue Service (IRS) allowed annuity contract owners to withdraw premium first: First In, First Out (FIFO). The following guidelines apply to Pre-TEFRA money:

     .    Gains earned on a Pre-TEFRA premium are called Pre-TEFRA gain.

     . TEFRA impacted money that was in annuities. Those established prior to 1982 were grandfathered to the old laws.

     . Pre-TEFRA contract owners MUST take withdrawals of their Pre-TEFRA premium first - there is no tax reporting required.

     . If a contract has Pre-TEFRA monies, ARK automatically deducts the premium first and then gains.

     . Pre-TEFRA gain is taxable as income, however, it is not subject to the 59 1/2 rule. This means that after all the Pre-TEFRA premium is withdrawn and the contract owner begins withdrawing Pre-TEFRA gain (if any) prior to age 59 1/2, he/she is not subject to the 10% penalty. The contract owner does however have to pay the 10% penalty on any Post-TEFRA gain withdrawn prior to age 59 1/2.

     . Sometimes FILI receives cost basis/TEFRA information with a lump sum listed as a gain.

     . If the gain is not identified as either pre or post TEFRA gain, it is always reported as Post-TEFRA gain.

FUNDING

Annuity contracts with Pre-TEFRA money must have been funded via a 1035 exchange from another firm. The delivering firm sends FILI any cost basis and/or Pre-TEFRA details.

CONTRACTS WITH PRE-TEFRA GAINS

FILI was established in 1989, after TEFRA was established. Therefore, annuity contracts with Pre-TEFRA money must have been funded via a 1035 exchange from another firm. The delivering firm sends FILI any cost basis and/or Pre-TEFRA details. The breakdown includes the following:

     . Pre-TEFRA Premium Paid: any initial and subsequent payments prior to 8/14/1982 are Pre-TEFRA premium.

     .    Gain: earned on this premium is Pre-TEFRA gain.

--------------------------------------------------------------------------------
                                                                         Page 50

The order of withdrawal for Pre-TEFRA money is:

     .    Pre-TEFRA Premium

     .    Pre-TEFRA Gain

Some contracts may have both Pre-TEFRA and Post-TEFRA. It depends on when the money was deposited.

POST-TEFRA

                                                                             top
                                                                             ---

Post- TEFRA premium is non-qualified money that was paid into a contract on or after 8/14/1982. From that date on, the client must draw gain (taxable amount) before the premium, Last In, First Out (LIFO). The following guidelines apply to Post-TEFRA money:

     . Any gain earned on or after 8/14/1982 on Pre-TEFRA premium is considered Post-TEFRA gain and therefore is subject to a 10% penalty if withdrawn prior to age 59 1/2.

The order for withdrawal for Pre-TEFRA and Post-TEFRA money:

     .    Pre-TEFRA Premium

     .    Pre-TEFRA Gain

     .    Post-TEFRA Gain

     .    Post-TEFRA Premium

CONTRACT STATUS

                                                                             top
                                                                             ---

Cost basis can be updated on Fidelity retirement Reserves (NRR), Fidelity Personal Retirement Annuity (FPRA), and Fidelity Growth and guaranteed Income
(FGGI) non-qualified contracts with the following status:

     .    Free Look Period

     .    Extended Free Look Period

     .    Active

     NOTE: Cost basis changes cannot be made on contracts in pending status. Cost basis changes can not be backdated before the Point in Time (PIT) date of December 31, 2006.

--------------------------------------------------------------------------------
                                                                         Page 51

QUALIFIED CONTRACTS

                                                                             top
                                                                             ---

The tax cost basis of a qualified contract is always zero because all the contributions are pre-tax dollars.

1035 EXCHANGES

                                                                             top
                                                                             ---

The accuracy of account records at FILI is the responsibility of FILI. However, sometimes the information provided to FILI may be inaccurate. For example, cost basis information on a 1035 exchange coming from another firm. Because of possible adverse tax consequences to FILI clients, due diligence is required to maintain the account information as accurately as possible.

When Fidelity receives an incoming 1035 exchange, the sending firm notifies us by letter of the cost basis amount for the contract. If the delivering firm fails to provide cost basis information with a 1035 exchange, the cost basis will be entered as $0 (found in aggregate total) and the amount of the 1035 exchange will appear in the Unknown Amount field in ARK. If the cost basis is listed incorrectly (low), the client may incur adverse tax consequences.

NOTE: Researching cost basis information can take up to several weeks because Fidelity is relying on information provided by the delivering firm. To expedite the process, a client may wish to contact the delivering firm personally and request that cost basis information be forwarded to Fidelity.

--------------------------------------------------------------------------------
                                                                         Page 52

COST BASIS FOLLOW UP

When FILI initiates an incoming 1035 transfer, the representative requests a Cost Basis statement from the contra company. The statement specifies initial pre and post Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) investment totals, which can effect taxes assessed on distributions. When the cost basis documentation is not sent with the transferred funds, a letter is sent to the contra company to request the cost basis information. If the cost basis information is not received with 30 days, a follow-up process is initiated to obtain the information. The policies and procedures below describe the process representatives must follow to correspond with contra companies, and obtain cost basis.

POLICIES                                        PROCEDURES
                                                .      Accessing XTRAC Work Items
                                                       --------------------------
                                                .      Changing Work Queues
                                                       --------------------
                                                .      Identifying ITXCBQ Work Item Requests
                                                       -------------------------------------
                                                .      Identifying the Follow-up Phase
                                                       -------------------------------
..    Tax Equity and Fiscal Responsibility Act   .      Researching Cost Basis in ARK
     ----------------------------------------          -----------------------------
..    Pre-TEFRA Rules                            .      Researching Cost Basis in XTRAC
     ---------------                                   -------------------------------
..    Post-TEFRA Rules                           .      Linking the Follow-up Work Item
     ----------------                                  -------------------------------
..    Qualified Contracts                        .      Calling the Contra Firm
     -------------------                               -----------------------
                                                .      Corresponding with the Contra Firm
                                                       ----------------------------------
                                                .      Corresponding with the Client - Contra Firm has not Provided Cost Basis
                                                       -----------------------------------------------------------------------
                                                .      Completing the Cost Basis Follow-up Work Item - Correspondence Attached
                                                       -----------------------------------------------------------------------
                                                .      Completing the Cost Basis Follow-up Work Item - Cost Basis Already Entered
                                                       --------------------------------------------------------------------------

TAX EQUITY AND FISCAL RESPONSIBILITY ACT

                                                                             top
                                                                             ---

The Tax Equity and Responsibility Act of 1982 (TEFRA) is a United States federal legislation designed to increase tax revenues through a variety of means such as restrictions on the tax deductibility of certain investments, including some life insurance and pension products, and the elimination of distinctions in tax law applicable to partnerships and sole proprietorships.

PRE-TEFRA RULES

                                                                             top
                                                                             ---

The following rules apply to Pre-TEFRA money:

     .    Earnings on a Pre-TEFRA premium are called Pre-TEFRA gain.

--------------------------------------------------------------------------------
                                                                         Page 53

     . TEFRA impacted money that was in annuities. Those established prior to 1982 were grandfathered to the old laws.

     . Pre-TEFRA contract owners MUST take withdrawals of his or her Pre-TEFRA premium first - there is no tax reporting required.

     . If a contract has Pre-TEFRA monies, ARK automatically deducts the premium first and then gains.

     . Pre-TEFRA gain is taxable as income, however, it is not subject to the 59 1/2 rule. This means that after all the Pre-TEFRA premium is withdrawn and the contract owner begins withdrawing Pre-TEFRA gain (if any) prior to age 59 1/2, he/she is not subject to the 10% penalty. The contract owner does however have to pay the 10% penalty on any Post-TEFRA gain withdrawn prior to age 59 1/2. Sometimes FILI receives cost basis/TEFRA information with a lump sum listed as a gain.

     . If the gain is not identified as either pre or post TEFRA gain, it is always reported as Post-TEFRA gain.

WHAT CONTRACTS HAVE PRE-TEFRA GAINS?

FILI was established in 1989, after TEFRA was established. Therefore, Annuity contracts with Pre-TEFRA money must have been funded via a 1035 exchange from another company. The delivering firm sends FILI any cost basis and/or Pre-TEFRA details. The breakdown includes the following:

     . PRE-TEFRA PREMIUM PAID: any initial and subsequent payments prior to 8/14/1982 are Pre-TEFRA premium.

     .    GAIN: earned on this premium is Pre-TEFRA gain.

The order of withdrawal for Pre-TEFRA money is:

     .    Pre-TEFRA Premium

     .    Pre-TEFRA Gain

Some contracts may have both Pre-TEFRA and Post-TEFRA. It depends on when the money was deposited.

POST-TEFRA RULES

                                                                             top
                                                                             ---

Post-TEFRA premium is non-qualified money paid into a contract on or after 8/14/1982. From that date on, the client must draw gain (taxable amount) before the premium, Last In - First Out (LIFO). The following rules apply to Post-TEFRA money:

     . Any gain on the premium is Post-TEFRA gain and is subject to a 10% penalty if withdrawn prior to age 59 1/2.

--------------------------------------------------------------------------------
                                                                         Page 54

     . Any gain earned on or after 8/14/1982 on Pre-TEFRA premium is considered Post-TEFRA gain and therefore is subject to a 10% penalty if withdrawn prior to age 59 1/2.

The order for withdrawal for Pre-TEFRA and Post-TEFRA money:

     .    Pre-TEFRA Premium

     .    Pre-TEFRA Gain

     .    Post-TEFRA Gain

     .    Post-TEFRA Premium

QUALIFIED CONTRACTS

                                                                             top
                                                                             ---

The tax cost basis of a qualified contract is always zero because all the contributions are pre-tax dollars.

--------------------------------------------------------------------------------
                                                                         Page 55

CUSTOMER AUTHENTICATION

In order to maintain security, all individuals and annuity contracts are subject to verification procedures. Every caller must be verified. There is zero tolerance for not verifying a caller! Verification ensures that only authorized roles have access to annuity contract and transaction information. The policies below describe Fidelity Investments Life Insurance (FILI) guidelines for customer authentication and what is required to verify clients for both outbound and inbound calls.

POLICIES

     .    Authentication Guidelines
          -------------------------
     .    Outbound Calling
          ----------------
     .    Authorized Roles
          ----------------
     .    Unauthorized Roles
          ------------------
     .    Customer Authenticators
          -----------------------
     .    Transferred Calls
          -----------------
     .    Customer Verification
          ---------------------
     .    Customer ID
          -----------
     .    PIN Set Up
          ----------

AUTHENTICATION GUIDELINES

                                                                             top
                                                                             ---

Refer to the following guidelines for all calls:

     . A customer's name is not an authenticator. However, representatives must obtain the customers full name in order to begin the verification process.

     . When verifying a customer, representatives must ask for his or her Customer ID. Representatives cannot ask the customer for a Social Security number (SSN).

     . Representatives can accept the SSN as the Customer ID only when the customer initiates it.

     . If a customer has established a Customer ID as an alternate to his or her SSN, representatives cannot accept the SSN as an authenticator. Representatives must request the Customer ID.

     . Representatives are responsible for protecting the privacy of customer contracts. Representatives do not need to verify customers when access to a customer's contract information is not needed. Additionally, customers can be pre-verified through Speed ID, which limits the steps representatives need to verify the customer.

     . Representatives must always verify the caller before providing annuity contract information or processing any transactions. Always let a caller know that their identity needs to be verified to protect their contract from unauthorized access and identity theft.

     . If a customer needs to be transferred within the organization and the customer is likely to transact business that would require verification, then the initial representative must verify the customer prior to transferring the call.

     . When accepting a call transferred to representatives from other Fidelity departments proceed to Transferred Calls.
                                          -----------------

--------------------------------------------------------------------------------
                                                                         Page 56

OUTBOUND CALLING

                                                                             top
                                                                             ---

National Association of Securities Dealers (NASD) and the New York Stock Exchange (NYSE) have established regulations that apply specifically to outbound calling. These policies were established based on the Federal Communications Commission's Telephone Consumer Protection Act and the Federal Trade Commission's Telemarketing, and Consumer Fraud and Abuse Prevention Act, specifically NASD Rule 2212. Refer to the Outbound Calling information on PWI OLR.

AUTHORIZED ROLES

                                                                             top
                                                                             ---

Representatives must always verify the customer before providing contract information or processing transactions. Always let customers know their identity is being verified. Proceed to Customer Verification for specific information. Additionally, customers may be pre-verified through Speed ID, which limits the number of verification steps.

Authorized roles include:

     .    Owner

     .    Joint Owner

     .    Power of Attorney (POA) - Refer to the Annuity Services Power of
                                                 -------------------------
          Attorney Form to confirm authorization for POA
          -------------

     . Limited Power of Attorney/Trading Authorization (LPOA) - Refer to the Annuity Services Trading Authorization Form to confirm authorization
          -------------------------------------------
          for LPOA

     .    Trustees

     .    Authorized Agents for Registered Investment Advisor (RIA) accounts

     . Administrator (The Administrator is only allowed to receive information that is available on a statement)

UNAUTHORIZED ROLES

                                                                             top
                                                                             ---

If the caller is not authorized:

     . Explain that for the contract owner's protection, FILI's policy requires customers to be listed on the contract in an authorized role in order to receive any account information.

     . Explain that written authorization from the contract owner is required to be added.

--------------------------------------------------------------------------------
                                                                         Page 57

     . Offer to send the appropriate form to add an authorized role. Forms can be sent through XTRAC or refer customers to Fidelity.com to
                                                          ------------
          download forms.

     . Explain that once the customer is authorized, he or she will be able to receive contract information over the phone.

     . If the owner of the contract is on the line and is verified, the owner can give permission to speak with unauthorized roles. Let the unauthorized individual know permission is for only that call until written authorization is received.

CUSTOMER AUTHENTICATORS

                                                                             top
                                                                             ---

Refer to the Customer Authenticators information on PWI OLR.
             -----------------------

NOTE: Authenticators do apply to FILI clients, and representatives should use FILI information to verify FILI clients whenever possible. However, FILI representatives can use PWI Brokerage and Mutual Fund account information when verifying FILI clients.

TRANSFERRED CALLS

                                                                             top
                                                                             ---

Refer to the Handling Call Transfers information on PWI OLR.
             -----------------------

NOTE: Although FILI is not specifically listed as a retail (PI) organization, FILI is participating and following PI's Handling Call Transfer guidelines.

CUSTOMER VERIFICATION

                                                                             top
                                                                             ---

Refer to the Customer Verification information on PWI OLR.
             ---------------------

NOTE: The references to G-numbers are for PWI customers only, not for FILI Annuity clients. For FILI contracts, continue to use the client's Customer ID, SSN or TIN.

--------------------------------------------------------------------------------
                                                                         Page 58

CUSTOMER ID

A Customer Identifier (Customer ID) is a nonsecret, customer-selected identifier that replaces the customers Social Security number (SSN) or Tax Identification number (TIN) as the primary means of identification. The policies and procedures below describe how to establish or change a Customer ID.

POLICIES                               PROCEDURES

..    Guidelines
     ----------
..    Benefits                          .     Checking Customer IDs
     --------                                ---------------------
..    Requirements                      .     Establish in Identity Gateway
     ------------                            -----------------------------
..    Restrictions                      .     Establish on Fidelity.com
     ------------                            -------------------------
..    Multiple Fidelity Relationships   .     Verifying in OneView
     -------------------------------         --------------------
..    Blocked Customer IDs              .     Changing in Identity Gateway
     --------------------                    ----------------------------
..    Offensive Customer IDs
     ----------------------

GUIDELINES

                                                                             top
                                                                             ---

A Customer ID is recommended but not mandatory for existing customers however, new customers must select a Customer ID to use in place of their SSN or TIN.

     . A customer establishes a Customer ID as protection against identity theft and to eliminate use of the SSN or TIN.

     . A customers SSN or TIN continues to appear on a representatives desktop as a means of customer search but cannot be used for verification.

     . Once a customer establishes a Customer ID, the customer can no longer use the SSN or TIN through any customer access channels, including customer verification purposes.

     . Customers with a Customer ID cannot revert to a social security number on Fidelity.com.

     . Representatives cannot change a Customer ID to an SSN, even though Identity Gateway allows this change.

     . PINS that are reset are synchronized across all Fidelity retail and Institutional accounts.

     . The customer must also establish a PIN and a Security question. Refer to the PIN Set Up and Security Questions topics.
                 ----------     ------------------

BENEFITS

                                                                             top
                                                                             ---

Benefits to the customer include:

     . Customer IDs reduce the concerns surrounding information privacy associates with SSNs and TINs.

     . Customers can easily establish and change a Customer ID on Fidelity.com or NetBenefits.

--------------------------------------------------------------------------------
                                                                         Page 59

     . A Customer ID does not provide any information or access beyond what an SSN or TIN offers.

     . The customer can choose his or her own Customer ID, making it easier to remember.

     . Once established, the customer can use a Customer ID and PIN across all Fidelity Retail and Institutional accounts.

Benefits to Fidelity include:

     .    Adoption of industry best practices

     .    Early compliance of pending legislation

REQUIREMENTS

                                                                             top
                                                                             ---

To establish a Customer ID, clients must adhere to the following guidelines:

     .    Customers must have a valid SSN, TIN and PIN to set up a Customer ID.

     . Customers creating a PIN for the first time can set up a Customer ID with no previous PIN.

     . The customer can establish a Customer ID only on Fidelity.com or NetBenefits. A Customer ID can be established by a representative only on an exception basis.

     . The customer can have only one active Customer ID per SSN or TIN. A customer can establish a Customer ID for an SSN as well as a TIN.

     . When using automated channels to reset a PIN, the customer must use the Customer ID, not the SSN or TIN.

     . A customer with multiple relationships cannot establish a Customer ID if he or she has a blocked, blocked for reset, or blocked for setup PIN with any of the relationships. The customer must clear the blocked PIN first.

CUSTOMER ID REQUIREMENTS:

     .    A Customer ID must be unique. No two customers can have the same ID.

     . A Customer ID must be between 6 to 15 characters long; it can have letters, numbers, or a combination.

     . If a Customer ID is composed of 9 to 11 digits, it must include at least 2 letters. Requirements around the establishment of a Customer ID with 9 to 11 characters protect against customers erroneously establishing a Customer ID already listed on another customer's account as an SSN or TIN.

          NOTE: If the Customer ID was selected by another customer, the system provides the customer with an alternative identifier, or the customer can keep selecting another identifier of choice until it is accepted by the system.

--------------------------------------------------------------------------------
                                                                         Page 60

RESTRICTIONS

                                                                             top
                                                                             ---

Refer to the Customer ID Restrictions information located on PWI OLR.
             ------------------------

MULTIPLE FIDELITY RELATIONSHIPS

                                                                             top
                                                                             ---

Refer to the Customers with Multiple Fidelity Relationships information located
             ----------------------------------------------
on PWI OLR.

BLOCKED CUSTOMER IDS

                                                                             top
                                                                             ---

Refer to the Customers blocked from establishing a Customer ID information
             -------------------------------------------------
located on PWI OLR.

OFFENSIVE CUSTOMER IDS

                                                                             top
                                                                             ---

Refer to the Handling an offensive Customer ID information located on PWI OLR.
             ---------------------------------

--------------------------------------------------------------------------------
                                                                         Page 61

DATE OF BIRTH CORRECTION

An Annuity Service representative often discovers a Date of Birth (DOB) error when verifying a client's identification with a DOB, the client's response does not match the DOB in the record keeping system, the Annuity Service representative creates a work item to correct the error. An Integrated Customer Service (ICS) representative or a Letter of Notification from the client can also initiate DOB correction requests. The policies and procedures below describe how to correct a client's DOB.

   POLICIES                      PROCEDURES

                                        .    Conversion Activities
                                             ---------------------
                                        .    Access XTRAC Work Items
                                             -----------------------
                                        .    NONFIN/DOBCH Work Items
                                             -----------------------
                                        .    Fidelity Contracts
                                             ------------------
                                        .    FGIA Contracts
                                             --------------
                                        .    ARK DOB Verification
                                             --------------------
     .    Status Changes                .    XTRAC DOB Verification
          --------------                     ----------------------
     .    Maturity Dates                .    Equifax DOB Verification
          --------------                     ------------------------
     .    Converted Contract Rules      .    Client Contact
          ------------------------           --------------
                                        .    Custodial Accounts
                                             ------------------
                                        .    DOB Changes
                                             -----------
                                        .    Maturity/First Payment Dates
                                             ----------------------------
                                        .    Verification and Ownership Letters
                                             ----------------------------------
                                        .    Work Item Status Changes
                                             ------------------------
STATUS CHANGES

                                                                             top
                                                                             ---

Changing a client's DOB has several consequences. The annuity's maturity date and first payment date may change, which could change the annuity payment amount. Changing the DOB of an annuitant when the annuity is in Payout status is not allowed. If a DOB change is requested for an annuitant when the contract is in the payout phase, contact a team leader or manager.

MATURITY DATES

                                                                            gtop
                                                                            ----

Refer to the bullets below for information on maturity dates for date of birth corrections.

     . For non annuitized New Retirement Reserves (NRR) contracts, the maturity date is the first day of the month following the annuitant's 85th birthday.

--------------------------------------------------------------------------------
                                                                         Page 62

     . For Fidelity Personal Retirement (FPRA) contracts, the maturity date is the first day of the month following the oldest owner's 90th birthday.

     . For NRR and FPRA contracts, the maturity date could change if the annuitant's new DOB is a different month.

CONVERTED CONTRACT RULES

                                                                             top
                                                                             ---

If there is a converted contract with a converted death activity and/or a converted benefit reduction activity, no corrective processing can take place on any activity prior to the death activity or benefit reduction activity on the contract.

--------------------------------------------------------------------------------
                                                                         Page 63

DEATH BENEFITS

A death benefit is the amount the beneficiary(ies) receives upon the death of the annuitant. The policies and procedures below described the death benefit options and how to locate the information in ARK.

POLICIES
--------

..    Death Claim Charts
     ------------------
..    NRR Standard Death Benefit
     --------------------------
..    NRR One Time ODB Option
     -----------------------
..    NRR ODB Beneficiary Options
     ---------------------------
..    NRR Multiple Beneficiaries
     --------------------------
..    NRR Withdrawals
     ---------------
..    NRR Death Benefit Comparison
     ----------------------------
..    NRR ODB Calculations
     --------------------
..    MGGI Beneficiary Options
     ------------------------
..    MGGI Death Benefit Guidelines
     -----------------------------
..    MGGI Proof of Death
     -------------------
..    MGGI Period Certain
     -------------------
..    MGGI Death Claim Activities
     ---------------------------
..    MGGI Death Benefit Calculations
     -------------------------------

DEATH CLAIM CHARTS

The Death Claim charts below are set up by product and provide the specifics for processing a death claim. Refer to the applicable chart below:

..    Fidelity Retirement Reserves (NRR)
     ----------------------------------
..    Empire Fidelity Retirement Reserves (EVA)
     -----------------------------------------
..    Fidelity Personal Retirement Annuity (FPRA)
     -------------------------------------------
..    Fidelity Growth and Guaranteed Income (FGGI)
     --------------------------------------------
..    MetLife Growth and Guaranteed Income (MGGI)
     -------------------------------------------
..    Fidelity Guaranteed Income Annuity (FGIA)
     -----------------------------------------
..    Fidelity Income Advantage/Annuitized NRR
     ----------------------------------------
..    Per Stirpes
     -----------

     NOTE: Per Stirpes designations are specifically not allowed in FPRA, NRR and MGGI contracts, and are strongly discouraged for all other contract types. Per Stirpes for all other contract types are only allowed by a Legal/Compliance exception.

--------------------------------------------------------------------------------
                                                                         Page 64

MGGI BENEFICIARY OPTIONS

For MetLife Growth and Guaranteed Income (MGGI) contracts, upon the death of the annuitant, the beneficiary would have two options.

OPTION:   DESCRIPTION:
-------   ------------
1         Receive the remaining account value, if any.

          . The death benefit is equal to the Contract Value as of the end of the business day on which FILI receives due proof of death and an election for the payment method.

          . The death benefit amount remains in the variable contract, unless return of premium is selected, and will continue to be subject to investment risk which is borne by the Beneficiary(ies).

          . If the client elects the contract value over 5 years, he or she will stay in the variable contract and if he or she selects annuitization, he or she will stay in the variable until the exception termination is processed. Refer to the Exception
                                                                 ---------
                Termination topic for additional information.
                -----------

2          .    Annual installments of the Guaranteed Withdrawal Benefit (GWB)
                payment amount. This option is a Period Certain annuity. Proceed to MGGI Period Certain.
                   -------------------

          . The Return of Purchase Payment reduced by withdrawals as follows:

          . If the total withdrawals in a Contract Year do not exceed the GWB Amount for that same Contract Year, the Return of Purchase Payment death benefit is reduced by the amount of the withdrawals.

          . If a withdrawal is taken before the youngest Annuitant reaches 59 1/2, the Return of Purchase Payment death benefit is reduced by substituting the GWB Value with Purchase Payments.

          . If a withdrawal is taken prior to the youngest Annuitant reaching age 59 1/2, the GWB Value is reduced by a percentage determined by dividing the gross withdrawal amount by the Contract Value at the time of the withdrawal.)

          . If a withdrawal is taken after the youngest Annuitant reaches age 59 1/2 and the total withdrawals in a Contract Year are greater than the GWB Amount for that Contract Year, then the Return of Purchase Payment death benefit will be first be reduced by the amount of the GWB Amount for that Contract Year.

          . The Return of Purchase Payment death benefit is then reduced for any withdrawals in excess of the GWB Amount for that Contract Year by substituting the GWB Value with Return of Purchase Payment death benefit.

          . If an amount is withdrawn for more than the GWB Amount in any contract year on or after the date in which the youngest annuitant reaches 59 1/2, the GWB value will only be reduced by an amount equal to the percentage which is determined by dividing the portion of a Gross Withdrawal that is in excess of the GWB Amount for that Contract Year by the Contract Value at the time of the excess Gross Withdrawal.

..    If account value is greater than the return of premium, the client must take the account value (lump sum, annuitize or 5 yr option).

..    If account value is less than the return of premium, the client can choose either of the two options or the return of premium.

--------------------------------------------------------------------------------
                                                                         Page 65

..    A beneficiary must elect the death benefit to be paid under one of the payment options. The death benefit payable under an annuity option must be paid over the beneficiary's lifetime or for a period not extending beyond the beneficiary's life expectancy.

     . For non-qualified contracts, payment must begin within one year of the date of death.

     . For tax qualified contracts, payment must begin no later than the end of the calendar year immediately following the year of death. For example, if the client dies in August 2010, the payment must begin by the end of 2011.

..    SPOUSAL CONTINUATION: When the primary beneficiary is the spouse of the annuitant and is a joint annuitant, upon the first annuitant's death, the spouse will be deemed to have elected to continue the contract in his or her own name. If the contract is a tax qualified contract and the surviving annuitant is age 95 or older on the day we receive due proof death, the contract may not be continued. In this case, the surviving annuitant may elect a death benefit as set forth above.

..    Should a client call asking about their death benefit, representatives should review the ACCOUNT VALUE and the GMDB FIELDS.

MGGI DEATH BENEFIT GUIDELINES

Refer to the beneficiary guidelines below for MGGI.

..    The beneficiary has one year from the date of death to annuitize.

..    The beneficiary notifies FILI they want to annuitize via a Letter of
     Instruction (LOI) which must be within 60 days from the date of death. The beneficiary then sends in annuitization paperwork and FILI processes the Exception Termination activity with the Termination Type field = Met Annuitization. MetLife administers the annuitization.

..    Both Annuitants must be deceased on the contract for a lump sum benefit to be paid. The exception is if the surviving annuitant is 95 or greater they are not allowed to continue the contract and they will receive a lump sum.

..    Upon the death of the last annuitant, money remains in the VIP FundsManager
     60. Until directed to pay the proceeds in a lump sum or under any other option available, the death benefit amount will remain in the variable account for up to five years from the date of death. If not removed prior to five years the assets will be disbursed.

..    Date of Death is the day on which the client died or in case the actual date of death is not yet known, the day on which FILI was informed of the death. The date used to determine is the date that FILI receives proof of death and election paperwork.

..    If the contract has an account value of $0 (sub-status of pending conversion) and there is a death of the last annuitant the beneficiary will be forced into the Period Certain option.

..    DEATH BENEFIT AFTER CONVERSION OF GWB AMOUNT TO ANNUITY PAYMENTS: On the
     death of the last surviving annuitant, payments will continue to the beneficiary until the beneficiary has received the Return of Purchase Payment death benefit. Once annuity income payments begin, the Return of Purchase Payment death benefit will be reduced by the amount of each annuity income payment. These payments will be equal in amount, except for the last payment, which will be in an amount necessary to reduce the Return of Purchase Payment death benefit to zero.

MGGI PROOF OF DEATH

Due proof of death will be required before any death benefit is paid. Due proof of death must be:

..    A certified death certificate.

..    A certified decree of a court of competent jurisdiction as to the finding of death.

..    A written statement by a licensed medical doctor who attended the deceased.

..    Any other satisfactory proof.

--------------------------------------------------------------------------------
                                                                         Page 66

MGGI PERIOD CERTAIN

Period Certain is the return of premium minus withdrawals over a period not to exceed life expectancy.

..    The period duration is calculated by ARK once the period certain death activity is processed. Qualified and Non-Qualified money have different life expectancy tables.

..    If the beneficiary is a trust, the period is always 5 years.

..    Once selected, the Period Certain option cannot be changed. Payments will remain fixed and will not ratchet.

..    This annuity would have no remaining assets that the beneficiary has access to, even if the contract had an account value prior to the death.

..    The annual installment payments will be equal to the current GWB Payment
     Amount unless the duration would exceed the life expectancy of the beneficiary then the payments annually will be greater than the GWB amount.

..    The payments will continue until the remaining GMDB value has been paid out
     (this is the length of the certain period).

..    If the contract value on the day the period certain death activity is processed is greater than the return of premium minus withdrawals, then the beneficiary must take the 5 year option.

..    If the last annuitant dies before a withdrawal percentage has been determined, the withdrawal percentage will be based on the age of last annuitant at time of death. If the last annuitant had not reached age 59 1/2 at the time of their death, the withdrawal percentage will be 4%.

..    Should the beneficiary elect Return of Premium, the option selected on death activity page = period certain. Once the period certain death activity is processed, the calculation is run and the check is sent out the next business day. This is when the beneficiary paperwork is received IGO and the Death Claim activity is processed.

..    The only allowable options for disbursing this money are Check or No Money
     Out. Should the beneficiary elect to send their payment via EFT this is a day two process. (This assumes the bank is active in ARK, if it is not the representative can add it and have it go through the pre-note process.) The representative can go back into the contract on day two (once the beneficiary has been systematically made into a Payee) and attach banking to the Payee Role. Then the representative will need to process a PeriodCertainPaymentChange activity and change the payment method from Check or No Money Out to EFT.

..    Period Certain Quote will display the Period Certain values for MGGI once a death activity has been processed with a sub-status of Period Certain.

EXAMPLE:

     .    GWB amount when annuitant was alive: $10,000

     .    Purchase payment: $100,000

     . Period Certain duration would be 10 years ($100,000/$10,000) and the amount would be $10,000.

     . If the beneficiary is not supposed to live that long according to the life expectancy tables, then the calculation will change.

     . For example, if the beneficiary should live 8 years according to the life expectancy tables, then the duration would be 8 years and the amount would be $12,500 ($100,000/8 years).

..    Minimum payment amount is the GWB Amount.

..    4 options: monthly, quarterly, semi-annually and annually. Cannot change the frequency once selected.

..    Changes contract status from Active to Payout.

..    The Period Certain option behaves like an annuity payment in terms of taxes. The exclusion ratio is taken into account. Payments will include both gain and premium.

..    When the period is over, the period certain termination activity will process on the same day as the last payment. The contract status changes to Claim.

--------------------------------------------------------------------------------
                                                                         Page 67

..    If the beneficiary dies after the period certain payments start, new beneficiaries cannot be named. Payments will continue to the estate of the beneficiary. The estate will not receive a lump sum.

..    Period Certain date of first payment is the day of the month when FILI processes the death activity. Cannot change this once processed.

..    If a client wants to change from check to EFT or vice versa, then the
     PeriodCertainMethodChange activity must be processed.

MGGI DEATH CLAIM ACTIVITIES

Death Claim Deferred Activities available for MGGI deferred contracts:

..    DEATHCLAIMPENDING: Used during the death claim processing to terminate any planned transactions on the contract. The DeathClaimPending activity also applies certain restrictions on the contract while the death claim is pending.

..    DEATHWITHLIVINGANNUITANT: Should be used if the person who died is the
     Annuitant or Joint Annuitant and the contract has a surviving Annuitant or Joint Annuitant.

..    DEATHALLANNUITANTS: Should be used if the person who dies is the annuitant and the contract does not have a Joint Annuitant or if the joint annuitant also dies.

..    In case of simultaneous deaths, first process DEATHWITHLIVINGANNUITANT then process DEATHALLANNUITANTS. Refer to the Death Claims - Deferred topic for
                                              -----------------------
     additional information.

..    FIVEYEARTERMINATION: The same as a Surrender activity with the following exceptions:

..    On processing a FiveYearTermination activity the Contract Status will get updated to Claim

..    The Payee will be taxed for this transaction. This would be used if the beneficiary elects the 5 year option and wants the value before the 5 years is complete.

MGGI DEATH BENEFIT CALCULATIONS

Refer to the death benefit calculations examples below for MGGI.

EXAMPLE 1:                                                        EXAMPLE 2:
----------                                                        ----------
..    Age 65 at purchase                                           .     Age 65 at purchase

..    Purchase Payment = $100,000                                  .     Purchase Payment = $100,000

..    Client takes GWB starting in the 1st year = $5,000 annually  .     Client takes GWB starting in the 1st year = $5,000 annually

..    Dies after 10 years                                          .     Dies after 10 years

..    Total of GWBs taken = $50,000                                .     Total of GWBs taken = $50,000

..    Contract value = $60,000                                     .     Contract value = $20,000

BENEFICIARY OPTIONS                                                BENEFICIARY OPTIONS

..    Option 1 = $60,000                                           .     Option 1 = $20,000

..    Current contract value                                       .     Current contract value

..    Option 2 is not available                                    .     Option 2 = $5,000 per year for 10 years

--------------------------------------------------------------------------------
                                                                         Page 68

..    Remaining GMDB of $50,000 is less than the current value     .     Remaining GMDB of $50,000 taken at rate of annual GWB
..

--------------------------------------------------------------------------------
                                                                         Page 69

DEATH CLAIMS - DEFERRED

Death claims calls are handled differently depending on the caller. Although death notification calls can legitimately come from parties other than surviving owners, beneficiaries, joint annuitants, or trustees; the guiding principle is to obtain rather than release information. Do not share any details of the annuity contract unless the client is verified and has permission to discuss the contract. When a death claim is received by Disbursements, any planned transactions on the contract need to be terminated, if applicable (not all deaths will require the termination of planned transactions), and certain restrictions must be applied while the death claim is pending. Once the proof of death and beneficiary paperwork are received, the benefit options can be processed. The policies and procedures below describe the death claim process and how to process a death claim for a deferred contract.

POLICIES
--------

..    Death Claim Charts
     ------------------
..    Death Benefits
     --------------
..    Authorized Roles
     ----------------
..    Call Routing
     ------------
..    Death Claim Packets
     -------------------
..    Money Market Transfer
     ---------------------
..    Annuity Service Role
     --------------------
..    Death Claim Process
     -------------------
..    Common Errors
     -------------
..    FAQ's
     -----
..    Legal Documents Acceptance Criteria
     -----------------------------------

DEATH CLAIM CHARTS

The Death Claim charts below are set up by annuity product and provide the specifics for processing death claims including which letters are sent in the event of a death claim.

..    Fidelity Retirement Reserves (NRR)
     ---------------------------------
..    Empire Fidelity Retirement Reserves (EVA)
     -----------------------------------------
..    Fidelity Personal Retirement Annuity (FPRA)
     ------------------------------------------
..    Fidelity Growth and Guaranteed Income (FGGI)
     --------------------------------------------
..    MetLife Growth and Guaranteed Income (MGGI)

..    Per Stirpes
     -----------

     NOTE: Per Stirpes designations are specifically not allowed in NRR, FPRA, and MGGI contracts, and are strongly discouraged for all other contract types. Per Stripes for all other contract types are only allowed by a Legal/Compliance exception.

--------------------------------------------------------------------------------
                                                                         Page 70

AUTHORIZED ROLES

Requests can originate from two types of parties; those named in the contract and those who are executors. The parties named in the contract and those who are executors, as well as those listed below can initiate a death claim requests:

..    Primary beneficiary

..    Contingent beneficiary

..    Owner or annuitant

..    Joint annuitant

..    Spouse

..    Relative

..    Sales representative

..    Surviving owner

The parties listed below can be executors of a client or owner's estate and can initiate a death claim requests. However, requests from these parties must be handled differently:

..    Trustee

..    Executor

..    Lawyer, Certified Financial Planner (CFP)

..    Certified Financial Advisor (CFA)

     NOTE: Any party can report a death and initiate a death claim request. They do not have to have any role on the contract. Follow XTRAC procedures to initiate the Inheritor Services request.

CALL ROUTING

Requests can be routed in two ways:

..    If the request is from someone named in the contract, and there is no executor, trustee or lawyer involved, begin by creating a DEATH/DTHCLM (Death Claim) Work Item and processing the claim. This is handled the same way as noted above, the Annuity Service representative collects the information and opens the Death Claim Work Item regardless of relationship. The call is not transferred on the initial contact.

..    If the request is from an executor, trustee, or lawyer, transfer the call to an Inheritor Services Specialist. If an Inheritor Services Specialist is
                                                -----------------------------
     unavailable, ask for a phone number where the caller can be reached today and agree on a time when the caller can receive a callback.

DEATH CLAIM PACKETS

It takes approximately 7-10 business days until the packet is delivered by US mail to the address of record. Death claims are considered financial transactions that are processed on the date of receipt. The time for a death claim to be processed, however, is different based on each claim. Final resolution of a NRR death claim depends on the time it takes all beneficiaries, annuitants, or owners to return the correct paperwork In Good Order (IGO). Fidelity

--------------------------------------------------------------------------------
                                                                         Page 71

Growth and Guaranteed Income (FGGI), Fidelity Personal Retirement
Annuity (FPRA) and MetLife Growth and Guaranteed Income (MGGI) death claims will pay out one beneficiary at a time starting with the first beneficiary to submit IGO paperwork. The value of the contract is determined at the time the first set of IGO paperwork is received.

DEATH CLAIM PACKET CONTENTS

The following paperwork is sent to the address of record, based on the type of contract and contract options. While Annuity Service representatives do not distribute this paperwork, clients may have questions about which forms and paperwork are required to fill in the death claim. If clients need additional paperwork, or have questions that cannot be answered, transfer the call to an Inheritor Services Specialist to assist the client. Forms are not available on Fidelity.com.

OPTION:                  REQUIREMENT:

Five Year Distribution   .     Five Year Distribution Form, signature guaranteed
                         .     Tax Identification Form
                         .     Certified Death Certificate

Payment of Proceeds      .     Payment of Proceeds Form, signature guaranteed
                         .     Tax Identification form
                         .     Certified Death Certificate

Contract Continuation    .     Continue Form, signature guaranteed
                         .     Tax Identification Form
                         .     Certified Death Certificate
                         .     Annuity Change Form (optional)

Annuitization            .     Annuitization paperwork in good order
                         .     Certified Death Certificate
                         .     Proof of Birth

MONEY MARKET TRANSFER

Fidelity Investments Life Insurance (FILI) transfers to the Money Market Investment option any portion of a contract in other investment options at the market closing value on the day in which FILI receives a death certificate of:

..    The last surviving owner or annuitant (if a single owner) of a non-qualified FGGI contract.

..    The last surviving annuitant of a qualified FGGI contract.

..    The last surviving owner of a FPRA contract.

     NOTE: NRR and MGGI: There is no transfer to the money market when the death claim is reported. Funds remain invested until claim is settled.

--------------------------------------------------------------------------------
                                                                         Page 72

ANNUITY SERVICE ROLE

Clients typically call an Annuity Service representative after receiving the death packet with questions about filling out the forms correctly.

..    Once the Death Claim Work Item has been opened, Annuity Service representatives can answer general questions about the forms or options. All other inquires should be transferred to Inheritor Services.

..    Representatives can discuss what a form contains, but cannot advise clients on how to fill out a form. The decision on how to fill in the forms lies with the beneficiary. Also, inform the client that if he or she has questions regarding the form, Fidelity recommends they consult with a qualified tax advisor, planner, or other qualified individual.

..    The representative must never advise clients on what is the best decision;
     what is best for one client may not be best for another client. If there is an issue, transfer the call to an Inheritor Services Specialist.
                                       -----------------------------

..    Periodically, an Inheritor Services Specialist may not be available. The
     Annuity Service representative should leave a detailed voice mail message, contract detail, and client contact information. A detailed email should also be sent to the Inheritor Services Specialist, copy the manager, and
                         -----------------------------
     copy the detail from email into the Work Item for future reference.

..    Provide the client or beneficiary with the toll-free number to Inheritor
                                                                    ---------
     Services.
     --------

DEATH CLAIM PROCESS

A representative may find it helpful to explain the death claim process to a client or beneficiary. The general death claim process is outlined as follows.

ANNUITY SERVICE RESPONSIBILITIES                        INHERITOR SERVICES RESPONSIBILITIES
--------------------------------                        -----------------------------------
1.   Death claim call is initiated.                     1.   The work item is reviewed for
                                                             completeness; additional information may be
2.   In most cases, the representative will                  gathered through research.
     facilitate the initial request. Transfer to an
     Inheritor Services Specialist only after a claim   2.   The correct beneficiaries are determined.
     ----------------------------
     is in process.
                                                        3.   A Death Claim packet is assembled and
3.   If processed by a representative, he or she             mailed, notifying beneficiaries of available
     creates a work item. The XTRAC work item number         options.
     should be provided to the client and the
     Inheritor Services phone number.                   4.   Information is gathered and forms are
                                                             filled in by the appropriate person and
4.   The representative documents actions                    returned.
     throughout the process. The representatives
     should gather as much information as possible;     5.   Forms are scanned and claim is deemed IGO
     including date of death, beneficiary names and          or NIGO.
     addresses (if known) and a contact phone number.

                                                        6.   Processing is as follows:

5.   The work item is automatically transferred
     to the DBDTHQ.                                          .     IGO claims are processed by FILI
                                                                   Operations.

                                                             .     Not in Good Order (NIGO) claims are
                                                                   researched and requests for additional
                                                                   paperwork are communicated to the client
                                                                   as necessary.

--------------------------------------------------------------------------------
                                                                         Page 73

COMMON ERRORS

There are some important things to remember when filling in work items. Some of the most common errors, which cause delays and extra work, are:

..    Vital: The date of death; if not the day, at least the month and year.

..    Social Security number (SSN) should be for the deceased person, not the person calling.

..    Use all caps when entering item information.

..    Obtain the client's address, beneficiaries' address, and his or her respective phone number(s).

TOP NIGO REASONS

The most common reasons why a request is not in good order are:

..    Missing signatures

..    Signatures not guaranteed

..    All beneficiaries have not filled in the paperwork in good order

..    Death Certificate not certified

..    Tax Identification form, such as a W-9, is not included

..    Paperwork is not filled in by an authorized person

NOTE: Do not disclose the names of the beneficiaries when gathering information. Ask the caller if he or she knows who the beneficiaries might be and if he or she has their addresses. Once a call is taken to process a death claim, a Death Claim Work Item must be created to process the claim.

FAQ'S

Q: Beneficiary calls and has received the death beneficiary options. They may be interested in getting a quote on annuitization options.
A: These calls should be transferred to Inheritor Services to obtain the quote.

Q: Beneficiary calls and has received the death claim paperwork and is out of the country and cannot get a signature guarantee.
A: Requirement is waived for beneficiaries located outside of the country. The representative needs to document it has been waived in the Work Item and request the beneficiary to attach note along with the paperwork highlighting he or she has discussed the waiver with a representative.

Q: Executor or attorney calls requesting a date of death valuation letter. How is this generated when requested by an executor or attorney?
A: This is handled by Inheritor Services. There is not a work item to request an official date of death valuation letter. If the claim is still open, transfer the call to Inheritor Services. If closed, the call should be transferred to Priority Services.

--------------------------------------------------------------------------------
                                                                         Page 74

DIVORCE CLAIMS - DEFERRED

When spouses decide to divorce, any annuity contracts defined in the Divorce Decree are affected. There must be a Divorce Decree or court order that dictates how the contract(s) are to be divided and/or awarded. The policies and procedures below describe how to process a divorce claim for a deferred product.

POLICIES
--------

..    Divorce Decrees

..    Divorce Awards
     --------------
..    Restrictions
     ------------
..    Divorce Paperwork
     -----------------
..    Setting Client Expectations
     ---------------------------
..    Legal Documents Acceptance Criteria
     -----------------------------------

DIVORCE DECREES

All divorce situations require a copy of the Divorce Decree. The representative must read and follow the instructions in the Divorce Decree that are relative to a contract. In most states, a Decree is the final document in the divorce process, which generally stipulates the property subject to the Decree and the division thereof. The representative should look for:

..    A time limit or period is specified for property transfers.

..    Contract information such as contract numbers and specific amounts to be transferred.

..    Instructions other than division of property.

By not reading, interpreting and following the instructions contained in a Divorce Decree, Fidelity Investments Life Insurance (FILI) could be held liable for, among other things:

..    Not transferring a contract within a stated period.

..    Not immediately correcting erroneous information regarding the contracts in question including ownership, account balances and so on.

..    Not responding to particular requests by the court such as payments to third parties.

DIVORCE AWARDS

The two most common divorce awards are:

..    Spouse is awarded a portion of the contract.

..    Spouse is awarded the entire contract.

     NOTE: If the divorce award is not one of the above, contact a team leader to determine the next steps to take.

--------------------------------------------------------------------------------
                                                                         Page 75

SPOUSE IS AWARDED A PORTION OF THE CONTRACT

If the spouse is awarded a portion of the contract, refer to the table below to determine the documents required to process a divorce.

IF THE SPOUSE IS:   THEN THE FOLLOWING PAPERWORK IS REQUIRED:
----------------    ----------------------------------------
A joint owner       .     A Letter of Instruction (LOI) indicating how to process his or her portion of the money (open new contract or withdraw his or her portion) and the tax withholding preference.

                    .     An Annuity Change Form for the applicable product if the client will open a new contract (the client must meet the required minimum for the applicable product) or a Surrender/Withdrawal Form if the client will take receipt of his or her share of the funds.

                    .     A complete copy of the Divorce Decree and Property Settlement & Agreement.

Not a joint owner   .     A LOI indicating how to process his or her portion of the money (open new contract or withdraw his or her portion) and the tax withholding preference.

                    .     A new application form for the applicable product if the client wants to open a new contract (the client must meet the required minimum for the applicable product) or a Surrender/Withdrawal form if the client will take receipt of his or her share of the funds.

                    .     A complete copy of the Divorce Decree and Property Settlement & Agreement.

NOTE: If the existing contract is a Fidelity Retirement Reserves (NRR), Operations must send the client an NRR application.

SPOUSE IS AWARDED THE ENTIRE CONTRACT

If the spouse is awarded the entire contract, the following documents are required:

..    An LOI indicating:

     . How to process the contract, such as a surrender; continue the contract, or Transfer of Assets (TOA).

     .    The tax withholding preference.

..    If the existing contract is a Fidelity Retirement Reserves (NRR),
     Operations needs to send the client an NRR application.

..    If the spouse is a joint owner and wishes to continue the contract, an
     Annuity Change Form with the Owner and Beneficiary sections completed.

..    Copy of the Divorce Decree.

--------------------------------------------------------------------------------
                                                                         Page 76

RESTRICTIONS

The following restrictions apply to divorce transactions:

IF THE DIVORCE DECREE:                 THEN:
---------------------                  ----
Does not specifically identify what    .     Contact the client to determine how to handle the assets. This must be done
needs to happen with the assets              before it can be submitted to Legal for review.

Specifically identifies the Fidelit    .     The spouse is liable for any taxes upon the date the money is removed from
annuity contract number                      Fidelity unless specified otherwise in the Divorce Decree. Taxes are proportionate based on the percentage of the contract in which he or she is awarded. For example, if one spouse gets 50% of the contract, then he or she pays 50% of the tax liability.

DIVORCE PAPERWORK

The representative must send a copy of the Divorce Decree and other divorce documentation to Legal. The material must be sealed in a plain envelope marked "Fidelity Confidential Information", and then placed in an unmarked internal envelope.

NOTE: MGGI contract divorce paperwork must be sent to MetLife's legal team and MetLife's actuarial team for contract review and valuation questions.

SETTING CLIENT EXPECTATIONS

If an Annuity Service representative receives a divorce claim call from a client, certain expectations should be set with the client. Follow the steps below to set client expectations.

1. Inform the client that the following paperwork is required to process a divorce claim:

     . A cover letter must be attached to the paperwork with the contact person's name, phone number, and address.

     . The client must fill out any necessary paperwork that is sent by FILI Operations.

     . Client must send in a complete copy of the Divorce Decree and a property settlement agreement. Refer to the Legal Documents Acceptance
                                                      --------------------------
          Criteria topic.
          --------

     . If the annuity contract is being awarded to a spouse, then the representative also needs to send the client a new application and a W-9 Form, which confirms his or her Social Security number (SSN). The Annuity Service representative will need to contact a FILI Sales Specialist to have a new application sent to the client.

2.   Inform the client that once the paperwork is received:

     . The Legal department will review the paperwork promptly. Upon Legal review, FILI makes a determination as to how best to fulfill the request based on the parameters of the Decree.

     . A FILI representative will contact the client if any additional follow-up paperwork is required.

3. The representative either adds a note in ARK stating that the client is trying to settle a divorce or is in the process of filing for divorce.

--------------------------------------------------------------------------------
                                                                         Page 77

DUPLICATE CONTRACTS

Duplicate contracts are issued at the client's request, usually because the original contract has been lost or destroyed or the contract as issued from Fidelity Investments Life Insurance (FILI) was incorrect. When an Annuity Service or Priority Services representative receives a request for a duplicate contract, the representative creates a Duplicate Contract Request Work Item. The policies and procedures below describe how to process a client's request for a duplicate contract.

POLICIES                             ANNUITY SERVICE PROCEDURES
--------                             --------------------------
                                         .    PHONE/DUPCON Work Items
                                              -----------------------

                                    PRIORITY SERVICES PROCEDURES
                                    ----------------------------
     .    Request Delivery Metrics       .    Access Work Items
          ------------------------            -----------------
     .    Address Requirements                NONFIN/DUPCON Work Items
          --------------------                ------------------------
     .    Authorized Roles               .    Duplicate Contracts
          ----------------                    -------------------
                                         .    Calligo Contracts
                                              -----------------
                                         .    Work Item Resolution
                                              --------------------

REQUEST DELIVERY METRICS

                                                                             top
                                                                             ---

All duplicate contract requests are processed via Enterprise Processing Services
(EPS) and are shipped using UPS 2 Day Service:

IF EPS RECEIVES DUPLICATE
CONTRACT REQUEST:           THEN:
-------------------------   -----

Prior to 10:00 a.m. ET      .    EPS processes and mails the contract on the
                                 same day (Day 1) using UPS 2 Day Service.
                            .    Contract is delivered to client's address
                                 within two (2) business days (Day 3).
After 10:00 a.m. ET         .    EPS processes and mails the contract on the
                                 next business day (Day 2) using UPS 2 Day
                                 Service.
                            .    Contract is delivered to client's address
                                 within two (2) business days (Day 4).

--------------------------------------------------------------------------------
                                                                         Page 78

ADDRESS REQUIREMENTS

                                                                             top
                                                                             ---

Refer to the address requirements listed below.

     .    All contracts must be mailed to the client's legal address.

     .    Contracts can not be mailed to a P.O. Box.

     . Representatives must verify the client's legal address and add or change the client's address as required.

AUTHORIZED ROLES

                                                                             top
                                                                             ---

Requests for duplicate contracts can originate from two types of parties: those with authorized roles on the contract and those who must provide proof of authorization. Examples of requesting parties include:

     .    Owner or annuitant

     .    Joint annuitant

     .    Primary beneficiary

     .    Contingent beneficiary

     .    Sales representative

     .    Surviving owner

     .    Executor

The parties listed below can initiate duplicate contract requests. However, requests from these parties must be handled by Merrimack Operations and these parties must provide written authorization and supporting documentation to access contract information.

     .    Trustee

     .    Executor

     . Lawyer, Certified Financial Planner (CFP), or Certified Financial Advisor (CFA)

Primary or Contingent beneficiaries who initiate duplicate contract requests must provide written authorization and supporting documentation to access contract information. Refer to the Death Claims - Deferred or Death Claims -
                                   -----------------------    --------------
Income topics, PAPERWORK VERIFICATION procedure for details on verifying
------
beneficiary(ies) paperwork.

--------------------------------------------------------------------------------
                                                                         Page 79

EXCHANGES

Fund exchanges allow a client to move assets from one or more variable funds or guaranteed fixed account to other variable accounts or guaranteed fixed account if applicable on the contract. The policies and procedures below describe how to process exchanges over the phone.

POLICIES
--------

..    Authorized Roles
     ----------------
..    Authorized Representatives
     --------------------------
..    Business Rules
     --------------
..    Product Rules
     -------------
..    Late Trading Rules
     ------------------
..    Fund Limits
     -----------
..    Processing Hierarchy
     --------------------
..    Common Errors
     -------------
..    Equity/Fixed Income Dollar Limits
     ---------------------------------
..    Legal Documents Acceptance Criteria
     -----------------------------------

AUTHORIZED ROLES

The roles authorized to request exchanges on a contract include:

..    Owner

..    Joint Owner

..    Full Power of Attorney (POA)

..    Limited Power of Attorney (LPOA)

..    Trustee

..    Custodian

AUTHORIZED REPRESENTATIVES

The Fidelity Investments Life Insurance (FILI) representatives authorized to process exchanges over the phone are:

..    Annuity Service

..    Priority Services

FILI can accept an exchange request from one of the following representatives without the client on the line:

..    Private Access Account Executive

--------------------------------------------------------------------------------
                                                                         Page 80

..    FILI Relationship Manager (RM)

Refer to the Who's Who Search topic for more information on representative verification.----------------

BUSINESS RULES

Refer to the following business rules when processing exchanges:

..    Clients can request fund exchanges by phone, mail, and Fidelity.com.

..    Clients can request the movement of assets by percent, dollars, or mixed.
     There is a unit option for trading, however, the functionality is not active.

..    The minimum trade amount is $250 unless the entire portion of the sub account is less than $250 then a client can exchange 100% of the balance.

..    Sector fund exchanges over $250,000 require Help Desk notification and highlighted on the exchange notes.

..    Other fund exchanges over $500,000, outside of Sector funds, also require
     Help Desk notification. All fund trading over $250,000 need to be highlighted on exchange notes.

..    Exchange frequency is governed by Fidelity's frequent trading policy. Refer to the Excessive Trading topic for more information.
            -----------------

..    Exchange requests via fax or electronic mail are not accepted (with the exception of Registered Investment Advisor (RIA) block trades. If a representative receives an RIA/block trade, transfer the call to the Help Desk.

PRODUCT RULES

Refer to the table below for the exchanges rules by product.

PRODUCT                                      PHONE AND WEB EXCHANGES1  MAIL EXCHANGES1  EXCHANGE TYPES ALLOWED
-------                                      ------------------------  ---------------  ----------------------
Fidelity Personal Retirement Annuity (FPRA)  18                        Unlimited        All
Fidelity Retirement Reserves (NRR)           18                        Unlimited        All
Fidelity Growth & Guaranteed Income (FGGI)   4                         Unlimited        One-to-One
Fidelity Freedom Lifetime Income (FFLI)      4(2)                      4(2)             100% from one sub-account to another
Fidelity Income Advantage (FIA)              18                        Unlimited        All

(1) Per calendar year. Number may be limited if the client has a channel wide block.
(2)  The total number of exchanges allowed by phone, web or mail combined.

--------------------------------------------------------------------------------
                                                                         Page 81

NOTE: Refer to the MetLife Growth and Guaranteed Income Annuity (MGGI) Prospectus for MGGI exchange information.

LATE TRADING RULES

Under Rule 22c-1 under the Investment Company Act of 1940, as amended (1940
Act), FILI/EFILI must process financial transactions (additional/initial payments, exchanges, withdrawals and surrenders) by the 4:00 p.m. ET cut-off time of the day the trade is received provided it is in good order. On certain days, the market will close early and the rules apply to the earlier close time.

..    Trades must be processed at the next market close.

..    Trades requested on or after 4:00 PM ET will be priced for the next market close.

PROCESSING HIERARCHY

ARK has a built in processing hierarchy for all transactions that take place within a client's account. Any other transactions that may have been processed that day for a client could impact an exchange depending on where they fall within the hierarchy. It is essential to check what other transactions may have already been processed for the client on a given day. Refer to the ARK Processing Order on the FILI OLR Home Page for the processing hierarchy.

COMMON ERRORS

Refer to the list below for the most common errors when processing exchanges.

..    Wrong fund

..    Not entered into ARK

..    Wrong amount

..    System processing error

..    Warning not waived

--------------------------------------------------------------------------------
                                                                         Page 82

FREE LOOK REQUEST PROCESS

A Free Look is a period of 10 - 65 days, depending on government or company regulations, after the delivery of the contract during which the owner may review the contract and return it for a refund (typically either the contract value or premium invested amount.) The process of actually liquidating the entire contract during the `right to refuse contract period' is also referred to as a Free Look. To cancel the purchase of the contract, the client returns the contract, with a written cancellation request, to the Annuity Service Center before the end of the Free Look period. During the Free Look period, and depending on the state requirements and how the annuity was funded, the money may be in the money market portfolio or invested directly into funds. The following policies and procedures describe how to process Free Look requests.

POLICIES                                                     ANNUITY SERVICE PROCEDURES
..    Eligibility                                               .    Processing a Withdrawal during Free Look in AdminServer
     -----------                                                    -------------------------------------------------------
..    Restrictions                                              .    Responding to Free Look Cancellation Requests
     ------------                                                   ---------------------------------------------
..    Free Look Requests                                        .    Locating the Free Look End Date in AdminServer
     ------------------                                             ----------------------------------------------
..    Withdrawal Rules                                          .    Responding to Free Look Period Extension Requests
     ----------------                                               -------------------------------------------------
..    Free Look Redemption Rules
     ---------------------------                             OPERATIONS PROCEDURES
..    Form of Request
     ---------------                                           .    Accessing XTRAC Work Items
..    Check Requests                                                 --------------------------
     --------------                                            .    Changing the Disbursements Work Item
..    Signature Guarantee                                            ------------------------------------
     -------------------                                       .    Verifying the Request in AdminServer
..    Partial Free Look                                              ------------------------------------
     -----------------                                         .    Filling in the Free Look Disbursements Work Item
..    California Free Look                                           ------------------------------------------------
     --------------------                                      .    Verifying IGO/NIGO Status
..    Extended Free Look                                             -------------------------
     ------------------                                        .    Notifying the Sales Representative of the Free Look
..    Free Look Period Change Policy                                 ---------------------------------------------------
     ------------------------------                                 Cancellation
..    Money Market Allocation                                        ------------
     -----------------------                                   .    Processing a Free Look in AdminServer
..    1035 Exchange or TOA                                           -------------------------------------
     --------------------                                      .    Changing the IGO Free Look Disbursements Work Item
..    Free Look Notification Process to Sales Representative         --------------------------------------------------
     ------------------------------------------------------    .    Changing the NIGO Free Look Disbursements Work Item
..    Compliance Regulations                                         ---------------------------------------------------
     ----------------------                                    .    Returning NIGO Paperwork
                                                                    ------------------------

ELIGIBILITY

                                                                             top
                                                                             ---

The eligible owners are those clients which own:

..    Empire Fidelity Income Advantage Contracts

..    FPRA

..    FGGI /MGGI

..    FFLI

--------------------------------------------------------------------------------
                                                                         Page 83

RESTRICTIONS

                                                                             top
                                                                             ---

The following restrictions apply to the Free Look period:

     . When the Free Look period ends, a Free Look can no longer be processed.

     . The Free Look period is generally 15 days from the date of issue for a non-qualified contract opened by check. See the Annuity State
                                                          -------------
          Requirements for specific Free Look periods and any other state
          ------------
          requirement.

     . Free Look requests cannot be processed by phone and must be submitted in writing.

     .    The Free Look period cannot be shortened or omitted.

     . Typically, a Free Look date cannot be changed. Requests to change the freelook date should be escalated to the Help Desk or Priority Services.

     . Under certain situations, the Free Look period may be extended for FIA contracts and requires escalation and director approval.

FREE LOOK REQUESTS

                                                                             top
                                                                             ---

Refer to the information below for client Free Look requests:

     . Provide the specific Free Look date and specify that the Free Look request must be received by Enterprise Processing Services (EPS) by that date. If it is close to the Free Look date, encourage the client to send it overnight to ensure receipt of the package by the Free Look date.

     . Although Fidelity does not encourage it, the client can go into the investor center to do a written request to Free Look. It will be forwarded to EPS for processing. Make the client aware that the request needs to be received in the Annuity Service Center (not the branch) by the end of the Free Look. The investor center provides a receipt for the client's records.

     . If client is near the last day of Free Look of a FPRA contract and it is impossible for the client to mail request to FILI in time, it is appropriate to offer to keep the allocation in the money market and to suggest that the client may surrender / 1035 the contract. Clients cannot process an exchange into the money market in the FGGI/MGGI product. FGGI/MGGI contracts which are surrendered after the Free Look period will be subject to surrender charges.

     . Clients should consider the tax implications of a surrender. Escalation and director approval is required for any extensions of Free Look time so this alternative would not be appropriate for an FIA/FFLI contract which is annuitized and payments have begun.

                                                                             top
                                                                             ---

--------------------------------------------------------------------------------
                                                                         Page 84

WITHDRAWAL RULES

Withdrawals are allowed during the Free Look period for:

     .    FPRA

     .    FGGI /MGGI

If the client Free Looks after a withdrawal, the Free Look amount is less the amount of the withdrawal already taken.

If the client wants to remove money from the annuity or reduce the purchase amount of the annuity, he or she may accomplish this in one of two ways:

     . During the Free Look period, the client may submit a Letter of Instruction (LOI) with directions to cancel the contract. Include a new application for the lesser amount. Provide instructions for the return of the extra money.

     .    Wait for the Free Look period to expire and then request a withdrawal.

     . The withdrawal amount may be subject to taxes and a surrender charge (FGGI/MGGI only).

For 1035 Exchanges, FILI can cancel the contract and transfer the funds to another company, or the former company, if the proper documents are received in-good-order during the Free Look period. Proper documents include:

     .    1035 Exchange Form or TOA Form for qualified contracts

     .    Letter of Acceptance

     .    State Replacement Form - Refer to the Annuity State Requirements Map
                                                ------------------------------
          to determine if a State Replacement Form is required in the client's state.

     .    Client LOI to cancel the contract and send to another company

FREE LOOK REDEMPTION RULES

                                                                             top
                                                                             ---

The following rules apply to Free Look redemptions:

     . All Free Look requests for redemption must be in writing (no faxes) and contain:

          .    The contract number

          . Where the money is going (record address, retail account, and so on)

          .    Signatures of all owners

     . All Free Look redemptions are reportable depending on how the contract is funded.

     . The owner will receive the contract value and will be taxed on any gain earned on the client's investment (premium payment) while in the contract (depends upon how the contract is funded). If applicable, the amount withheld to fulfill the premium tax requirement of the State of Issue will be returned to the client upon Free Look of the contract. No taxes are withheld if TOA or 1035.

     . Free Look redemptions of qualified contracts are completely taxable since the gain and premium payments are all pre-tax money unless they are being distributed as TOA.

--------------------------------------------------------------------------------
                                                                         Page 85

     . Contracts funded via 1035 are reported against the original cost basis, if received from the delivering company. This means that any gain earned at the previous annuity company and at FILI is reportable, unless they are being distributed via 1035.

     . If the owner is under the age of 59 1/2, he or she is subject to the 10% IRS penalty.

FORM OF REQUEST

                                                                             top
                                                                             ---

The Free Look request must be submitted in writing (no faxes) and contain the following:

     .    The contract number

     .    Where the money is going (record address, retail account, and so on)

     .    Signatures of all owners

CHECK REQUESTS

                                                                             top
                                                                             ---

Requests for delivery by overnight method are granted on a case-by-case basis. The client must specifically ask for an overnight check. Do not proactively offer to send the check by overnight method. If the client requests an overnight check, there is no additional charge. Let the client know that bank wire and Electronic funds transfer (EFT) are also available if active.

SIGNATURE GUARANTEE

                                                                             top
                                                                             ---

A signature guarantee is required when:

     . The check is to be made payable to someone other than the registered owner(s) of the contract.

     . The check is to be mailed to an address other than that currently on record for the contract.

     . The address of record has changed in the past 15 days and the request is for greater than $10,000.

     . The money is to be wired to a Fidelity account with different owner(s) than the annuity and is not the original account that funded the annuity.

                                                                             top
                                                                             ---

--------------------------------------------------------------------------------
                                                                         Page 86

PARTIAL FREE LOOK

If a client chooses to reduce the purchase payment amount of his or her annuity, there are two ways that it can be accomplished:

     . Submit a letter of instruction (LOI) with directions to Free Look and where the extra money is to be returned. This should be submitted with a new application before the Free Look date.

     . The client may also accomplish this by taking a withdrawal. The withdrawal amount may be subject to taxes and a surrender charge.

CALIFORNIA FREE LOOK

                                                                             top
                                                                             ---

The Free Look period varies by age (60 and over or under 60) and method of funding (cash, 1035 exchange, TOA) due to the California Statues-Insurance Laws Insurance Code 10127.10, Return of Policy by Senior Citizens. Refer to the Annuity State Requirements for details.
--------------------------
EXTENDED FREE LOOK

                                                                             top
                                                                             ---

If the client receives the contract after the scheduled five mailing days and wants to extend the Free Look period, please contact a team leader to work with a director to approve the extension and process the change.

FREE LOOK PERIOD CHANGE POLICY

                                                                             top
                                                                             ---

Due to market volatility and potential exposure with any monetary transactions, the following review and approval process for all requests that are received to change the Free Look period has been implemented:

     .    Escalate all requests to change the Free Look period to a team leader.

     . Do not promise a client or Sales representative that the Free Look period will be changed. Simply gather the information so team leaders have all the facts.The Free Look period is an industry regulation and is stated in the contract. Any alteration to the length requires consideration of the circumstances around the request.

     . Communicate the Free Look end date to the team leader during the escalation process.

     . Requests to alter the Free Look period must be received before 4:00 p.m. ET for consideration that day. If it is after 4:00 p.m. ET, escalate to the team leader.

     .    Director approval is required for final sign off of any changes.

--------------------------------------------------------------------------------
                                                                         Page 87

MONEY MARKET ALLOCATION

                                                                             top
                                                                             ---

If the client intends to Free Look and has not already invested into the funds, a gain/loss discussion should take place with the client encouraging him or her to change the future allocation to 100% money market.

     . FPRA: If the client agrees, the premium defaults should be changed to 100% money market so that there will not be any significant gains or losses incurred.

     .    FGGI/MGGI: Clients cannot process an exchange into the money market.

          NOTE: For clients, who have invested into the funds, obtain the client's consent to place a trade to allocate the money to 100% money market.

1035 EXCHANGE OR TOA

                                                                             top
                                                                             ---

Fidelity can Free Look a 1035 Exchange or TOA that FILI received and process it out to another company if the client Letter of Instruction states that the money is to be sent back to the outside company during the Free Look period. If a client requests a Free Look via 1035/TOA to an outside company:

     .    Transfer the money back to a retail account or

     . Complete a 1035 Exchange/Transfer of Assets (TOA) to transfer the money back to the company from which it came.

FREE LOOK NOTIFICATION PROCESS TO SALES REPRESENTATIVE

                                                                             top
                                                                             ---

If an Annuity Service representative is informed that the client intends to Free Look the contract, he or she should send an e-mail to the Sales representative(s), with a copy to the representative's manager, and the regional consultant (if involved with a branch sale). The details of the Sales representative can be found in the application paperwork. The e-mail should contain any information that might be helpful in trying to retain the contract, such as current telephone number, reason for Free Look (if this can be tactfully determined).

The Annuity Service representative could recommend to the client to change the premium default to the money market. This may be appropriate if the transfer date is in the future. If the client has already exchanged into funds, he or she may want to exchange back from funds to the money market if the client wants to minimize risk. Include a note in the work item to reflect the client's intent to Free Look. Record the control number for the conversation and help provide the information needed to complete the Free Look.

--------------------------------------------------------------------------------
                                                                         Page 88

FREE LOOK RIGHTS - VARIABLE ANNUITIES

                                                                             top
                                                                             ---

FILI must allocate premiums during the Free Look period in a way that is consistent with the no action letter granted to FILI and other Security and Exchange Commission (SEC) guidance.

COMPLIANCE PROCEDURES

FILI / SEC: No Action Letter (Pub. avail. Dec. 8, 1987) (Rule 22c-1)

     . DISCLOSURE. The prospectus and the application must disclose how the money will be allocated during the Free Look period, as well as describe the refund procedure.

     . APPLICATION. The owner may select (subject to revocation) how he or she wishes to allocate the initial payment when monies will be allocated.

     . REFUND. If an owner decides to cancel the contract, he or she is refunded an amount consistent with the Free Look requirements stated in the prospectus.

     . PREMIUM TAXES. FILI generally does not deduct any tax amount prior to the allocation of the contract owner's payment to the account. However, if the owner lives in a state that requires FILI to pay premium taxes upon receipt of an owner's payment, FILI deducts for such taxes before allocating the remainder of the payment to the account.

--------------------------------------------------------------------------------
                                                                         Page 89

GAIN/LOSS CALCULATIONS

Gain/Loss calculations are used to track gains or losses due to a number of factors such as corrective processing or disbursement activities. The policies and procedures below describe how to calculate the gain or loss to a contract.

POLICIES                                 PROCEDURES
--------                                 ----------
..    Gain/Loss Estimates
     -------------------
..    Gain/Loss Calculator Valuations          .    Gain/Loss Calculation
     -------------------------------               ---------------------
..    Annuity Gain/Loss Summary Table          .    Work Item Entry
     -------------------------------               ---------------
..    Gain Loss Approval Table
     ------------------------

GAIN/LOSS ESTIMATES

                                                                             top
                                                                             ---

Corrective processing and disbursement activities sometimes require changing the contract trade date and subsequent transaction results to accurately reflect contract fund valuations. Prior to processing a date change on a transaction, that will result in a probable gain or loss to the client and Fidelity, the Operations representative will use the Gain Loss calculator to approximate the impact on the contract and communicate the results. Refer to the Gain Loss
                                                                 ---------
Approval Table to determine the approval path. Refer to the Gain/Loss Report
--------------                                              ----------------
Reconciliation topic, ANNUITY GAIN/LOSS SUMMARY TABLE policy for additional
--------------
situations where a Gain/Loss entry may be created.

GAIN/LOSS CALCULATOR VALUATIONS

                                                                             top
                                                                             ---

Gain/Loss Calculator valuations are based on the prior business day closing market value.

GAIN/LOSS CALCULATION

                                                                             top
                                                                             ---

Follow the steps below to calculate the Gain/Loss in AdminServer:

     1.   Open the contract in AdminServer.

     2.   Click the GAIN LOSS tab. The Valuation window opens.
                                       ---------
     3.   Click the CALCULATE button. The Gain/Loss Calculator window opens.
                                          --------------------
     4.   Refer to the table below to fill in the following fields:

--------------------------------------------------------------------------------
                                                                         Page 90

FIELD             ENTER OR SELECT
-----             ---------------
Buy/Sell          1.     Select:
                         .     BUY - if adding a new fund or adding value to an
                               existing fund.
                         .     SELL - if removing a fund or reducing value in an
                               existing fund.
Amount            2.     Enter the transaction amount if it is changing or if it
                         is a new transaction.
Trade Date        3.     Enter the required transaction date in MM/DD/YYYY
                         format. The Trade Date will always be prior to the
                         Process Date as it is the date the transaction should
                         have occurred.
Fund/Security     4.     Select the applicable fund from menu if the fund is
                         changing or is new.
                  5.     Proceed to STEP 5.

5.   Click the CALCULATE button. The Gain/Loss Calculator window refreshes and
                                     --------------------
     the following fields are updated:

     .    Each fund's Gain/Loss field displays a gain or loss.

     . The Total Gain/Loss field displays the aggregate contract gain or loss.

WORK ITEM ENTRY

                                                                             top
                                                                             ---

Follow the steps below to enter the Gain/Loss value in the associated XTRAC work item:

1. In the GAIN/LOSS ESTIMATE field, enter the Gain/Loss value for transaction pre-approval and risk assessment.

2.   On the next business day, refer to the Gain/Loss Report Reconciliation
                                            -------------------------------
     topic to determine the final Gain/Loss for the applicable transaction.

3.   In the ACTUAL $ AMOUNT field, enter the actual Gain/Loss value.

4.   Click the SAVE button.

5.   Click the CLOSE button.

--------------------------------------------------------------------------------
                                                                         Page 91

IRL LICENSE VERIFICATION

The Integrated Registration & Licensing (IRL) system is used by FILI Operations representatives to verify that either a FILI or Fidelity Investments Sales representative is licensed in a specific state. FILI Operations representatives must verify that a Sales representative is licensed and appointed with the applicable carrier based on product being sold in all applicable states. The procedures below describe the process for verifying a Sales representative's licenses and appointments in IRL.

POLICIES                                   PROCEDURES

                                              .    Application Review
                                                   ------------------
   .    Sales Representative Licensing        .    Sales Representatives Search
        ------------------------------             ----------------------------
   .    MetLife Appointment Matrix            .    NASD Securities Registration
        --------------------------                 ----------------------------
                                              .    Licenses/Company Appointments
                                                   -----------------------------

APPLICATION REVIEW

                                                                             top
                                                                             ---

Before logging into IRL, the FILI Operations representative must review the application carefully and make note of all applicable states so that each is reviewed to determine if all applicable licensing and appointments are active.

SALES REPRESENTATIVES SEARCH

                                                                             top
                                                                             ---

Follow the steps below to search for a Sales representative:

1.   Open IRL and login.

2.   From the INQUIRY area, select ASSOCIATE INQUIRY. The Associate Search page
                                                          ----------------
     opens.

3.   Refer to the table below to determine next steps:

IF SEARCHING USING A SALES
REPRESENTATIVE'S:              THEN:
--------------------------     ----
Corporate ID                      1.     In the CORPORATE ID field, enter the Sales representative's Corporate ID.
                                  2.     Proceed to STEP 4.
Social Security number (SSN)      3.     In the SSN field, enter the Sales representative's SSN.
                                  4.     Proceed to STEP 4.

--------------------------------------------------------------------------------
                                                                         Page 92

Representative code               5.     In the REP CODE field, enter the Sales representative's code.
                                  6.     Proceed to STEP 4.
Last name                         7.     In the LAST NAME field, enter the Sales representative's last name.
                                  8.     Proceed to STEP 4.

4.   Click the SEARCH button. The Representative Information page opens. The
                                  --------------------------
     information is divided into three sections:

     .    General Sales Representative Information

     .    Broker Dealer Association

     .    Regulatory Authority

5.   Proceed to NASD Securities Registration.

NASD SECURITIES REGISTRATION

                                                                             top
                                                                             ---

After retrieving the Sales representative information in IRL, the FILI Operations representative must verify that the Sales representative holds an active NASD Securities (6/7) 7 (GS) license. In addition to the NASD Securities 7, the Sales representative must hold the AG State Registration (Series 63) in) in all applicable states based on the application submitted. Follow the steps below to verify the state of license:

     1.   From the Regulatory Authority column, locate the applicable state
                   --------------------
          abbreviation.

     2.   Proceed to Licenses/Company Appointments.

LICENSES/COMPANY APPOINTMENTS

                                                                             top
                                                                             ---

The status must be Active for the Sales representative to be current. Follow the steps below to verify the Sales representative's insurance licenses and company appointments:

     1. Click the INSURANCE tab on the top of the Representative Information page. The Insurance Lines and Company Appointments display on the top
                    ----------------------------------------
          of the page.

     2.   Select the applicable state from the list.

     3. In the LICENSE LINES section, review the product eligibility information.

     4. In the COMPANY APPOINTMENTS section, review the companies with which the Sales representative is appointed.

--------------------------------------------------------------------------------
                                                                         Page 93

LEGAL DOCUMENTS ACCEPTANCE CRITERIA

The policies below describe the types of legal documents and acceptance criteria required by FILI.

POLICIES

     .    Legal Documents - Categories
          ----------------------------
     .    Legal Documents - Certification
          -------------------------------
     .    Court Documents Certification
          -----------------------------
     .    Affidavit - Domicile
          --------------------
     .    Affidavit - Small Estate
          ------------------------
     .    Affidavit - Forged Endorsement
          ------------------------------
     .    Birth Certificate
          -----------------
     .    Corporate Resolution
          --------------------
     .    Court Orders
          ------------
     .    Death Certificate
          -----------------
     .    Divorce or Legal Separation
          ---------------------------
     .    Government Issued IDs
          ---------------------
     .    Letter of Administration/Testamentary
          -------------------------------------
     .    Letter of Appointment
          ---------------------
     .    Letter of Indemnification
          -------------------------
     .    Marriage Certificate
          --------------------
     .    Power of Attorney (POA)
          -----------------------
     .    Subpoena - Requesting Information for Court
          -------------------------------------------
     .    Tax Levies
          ----------
     .    Trust Agreement
          ---------------
     .    W-8 BEN
          -------
     .    W-9
          ---

LEGAL DOCUMENTS - CATEGORIES

                                                                             top
                                                                             ---

Acceptable legal documents fall into the following categories:

     .    Original or Certified Legal Document requirement

     .    Certified Copy

     .    Photo/Fax Copy

--------------------------------------------------------------------------------
                                                                         Page 94

LEGAL DOCUMENTS - CERTIFICATION

                                                                             top
                                                                             ---

A certification is a stamp or a seal affixed to a document to verify that the document is true, accurate, and genuine. Certification of a document assures Fidelity that the document being presented is in full force and effect. It also asserts that the people indicated in the document are still legally able to do what the document represents.

A certification must meet the following conditions:

     . The issuing authority or a national bank, state bank, trust company, or practicing attorney must attest that the document is in FULL FORCE AND EFFECT.

     . The document must be "original." If the document is a copy, it must state that it is a TRUE AND ACCURATE COPY OF THE ORIGINAL.

     .    The document must include a raised seal or stamp.

          NOTE: The certification must be made within 60 DAYS of the proposed transaction.

          IMPORTANT NOTE: FOR PROCESSING ONLY: A grace period of 30 days is allowed for documents requiring certification to account for mail time. Therefore, documents may be accepted if certified within 90 days of receipt by Fidelity.

COURT DOCUMENTS CERTIFICATION

                                                                             top
                                                                             ---

Court documents must be certified by a judge or clerk of the court issuing the document. A colored medallion guarantee certifies the copy to be TRUE AND ACCURATE, but the court's certification date must be within 60 DAYS for the item to be in FULL FORCE AND EFFECT.

Examples of documents that the court certifies are:

     .    Affidavit of Small Estates

     .    Divorce Decree

     .    Letters of Administration

     . Letter of Appointment (of conservator, committee, guardian, new custodian, or new trustee)

     .    Letters Testamentary

AFFIDAVIT - DOMICILE

                                                                             top
                                                                             ---

An Affidavit - Domicile is a legal document designating a person's legal residence, which is endorsed by a notary public. This document could be required to change the ownership of an account if the death certificate does not indicate the decedent's state of residence. Refer to the table below for acceptance criteria:

REQUIREMENTS                                                  ACCEPTABLE FORMAT        VIA
-----------------------------------------------------------   ----------------------   -----------
The Affidavit of Domicile must have:                          Original or Photo Copy   Mail or Fax

--------------------------------------------------------------------------------
                                                                         Page 95

     .    The decedent's name (identical to registration
     .    Date of Death
     .    Domicile at time of death
     . The affiant's name, capacity (e.g., executor, administrator, guardian, or survivor/beneficiary), and signature
     . The state issuing the Affidavit of Domicile and the state issuing the tax waiver must be the same

AFFIDAVIT - SMALL ESTATE

                                                                             top
                                                                             ---

An Affidavit - Small Estate is a certification of legal heirs for a decedent's estate. Fidelity accepts this type of document when an estate is non-probated. The requirements may be that the assets do not exceed a certain dollar amount but this will be determined by the state.

Refer to the table below for acceptance criteria:

REQUIREMENTS                                                   ACCEPTABLE FORMAT        VIA
------------------------------------------------------------   ----------------------   -----------
The Affidavit of Small Estate required information varies by   Original or Photo Copy   Mail or Fax
state.

AFFIDAVIT - FORGED ENDORSEMENT

                                                                             top
                                                                             ---

An Affidavit - Forged Endorsement is a standard bank form that must be completed by the payee for all suspected forgery cases. The form commits the payee to the following:

     .    The payee did not endorse the check.

     . The payee did not consent, nor have any knowledge regarding the presentation of the check.

     . The payee did not receive any benefit form the check presented for payment.

Refer to the table below for acceptance criteria:

REQUIREMENTS                                                        ACCEPTABLE FORMAT                VIA
-----------------------------------------------------------------   ------------------------------   ----
The payee must complete the Affidavit of Forged Endorsement Form.   Original form.                   Mail
                            ------------------------------------
Once the Affidavit of Forged Endorsement Form is received, it       The document must be notarized
will be forwarded to Mellon Bank.                                   (signed by a notary public)
                                                                    and bear the notary seal.

--------------------------------------------------------------------------------
                                                                         Page 96

BIRTH CERTIFICATE

                                                                             top
                                                                             ---

A Birth Certificate is a copy of the official document giving details of a person's birth. Refer to the table below for acceptance criteria:

REQUIREMENTS                                                     ACCEPTABLE FORMAT        VIA
--------------------------------------------------------------   ----------------------   -------------
A birth certificate must be prepared by one of the following:    Original or Photo Copy   Mail or Fax

    .    A city or town clerk
    .    The Department of Public Health
    .    The Registrar of Initial Records/Statistics

CORPORATE RESOLUTION

                                                                             top
                                                                             ---

A Corporate Resolution is an instrument evidencing the power and authority of the officer signing a stock power or letter of instruction. Typically, Fidelity requires a Corporate Resolution to make certain transactions on corporate accounts. Refer to the table below for acceptance criteria:

REQUIREMENTS                                                       ACCEPTABLE FORMAT              VIA
-----------------------------------------------------------------  -----------------------------  -----------
The Corporate Resolution Form or a company corporate resolution    Original or a photo copy       Mail or Fax
must:                                                              bearing an affixed corporate
    .    Identify the name of the corporation.                     seal
    .    Identify the authorized signer(s) by name and title.      NOTE: The photocopy must show
    .    State the authority of the named officer(s) to sell,      the corporate seal. The seal
         assign, and transfer securities.                          will show on the copy if
    .    Indicate the date that the resolution was adopted which   shaded over with a pencil.
         gave the authorized signer(s) the authority to act.
    .    Be signed by the secretary or clerk of the corporation
         in his or her capacity (signature guarantee is required
         of corporate officer).
    .    Be executed by an officer other than those being named
         to act for the corporation (except in the case of a sole
         officer).

--------------------------------------------------------------------------------
                                                                         Page 97

COURT ORDERS

                                                                             top
                                                                             ---

Fidelity will accept a copy of a court order, certified as a true and complete copy of the original by the clerk of the court or other court official, under the seal of the court, if permitted or required in the relevant state. Court orders may be used in place of most regularly required documents. Refer to the table below for acceptance criteria:

REQUIREMENTS                                                    ACCEPTABLE FORMAT               VIA
-------------------------------------------------------------   -----------------------------   ----
A Court Order must:                                             Original or Certified Copy      Mail
    .    Be prepared by the court                               NOTE: A grace period of 30
    .    Identify the account number                            days is allowed for documents
    .    Be directed to an appropriate Fidelity entity (For     requiring certification to
         example, FILI, Fidelity Investments)                   account for mail time.
    .    Be signed by a judge or clerk of the court within 60   Therefore, documents may be
         days of receipt by Fidelity                            accepted if certified within
                                                                90 days of receipt at
                                                                Fidelity. This grace period
                                                                should not be relayed to
                                                                clients on the phone.

DEATH CERTIFICATE

                                                                             top
                                                                             ---

A Death Certificate is a copy of the official document giving details of a person's death. Refer to the table below for acceptance criteria:

REQUIREMENTS                                                    ACCEPTABLE FORMAT        VIA
-------------------------------------------------------------   ----------------------   -----------
A death certificate must be prepared by one of the following:   Original or Photo Copy   Mail or Fax
    .    A city or town clerk
    .    Dept. of Public Health
    .    Registrar of Initial Records/Statistics
    .    Registrar of Deeds

--------------------------------------------------------------------------------
                                                                         Page 98

DIVORCE OR LEGAL SEPARATION DECREE

                                                                             top
                                                                             ---

A Divorce Decree is a legal dissolution of the marriage contract by a court or other body having competent authority. A Legal Separation Decree is a judicial decree regulating the rights and responsibilities of a married couple living apart.

Refer to the table below for acceptance criteria:

REQUIREMENTS                                                        ACCEPTABLE FORMAT                VIA
-----------------------------------------------------------------   ------------------------------   ----
A Divorce Decree or Legal Separation Decree must:                   Original or certified original   Mail
    .    Require a transfer of the assets.                          copy
    .    Reference the FILI account number(s).                      The decree must be certified
    .    Not just state the "shareholder's account" in case the     within 60 days of receipt by
         client has assets at another institution or has multiple   Fidelity.
         Fidelity accounts.
                                                                    NOTE: A grace period of 30
                                                                    days is allowed for documents
                                                                    requiring certification to
                                                                    account for mail time.
                                                                    Therefore, documents may be
                                                                    accepted if certified within
                                                                    90 days of receipt at
                                                                    Fidelity.

GOVERNMENT ISSUED IDS

                                                                             top
                                                                             ---

Valid forms of Government Issued IDs include:

     .    Driver's license with photograph

     . State or Government identification card with photograph (For example, a passport.)

LETTER OF ADMINISTRATION/TESTAMENTARY

                                                                             top
                                                                             ---

A Letter of Administration/Testamentary is the formal instrument or authority and appointment given to an executor or administrator by the proper court, empowering him or her to carry out the provisions of a will.

--------------------------------------------------------------------------------
                                                                         Page 99

Refer to the table below for acceptance criteria:

REQUIREMENTS                                                      ACCEPTABLE FORMAT              VIA
----------------------------------------------------------------  -----------------------------  ----
A Letter of Administration/Testamentary must:                     Original or Certified Copy     Mail

    .    Identify the name of the decedent                        Copies must be certified by a
    .    Identify the name of the administrator and state his or  judge or clerk of the court
         her capacity                                             within 60 days prior to
                                                                  receipt at Fidelity.

                                                                  NOTE: A grace period of 30
                                                                  days is allowed for documents
                                                                  requiring certification to
                                                                  account for mail time.
                                                                  Therefore, documents may be
                                                                  accepted if certified within
                                                                  90 days of receipt by Fidelity

LETTER OF APPOINTMENT

                                                                             top
                                                                             ---

A Letter of Appointment is a court document that appoints an agent, committee, conservator, guardian, new custodian, or new trustee and authorizes that individual to act on the account of a minor or incapacitated person. Refer to the table below for acceptance criteria:

REQUIREMENTS                                                              ACCEPTABLE FORMAT                 VIA
----------------------------------------------------------------------    -------------------------------   ----
A Letter of Appointment must:                                             Original or Certified Copy        Mail
    .    Identify the name of the individual appointed to act on          must:
         the account.                                                          .   Be signed by a judge
    .    State the capacity of the individual appointed to act.                    or clerk of the court.
    .    Identify the name of the resigning fiduciary.                         .   Bear a raised seal or
    .    Indicate that the document is in "full force and effect".                 stamped certification.
    .    Indicate that the document is a "true and accurate copy               .   Be certified within
         of the original".                                                         60 days prior to
                                                                                   receipt of the
                                                                                   request at Fidelity.

                                                                          NOTE: A grace period of 30
                                                                          days is allowed for documents
                                                                          requiring certification to
                                                                          account for mail time.
                                                                          Therefore, documents may be
                                                                          accepted if certified within
                                                                          90 days of receipt at
                                                                          Fidelity.

--------------------------------------------------------------------------------
                                                                        Page 100

LETTER OF INDEMNIFICATION

                                                                             top
                                                                             ---

     . A Letter of Indemnification is a legal document that releases Fidelity from any and all claims, liabilities, expenses or losses that Fidelity might incur by processing a transaction.

MARRIAGE CERTIFICATE

                                                                             top
                                                                             ---

A Marriage Certificate is a document that certifies a person's marriage. Refer to the table below for acceptance criteria:

REQUIREMENTS                                                      ACCEPTABLE FORMAT        VIA
----------------------------------------------------------------  ----------------------   -----------
A marriage certificate must be prepared by one of the following:  Original or Photo Copy   Mail or Fax

    .    A city or town clerk
    .    The Department of Public Health
    .    The Registrar of Initial Records/Statistics

POWER OF ATTORNEY (POA)

                                                                             top
                                                                             ---

A POA is the authority that a client grants to a third party to act on his or her behalf. The third party is an attorney in fact as follows:

     . A nondurable POA remains in effect only while the owner is not incapacitated.

     . A general POA is granted either one time or permanently and remains in effect only as long as the grantor is not suffering from an incapacity or disability.

     . A durable POA remains in effect after the client's incapacity. ALL POAs expire when the client dies. FILI accepts only a durable POA.

--------------------------------------------------------------------------------
                                                                        Page 101

Refer to the table below for acceptance criteria:

REQUIREMENTS                                                      ACCEPTABLE FORMAT  VIA
----------------------------------------------------------------  -----------------  ----
    .    The POA must be a durable POA.                           Original Form      Mail
    .    The POA documentation can be submitted in two ways:
         .    By the client on a FILI Power of Attorney
              form notarized within 60 days of receipt by
              FILI Service Center, or
         .    By the POA on a FILI POA Affidavit
              and Indemnification Form notarized within
              60 days of receipt by FILI Service Center
    .    A copy of the durable power of attorney document must
         accompany the FILI POA Affidavit and Indemnification
         Form.
    .    An original Affidavit and Indemnification form must be
         completed for each Attorney-in-Fact added to the
         account.
    .    For court ordered POA, proceed to Court Orders.

SUBPOENA - REQUESTING INFORMATION FOR COURT

                                                                             top
                                                                             ---

A Subpoena - Requesting Information for Court is a writ commanding the attendance in court, as a witness, of the person on whom it is served, under a penalty. This is the process by which a defendant in equity is commanded to appear and answer the plaintiff's bill. Refer to the table below for acceptance criteria:

REQUIREMENTS                                                   ACCEPTABLE FORMAT   VIA
------------------------------------------------------------   -----------------   ----
A subpoena must include the following:                         Original            Mail
    .    Address for Fidelity or FILI
    .    Contract Owner's full name
    .    Social Security Number or Tax Identification Number
    .    Account number

--------------------------------------------------------------------------------
                                                                        Page 102

TAX LEVIES

                                                                             top
                                                                             ---

A Tax Levy is a legal document (Notice of Levy) that the IRS uses to freeze an investor's assets to ensure payment of delinquent taxes. Refer to the table below for acceptance criteria:

REQUIREMENTS                                                        ACCEPTABLE FORMAT   VIA
-----------------------------------------------------------------   -----------------   ----
A tax levy must include the following:                              Original            Mail
    .    Name of taxpayer  - this must match the account owner in
         the registration
    .    Address for Fidelity or FILI.

TRUST AGREEMENT

                                                                             top
                                                                             ---

A Trust Agreement is a legal contract that:

     .    Specifies the property the trust covers.

     .    Names the trustee(s).

     . Includes instructions for holding and investing the property, and for disbursing the property and any related income.

Refer to the table below for acceptance criteria:

REQUIREMENTS                                                      ACCEPTABLE FORMAT  VIA
----------------------------------------------------------------  -----------------  -----------
A FILI/EFILI Trustee Statement and Agreement Form must accompany  Original           Mail
all FILI/EFILI contracts involving a trust registration.                             Mail or Fax

W-8 BEN (CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATE WITHHOLDING FORM)

                                                                             top
                                                                             ---

--------------------------------------------------------------------------------
                                                                        Page 103

A W-8 BEN form is used by clients if he or she is the beneficial owner solely claiming foreign status for treaty benefits. Refer to the table below for acceptance criteria:

REQUIREMENTS                      ACCEPTABLE FORMAT   VIA
-------------------------------   -----------------   ----
A W-8 BEN must be completed by:   Original            Mail

    .    Foreign Individuals
    .    Foreign Corporations

W-9 (TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION FORM)

                                                                             top
                                                                             ---

A W-9 form is used to certify the SSN or TIN listed on the client accounts. Refer to the table below for acceptance criteria:

REQUIREMENTS                                                       ACCEPTABLE FORMAT  VIA
-----------------------------------------------------------------  -----------------  ---
A W-9 must be completed by:                                        Original           Mail

    .    Clients who are annuitizing a deferred product

         NOTE: W-9 is not required for a deferred product at time of application, only upon annuitization of same.
    . Clients who are purchasing an immediate product must supply W-9 at time of application.

         NOTE: W-9 is required at time of application for immediate products.

--------------------------------------------------------------------------------
                                                                        Page 104

LIMITED POWER OF ATTORNEY

A limited power of attorney (LPOA) is an individual or corporation designated by the owner of a contract to have the authority to place trades on behalf of the owner. The policies and procedures below describe the process for assigning or changing an LPOA.

POLICIES                                                  ANNUITY SERVICE PROCEDURES
                                                          .    Verifying the LPOA Information in ARK
                                                               -------------------------------------
                                                          .    Requesting Forms in XTRAC
                                                               -------------------------
                                                          .    Downloading Forms via Fidelity.com
                                                               ----------------------------------
    .    LPOA Restrictions                                OPERATIONS PROCEDURES
         -----------------
    .    Establishing Limited Power of Attorney           .    Accessing XTRAC Work Items
         --------------------------------------                --------------------------
    .    Expiration of LPOA                               .    Processing the LPOA Work Item
         ------------------                                    -----------------------------
    .    Confirmation Notice                              .    Verifying the Paperwork
         -------------------                                   -----------------------
    .    Legal Documents Acceptance Criteria              .    Changing the LPOA in ARK
         -----------------------------------                   ------------------------
                                                          .    Assigning LPOA to an Existing Client
                                                               -------------------------------------
                                                          .    Assigning LPOA to a New Client
                                                               ------------------------------
                                                          .    Same Day Corrections
                                                               --------------------
                                                          .    Viewing Role Change History in ARK
                                                               ----------------------------------
                                                          .    Terminating a LPOA Role in ARK
                                                               ------------------------------
                                                          .    Viewing Terminated Roles in ARK
                                                               -------------------------------
                                                          .    Changing the LPOA Work Item Status
                                                               ----------------------------------

LPOA RESTRICTIONS

                                                                             top
                                                                             ---

Refer to the table below for the functions that an LPOA is authorized to do:

THE LPOA CAN:                                    THE LPOA CANNOT:

    .    Place trades                            .    Add funds to the annuity
    .    Receive statements and confirmations    .    Change the beneficiaries
    .    Obtain contract balance information     .    Change ownership
    .    Update the LPOA address                 .    Take withdrawals from the annuity account
                                                 .    Surrender contracts
                                                 .    Update the owner's address

The LPOA can only be granted by the legal owner of the contract or the power of attorney (POA). An Annuity Services Trading Authorization Form must be signed by
                   -------------------------------------------
the owner(s). LPOA cannot be established, changed, or removed over the phone. Any changes to LPOA must be made using the Annuity Services Trading
                                           ------------------------
Authorization
--------------

--------------------------------------------------------------------------------
                                                                        Page 105

Form. An LPOA can only be removed with a written request, signed by the owner(s)
----
of the contract. Changes to an LPOA are not accepted over the phone.

ESTABLISHING LIMITED POWER OF ATTORNEY

                                                                             top
                                                                             ---

To establish LPOA, the client must submit the Annuity Services Trading
                                              ------------------------
Authorization Form, signed by all contract owners. This form can be downloaded
------------------
from Fidelity.com or mailed via XTRAC.

EXPIRATION OF LPOA

                                                                             top
                                                                             ---

All POAs (except durable POAs) expire upon the death or incapacity of the grantor (person who establishes the POA) of the POA. Durable POAs do not expire upon the death or incapacity of the grantor.

CONFIRMATION NOTICE

                                                                             top
                                                                             ---

A Revised Annuity Profile Statement (RAPS) is automatically sent to the owner upon completion of the procedure.

--------------------------------------------------------------------------------
                                                                        Page 106

MATURITY DATES

The policies below describe the criteria used to calculate maturity dates for Fidelity Retirement Reserves (NRR) and Fidelity Personal Retirement Annuity
(FPRA) contracts.

POLICIES

    .    Non-Qualified Deferred NRR Contracts
         ------------------------------------
    .    Qualified Deferred NRR Contracts
         --------------------------------
    .    Non-Qualified Deferred FPRA Contracts
         -------------------------------------
    .    Client Communications
         ---------------------

CLIENT COMMUNICATIONS

                                                                             top
                                                                             ---

Before mailing, FILI verifies all clients in Equifax. If there is a mismatch
                                             -------
between the address FILI has on file and the address listed in Equifax, FILI will mail the maturity letter to both addresses. Refer to the table below to determine when communications are sent to the client:

60 DAYS PRIOR TO ANNUITY DATE                30 DAYS PRIOR TO ANNUITY DATE           10 DAYS PRIOR TO ANNUITY DATE OR LESS
------------------------------------------   -------------------------------------   -------------------------------------------
The letter is sent to client via overnight   The letter is sent to client via        A phone call attempt is made to the
mail along with a Business Reply Envelope    overnight mail along with a BRE and a   client; if there is no response, a letter
(BRE) and a Surrender form.                  Surrender form.                         is sent to client via overnight mail along
                                                                                     with a BRE and a Surrender form.

--------------------------------------------------------------------------------
                                                                        Page 107

METLIFE GROWTH AND GUARANTEED INCOME ANNUITY

The policies and procedures below describe the Fidelity Investments Life Insurance (FILI) process for issuing a MetLife Growth and Guaranteed Income Annuity (MGGI) contract by MetLife Investors USA Insurance Company (MLIUSA) in all jurisdictions where available, and in New York by Metropolitan Life Insurance Company (MLIC).

POLICIES                                         PROCEDURES

    .    Product Fact Sheet External Link        .    MGGI Application
         ------------------                           ----------------
    .    MGGI Prospectus External Link           .    MetLife Additional Forms
                                                      ------------------------
    .    Paperwork Review Policy External Link   .    Fidelity Forms
         -----------------------                      --------------
    .    Late Trading Rules                      .    NIGO Resolution
         ------------------                           ---------------
    .    Resident or Signing State
         -------------------------               NOTE: The paperwork requirements have been
    .    State Specific Applications             included. Other internal systems procedures have
         ---------------------------
                                                 been removed.
    .    Trust Accounts (link to SP0065)
         -------------------------------
    .    Registration
         ------------
    .    1035 Exchange Rules
         -------------------
    .    Internal vs. External Exchanges

    .    Legal Documents Acceptance Criteria
         -----------------------------------
         External Link
         -------------

LATE TRADING RULES

Under Rule 22c-1 under the Investment Company Act of 1940, as amended (1940
Act), FILI/EFILI must process financial transactions (additional/initial payments, exchanges, withdrawals and surrenders) by the 4:00 p.m. ET cut-off time of the day the trade is received provided it is in good order. On certain days, the market will close early and the rules apply to the earlier close time.

     .    Trades must be processed at the next market close.

     . Trades requested on or after 4:00 p.m. ET will be priced for the next market close.

RESIDENT OR SIGNING STATE

MGGI paperwork requirements, unlike other MetLife products offered, are based on the owner's state of residence.

STATE SPECIFIC APPLICATIONS

To review any state specific applications (including New York), or where the product is currently sold, refer to the FILI Forms Selector or the Annuity Forms
                                        -------------------        -------------
Matrix Document.
---------------

--------------------------------------------------------------------------------
                                                                        Page 108

REGISTRATION

Refer to the table below to review MGGI registration guidelines.

                                                   PRIMARY                           PRIMARY
                      OWNER      JOINT OWNER      ANNUITANT     JOINT ANNUITANT    BENEFICIARY
                   ----------   -------------   -------------   ---------------   ------------
QUALIFIED:

  Single Owner /   Individual        NA         Individual 1/          NA         .  Individual
Single Annuitant                                                                  .  Trust

  Single Owner /   Individual    Not allowed    Individual 1/    Individual 2/    .  Individual
 Joint Annuitant                                                                  .  Trust

NON-QUALIFIED:

  Single Owner /   Individual        NA         Individual 1/          NA         .  Individual
Single Annuitant                                                                  .  Trust

                     Trust           NA         Individual 3/          NA         .  Individual
                                                                                  .  Trust

  Single Owner /     Trust       Not allowed    Individual 3/    Individual 3/    .  Individual
 Joint Annuitant                                                                  .  Trust

   Joint Owner /   Individual   Individual 4/   Individual 1/    Individual 4/    .  Individual
 Joint Annuitant                                                                  .  Trust

ASSUMPTIONS:

1/   The Primary Annuitant must be the Owner.

2/   The Joint Annuitant must be the spouse of the Primary Owner/Annuitant

3/   For Non-Qualified Trusts

..    the grantor of the Trust must be the Primary Annuitant

..    the Joint Annuitant, if applicable, must be the spouse of the Primary
     Annuitant

..    UGMA/UTMA are not available.

4/ The Joint Annuitant must be an Owner and must be the spouse of the Primary Owner

1035 / TOA EXCHANGE RULES

Refer to the bullets below for 1035 exchanges.

..    1035 exchanges must be like to like. Owner(s) and annuitant(s) on the surrendering contract must match the proposed MGGI owner(s)/annuitant(s)

..    The transfer paperwork must reflect owner and annuitant information as provided on the application.

..    Qualified Transfer Of Assets (TOA) owner and annuitant information:

     .    The spouse can be added at time of issue as a joint annuitant.

     .    Transfer paperwork should only list the primary owner and annuitant.

--------------------------------------------------------------------------------
                                                                        Page 109

INTERNAL VS. EXTERNAL EXCHANGES

Refer to the table below to determine type of exchange and if allowed.

PRODUCTS                                                                  EXCHANGE TYPE
-----------------------------------------------------------------------   -----------------
MetLife to MGGI                                                           Internal Exchange

..    The only MetLife contracts that can be exchanged into MGGI contracts are surrender charge free fixed deferred contracts. The
     MetLife Target Maturity (SPDA) offered through Fidelity Outside
     Products is eligible if surrender charge free.

..    When a 1035 or Qualified replacement is funded by an existing
     MetLife contract, prior to sending the transfer paperwork, operations will call to confirm that the surrendering contract is fixed and surrender charge free.

..    MetLife Variable Deferred contracts are not eligible for
     internal exchange to MGGI.

FILI to MGGI                                                              External Exchange

Other Carrier to MGGI                                                     External Exchange

NOTE: Free Look periods in some states differ for internal vs. external exchanges. It is important to note that an exchange from an existing surrender charge free fixed MetLife contract into MGGI is an internal exchange. Exchanges from existing FILI contracts into MGGI are considered external exchanges.

--------------------------------------------------------------------------------
                                                                        Page 110

MONETARY NIGO TRANSACTIONS

As part of the Transaction Processing Consistency and Compliance (TPCC) program, Fidelity Investments Life Insurance (FILI) abides by the TPCC recommendations for the consistent handling and classification of monetary Not in Good Order
(NIGO) transactions. The policies listed below detail the FILI implementation of TPCC for monetary NIGO transactions.

POLICIES

     .    NIGO Reason Codes
          -----------------
     .    Audit Trail Requirements
          ------------------------
     .    Monetary NIGO Monitoring
          ------------------------

NIGO REASON CODES

                                                                             top
                                                                             ---

For all NIGO work items, NIGO Reason Codes should be recorded in XTRAC. Monetary NIGO transactions should be processed or returned within 3 business days of constructive receipt. Refer to the table below for work Item Types and Subtypes, deemed as Monetary and subject to the TPCC recommendations.

ITEM TYPE   SUBTYPE   TRANSACTION
ADDPAY      1035      1035 Check (after issue)
ADDPAY      ADDPAY    Original item from EPS
ADDPAY      BRK       Additional Payment from Brokerage account
ADDPAY      MF        Additional Payment from Mutual Fund account
ADDPAY      WIRE      Additional Payment from bank wire
ADVCOR      FEEWD     RIA fee withdrawal
CHECK       1035CK    1035 Check (before issue)
CHECK       UNKNOW    Check with no policy information
DISB        DISB      Original item from EPS
DISB        DOUT      1035 Out
DISB        EXWR      Exchange
DISB        F/L       Free look
DISB        SURR      Surrender
DISB        SWP       Systematic Withdrawal Program
DISB        WTHDW     Withdrawal
DTHPWK      BENE      Death Paperwork from the beneficiary
EXCH        BLKTRD    RIA Bulk Trade
PHADPY      FPRA      Additional Payment for FPRA through the phone channel
PHADPY      NRR       Additional Payment for NRR through the phone channel
PHONE       EFT       Phone Add Pay for NRR
PHONE       EXCH      Exchange through the phone channel
PHONE       PWTHDR    Withdrawal through the phone channel
PHONE       SWP       Systematic Withdrawal Program through the phone channel
WEB         ADDPAY    Additional Payment through the web channel
WEB         WTHDW     Withdrawal through the web channel

--------------------------------------------------------------------------------
                                                                        Page 111

NOTE: Initial premiums and additional purchase payments received via check are excluded from the 3-day requirement as they are processed according to Rule 22c-1 (c).

AUDIT TRAIL REQUIREMENTS

                                                                             top
                                                                             ---

Monetary NIGO work items that go beyond 3 business days are required to maintain an appropriate audit trail that explains the need for additional processing time. At a minimum, the audit trail must contain the following elements:

     .    Contract Number

     .    Customer ID

     .    Transaction Type

     .    Time/Date of receipt

     .    NIGO determination associate ID

     .    Initial NIGO reason code

     .    Resolution status (For example: resolved IGO or rejected NIGO)

          NOTE: Enter the resolution status in the work item Notes. Refer to the XTRAC Notes topic.
          -----------

     .    Supporting documentation

     .    Name

     .    Contact phone number

     .    Record of all client contact attempts

MONETARY NIGO MONITORING

                                                                             top
                                                                             ---

Team leaders are responsible for monitoring adherence to the documentation standards and timeliness standards for Monetary NIGO handling. This monitoring consists of weekly reviews of Monetary NIGO work items and individual work queues. Work items that exceed the timeliness standards should be escalated to an Operations manager or director.

--------------------------------------------------------------------------------
                                                                        Page 112

NAME CHANGES

Clients can request name changes to his or her own accounts. A name change may reflect a change in marital status. The policies and procedures below describe how to process Name Change requests.

POLICIES                                  ANNUITY SERVICE PROCEDURES

                                          .    Request Types
                                               -------------
..   Authorized Roles                      .    MAINT/FORM Work Items
    ----------------                           ---------------------
..   Contract Change Forms                 .    Name Change Verification
    ---------------------                      ------------------------
..   Letter of Instruction (LOI)           .    Original Paperwork Search
    ---------------------------                -------------------------
..   Retail and ICS Requests               .    Misspelled Client Names
    -----------------------                    -----------------------
..   Authorized Representatives            .    Same Day Corrections
    --------------------------                 --------------------
..   Confirmation Notice                   .    Client History
    -------------------                        --------------
..   Legal Documents Acceptance Criteria   .    FGIA Contracts
    -----------------------------------        --------------
                                          .    PROBLM/NAMECH Work Items
                                               ------------------------
                                          OPERATIONS PROCEDURES

                                          .    Access XTRAC Work Items
                                               -----------------------
                                          .    Name Change Work Items
                                               ----------------------
                                          .    Paperwork Verification
                                               ----------------------
                                          .    Owner(s) of Record Verification
                                               -------------------------------
                                          .    Owner Name Changes
                                               ------------------
                                          .    Same Day Corrections
                                               --------------------
                                          .    FGIA Contracts
                                               --------------
                                          .    Client History
                                               --------------
                                          .    Work Items Status Changes
                                               -------------------------

AUTHORIZED ROLES

                                                                             top
                                                                             ---

Individuals who are authorized to change a name on an existing contract include:

     . Owner/joint owner: signatures of both owner and joint owner must be present

     .    A full power of attorney (POA)

     .    Trustee (if the contract is owned by a trust)

     .    Custodians (if the contract is an UGMA/UTMA account)

          NOTE: Each client role is authorized to change his or her name, but not the names of other client roles. Only an owner or POA can change other client role information.

Name changes for roles other than owner/joint owner or annuitant are usually submitted using a Letter of Instruction (LOI).

--------------------------------------------------------------------------------
                                                                        Page 113

CONTRACT CHANGE FORMS

                                                                             top
                                                                             ---

All Contract Change Forms must include:

     .    Contract Number

     .    The old and new name

     .    Signatures of all contract owners or signature of a full POA

     .    The date

     . Any supporting legal documentation such as a marriage certificate, divorce decree, or court order recognizing the name change.

          NOTE: A signature guarantee on an Annuity Change Form or LOI is not required for a name change. Refer to the Signature Guarantee Policy
                                                   --------------------------
          for additional information.

Additional forms are located on the FILI Sales Center.
                                    -----------------

LETTER OF INSTRUCTION (LOI)

                                                                             top
                                                                             ---

In lieu of a completed Contract Change Form, an LOI can be sent to FILI. An LOI must include:

     .    Contract number.

     .    The old and new name.

     . Signatures of all contract owners or the signature of a full POA and the date.

     . Any supporting legal documentation such as a marriage certificate, divorce decree, or court order recognizing the name change.

RETAIL AND ICS REQUESTS

                                                                             top
                                                                             ---

If the request originated with Retail or the Integrated Customer Systems (ICS), the detail of the new name appears on the work item, in the Description area. The identifying characteristic is the Customer ID number, not the contract number.

--------------------------------------------------------------------------------
                                                                        Page 114

AUTHORIZED REPRESENTATIVES

                                                                             top
                                                                             ---

ANNUITY SERVICE REPRESENTATIVES

If a client name has been misspelled in ARK, Annuity Service representatives are only permitted to correct minor misspellings of the name. The following are examples of acceptable corrections to name misspellings:

     .    "McAlpine" to "MacAlpine"

     .    "Tracee" to "Traci"

     .    "Maxewll" to "Maxwell"

     .    "Friederich" to "Fryderyk"

PRIORITY SERVICES REPRESENTATIVES

Changes to a different name, even a different first name, can only be processed by Priority Services. Prior to correcting a name's spelling, representatives must confirm first that the original paperwork contains a different spelling than what is in ARK.

CONFIRMATION NOTICE

                                                                             top
                                                                             ---

No confirmation notice is sent to the client after the name change is completed. A Revised Account Profiles (RAP) is sent. Once the paperwork is processed (In Good Order), the new name is reflected on all future statements and correspondence from FILI.

--------------------------------------------------------------------------------
                                                                        Page 115

NIGO APPLICATION RESOLUTION TIME FRAMES

When a representative receives a NIGO application, the goal is to resolve the NIGO issues within 30 days. The policies and procedures below describe the steps required to resolve NIGO applications within 30 days.

POLICIES                              PROCEDURES

                                      .   Resolving NIGO Applications
                                          ---------------------------
..    Time Frames                      .   Setting Follow-up Dates
     -----------                          -----------------------
..    Returning Client's Money         .   Processing a Manual Check Request
     ------------------------             ---------------------------------
                                      .   Sending a Wire
                                          --------------

TIME FRAMES

                                                                             top
                                                                             ---

The time frames below must be adhered to when working on a NIGO application:

     . When a representative receives a NIGO item, he or she must address it within 24 hours.

     . If the NIGO item is IGO before 4:00 p.m. ET, the application must be issued that day.

     . NIGO applications must be resolved within 30 days. The only exception to this is if a response is received indicating more time is needed because of a delay in contacting the client.

RETURNING CLIENT'S MONEY

                                                                             top
                                                                             ---

When FILI/EFILI is unable to apply a client's cash to a policy due to a NIGO, the company is allowed to hold said cash in the general account for up to 5 business days. If the cash is to be held for more than 5 days in the general account, the client must consent to this.

The day a check is received at FEO Inbound is considered Day 1 for purposes of counting the 2 day/5 day rule. The day a wire of cash from retail is received is considered Day 1. If consent to hold the money in the general account for longer than 5 days is not received, the cash must be returned to the client at the end of the 5th day.

The cash should be returned according to how it was received. So if the client submitted a check, a Manual Check Work Item should be opened to have a check cut back to the owner. If cash came in from a Fidelity retail account, a Manual Wire Work Item should be generated to return the funds to the retail account from where they came.

--------------------------------------------------------------------------------
                                                                        Page 116

The process of returning the cash should be started on Day 4 if consent has not been given as of then. If consent or NIGO resolution is received before the end of Day 5, the check or wire request should be cancelled. (Requesting money to be disbursed by a manual check or wire is a 2 day process, which is why the process must be started on day 4.)

--------------------------------------------------------------------------------
                                                                        Page 117

NIGO PROCESSING

When Annuity Service Forms are submitted to Fidleity Investments Life Insurance
(FILI), each requires a review to determine if it is In Good Order (IGO) or Not In Good Order (NIGO). Forms that are NIGO may require additional new forms or client contact. The policies and procedures below describe how to identify and process NIGO forms.

POLICIES                            PROCEDURES

                                    .     Access XTRAC Work Items
                                          -----------------------
..    NIGO Routing                   .     NIGO Work Items
     ------------                         ---------------
..    New Form Guidelines            .     Calling the Client
     -------------------                  ------------------
..    NIGO Confirmations             .     Letters and Forms
     ------------------                   -----------------
..    Monetary NIGO Transactions     .     Work Item Status Changes
     --------------------------           ------------------------

NIGO ROUTING

                                                                             top
                                                                             ---

Each Annuity Operations team receives paperwork and determines if the paperwork is IGO or NIGO. If the work item is NIGO the status needs to be changed to NIGO. This automatically routes the item to the PRPRB queue. The item is distributed to a Priority Services representative for processing.

NEW FORM GUIDELINES

                                                                             top
                                                                             ---

Refer to the guidelines below for NIGOs that require a new form:

     .    Owner/trustee/power of attorney (POA) signature missing on any form.

     .    Invalid or missing signature guarantee on forms that require one.

     .    Any NIGO beneficiary requests.

     .    Electronic funds transfer (EFT) account information missing.

NIGO CONFIRMATIONS

                                                                             top
                                                                             ---

Refer to the guidelines below for NIGOs that require a phone call to the client including a confirmation number generated by Fidelity:

     .    Fund allocations that do not total 100%.

--------------------------------------------------------------------------------
                                                                        Page 118

     . Limited Power of Attorney (LPOA) forms missing information, such as Date of Birth (DOB) or Social Security number (SSN).

     .    EFT draw date or amount is missing.

     .    Contract number missing for clients with multiple contracts.

ACCESS XTRAC WORK ITEMS

                                                                             top
                                                                             ---

Refer to the Accessing XTRAC Work Items topic.
             --------------------------

NIGO WORK ITEMS

                                                                             top
                                                                             ---

Review the NIGO Work Item to verify the NIGO status and how to proceed to resolve the item. Follow the steps below to review a NIGO Work Item:

     1.   Open the NIGO Work Item.

     2.   Click the ATTACHMENTS tab. The Attachments page opens.
                                         -----------

     3.   Select the applicable document image.

     4.   Refer to the File Image Management System Consolidated Viewer topic.
                       ------------------------------------------------

     5.   Review the NIGO Work Item to verify that it is NIGO.

     6.   Refer to the table below to determine next steps:

IF THE WORK ITEM IS:  THEN:

IGO                   1.   Proceed to Work Item Status Changes.
                                      ------------------------
NIGO                  2.   Determine if the correction requires either calling the client or sending a letter, or both.
                      3.   Proceed to STEP 7.

     7.   Refer to the table below to determine next steps:

IF THE CORRECTION REQUIRES:            THEN:

Calling the client                     1.   Proceed to Calling the Client.
                                                       -------------------
Sending the client a letter or new     2.   Proceed to Letters and Forms.
                                                       -----------------
form(s)

--------------------------------------------------------------------------------
                                                                        Page 119

CALLING THE CLIENT

                                                                             top
                                                                             ---

Follow the steps below if a NIGO form can be corrected by calling the client:

     1.   Refer to the table below to determine next steps:

IF THE CONTRACT IS FOR:                THEN:

Fidelity Guaranteed Income Annuity

(FGIA)

All other contracts                    1.       Open ARK and log in. The User Information page opens.
                                                                         ----------------
                                       2.       Refer to the Searching for a Client topic to find and open a client.
                                                             ----------------------
                                       3.       From the CLIENT section, note the phone information and call the client.

                                       4.       Proceed to STEP 2.

     2.   Refer to the Customer Authentication topic to verify that the
                       -----------------------
          representative is speaking with the client.

     3. When the client is authenticated, explain the situation to him or her, as well as the reason for the NIGO.

     4. Gather the required information from the client, taking notes as necessary.

     5. Make the necessary changes according to existing policies and procedures and the client's directions. Refer to the applicable topics:

          .    Fidelity Freedom Lifetime Income
               --------------------------------
          .    Fidelity Growth and Guaranteed Income
               -------------------------------------
          .    Fidelity Guaranteed Income Annuity
               ----------------------------------
          .    Fidelity Income Advantage
               -------------------------
          .    Fidelity Personal Retirement Annuity
               ------------------------------------

     6.   Refer to the table below to determine next steps:

IF:                                    THEN:

Forms are required to complete the     0.   Direct the client to Fidelity.com to download the applicable form.
                                                                 ------------
request and the client has Internet    1.   Offer to assist the client while he or she fills out the form.
access                                 2.   Provide the client with a mailing address to which the form(s) can be returned.
                                       3.   Proceed to Work Item Status Changes.
                                                       ------------------------
Forms are required to complete the     4.   Proceed to Letters and Forms.
                                                       -----------------
request and the client does not have
Internet access

The phone call resolved the NIGO       5.   Proceed to Work Item Status Changes.
                                                       ------------------------

--------------------------------------------------------------------------------
                                                                        Page 120

LETTERS AND FORMS

                                                                             top
                                                                             ---

If the NIGO reason cannot be resolved with a phone call or the client cannot be reached, send the following to the client:

     .    A letter explaining the situation.

     .    New form(s) to correct the NIGO reasons.

Follow the steps below to send a letter and new form(s) to the client:

     1.   Return to the work item.

     2.   From the YOUR LASER SIG menu, select your name.

     3.   Refer to the table below to determine next steps:

IF THE CONTRACT IS FOR:                THEN:

Fidelity Guaranteed Income Annuity

(FGIA)

All other contracts                    1.       Refer to the TAXI Procedures to fill in all client and current contract
                                                             ---------------
                                                information into the work item.
                                       2.       Proceed to STEP 4.

     4.   Click the CORRESPONDENCE tab. The Correspondence page opens.
                                            --------------

     5.   Click the ADD button. The Correspondence Template Summary window
                                    -------------------------------
          opens.

     6.   From the CORRESPONDENCE TYPE menu, select PRTY.

     7.   In the TEMPLATE NAME field, select the applicable letter.

     8.   Click the OK button.

     9.   Refer to the table below to determine next steps:

IF THE LETTER:                           THEN:

Requires approval before sending it to   1.   The Attach Correspondence window indicating that the letter requires approval
                                                  ---------------------
the client                                    prior to printing opens. A team leader or manager will review the letter and hand deliver the letter to the representative after it has been approved.
                                         2.   Click the OK button. The selected letter opens in Microsoft Word. The Annuity
                                              Contract # and the representative's signature are filled in.

--------------------------------------------------------------------------------
                                                                        Page 121


                                         3.   Proceed to STEP 10.
Does not require approval before         4.   The selected letter opens in Microsoft Word. The Annuity Contract # and the
sending it to the client                      representative's signature are filled in. Proceed to STEP 10.

     10. In the letter, enter any missing information and customize the wording based on the reason(s) for the correspondence. Highlight what the client needs to return.

     11. When the letter is complete, from the Microsoft Word FILE menu, select SUBMIT CORRESPONDENCE. The Submit Correspondence window opens.
                                     ---------------------

     12.  In the MEMO field, enter a short description of the transaction.

     13.  Refer to the table below to determine next steps:

IF THE LETTER:                           THEN:
Requires approval before sending it to   a.        Click the OK button to route the letter to a supervisory principal for review
the client                                        and approval prior to being released. Principal approval is noted in XTRAC.

                                                  When approved, the letter will be hand delivered to the representative.
                                         b.       Proceed to STEP 14.

Does not require approval before         3.       Click the OK button to send the letter to print. The Print Correspondence
                                                                                                       --------------------
sending it to the client                          window opens.
                                         4.       Click the OK button. The window closes and the letter prints to the selected printer.

                                         5.       Proceed to STEP 14.

     14.  Copy the letter onto the correct letterhead, FILI or EFILI.

     15.  Retrieve the applicable form(s) from:

          .    FILI Sales Center
               -----------------
          .    Fidelity.com
               ------------

     16. Insert any forms along with the cover letter into the appropriate FILI or EFILI envelope.

     17.  Verify that the client's address appears in the envelope window.

     18.  Mail the letter.

     19.  Proceed to Work Item Status Changes.
                     ------------------------

WORK ITEM STATUS CHANGES

                                                                             top
                                                                             ---

--------------------------------------------------------------------------------
                                                                        Page 122

Follow the steps below to enter IGO/NIGO Status in the work item:

     1.   Return to the NIGO work item.

     2.   Click the NOTES tab. The Notes page opens.
                                   -----

     3.   Click the ADD button. The Notes fields open.

     4.   From the NOTE NAME menu, select the applicable name.

     5. In the CONTROL NUMBER field, generate a number using the following format: Initials, Julian Date, and Military Time

          Example: John R. Rep, January 4th, 2007, 2:45 PM - JRR0041445

          NOTE: The Julian Date is a three-digit number between 001 and 366 that equals the number of days elapsed in a year. For example, January 11 is 011, the eleventh day of the year. February 14th is 045, the 45th day of the year.

     6.   In the ENTER NOTE field, document what has transpired.

     7.   In the MEMO field, enter a short description of the note.

     8.   Click the GENERAL tab. The General page opens.
                                     -------

     9.   Complete all required (yellow) fields.

     10.  Refer to the table below to determine next steps:

IF THE REQUEST IS:                     THEN:
IGO                                    1.   From the STATUS menu, select IGO.
                                       2.   In the DESCRIPTION field, document why the work item is IGO.
                                       3.   Click the SAVE button.
                                       4.   Click TRANSFER THIS WORK ITEM button. The Transfer window opens.
                                                                                      ---------
                                       5.   From the TRANSFER TO menu, select the applicable option:
                                       6.   NDFLQ for financial requests.
                                       7.   INDFLQ for non-financial requests.
                                       8.   In the MEMO field, enter a note indicating the reasons why the item is IGO.
                                       9.   Click the TRANSFER button. The work item transfers to the selected queue.

NIGO but has been resolved through a   10.  From the STATUS menu, select RESLVD.
phone call or letter                   11.  Click the SAVE button.
                                       12.  Click the CLOSE button.

--------------------------------------------------------------------------------
                                                                        Page 123

OWNERSHIP CHANGES

Ownership change requests are completed in writing. The request for the change is initiated often over the phone. Rules regarding ownership changes vary by product and the type of ownership change. The policies and procedures below describe the process for making Ownership changes on annuity contracts.

POLICIES

..    Authorized Roles
     ----------------
..    Authorized Representatives
     --------------------------
..    Ownership Types
     ---------------
..    Permissible Changes
     -------------------
..    NRR Ownership Changes
     ---------------------
..    FPRA Ownership Changes
     ----------------------
..    FGGI Ownership Changes
     ----------------------
..    MGGI Ownership Changes
     ----------------------
..    FIA and FFLI Ownership Changes
     ------------------------------
..    End Dates vs. Deleted Roles
     ---------------------------
..    Tax Implications
     ----------------
..    Trust Accounts
     --------------
..    Custodial Accounts
     ------------------
..    Relinquish Custodial Rights
     ---------------------------
..    Confirmation Notice
     -------------------

AUTHORIZED ROLES

A new Owner can be designated by the current Owner of the contract. The changes allowed are determined by the product. In some cases, Owners cannot be removed or added. The following roles are authorized to make Ownership changes:

..    Owners (If Joint Ownership, both Owners must sign.)

..    Full Power of Attorney

..    Custodian

..    Trustee, if Ownership is a Trust (If more than one Trustee, each Trustee must sign.)

     NOTE: During conversion, Durable Powers of Attorney (LPOAs) will change to full POAs if they were added as part of the death claims process. These new full POAs are not allowed to make Owner changes. If the Contract Sub Status field is 5 yr option, then the POA is not authorized to make an Owner change.

AUTHORIZED REPRESENTATIVES

The following FILI Client Service representatives are authorized to make ownership changes:

..    Annuity Service representatives are authorized to request a Contract Change
     Forms. Proceed to MAINT/FORM Work Items.
                       ---------------------

..    Operations New Business representatives are authorized to change Ownership roles on a contract.

--------------------------------------------------------------------------------
                                                                        Page 124

OWNERSHIP TYPES

Owners cannot be changed to Joint Tenants with Rights of Survivorship (JTWRS). The following types of Owners exist:

..    Single

..    Joint

..    Most states and contracts require Joint Owners to be spouses, except those states that allow legal unions (CA, OR, PA, NY, or VT).

..    Uniform Gifts to Minors Act (UGMA) /Uniform Transfers to Minors Act (UTMA)
     custodial accounts.

     NOTE: Income contracts do not allow Ownership changes unless there is a death or divorce. Product specific rules apply.

PERMISSIBLE CHANGES

The table below describes the types of Ownership changes that are allowed on NRR, FPRA FGGI, and MGGI contracts.

TYPE OF CHANGE                  FGGI                            MGGI
-----------------------------   -----------------------------   --------------------------
Individual to Joint             .  Not allowed                  .  Not allowed

Joint to Individual - no        .  Not allowed                  .  Not allowed
special circumstances

Joint Ownership to Individual   .  Not allowed                  .  Allowed
as part of a death claim

Joint Ownership to Individual   .  Allowed                      .  Allowed
as part of a divorce or other
court order

Custodial to Individual         .  Not allowed                  .  Not applicable

Individual to Trust             .  Allowed. Ownership can       .  Allowed. Annuitant must
                                   be changed from an              be the same person.
                                   Individual account to a
                                   Revocable Grantor Trust as
                                   long as the Annuitant is
                                   the Grantor of the Trust
                                   and the Individual
                                   account.

Trust to Individual             .  Allowed. Ownership can       .  Allowed. Annuitant must
                                   be changed from a               be the same person.
                                   Revocable Grantor Trust
                                   into an Individual account
                                   as long as the Annuitant
                                   is the Grantor of the
                                   Trust and the Individual
                                   account.

Individual to a different       .  Not allowed                  .  Not allowed
individual

--------------------------------------------------------------------------------
                                                                        Page 125

Joint Owners to Trust           .  Not Allowed                  .  Allowed. Annuitant must
                                                                   be the same person.

Trust to Joint Owners           .  Not allowed                  .  Allowed. Annuitant must
                                                                   be the same person.

MGGI OWNERSHIP CHANGES

Refer to the guidelines below when changing ownership on a MetLife Growth & Guaranteed Income Annuity (MGGI) contract.

..    The owner must be the primary annuitant

..    For non-qualified joint contracts, the joint owner and the joint annuitant must be the spouse of the primary owner.

..    For qualified money, no joint owner is allowed but a separate joint annuitant is allowed, which must be the spouse of the owner.

..    For an MGGI Trust:

     .    If the owner is a trust, then a second owner may not be added.

     .    If the owner is a trust, the Annuitant must be the Grantor.

     . Contracts owned by a revocable trust can be transferred to the grantor.

     . For Non-Qualified Trusts, the trust will be the beneficiary unless otherwise indicated and the grantor of the trust must be the primary annuitant, Spouse may be Joint. (Qualified contracts must be owned by an individual.)

     .    A Trustee Certification form is required when the owner is a trust.

..    Owner must be a minimum of 50 years old as of the Contract Effective Date and can not be older than 85 years and 364 days.

..    UTMA or UGMA is not allowed.

..    Once issued, the annuitant cannot be changed.

     NOTE: In all of the above allowed situations the annuitant must remain the same person.

..    The contract can be owned by joint owners, limited to two natural persons who must be spouses. Upon the death of the annuitant the surviving annuitant will become the primary beneficiary. Any other beneficiary designation will be treated as a contingent beneficiary unless otherwise indicated.

..    Must provide proof of age (birth). Equifax verification is not permitted. A copy of each Annuitant's driver's license, a valid passport or a birth certificate must be submitted.

END DATES VS. DELETED ROLES

Once a contract is issued, an Owner role should be end dated, not deleted, to terminate the role. If a role is end dated, the role remains a part of the contract history. If a role is terminated, it is not part of the contract history.

TAX IMPLICATIONS

Some Ownership changes may be taxable if the Tax ID numbers of the new Owner are different from the existing Owner. Refer to the following table to determine if an Ownership change is taxable.

CURRENT               NEW                                                TAXABLE
-------               ---                                                -------
Single Owner          Single Owner (Spousal)                             No
Single Owner          Single Owner (Non-spousal)                         Yes
Single Owner          Trust with the same Tax ID                         No
Single Owner          Trust with a different Tax ID                      Yes

--------------------------------------------------------------------------------
                                                                        Page 126

Single Owner          Joint Owner                                        No
Joint Owner           Single Owner                                       No
Joint Owner           Trust with the same Tax ID                         No
Trust                 Joint Owner                                        Yes
Trust                 Single Owner with the same Tax ID                  No
Trust                 Single Owner with a different Tax ID               Yes
Trust                 Trust with a different Tax ID                      Yes
UGMA                  Cannot be changed                                  N/A

TRUST ACCOUNTS

All FILI/EFILI contracts involving a Trust registration must be accompanied by a Trustee Statement and Agreement Form. For MGGI, the form used is called the
------------------------------------
Trustee Certification Form. The form specifies the circumstances under which a Trust can be established as a contract Owner. They are as follows:

..    A Revocable Living (Grantor) Trust, with the grantor as the lifetime
     Beneficiary of the Trust, and the grantor registered as the Annuitant.

..    An Irrevocable Trust holding the contract as an agent for the benefit of the Annuitant, whose date of birth is specified.

..    An Irrevocable Trust established for the benefit of a minor with the minor listed as the Primary Beneficiary.

..    A Charitable Remainder Trust (CRAT/CRUT).

NOTE: If a trustee dies on a trust owned annuity and they are not the annuitant a Death Claim is not required, just new trustee paperwork.

If the Trust does not meet one of the above circumstances, it cannot be the Owner of an annuity contract. There are guidelines that may help to distinguish between Revocable Living Trusts and Irrevocable Trusts. Refer to the guidelines below when speaking with clients.

TRUST TYPE:                             GUIDELINES:
----------                              ----------
Revocable Living (Grantor) Trusts       .    The Trust Tax ID number is the Social Security number (SSN) of the grantor.
                                        .    The Trust name reflects the same name as that of the Trustee. For example:
                                             Debbie Anderson Trustee of the Debbie Anderson Living Trust.
                                        .    The Trustee is registered as the Annuitant.
                                        .    Living or Loving Trusts are typically revocable.
                                        .    In the case of revocable Trusts, the Trustee is typically the grantor of the
                                             Trust because it is generally not worth the expense of appointing an outside
                                             Trustee for a revocable Trust.

Irrevocable Trusts                      .    The Tax ID number for the Trust is a separate number.
                                        .    The Trustee has a name different from that reflected in the Trust. For example, Steve Jones Trustee for the Debbie Anderson Family Trust.
                                        .    Appointing an outside Trustee is typically done only in the cases of irrevocable Trusts.
                                        .    Irrevocable Trusts must file tax returns each year.

--------------------------------------------------------------------------------
                                                                        Page 127

Refer to the Trust Accounts topic for additional information.
             --------------

CUSTODIAL ACCOUNTS

A change from this type of Ownership is not allowed.

..    The minor on whose behalf the account has been established is the Owner of the UGMA/UTMA account. However, until the minor reaches the age of majority under applicable state laws and in accordance with the UGMA or UTMA, there must be a Custodian listed on the account.

..    If the minor dies prior to reaching the age of majority, the account is included in the minor's estate. If, however, the Custodian dies before the minor reaches the age of majority, a successor Custodian would be appointed to administer the account until the minor reaches the age of termination. The will of the deceased Custodian may include a preference as to who should be named successor Custodian. If not, the minor (if age 14 or older) or the appropriate state court will appoint one. Refer to the UGMA/UTMA
                                                                   ---------
     topic for additional information.

RELINQUISH CUSTODIAL RIGHTS

To relinquish rights as the Custodian, the Contract Change Form must be
                                           --------------------
completed and signed by the Custodian and the minor. A signature guarantee is required for the Custodian's signature. Refer to the Signature Guarantee Policy
                                                     --------------------------
topic for additional information.

Since there can only be one Custodian designated on a UGMA/UTMA contract, Full Power of Attorney cannot be designated on the contract registration. Only Limited Power of Attorney can be designated on the contract. Therefore once the minor has reached legal age, remove the LPOA by end-dating the role.

NOTE: The Custodian of a UGMA/UTMA is the only person authorized to trade on the account (unless the Custodian grants trading authority). The minor does not have the power to authorize exchanges, redemptions, or any maintenance on the account. Once the minor is has reached legal age, it is the Custodian's obligation to transfer the account to the minor at that time (usually age 18 or 21).

Refer to the UGMA/UTMA topic for additional information.
                  ---------

CONFIRMATION NOTICE

Confirmation of an Owner change is automatically sent to the original Owner upon completion of the procedure.

--------------------------------------------------------------------------------
                                                                        Page 128

PAPERWORK REVIEW POLICY

The policies below describe the types of corrections or modifications to paper-based New Business applications and related paperwork and the acceptance criteria required by Fidelity Investment Life Insurance (FILI).

POLICIES

..    New Business Applications
     -------------------------
..    RIA Paperwork Signatures
     ------------------------
..    Additional New Business Forms
     -----------------------------

NEW BUSINESS APPLICATIONS

                                                                             top
                                                                             ---

Clients can be provided with a pre-filled application completed by either FormsWizard or a Sales associate. It is possible that the client may find errors and make corrections prior to signing and returning the paperwork. Refer to the table below when reviewing new business applications.

UNACCEPTABLE APPLICATION CHANGES                                   ACCEPTABLE APPLICATION CHANGES
--------------------------------                                   ------------------------------
The use of correction tape, correction pens or correction fluid    Most changes to an application require the client's initials.
(such as Liquid Paper or White Out) is not accepted. The           However, the following updates are accepted without initials:
paperwork is not in good order (NIGO) if any modifications have
been made on the following sections of an application:             .   Spelling corrections
                                                                   .   Minor corrections to one or two digits of the SSN
..   Owner's and Annuitant's name, Social Security number           .   Address updates
    (SSN) and Date of Birth (DOB)                                  .   Payment method and amounts
..   Beneficiary name, SSN, relationship or allocation              .   Investor Profile Questionnaire (IPQ) related questions
..   Fund allocation                                                    - a change confirmation letter is required
..   California Over 60 Free Look Questions
..   Signatures and dates

NOTE: If client updates to personal information are unclear, refer to the Equifax Procedures topic to confirm the correct information. For example, a
------------------
representative may need to confirm if a year of birth is 1945 or 1946.

--------------------------------------------------------------------------------
                                                                        Page 129

RIA PAPERWORK SIGNATURES

                                                                             top
                                                                             ---

Registered Investment Advisor (RIA) paperwork must be signed by appropriately licensed and appointed Fidelity representatives. If the paperwork is signed by an RIA where a Fidelity representative signature is required, the paperwork is NIGO and new paperwork is required.

ADDITIONAL NEW BUSINESS FORMS

                                                                             top
                                                                             ---

The following forms may be required as part of a new application, Transfer of Assets (TOA) or 1035:

..    State Replacement Form

..    Absolute Assignment Form (AAF)

..    TOA Form

..    Additional forms required by the Contra firm

The use of correction tape, correction pens or correction fluid (such as Liquid Paper or White Out) is unacceptable.

NOTE: If a representative is unable to determine with reasonable certainly the client's intent when reviewing new account paperwork, the paperwork is NIGO until clarification from the client is obtained. For example, if on the Investor Profile Questionnaire (IPQ), the client indicates replacement, the AAF or TOA paperwork must be provided. If the client indicates replacement and only provides instructions to pull funds from a brokerage account, the application is NIGO until the client's intent is confirmed.

--------------------------------------------------------------------------------
                                                                        Page 130

PHONE NUMBER CHANGES

The policies & procedures below describe how to process phone number changes.

POLICIES                           PROCEDURES

                                   .    Access XTRAC Work Items
                                        -----------------------
                                   .    Client Search
                                        -------------
                                   .    Phone Number Changes
                                        --------------------
..    Confirmation Notice           .    Same Day Corrections
     -------------------                --------------------
                                   .    FGIA Contracts
                                        --------------
                                   .    Client History
                                        --------------
                                   .    Work Item Status Changes
                                        ------------------------

CONFIRMATION NOTICE

                                                                             top
                                                                             ---

If the phone change is made in ARK as a result of a client or power of attorney request, a Revised Account Profile (RAP) is created and automatically sent. Changes made to correct a representative's error during entry do not generate a confirmation notice.

--------------------------------------------------------------------------------
                                                                        Page 131

PIN SET UP

Fidelity Investments Life Insurance (FILI) clients must establish Personal Identification Numbers (PINs) to gain electronic channel service access using Annuity Link or Fidelity.com. PINs must be established or reset by the client only. The policies and procedures below describe how to establish PINs using Identity Gateway, Fidelity.com, and Annuity Link.

POLICIES                    PROCEDURES

..   Overview                .    Clear or Block a PIN
    --------                     --------------------
..   PIN Requirements        .    Guiding Customers on Fidelity.com
    ----------------             ---------------------------------
..   Clearing a PIN          .    Annuity Link
    --------------               ------------

OVERVIEW

                                                                             top
                                                                             ---

Eventually, all customers will have one PIN to use across many Fidelity business units. The association process compares personal information from different business units to verify that all information matches.

In addition to the customer's SSN, the following information is matched. Three of the following five customer information pieces must match in order for association to occur:

..    First name

..    Last name

..    Date of birth

..    Address

..    Zip code

PIN REQUIREMENTS

                                                                             top
                                                                             ---

To establish a Personal Identification Number, clients must adhere to the following guidelines:

..    PINs must be between 6 and 12 characters.

     .    Clients using the web will create an alpha/numeric PIN.

     . The PIN will be numeric if the client is only using the Voice Response Unit (VRU).

..    Clients must use non-consecutive numbers.

..    Clients should not use Social Security numbers (SSNs) or the birth dates of any role associated with the contract.

     .    Clients can not use special characters, spaces, or punctuation.

--------------------------------------------------------------------------------
                                                                        Page 132

Upon establishing, blocking, or re-setting a PIN, clients receive a Revised Annuity Profile (RAP) via US mail. Only one RAP is created if the PIN is blocked and re-established in the same day.

CLEARING A PIN

                                                                             top
                                                                             ---

The only roles authorized to clear a PIN are the contract owner(s) or persons with Power of Attorney (POA).

..    If the client's PIN has been blocked, representatives must obtain an SSN or
     Customer ID and two additional authenticators.

--------------------------------------------------------------------------------
                                                                        Page 133

POWER OF ATTORNEY

Power of Attorney (POA) is a legal document that allows a designated person or persons to act as an attorney-in-fact (agent) on behalf of the registered account owner (principal). Fidelity allows Durable Power of Attorney (DPOA) only. The DPOA will remain in effect until the principal dies or revokes the POA in writing. A DPOA is not affected by subsequent disability or incapacity of the principal. The policies and procedures below describe how to process requests for POA forms and manage client's POA service requests.

POLICIES                                 PROCEDURES

                                         .     Access Work Items
                                               -----------------
                                         .     Client Verification
                                               -------------------
                                         .     Forms Request
                                               -------------
..   POA Rights                           .     Forms Download via Fidelity.com
    ----------                                 -------------------------------
..   Granting POA                         .     NONFIN/POA Work Item
    ------------                               --------------------
..   Revocation of a POA                  .     Paperwork Verification
    -------------------                        ----------------------
..   Termination of a POA                 .     POA Change
    --------------------                       ----------
..   UGMA/UTMA Account Restrictions       .     POA Assignment to Existing Client
    ------------------------------             ---------------------------------
..   Confirmation Notice                  .     POA Assignment to New Client
    -------------------                        ----------------------------
..   Durable POA                          .     Same Day Corrections
    -----------                                --------------------
..   Legal Documents Acceptance Criteria  .     Role Change History
    -----------------------------------        -------------------
                                         .     POA Role Termination
                                               --------------------
                                         .     Role Termination Review
                                               -----------------------
                                         .     Work Item Status Changes
                                               ------------------------

POA RIGHTS

                                                                             top
                                                                             ---

The POA confers the same rights as ownership. Specifically, a POA can:

..    Place trades

..    Receive statements

..    Add funds to the annuity

..    Change the beneficiaries

..    Change ownership

..    Take withdrawals from the annuity account

..    Surrender contracts

..    Change Addresses (POA or owner address)

If the POA takes a withdrawal or surrenders a contract, a notice must be sent to the owner's address or account. A disbursement check requested by the POA will be addressed to the owner at the record address. (Unless a signature guaranteed Surrender/Withdrawal Form is received designating an alternate name and address.)

--------------------------------------------------------------------------------
                                                                        Page 134

The POA cannot be established, changed, or removed over the phone. To establish or make changes to a POA, the Power of Attorney Form must be submitted. In lieu
                              ----------------------
of the owner submitting a Power of Attorney Form, the POA can submit the Durable
                                                                         -------
Power of Attorney Affidavit and Indemnification Form with valid POA
----------------------------------------------------
documentation and any required supporting documents. An original Affidavit and Indemnification form must be completed for each Attorney-in-Fact added to the account.

GRANTING POA

                                                                             top
                                                                             ---

The POA can only be conferred by the legal owner of the contract. A Power of
                                                                    --------
Attorney Form must be signed by the owner(s) and the signature must be
-------------
notarized. In lieu of the owner submitting a Power of Attorney Form, the POA can submit the Durable Power of Attorney Affidavit and Indemnification Form with
           ------------------------------------------------------------
valid POA documentation and any required supporting documents. An original Affidavit and Indemnification form must be completed for each Attorney-in-Fact added to the account.

REVOCATION OF A POA

                                                                             top
                                                                             ---

Fidelity Investments Life Insurance (FILI) will revoke a POA upon receipt of a Letter of Instruction (LOI) signed by the contract owner(s).

TERMINATION OF A POA

                                                                             top
                                                                             ---

The POA automatically terminates after one of the following occurs:

..    FILI receives notification that the owner/annuitant is deceased. In this case, enter a request through XTRAC for a death claim packet to be sent to the beneficiary.

..    FILI receives notification that the POA was revoked and should be removed from the account.

..    FILI receives any court order or notice related to the account stating that the POA is no longer valid.

--------------------------------------------------------------------------------
                                                                        Page 135

UGMA/UTMA ACCOUNT RESTRICTIONS

                                                                             top
                                                                             ---

UGMA/UTMA Accounts - POA cannot be established on any Trust-registered contracts, including Trust UGMA/UTMA accounts. These accounts name a fiduciary to act as the account owner. Because these are fiduciary accounts, a durable power of attorney is not permitted. Trading Authorization or Limited Power of Attorney (LPOA) is the only level of authorization permitted on a UGMA/UTMA account. Refer to the UGMA/UTMA topic for additional information.
                      ---------

CONFIRMATION NOTICE

                                                                             top
                                                                             ---

A Revised Annuity Profile (RAP) is automatically sent to the owner upon completion of the procedure.

DURABLE POA

                                                                             top
                                                                             ---

In certain circumstances, an account owner could be incapacitated and unable to complete a Fidelity Annuity Power of Attorney Form. In place of this form, the client can submit a valid Durable Power of Attorney, which has been court ordered. A DPOA is one that remains in effect even after the incapacity or disability of the principal. For a POA to be acceptable, the document must not contain limits regarding the duration of the POA. The POA must remain in effect until the registered owner dies or revokes the POA in writing. Requirements for establishing a Durable Power of Attorney are as follows:

..    If the client currently has a fully executed durable power of attorney document, use the Durable Power of Attorney Affidavit and Indemnification
                       -------------------------------------------------------
     Form to name the person with power of attorney and return the form along
     ----
     with a copy of your durable power of attorney document.

..    If the client does not have a fully executed durable power of attorney document, use the Power of Attorney Form to add a durable power of
                       ----------------------
     attorney.

--------------------------------------------------------------------------------
                                                                        Page 136

PROBLEMS RECEIVED BY PHONE

Calls are classified based on the type of request and the origination of the call. In some cases, calls are transferred to the Annuity Service Help Desk. In other cases, calls should be transferred to Priority Service. The policies and procedures below describe how to handle problems received by phone.

POLICIES                                                  PROCEDURES

..     Problem Resolution
      ------------------
..     Priority Service/Help Desk Escalation Channel       .     Responding to the Client Call
      ---------------------------------------------             -----------------------------
..     Transferring Problem Calls                          .     Addressing Client Concerns
      --------------------------                                --------------------------
..     Problem Escalation Time Frames - Client Mailings
      ------------------------------------------------

IMPORTANT NOTE: Only Annuity Service representatives can call Priority Service directly via the speed dial. All other representatives must call Annuity Service first. Annuity Service will review the situation and help the caller, or transfer the call to Priority Service if it is appropriate.

PROBLEM RESOLUTION

                                                                             top
                                                                             ---

Problems can be resolved in one of three ways:

..    Annuity Service Representative can fix the problem.
                     ----------------------------------

..    Caller is escalated to the Help Desk.
     --------------------------------------

..    The caller is transferred to Priority Service. If the call is received outside of Priority Service hours, open an XTRAC Problem Item which will
                                        --------------------------
     route to Priority Service.

PRIORITY SERVICE/HELP DESK ESCALATION CHANNEL

                                                                             top
                                                                             ---

If the problem is not routinely handled by Annuity Service, refer to the table below to determine which calls should be handled directly by Priority Service and which calls should be escalated to the Annuity Service Help Desk.

ISSUES RELATING TO:                                      ESCALATE TO:
------------------                                       -----------
Annuity Service including excessive trading escalations  .    The Annuity Service Help Desk.
from Relationship managers for high-value clients        .    If needed, the Help Desk escalates the issue to a team leader or manager.
                                                         .    If a client wants to escalate beyond a manager, a team leader or manager will get the client information and offer to have the appropriate director or V.P. return his or her call.

--------------------------------------------------------------------------------
                                                                        Page 137

An investor center or Annuity Specialist (Sales)         .    Priority Service.
                                                         .    If it is before 9:00 a.m. or after 4:30 p.m. ET, create a PROBLM Work
                                                              Item for the Priority queue.
                                                         .    Provide the client with the appropriate time frame for a call back and document expectations that were set in the XTRAC item.

Operations                                               .    The Annuity Service Help Desk.
                                                         .    If needed, the Help Desk will involve a team leader. The Help Desk or team leader can make a judgment about whether to call a team leader or manager in Global Operations.

                                                         .    The Global Operations team leaders and managers will decide if and where to continue the escalation.

A client inquires about writing a complaint letter       .    Inform the client that most matters can be handled directly with the
about any issue                                               appropriate person on the phone; writing is an option, but can delay the resolution.
                                                         .    Never tell the client that he or she cannot write a letter. If the client insists on writing, escalate the call to the Help Desk.

                                                         .    The Help Desk or team leader can make a judgment about which is the appropriate address to send the mail, such as the branch address or the incoming correspondence address in EPS.

Items that cannot be resolved by the Annuity Service     .    Priority Service
Help Desk

Obvious Fidelity error, such as trade corrections        .    Priority Service

1099 Corrections                                         .    Priority Service

Rebuild contracts/contract fixes                         .    Priority Service

Death value and Balance Requests                         .    Priority Service

Cost Basis Updates                                       .    Priority Service

DOB, Gender, POA/LPOA, Client Role, Price, Cost, and     .    Priority Service
SSN Updates

Rescind Processing                                       .    Priority Service

Verifying Deposits                                       .    Priority Service

--------------------------------------------------------------------------------
                                                                        Page 138

Locating Missing Mail                                    .    Priority Service

NIGO Applications                                        .    Priority Service

NIGO Maintenance Items such as NIGO Ownership Changes.   .    Priority Service
These are handled by New Business unless NIGO'd.
Items that can be resolved by the Annuity Service Help   .    The Annuity Service Help Desk
Desk

Questions regarding Policies and Procedures that are     .    The Annuity Service Help Desk
currently on the Annuity Service section of FILI OLR.

Transactions originating in Annuity Service must be      .    The Annuity Service Help Desk
fixed by Annuity Service.

Letter requests, including beneficiary and cost basis    .    The Annuity Service Help Desk
confirmations - typically auto-generated requests.

Stop payment/manual wire requests - normal process done  .    The Annuity Service Help Desk
by Annuity Service.

Duplicate statements                                     .    The Annuity Service Help Desk

NOTE: Whenever possible, an attempt should be made to resolve client concerns at point of contact.

TRANSFERRING PROBLEM CALLS

                                                                             top
                                                                             ---

Refer to the information below as a guide before transferring calls to other departments:

FINANCIAL DISPUTES           RESOLUTION
------------------           ----------
Operations                   .    Transfer the call to Priority Service.
                             .    Create a PROBLM Work Item with the corresponding subtype.

Service Processing           .    Transfer the client to the Annuity Service Help Desk or
                                  team leader.

Unknown Processing           .    Transfer the caller to the Annuity Service Help Desk or
                                  team leader.

Branch Processing            .    Refer the client back to the branch.

Sales Processing             .    Transfer the call to Priority Service.

                             .    Create a PROBLM Work Item with the corresponding subtype.

--------------------------------------------------------------------------------
                                                                        Page 139

PROBLEM ESCALATION TIME FRAMES - CLIENT MAILINGS

                                                                             top
                                                                             ---

Refer to the table below to determine time frames for escalating problems regarding mailings to clients:

          CALL TYPES                              SENT OVERNIGHT                                       SENT REGULAR MAIL
---------------------------  ---------------------------------------------------          ------------------------------------------
FINANCIAL CALLS              1 Mail Day                        2+ Mail Days               1-7 Mail Days              8+ Mail Days
.. Incoming/Outgoing          Check XTRAC: If an item has not   Create a PROBLM Work Item  Reassure the client that   Create a PROBLM
.. 1035's(1)                  been created, reassure the        with the corresponding     it will be processed when  Work Item with
.. Surrenders/Withdrawals(2)  client that it will be processed  subtype.                   received.                  the
.. Mail Trades                when received.                                                                          corresponding
.. EFT/Direct Deposit(3)                                                                                              subtype.
.. Add Pays

NON FINANCIAL CALLS          1-3 Mail Days                     4+ Mail Days               1-10 Mail Days             11+ Mail Days
.. Beneficiary Changes        Check XTRAC: If an item has not   Create a PROBLM Work Item  Reassure the client that   Create a PROBLM
.. Owner Changes              been created, reassure the        with the corresponding     it will be processed in    Work Item with
.. Address Changes            client that it will be processed  subtype.                   the order in which it was  the
                             within 3 days of receipt.                                    received.                  corresponding
                                                                                                                     subtype.

(1) Check XTRAC: If IGO, handle the call in Service. If NIGO, transfer the client to Priority Service.

(2) If no air bill number is listed in Notes for an overnighted surrender/withdrawal check, call the Annuity Service Help Desk; they have a spreadsheet of the overnight tracking numbers.

(3) If bank information is requested and is not available in ACH Data, check XTRAC for the EFT/DD Work Item to reference the information.

(4) If the EFT problem concerns an incorrect dollar amount or allocation, transfer the client to a senior representative or Service team leader.

--------------------------------------------------------------------------------
                                                                        Page 140

PROSPECTUS - ANNUAL

The FILI/EFILI product, VIP combined sub account, and Outside Fund Company prospectuses are updated annually effective 4/30 of that year. This process is also referred to as the "Annual Change Out". This procedure will define the change out process from the update of the prospectus content through the delivery of new prospectuses to customers and distribution channels.

POLICIES                     PROCEDURES

                             .   Reconciliation Checklist
                                 ------------------------
..   Rules                    .   Project Plan
    -----                        ------------
..   SIPOC                    .   Roles and Responsibilities
    -----                        --------------------------
..   Detailed Process Map     .   Operational Procedures
    --------------------         ----------------------

RULES

                                                                             top
                                                                             ---

The updated version Annual Prospectus is required to be at the Fidelity distribution channels on the effective date of 4/30. These channels include:

..    Branch Locations (prospects)

..    Phone Sites (prospects)

..    Client Services (new business contract assembly)

..    Enterprise Processing Solutions (EPS) for completion of new sales kits

..    FILI Web Team - posting on Sales Center and Fidelity.com

The full customer mailing will occur during the month of May.

SIPOC

                                                                             top
                                                                             ---

A SIPOC is a six sigma tool that is used to look at a process in seven steps or less. It allows a user to view at a high level the S (Suppliers), I (Inputs), P (Process), O (Outputs), and C (Customers); and can be used to target specific areas of improvement.

Refer to the Prospectus-Annual SIPOC topic for further information.
             -----------------------

--------------------------------------------------------------------------------
                                                                        Page 141

DETAILED PROCESS MAP

                                                                             top
                                                                             ---

This detailed process map outlines the end to end process. It is also done in a "swimlane" format to visually depict all the key functions involved as well as all of the handoffs from one group to the next.

Refer to the Prospectus-Annual Process Map and the Legal Customer Mailing File
             -----------------------------         ---------------------------
Creation Process Map topics for further information.
--------------------

RECONCILIATION CHECKLIST

                                                                             top
                                                                             ---

The checklist is a tool required to be completed with each prospectus run and is specific to the customer mailing file creation and reconciliation portion of the project.. It serves not only as a guide for critical points in the mailing file, but confirmation that all the steps were completed on time and accurately.

Refer to the Legal Customer Mailing File Creation Reconciliation Checklist topic
             -------------------------------------------------------------
for further information.

PROJECT PLAN

                                                                             top
                                                                             ---

The project plan is a tool designed to manage the Annual or Semi Annual Report mailing end-to- end. It allows the Project Manager to manage key deliverables, assign resources and ensure completion of all tasks.

Refer to the Prospectus-Annual Project Plan topic for further information.
             ------------------------------

ROLES AND RESPONSIBILITIES

                                                                             top
                                                                             ---

This matrix outlines at a high level each functional group involved in the process and their primary responsibilities. In addition, it contains direct contact names for each functional group.

Refer to Legal Mailings Roles and Responsibilities topic for further
         -----------------------------------------
information.

--------------------------------------------------------------------------------
                                                                        Page 142

OPERATIONAL PROCEDURES

                                                                             top
                                                                             ---

Follow the steps below to execute the mailing end-to-end.

1. Complete the Reconciliation Checklist as each step in the procedure is completed.

2.   Refer to the Prospectus-Annual Operational Procedures and Legal Mailing
                  ----------------------------------------     --------------
     File Creation Operational Procedures topics for further information..
     ------------------------------------

--------------------------------------------------------------------------------
                                                                        Page 143

PROXY

When a mutual fund that is held by shareholders via a Variable Insurance Products contract conducts a Proxy Vote, the owner(s) of the fund under proxy is/are entitled to voting rights. FILI/EFILI is required to solicit votes from contract holders when a subfund contained in the contract is under proxy. The owner(s) is/are defined by product/contract type as detailed in the prospectus, as well as, transference of that "ownership" in the instance that owner(s) is/are no longer able to execute the vote. Refer to business requirements document for details.

The following policies and procedures outline the process for executing a proxy mailing from notification to validation of final voting results.

POLICIES                        PROCEDURES

..   Rules                       .    Reconciliation Checklist
    -----                            ------------------------
..   SIPOC                       .    Roles and Responsibilities
    -----                            --------------------------
..   Detailed Process Map        .    Operational Procedures
    --------------------             ----------------------

RULES

                                                                             top
                                                                             ---

FILI/EFILI is required to solicit contract holders when funds held in contracts are under proxy. The proxy materials and card must be distributed no later than 14 days prior to the shareholder meeting.

SIPOC

                                                                             top
                                                                             ---

A SIPOC is a Six Sigma tool that is used to look at a process in seven steps or less. It allows a user to view at a high level the S (suppliers), I (Inputs), P (Process), O (Outputs), C (Clients) and can be used to target specific areas of improvement.

Refer to the Proxy SIPOC topic for further information.
             -----------

--------------------------------------------------------------------------------
                                                                        Page 144

DETAILED PROCESS MAP

                                                                             top
                                                                             ---

This detailed process map outlines the end-to-end process. It is also done in a "swimlane" format to visually depict all the key functions involved as well as all of the handoffs from one group to the next.

Refer to the Proxy Process Map topic for further information.
             -------------

--------------------------------------------------------------------------------
                                                                        Page 145

RETURNED DEPOSITED CHECKS

Process followed to handle returned deposited checks. Common reasons for returns include insufficient funds, uncollected funds or stop payment. Depending on the reason for return, the check may be eligible for redeposit or require a reversal of the associated premium payment.

U.S. BANK STATEMENT

The Cash Management Specialist (CMS) reviews the U.S. Bank Statement on a daily basis to check for returned items.

     1.   If total number of debits is greater than 1, return items exist.

     2. Detailed information provided for each returned item (e.g., amount, date of deposit, reason for return)

CHECK RESEARCH

The CMS locates the contract associated with the returned check via one of the following methods:

     1. Review FEO Inbound Check Detail report for the date of deposit of the returned item. If there are multiple checks matching the return amount, the CMS will proceed to step 2.

     2.   Request fax copy of check from U.S. Bank

The CMS will then open an Xtrac work item for Priority Services. The Xtrac item will include a description of the issue including the check details, reason for return, and next steps depending on redeposit eligibility. Eligibility is driven by the reason for the return. For example, checks returned due to insufficient or uncollected funds are eligible for redeposit. Checks returned due to a stop payment or void status cannot be re-deposited.

REMEDIAL ACTION

Priority Services will do one of the following:

     1. Contact the customer to obtain authorization to redeposit the check (generally for uncollected or insufficient funds). Once authorized, Priority Services instructs FEO to redeposit the original check. This is done by updating the Xtrac item created when the returned check mailed by U.S. Bank was received in FEO.

     2. Reverse the premium payment transaction and notify the client. Priority instructs FEO (by updating the Xtrac) to return the original check to the client with a cover letter or destroy the check (if applicable).

RECONCILIATION

Finance Reconciliation
----------------------

On the date of the returned item, the CMS will update the return on a Finance spreadsheet for Finance reconciliation purposes.

Client Services Cash Management Reconciliation
----------------------------------------------

The CMS will monitor the returned item via the daily FEO Check Hold report until the item is removed from the report.

--------------------------------------------------------------------------------
                                                                        Page 146

REVISED ANNUITY PROFILE STATEMENTS

Revised Annuity Profile Statements (RAPS) are non-financial confirmations mailed to the owner's Address of Record (AOR) due to activities such as an address change, beneficiary change, or the addition of a special program. When an internal correction is required for a contract, RAPS should be suppressed since there is no material change to confirm to the client. The policies and procedures below describe how to request a RAPS suppression, suppress RAPS by contract or client, and monitor suppressed RAPS.

POLICIES                                  PROCEDURES

                                          .     NONFIN/RAPSUP Work Items
                                                ------------------------

                                          PRIORITY SERVICES PROCEDURES
                                          ----------------------------
..    Suppressing RAPS                     .     Access XTRAC Work Items
     ----------------                           -----------------------
..    Authorized Representatives           .     NONFIN/RAPSUP Work Items
     --------------------------                 ------------------------
..    Monitoring Suppressed RAPS           .     Suppress RAPS by Contract
     --------------------------                 -------------------------
                                          .     Suppress RAPS by Client
                                                -----------------------
                                          .     Same Day Corrections
                                                --------------------
                                          .     Work Item Status Changes
                                                ------------------------

SUPPRESSING RAPS

                                                                             top
                                                                             ---

Suppressing RAPS can occur for several types of transactions including:

..    A mutual fund price feed contains incorrect fund prices. When a price correction is executed, there is no material change to the client's account and the RAPS are suppressed.

..    A death claim is processed and the client roles are adjusted for the claim.
     The RAPS are suppressed, as it is not necessary in a death claim situation.

AUTHORIZED REPRESENTATIVES

                                                                             top
                                                                             ---

The following representatives are authorized to suppress RAPS in ARK:

..    Operations representatives with CS _OPS_REP_11 access

..    Disbursements representatives with OPS_DISB access

--------------------------------------------------------------------------------
                                                                        Page 147

Representatives must create a NONFIN/RAPSUP Work Item to request or document the suppression of a RAPS.

MONITORING SUPPRESSED RAPS

                                                                             top
                                                                             ---

The Suppressed Revised Annuity Profile Report is produced from ARK on a weekly basis. Fidelity Investments Life Insurance (FILI) Risk and Controls retrieves the report on the first business day of the week. FILI Risk and Controls audits the report, reconciles, and signs off on any of the following scenarios:

..    All suppression requests where the representative (the person who suppressed the RAP) is not a member of the Disbursements team who would have been processing Death Claims that week.

..    A 25% sample (or a minimum of 5) suppression requests where the client's name associated with the suppressed RAP does not indicate that the client is deceased (For example, John Smith - Deceased).

Once the report has been audited, reconciled, and received sign off; the report is filed by date and archived.

--------------------------------------------------------------------------------
                                                                        Page 148

SALES REPRESENTATIVE LICENSING

Sales representatives must be licensed and appointed with the applicable carrier based on product being sold in a specific state. The policies and procedures below describe the rules and requirements for Sales representative licensing.

POLICIES                                     PROCEDURES

..    Regulatory Requirements
     -----------------------
..    State Rules
     -----------
..    Fidelity Brokerage Company
     --------------------------
..    Outside Carriers
     ----------------
     Licensing/Appointments Verification     .    IRL License Verification
     -----------------------------------          ------------------------
..    State Requirements
     ------------------
..    RIA Paperwork Signatures
     ------------------------
..    MetLife Appointment Matrix
     --------------------------

REGULATORY REQUIREMENTS

                                                                             top
                                                                             ---

Securities are underlying components of variable annuities; therefore, annuities are considered securities. As such, the products and those persons who sell the products are subject to the regulatory requirements of federal and state securities laws and the rules of Self-Regulatory Organizations (SROs), as well as insurance regulations and laws. These include:

..    Communications with the public (NASD Rule 2210)

..    Suitability (NASD Rule 2310, NYSE Rule 405)

..    Supervision (NASD Rule 3010, NYSE Rule 342)

NASD Notice to Members 99-35 summarizes many of these issues. Various state laws also regulate the sale of insurance products, including requirements for the insurance licensing of representatives selling products in the state.

STATE RULES

                                                                             top
                                                                             ---

The states that include variable contract licenses within the state's Life Insurance license include:

..    Washington DC

--------------------------------------------------------------------------------
                                                                        Page 149

..    Indiana

..    Massachusetts

..    Michigan

..    New Jersey

..    North Carolina

..    Texas

..    Washington

..    Wisconsin

The above states do not issue separate variable contract licenses. The above states variable licenses are not downloaded into the Integrated Registration & Licensing (IRL) system, which is the compliance licensing database. Refer to the IRL License Verification topic.
------------------------

..    The upload from Compliance to SATURN only reflects an active Life license for these states.

..    If a representative has an active Life contract license in one of the above states, the application status should not be NIGO for an inactive license. Contact a team leader with any questions.

..    Each state has its own requirements for insurance licensing. Some states have both Variable Life and Variable Annuity licenses, where other states allow life and annuities sales under one.

FIDELITY BROKERAGE COMPANY

                                                                             top
                                                                             ---

In order to ensure that all representatives who are submitting insurance business are appropriately licensed and appointed, the following registration and insurance license verification process must be adhered to:

REGISTRATION                            RULES
------------                            ------
Securities Registration                 .    All Sales representatives must have a Series 7.

State Securities Registration           .    All Sales representatives must have a Series 63 in the following locations:
                                             .    Where the representative works (business location).
                                             .    Where the representative lives.
                                             .    Where client lives.
Insurance License                       .    The representative must have an active insurance license in the following locations:
                                             .    Where the representative lives.
                                             .    Where the representative works (business location).
                                             .    Where the client lives.
License Lines                           .    The representative must have appropriate insurance lines associated with his or her insurance license and company appointment line (such as Life, Variable
                                             Life, Variable Annuity) based on the product being sold and  specific state requirement:
                                             .    Where the representative lives.

--------------------------------------------------------------------------------
                                                                        Page 150

                                             .    Where representative works (business location).
                                             .    Where the customer lives.
Company Appointment                     .    The representative must have active or approved appointment for the company whose product is submitted for processing.

NOTE: If the Sales representative is not licensed in all applicable states, the
             ------------------------------------
application is NIGO. A new application is required from an appropriately licensed and appointed Sales representative.

OUTSIDE CARRIERS

                                                                             top
                                                                             ---

Fidelity Investments Life Insurance (FILI) company's selling agreements with outside carriers obligate FILI to represent that an agent selling the outside carrier's product is properly licensed and appointed. It is FILI's responsibility to verify that business is submitted by licensed and appointed Sales representatives. In the event business is submitted by a licensed, but not appointed Sales representative, many states allow the appointment to take place at the same time the business is submitted. Some of FILI's outside carriers do appointments on a just-in-time basis and will appoint at the time new business is submitted.

LICENSING/APPOINTMENTS VERIFICATION

                                                                             top
                                                                             ---

Security and Insurance Licensing Company Appointment must be verified using IRL. Refer to the IRL License Verification topic. Licensing and appointments must be
             ------------------------
verified:

..    When performing the initial review when a new application is submitted.

..    If funded by 1035 prior to writing out for the funding.

..    By the representative issuing the contract if funded by any other source excluding 1035.

If a representative is unable to verify that a Sales representative's license or appointment in his or her home state or a state in which he or she is doing business is active:

..    Update the pending application to an Incomplete or NIGO status, whichever is applicable, and route the Work Item for resolution based on established workflow.

..    Send an urgent email to Fidelity@license-support.com and copy the
                             ----------------------------
     following:

     .   Dan Bresnahan, FILI Compliance
         -------------

     .   Danielle Talisse, Fidelity Investments Registration and Licensing Group
         ----------------

--------------------------------------------------------------------------------
                                                                        Page 151

     .        Diana.Presutti@kaplan.com.
              -------------------------

..    Provide the following information in the email:

     .    Sales representative's name and Corporate ID.

     .    An explanation of what licensing or appointments need to be confirmed.

STATE REQUIREMENTS

                                                                             top
                                                                             ---

Each state determines what Insurance Licensing Lines are required to sell Variable Annuities. Refer to the State Variable Appointment Quick Guide to
                                 --------------------------------------
determine what License Lines are required to sell Variable Annuity in a particular state.

RIA PAPERWORK SIGNATURES

                                                                             top
                                                                             ---

Registered Investment Advisor (RIA) paperwork must be signed by appropriately licensed and appointed Fidelity representatives. If the paperwork is signed by an RIA where a Fidelity representative signature is required, the paperwork is NIGO and new paperwork is required.

--------------------------------------------------------------------------------
                                                                        Page 152

STATEMENT CYCLES AND CONFIRMATION MAILINGS

Fidelity processes both quarterly and year-end contract statements. The policies below outline what information is provided to clients based on contract type.

POLICIES

..    Rules
     -----
..    Delivery Methods
     ----------------
..    Quarterly Statements
     --------------------
..    Required Information for Variable Contracts
     -------------------------------------------
..    Required Information for Fixed Contracts
     ----------------------------------------
..    EFIA and ENRR Reports
     ---------------------
..    FIA Statements
     --------------
..    SPDA Statement Schedule
     -----------------------

RULES

                                                                             top
                                                                             ---

Under the NASD Conduct rule 2340 and related SEC guidance, FILI/EFILI is required to report out to contract owners with relevant information regarding account activity.

DELIVERY METHODS

                                                                             top
                                                                             ---

Fidelity delivers statements to contract owners via the following channels:

..    PAPER DELIVERY: Due to industry regulations Fidelity is required to report all account activity and balance information on a regular basis. All quarterly and annual statements are sent regular mail via the U.S. Postal Service. Quarterly statements can be suppressed if there is an RPO flag on the contract.

..    ELECTRONIC OR ONLINE DELIVERY: Not available at this time. FILI is hoping to provide this option in the future.

QUARTERLY STATEMENTS

                                                                             top
                                                                             ---

Statements which occur on a quarterly basis are based on the contract anniversary date. For example, if an anniversary date is October 10th; quarterly statements are prepared as of October 10th, January 10th, April 10th, and July 10th.

--------------------------------------------------------------------------------
                                                                        Page 153

The following table outlines the timetable for quarterly mailings which are based on month of issue:

QUARTER 1               QUARTER 2               QUARTER 3              QUARTER 4
---------               ---------               ---------              ---------
January                 April                   July                   October
February                May                     August                 November
March                   June                    September              December

NOTE: Regardless of the contract anniversary date, year-end mailings are based on a December 31st end date. These statements are generally mailed by mid-January or earlier. Duplicate Statements can also be provided per a client's request.

REQUIRED INFORMATION FOR VARIABLE CONTRACTS

                                                                             top
                                                                             ---

Variable Annuity policies include NRR, FIA (with variable income), FPRA, and FFLI contracts.

For each fiscal period (quarterly, yearly), statements are prepared that report on the following for each contract owner:

..    Beginning and ending number of accumulation/annuity income units in each sub-account

..    Accumulation/annuity income unit values

..    Total contract values

..    Account activity during the period:

     .    Purchases, including:

          .    Transaction date

          .    Fund name, number, and price for each transaction

          . If applicable, any payment received or to be received by the broker or dealer in connection with the purchase.

     .    Full or partial surrenders/loans/other redemptions, including:

          .    Transaction date

          .    Fund name, number, and price for each transaction

          . If applicable, any payment received or to be received by the broker or dealer in connection with the sale

          . If a contract owner chooses a withdrawal option available under a contract, the statement should show the withdrawal value.

     .    Exchanges; including:

          .    Transaction date

          .    Fund name, number, and price for each transaction

          . If applicable, any payment received or to be received by the broker or dealer in connection with the exchange.

     .    Fees deducted (other than asset-based fees)

--------------------------------------------------------------------------------
                                                                        Page 154

STOP PAYMENT REQUESTS

Stop Payment requests occur for several reasons. Often, a check is misplaced and must be re-issued, or the client did not receive the check via US Mail. Most Stop Payment requests originate from Annuity Service and are directed to Finance for processing; no action is required by Priority Services. Stop Payment requests that are part of another issue such as a tax withholding issue or an incorrect payee, address, or delivery method require processing by Priority Services representatives. In all cases, the check has not been cashed. The policies and procedures below describe how to process a Stop Payment request.

POLICIES           PROCEDURES

                      .   Access XTRAC Work Items
                          -----------------------
                      .   STOP/STPYMT Work Items
                          ----------------------
   .  Guidelines      .   Linking Work Items
      ----------          ------------------
                      .   Stop Payment Confirmation
                          -------------------------

GUIDELINES

                                                                             top
                                                                             ---

The following guidelines apply to stop payment requests

     . If FILI mailed the check more than 10 calendar days ago, proceed with the stop payment request.

     . If FILI mailed the check fewer than 10 days ago, tell the customer the check might take up to 10 calendar days to arrive. Ask the customer to call back when 10 days have passed.

--------------------------------------------------------------------------------
                                                                        Page 155

SURRENDERS

A surrender is the process in which a client decides to close an annuity contract. Surrenders are a taxable event. The surrender of a contract is initiated by a client's written request to close Fidelity Personal Retirement Annuity Introduction (FPRA), Fidelity Growth and Guaranteed Income (FGGI), MetLife Growth and Guaranteed Income (MGGI), and Fidelity Retirement Reserves
(NRR) deferred contracts. Surrender requests are submitted by a Letter of Instruction (LOI) or a surrender form. The policies and procedures below describe how to process Surrenders for deferred contracts.

POLICIES

..    Contract Status
     ---------------

..    FGGI Surrender Charges
     ----------------------

..    MGGI Surrender Charges
     ----------------------

..    Monetary NIGO Transactions
     --------------------------

CONTRACT STATUS

The Surrender activity in ARK is available for FPRA, FGGI, MGGI, and NRR contracts in Active status. It is not available for contracts in any other status. The Surrender activity is also not available for contracts where the Financial Restriction code is set to:

..    No Activity

..    Financial Restriction

..    Disb. Restriction

..    Disb. Restriction(Unplanned)

For FGGI/MGGI contracts, if the sub status equals pending maturity, an overridable error is generated upon processing of the Surrender activity. Obtain approval from a Team Leader prior to overriding the error.

MGGI SURRENDER CHARGES

Surrender Charge Rules apply for the first 5 years of the contact at a 2% rate which goes to MetLife.

..    As with other products, surrender requests cannot be processed over the phone.

..    The surrender charge is calculated by subtracting 2% from the withdrawal amount after the unit values have been calculated for that day. Surrender charges are taken before any other Charges or Taxes are calculated, on amounts in excess of GWB Amount.

..    If surrender transaction does not result in a reduction of the GWB Amount to $0, then the contract is not terminated.

..    Surrender Charges are waived on the annuity date, for death and for annuitization.

If Contract Value is less than the GWB Amount then the Surrender activity cannot be used. If GWB Amount has not been established because the youngest annuitant is under age 59 1/2 then the GWB Amount is $0. If the youngest annuitant is 59

--------------------------------------------------------------------------------
                                                                        Page 156

1/2 or older and the GWB Amount has not yet been established (i.e. no withdrawals have been taken), then the surrender will establish the GWB Amount. Example where GWB Amount would not be reduced to zero:

..    GMWB Value = 100,000

..    GMWB Amount = 5,000

..    Contract Value = 4,000

On the verification screen a hard edit will prevent the representative from adding the Surrender activity. "Cannot surrender the contract, the Contract Value is less than the GWB Amount." The contract would not be terminated. The representative should suggest the WithdrawalMax to the client, he or she can receive all their GWB Amount for the year ($5,000 in above example), and if the contract amount is reduced to $0 the contract will automatically go to pending conversion. If the contract amount is not reduced to $0 it will not go to pending conversion, and it should not.

The activity that draws the contract down to $0 will cause the sub-status to automatically be updated to pending conversion. Converting the contract will not happen automatically. A report will be generated with these contracts and the Disbursements team will manually add an annuitization start to the contract on the applicable date.

MGGI EXAMPLE: CALCULATING SURRENDER VALUE

..    Age 66

..    Contract Value = $420,776

..    GWB Amount = $42,250

..    Gross withdrawals = $10,562 (taken this contract year; 3rd contract year)

Impact to Surrender Value

..    Unused GWB Amount = $31,688

     .    ($42,250 - $10,562)

..    Surrender charge = $7,781.76

     .    (0.02 X [$420,776 - $31,688])

..    Surrender value = $412,994.24

     .    ($420,776 - $7,781.76)

--------------------------------------------------------------------------------
                                                                        Page 157

SYSTEMATIC WITHDRAWAL PROGRAM - FGGI/MGGI

A Systematic Withdrawal Program (SWP) allows clients to make periodic withdrawals from his or her annuity contracts. Only one SWP is allowed per contract. The policies and procedures below describe how to add, change, and terminate a SWP on Fidelity Growth and Guaranteed Income (FGGI) and MetLife Growth and Guaranteed Income (MGGI) contracts.

NOTE: 2009 MRD distributions have been waived due to legislative action. Refer to the FGGI/NRR 2009 MRD Relief job aid for additional information.
       ------------------------

POLICIES

..    FGGI Product Fact Sheet

..    MGGI Product Fact Sheet

..    FGGI Prospectus

..    MGGI Prospectus

..    Late Trading Rules
     ------------------

..    Authorized Roles
     ----------------

..    Signature Requirements
     ----------------------

..    Minimum Withdrawal Amount
     -------------------------

..    FGGI GWB Conversions
     --------------------

..    MGGI GWB Conversions
     --------------------

..    Transaction Channels
     --------------------

..    FGGI/MGGI SWP Options
     ---------------------

..    FGGI/MGGI Allowable SWP Option Changes
     --------------------------------------

..    Withdrawal Percentages
     ----------------------

..    Withdrawal Option Availability
     ------------------------------

..    Withdrawal Channels
     -------------------

..    Non-SWP Withdrawals
     -------------------

..    GWB Value
     ---------

..    Minimum Required Distributions
     ------------------------------

..    FGGI/MGGI MRD Calculations
     --------------------------

..    Penalties
     ---------

..    Same Day / Draw Date
     --------------------

..    Holidays / Weekends
     -------------------

--------------------------------------------------------------------------------
                                                                        Page 158

..    Death Claims
     ------------

..    Tax Implications
     ----------------

..    Divorce
     -------

..    Monetary NIGO Transactions
     --------------------------

LATE TRADING RULES

Under Rule 22c-1 under the Investment Company Act of 1940, as amended ("1940 Act"), FILI/EFILI must process financial transactions (additional/initial payments, exchanges, withdrawals and surrenders) by the 4:00 p.m. ET cut-off time of the day the trade is received provided it is in good order. On certain days, the market will close early and the rules apply to the earlier close time.

..    Trades must be processed at the next market close.

..    Trades requested on or after 4:00 PM ET will be priced for the next market close.

AUTHORIZED ROLES

The following client roles can start, change, or terminate a SWP.

..    Contract Owners

..    Trustees

..    Full Power of Attorney (Limited Power of Attorneys cannot start or change a
     SWP.)

     NOTE: The youngest annuitant must be 59 1/2 years old as of the start date of the SWP. The annuitant(s) may not be changed unless specified by a court order.

SIGNATURE REQUIREMENTS

The following table describes the FGGI/MGGI roles and signature requirements.

REGISTRATION  OWNER        ANNUITANT         BENEFICIARY  SIGNATURE

Single        Individual   Individual or     Primary      .   Owner Only
                           Individual plus
                           Spouse
                                             .   Person

                                             .   Trust

                                             Contingent

                                             .   Person

                                             .   Trust

Joint         Husband and  Husband and Wife  Primary      .   Owner
              Wife
                                             .   Person   .   Joint Owner

                                             .   Trust    .   Annuitant

                                             Contingent

--------------------------------------------------------------------------------
                                                                        Page 159

                                             .   Person

                                             .   Trust

Trust         Trust        Individual or     .   Trust    .   Trust
                           Individual plus
                           Spouse                         Refer to the Trust
                                                                       -----
                                                          Account topic for
                                                          -------
                                                          additional
                                                          information.

The signature of both owners is required to start a SWP. However, when changing an existing SWP, only the signature of one of the owners is required. A signature guarantee from both owners is required if the request meets any one or more of the following criteria:

..    The check or the transfer is to be made to someone other than the registered owner of the contract.

..    The check is to be mailed to an address other than that currently on record for the contract.

..    Withdrawal of more than $100,000 at one time or in total during a 7 day period.

..    Withdrawal of more than $10,000 at one time or in total during a 7 day period when the address of record on the contract has changed in the past 15 days.

..    The funds are to be transferred to a Fidelity brokerage or mutual fund account where the ownership of the account is different than the ownership of the contract.

Signatures are not required for phone transactions, subject to the restrictions of phone transactions and signature guarantee requirements. Refer to the Signature Guarantee Policy topic for additional information.
--------------------------

MINIMUM WITHDRAWAL AMOUNT

The minimum withdrawal amount for an FGGI/MGGI contract must be $50.00 if requesting a specific dollar amount. Withdrawals must be taken pro rata from all of the client's positions. Clients are not able to specify which sub-accounts from which to deduct the SWP.

MGGI GWB CONVERSIONS

The following Guaranteed Withdrawal Benefit (GWB) guidelines apply to MGGI contracts.

..    If the contract value is reduced to $0 because the owner makes a withdrawal and total withdrawals in that contract year do not exceed the GWB Amount, the contract will be converted to an annuity income option. When determining if the withdrawals exceed the GWB, the withdrawal that reduced the contract to $0 is included.

..    If the contract is converted, the owner will be paid the difference between the GWB Amount for that contract year (less prior withdrawals in that contract year) and the contract value before the withdrawal.

..    The owner will automatically receive the remaining GWB amount only if they have an active SWP on the contract, otherwise the owner will need to request this amount.

..    Then, on the first day of the calendar month on or after the next contract anniversary, the contract will convert to an annuity option that will pay an annual amount equal to the GWB Amount for as long as any annuitant is alive.

..    Once a conversion occurs under this provision, the contract no longer has a contract value.

--------------------------------------------------------------------------------
                                                                        Page 160

..    A withdrawal will not surrender the contract. If the client is requesting a withdrawal that will reduce their contract value to $0 and it exceeds the GWB amount, they will not be allowed to process the withdrawal and will need to submit surrender paperwork.

..    If the owner is receiving GWB Amount payments through the Systematic
     Withdrawal Program and a withdrawal under the Systematic Withdrawal Program causes this provision to apply, the owner will be paid the GWB Amount as an annuity income payment on the same day of the month for the period selected under the Systematic Withdrawal Program.

..    The resulting GWB Amount for future contract years will be paid in monthly annuity income payments as long as each monthly annuity income payment is at least $20. We reserve the right to pay the GWB Amount as an annual annuity income payment or in any other payment method that is mutually agreeable.

..    If a period was selected other than monthly, the GWB Amount annuity income must start on the revised Annuity Date. On the death of the last surviving annuitant payments will continue to the beneficiary(ies) until they receive the Return of Purchase Payments death benefit.

..    In all instances, payments will be in equal amounts, except for the last payment, which will be the amount necessary to reduce the Return of Purchase Payment death benefit to zero.

TRANSACTION CHANNELS

Annuity Service representatives are not allowed to initiate a SWP. SWPs must be initiated in writing by an authorized role. Ad hoc withdrawals, however, can be made over the phone, via Fidelity.com, and by sending a letter to the Annuity Service Center. The following table outlines the acceptable transaction channels.

CLIENT REQUEST            PHONE                       IN WRITING
------------------------  --------------------------  --------------------------
Establish a SWP           No                          Yes

Change Withdrawal Amount  Proceed to SWP Changes for  Proceed to SWP Changes for
                                     -----------                 -----------
                          additional information.     additional information.

Change Tax Withholding    Yes                         Yes

Terminate SWP             Yes                         Yes

NOTE: Complete withdrawals, surrenders, contract terminations, and transactions that require a signature guarantee must be in writing and signed by both owners. Once a SWP has been terminated, clients must restart with new paperwork. Proceed to the Terminating a SWP procedure.
       -----------------

FGGI/MGGI SWP OPTIONS

There are three SWP options for FGGI/MGGI:

..    OPTION A: Eligible annual Guaranteed Withdrawal Benefit (GWB) Amount (or for qualified contracts, the Minimum Required Distribution--whichever is higher)

..    OPTION B: Minimum Required Distribution Amount (for qualified contracts only)

..    OPTION C: Fixed Dollar Amount on a regular basis (minimum of $50).

The SWP pays the higher of the Guaranteed Withdrawal Benefit amount and the Minimum Required Distribution amount only after December 31 of the calendar year in which the contract was issued. Prior to that time, only

--------------------------------------------------------------------------------
                                                                        Page 161
the Guaranteed Withdrawal Benefit amount is available as the MRD amount is unknown. To receive the greater of the MRD or GWB, the client must make elect Option A and authorize FILI to calculate the MRD.

SWPs are not prorated.

Options for payment and frequency may be limited based on:

..    No MRD can be taken in the contract issue year, and

..    Annual frequency only if Option C (from above) and payment is less than
     $50. Except as noted above, SWPs may be taken monthly, quarterly, semiannually, or annually. The frequency of the SWP can not be changed mid-contract year. SWPs can only be scheduled on the first of the month.

FGGI/MGGI ALLOWABLE SWP OPTION CHANGES

Refer to the table below for which SWP Options can be changed mid-year by clients while still maintaining the current SWP.

                           ALLOWED & CLIENT
       SWP CHANGE             CAN STILL
      REQUEST (MID         MAINTAIN CURRENT  REQUEST MADE BY PHONE
     CONTRACT YEAR)              SWP?            OR IN WRITING?     GUIDELINES
-------------------------  ----------------  ---------------------  -----------------------------------------------
From Option A to Option B         No               In Writing       .  SWP Option B is only available for contracts
                                                                       funded with qualified money.

                                                                    .  The client needs to terminate the current
                                                                       SWP and establish a new SWP Option on the
                                                                       next contract anniversary.

From Option B to Option A         No               In Writing       .  The client needs to terminate the current
                                                                       SWP and establish a new SWP Option on the
                                                                       next contract anniversary.

From Option A to Option C         No               In Writing       .  The client needs to terminate the current
                                                                       SWP and establish a new SWP Option on the
                                                                       next contract anniversary.

From Option C to Option A        Yes          Phone or In Writing   .  At the time of the change, there are no
                                                                       changes to the payment frequency or

--------------------------------------------------------------------------------
                                                                        Page 162

                                                                       scheduled payment dates.

                                                                       NOTE: Keep in mind if the contract is funded
                                                                       with qualified money and the client is MRD
                                                                       eligible, switching the SWP option mid year
                                                                       may hinder the client from meeting his or
                                                                       her MRD requirement for that year.

From Option B to Option C         No               In Writing       .  The client needs to terminate the current
                                                                       SWP and establish a new SWP Option on the
                                                                       next contract anniversary.

From Option C to Option B        Yes          Phone or In Writing   .  SWP Option B is only available for contracts
                                                                       funded with qualified money.

                                                                    .  At the time of the change, there are no
                                                                       changes to the payment frequency or
                                                                       scheduled payment dates.

                                                                    .  NOTE: Keep in mind if the contract is funded
                                                                       with qualified money and the client is MRD
                                                                       eligible, switching the SWP option mid year
                                                                       may hinder the client from meeting his or
                                                                       her MRD requirement for that year.

NOTE: Clients who have a SWP Option C can request an increase of their payment amount over the phone.

WITHDRAWAL PERCENTAGES

The first withdrawal, of any type, after the youngest annuitant reaches age 59 1/2 establishes a withdrawal percentage from the table shown below. The withdrawal percentage is based on the number of annuitants and his or her age at the time of the first eligible GWB withdrawal. Once established, the withdrawal percentage will never change.

--------------------------------------------------------------------------------
                                                                        Page 163

FGGI

AGE AT FIRST WITHDRAWAL  SINGLE LIFE WITHDRAWAL %  JOINT LIFE WITHDRAWAL %
-----------------------  ------------------------  -----------------------
59.5 - 64                5%                        4.5%

65 - 69                  5%                        5%

70 - 79                  6%                        5.5%

80+                      7%                        6.5%

MGGI

AGE AT FIRST WITHDRAWAL  WITHDRAWAL % (SAME FOR SINGLE AND JOINT LIFE)

59.5 - 64                4%

65 - 75                  5%

76+                      6%

..    When the youngest Annuitant reaches age 59 1/2, they are eligible to withdraw a specific amount each contract year called the Guaranteed Withdrawal Benefit Amount (GWB Amount).The GWB Amount is available for withdrawal each contract year during the Annuitant(s)' lifetime regardless of the Contract Value. He or she may make partial withdrawals up to the GWB Amount during the Contract Year. The client can withdraw over their GWB Amount, but it is considered an excess withdrawal which may impact the GWB Value and subsequently the GWB Amount for the next year.

..    The GWB amount is based on the GWB value, and the withdrawal percentage.
     After the first eligible GWB withdrawal, the GWB amount is recalculated on each year's contract anniversary. The GWB value is compared to the contract value annually and increased when the contract value exceeds the GWB amount on anniversary dates prior to the client reaching age 85. After age 85, the client will no longer be eligible for GWB amount increases.

..    Client's are not required to make any withdrawals. However, unused portions of the GWB Amount are not cumulative and do not carry over into future contract years.

..    The GWB Amount is determined each contract year by multiplying the
     Guaranteed Withdrawal Benefit Value (GWB Value) by the Withdrawal
     Percentage.

..    No GWB benefit is payable until the youngest Annuitant reaches age 59 1/2.

..    The Annuitant(s) may not be changed unless specified by a court order.

..    Withdrawals can be taken via ad hoc functionality, WithdrawalMax (withdraws the GWB Amount for the year) and SWP.

WITHDRAWAL OPTION AVAILABILITY

The following withdrawal options are not available until the client's next contract anniversary.

..    Establishment of a SWP after an ad hoc withdrawal

..    Changes to receive the GWB amount, the MRD amount, or the greater of the two

..    Changes to the frequency of the SWP

SWPs and annuity payments do not count towards round trip limits for the purposes of Excessive Trading restrictions.

--------------------------------------------------------------------------------
                                                                        Page 164

WITHDRAWAL CHANNELS

Withdrawals via SWP can only be taken pro rata. SWPs must be taken from all investment options proportionally. The following channels are available for withdrawals.

..    A check mailed directly to the address of record. (Checks are made payable to both owners.)

..    Direct deposit into the client's bank account (checking or savings).

..    Direct deposit into the client's Fidelity mutual fund or brokerage account.
     (Mutual fund positions must be established prior to the withdrawal. A new position cannot be purchased.)

For direct deposit, at least one common name must appear on both the bank account and the annuity contract. The client's units are sold on the first business day of the month beginning with the month indicated in section 3 of the Fidelity Growth and Guaranteed Income Systematic Withdrawal Program Form for
-------------------------------------------------------------------
FGGI or MetLife Growth and Guaranteed Income Systematic Withdrawal Program Form (Molly to send Form)for MGGI and the proceeds are deposited to the client's bank account in 2-3 business days. Passbook savings accounts are not eligible, and the client's bank must be a member of the Automated Clearing House (ACH) system. Withdrawal funds cannot be sent to other financial institutions via a direct deposit.

Proceed to the Signature Requirements section for additional information.
               ----------------------

NON-SWP WITHDRAWALS

Refer to the information below if an additional withdrawal is made that is not a part of the SWP program.

..    The SWP is terminated until reestablished in writing and cannot take effect until the following Contract Anniversary.

..    The client with qualified assets will not be allowed an MRD exception until the later of the next contract year and the next calendar year.

..    Any withdrawals in excess of the GWB amount will be considered excess Gross
     Withdrawals and will cause a reduction in GWB Value.

GWB VALUE

..    Clients are not required to make any withdrawals. However, unused portions of the GWB amount are not cumulative and do not carry over into future contract years.

     . At purchase, the Guaranteed Withdrawal Benefit Value (GWB Value) is equal to the purchase amount.

     . Before the youngest annuitant reaches the age of 59 1/2, the GWB amount is zero. Clients are not eligible to withdraw any part of the GWB amount until the younger annuitant reaches age 59 1/2.

     . If a withdrawal is made before age 59 1/2 the GWB Value is reduced by dividing the Gross Withdrawal amount by the Contract Value at the time of the withdrawal.

     . The GWB Value will not decrease due to market performance, but may decrease if withdrawals in any contract year exceed the GWB amount or are made prior to the youngest annuitant turning 59 1/2.

..    The GWB Value is used to set the eligible Guaranteed Withdrawal Benefit amount (GWB amount) for each contract year.

--------------------------------------------------------------------------------
                                                                        Page 165

     . The initial GWB amount is determined by multiplying the applicable Withdrawal Percentage by the GWB Value. Once the GWB amount is determined for a Contract Year, it will not change for the rest of that Contract Year.

     . On each Contract Anniversary, a new GWB amount is calculated by multiplying the Withdrawal Percentage established by the first withdrawal after the youngest annuitant reaches age 59 1/2 by the GWB Value on that same Contract Anniversary.

..    On each contract anniversary prior to the oldest owner's reaching age 85, the GWB Value is increased to match the Contract Value if the Contract Value exceeds the GWB Value.

     . Once annuity income payments are elected (when the contract is annuitized) the GWB features ceases.

     . Contracts mature when the older owner reaches age 95, unless an earlier date is chosen by the owner(s).

     .    For contracts owned by a trust, the ages of the annuitants are used.

          If the contract is not annuitized until the latest possible annuity date, FILI guarantees that the annual income will not be less than the GWB amount. Similarly, a cash refund feature is available so beneficiaries can receive the cash value at the time of a mandatory annuitization, less any subsequent annuity income payments.

MINIMUM REQUIRED DISTRIBUTIONS

Refer to the MRD guidelines below for FGGI/MGGI.

..    For clients who wish to use their SWP Option to satisfy their MRD, FILI will look at the contract owner role to determine MRD eligibility.

..    If the contract is funded with qualified money, the client has chosen SWP
     Option A, and the GWB is greater than the MRD amount, the client can use the excess GWB amount to satisfy his or her MRD on another qualified asset.

..    If a contract is funded with qualified money, the FGGI/MGGI MRD amounts can be located in ARK.

..    If the Minimum Required Distributions (MRD) amount of a qualified FGGI/MGGI contract exceeds the GWB amount, FGGI/MGGI provides an opportunity to withdraw the MRD amount of the FGGI/MGGI contract without the withdrawal being treated as an excess gross withdrawal and consequently reducing the GWB value of the contract and incurring a surrender charge.

     . To receive the greater of the MRD or GWB without the transaction being treated as an excess gross withdrawal, the client must elect this option when establishing the SWP.

     . The MRD for the calendar year is determined by FILI exclusively from the FGGI/MGGI contract value. MRDs are calculated from and guaranteed for the funds in the client's FGGI/MGGI contract only.

..    The SWP program only provides for one year's MRD to be paid in a calendar year. Although Internal Revenue Service (IRS) rules may allow clients to defer MRD into a later calendar year (in the year the owner turns 70.5), FGGI/MGGI will not support two MRDs to be paid in the same calendar year.

..    For Qualified contracts, depending on the start date and frequency of the
     SWP, the MRD requirements may not be met during the first calendar year. SWPs are not prorated. No MRD withdrawal may occur until after December 31st of the calendar year in which the contract was issued (Contract Date).

..    Withdrawals outside of a SWP will terminate the SWP and a new SWP program will not be able to be started until the following contract year.

     . Client's with qualified assets are not allowed an MRD exception until the later of the next contract year and the next calendar year.

--------------------------------------------------------------------------------
                                                                        Page 166

     . Any withdrawals in excess of the GWB amount will be considered an excess gross withdrawal and will cause a reduction in the GWB value and, if taken in the first 5 years, will incur a 2% surrender fee.

Refer to the MINIMUM REQUIRED DISTRIBUTION topic for additional information.
             -----------------------------

FGGI/MGGI MRD CALCULATIONS

The FGGI/MGGI MRD calculations are different than the regular IRA calculations. The regular IRA calculation takes the 12/31 account value and divides it by life expectancy (or the uniform table). For annuities, the IRA requires that the insurance company add the Actuarial Present Value (APV) of additional benefits that the annuity provides to the 12/31 account value, then divide by the life expectancy. Items such as guaranteed minimum withdrawal benefits and guaranteed minimum death benefits are considered additional benefits.

The MRD due on an FGGI/MGGI contract must be calculated separately from his or her other qualified assets (i.e. IRA MRD calculation). This is due to the unique rules in respect to the value of the insurance benefit that must be incorporated into the equation for annuity products. The AVP calculation is very complex, but basically requires that the company determine in today's dollars what the projected future benefits payable to the client are less the projected charges the client would pay for those benefits. Clients should consult with a tax advisor if they have questions.

PENALTIES

SWP payments are not subject to withdrawal penalties.

SAME DAY / DRAW DATE

If the client calls on the same day the SWP is scheduled to be withdrawn to request a stop, clarify whether or not the client wants that day's withdrawal to go through. If the client does not want that day's withdrawal to go through, verify that trading is still authorized based on the time of day then stop the SWP before that day's withdrawal by terminating the SWP as of the previous day.

HOLIDAYS / WEEKENDS

..    If the client calls on a Monday or the day after a holiday and wants to stop a SWP that was scheduled to draw over the weekend or holiday, terminate the SWP for the calendar day prior to the Next Date within the SWP instructions. This will stop the SWP from going through on that night's cycle.

..    If the client wants the SWP to go through, then stop the SWP after the current disbursement and terminate the SWP as of the next business date.

DEATH CLAIMS

Refer to the bullets below for SWP Death Claim information.

..    If the spouse was an annuitant at issue, then the continuation of the SWP is automatic provided that the living annuitant is less than age 95.

..    If all annuitants are deceased, all benefits terminate. SWPs paid after the last surviving annuitant's death will have to be repaid.

--------------------------------------------------------------------------------
                                                                        Page 167

..    A SWP is not available on a beneficiary annuity - death claim withdrawals must be requested in writing.

Refer to the Death Claims - Deferred topic for additional information.
             -----------------------

TAX IMPLICATIONS

Withdrawals of the GWB amount, including systematic withdrawals, are treated as partial withdrawals for tax purposes. The following tax withholding restrictions apply to SWPs.

..    If not specified, automatically withhold 10% of earnings only; cost basis is not taxed again.

..    Withholding instruction by percentage applies to earnings only. Dollar amount withholding instructions apply to gross distributions (earnings and/or cost basis).

..    Tax withholdings can be modified in writing (client can send letter of instruction) or over the phone.

..    Any withholding changes will affect the SWP payment amounts.

..    100% of the payment amount can be withheld toward federal and state tax.

QUALIFIED CONTRACTS                                     NON-QUALIFIED CONTRACTS
----------------------------------------------------   ----------------------------------------------
..   Withdrawals are entirely taxable.                  .   Withdrawals are treated as gains first
                                                           until all investment income has been
..   MRD withdrawals are available but might                withdrawn.
    reduce guarantees and be subject to surrender
    charges unless they are made with a SWP program.   .   Withdrawals do not receive exclusion ratio
                                                           treatment.

..    Taxable amounts withdrawn prior to age 59 1/2 may be subject to a 10% IRS early withdrawal penalty tax.

..    The taxable portion of any withdrawal received from the contract is subject to federal income tax.

..    Whether or not the client elects to have taxes withheld, the client is still responsible for the full payment of federal, state, or local taxes and any penalties that may apply to the withdrawal.

..    If withholding information is not provided, 10% in federal income tax will automatically be deducted from the distribution.

DIVORCE

Each divorce situation is looked at on an individual basis. Refer to the Divorce
                                                                         -------
Claims - Deferred topic for additional information.
-----------------

--------------------------------------------------------------------------------
                                                                        Page 168

TAX FORMS & MAILING DATES

Each year Fidelity clients are mailed statements, letters, and various forms summarizing their annuity contract holdings, tax information, performance data, and available options for changing their tax status. The table below provides information about each type of mailing distributed during tax season and the 2008-2009 mailing dates.

TAX MAILINGS

   .   1099-R Form
       -----------
   .   5498 Form
       ---------
   .   Annuity Annual Statement
       ------------------------
   .   Fixed Renewal Notice
       --------------------
   .   MRD Letter
       ----------
   .   W-4P Mailing
       ------------
   .   Year End File Matrix
       --------------------

1099-R FORM

                                                                             top
                                                                             ---

Refer to the information in the table below when responding to client inquiries:

SAMPLE              1099-R Form
                    -----------
MAILING DATE        01/25/09

CONTRACT TYPES      DEFERRED

                       . Fidelity Growth and Guaranteed Income (FGGI) . Fidelity Personal Retirement Annuity (FPRA) . Fidelity Retirement Reserves (NRR)

                    INCOME

                       .  Fidelity Freedom Lifetime Income (FFLI)
                       .  Fidelity Guaranteed Income Annuity (FGIA)
                       .  Fidelity Income Advantage (FIA)

                    LIFE INSURANCE

                       .  Variable Life (VL)

--------------------------------------------------------------------------------
                                                                        Page 169

                       .  Variable Universal Life (VUL)

DESCRIPTION         The IRS 1099-R Form is sent to clients and details the
                    taxation on withdrawals from their annuity or life policy during the year.

ADDITIONAL DETAIL   Refer to the 1099-R Form topic for additional detail.
                                 -----------

5498 FORM

                                                                             top
                                                                             ---

Refer to the information in the table below when responding to client inquiries:

SAMPLE              5498
                    ----
MAILING DATE        05/31/09

CONTRACT TYPES      DEFERRED

                       . Fidelity Growth and Guaranteed Income (FGGI) . Fidelity Retirement Reserves (NRR)

                    INCOME

                       .  Fidelity Freedom Lifetime Income (FFLI)
                       .  Fidelity Guaranteed Income Annuity (FGIA)
                       .  Fidelity Income Advantage (FIA)

DESCRIPTION         The IRS 5498 Form reports the amount rolled over from a
                    qualified plan via a Direct Rollover or 60-day Rollover.

ADDITIONAL DETAIL   Refer to the 5498 Form topic for additional detail.
                                 ---------

ANNUITY ANNUAL STATEMENT

                                                                             top
                                                                             ---

Refer to the information in the table below when responding to client inquiries:

SAMPLE              Annuity Annual Statement
                    ------------------------
MAILING DATES       01/15/09

CONTRACT TYPES      DEFERRED

                       . Fidelity Growth and Guaranteed Income (FGGI) . Fidelity Personal Retirement Annuity (FPRA)

--------------------------------------------------------------------------------
                                                                        Page 170

                       .  Fidelity Retirement Reserves (NRR)

                    INCOME

                       .  Fidelity Freedom Lifetime Income (FFLI)
                       .  Fidelity Guaranteed Income Annuity (FGIA)
                       .  Fidelity Income Advantage (FIA)

                    LIFE INSURANCE

                       .  Variable Universal Life (VUL)

DESCRIPTION         The Annuity Annual Statement provides a summary of the
                    beginning and ending balances and transaction history for the year for annuity contracts or life insurance policies.

ADDITIONAL DETAIL   Refer to the Annuity Annual Statement topic for additional
                                 ------------------------
                    detail.

FIXED RENEWAL NOTICE

                                                                             top
                                                                             ---

Refer to the information in the table below when responding to client inquiries:

SAMPLE              Fixed Renewal Notice
                    --------------------
MAILING DATE        01/25/09

CONTRACT TYPES      DEFERRED

                       .  Fidelity Retirement Reserves (NRR)

                    LIFE INSURANCE

                       .  Variable Universal Life (VUL)

DESCRIPTION         The Fixed Renewal Notice notifies clients of their renewal interest rate(s) in their Guaranteed Account of their Fidelity Retirement Reserves (NRR) contract. Clients who currently have holdings in the Guaranteed Account have the opportunity to exchange up to 100% of their Guaranteed
                    Account holdings into any of the 55 variable investment options.

ADDITIONAL DETAIL   Refer to the Fixed Renewal Notice topic for additional
                                 --------------------
detail.

--------------------------------------------------------------------------------
                                                                        Page 171

MRD LETTER

                                                                             top
                                                                             ---

Refer to the information in the table below when responding to client inquiries:

SAMPLE LETTERS      Refer to the FGGIA/NRR 2009 MRD Relief job aid to view
                                 --------------------------
                    sample letters.

MAILING DATE        01/15/09

CONTRACT TYPES      DEFERRED

                       . Fidelity Growth and Guaranteed Income (FGGI) . Fidelity Retirement Reserves (NRR)

DESCRIPTION         The MRD Letter reminds clients that they are required to
                    take a Minimum Required Distribution (MRD) from their contract.

ADDITIONAL DETAIL   Refer to the MRD Letter topic for additional detail.
                                 ----------

W-4P MAILING

                                                                             top
                                                                             ---

Refer to the information in the table below when responding to client inquiries:

SAMPLE LETTER       W-4P Letter
                    -----------

SAMPLE FORM         W-4P Form
                    ---------

MAILING DATE        12/20/08

CONTRACT TYPES      DEFERRED:

                      . Annuitized Fidelity Growth and Guaranteed Income (FGGI) . Annuitized Fidelity Retirement Reserves (NRR)

DESCRIPTION         The W-4P Form is for U.S. citizens, resident aliens, or
                    their estates who are recipients of pensions, annuities
                    (including commercial annuities), and certain other deferred compensation. The W-4P mailing includes a form letter requesting that clients review current tax withholdings, and the current W-4P Form for clients to make changes.

ADDITIONAL DETAIL   Refer to the W-4P Mailing topic for additional detail.
                                 ------------

--------------------------------------------------------------------------------
                                                                        Page 172

TRANSACTION DISPUTES

Processing errors can occur at any level, on any transaction type, and depending on market conditions, can result in a loss to the firm. A sense of urgency is key whenever there is a dispute. When a client communicates to Fidelity Investments Life Insurance (FILI) that there was a processing error, it is FILI's responsibility to research the issue and escalate it to others so it can be resolved in a timely manner. The policies and procedures below describe the process for researching, resolving, and escalating transaction disputes.

POLICIES                                         ANNUITY SERVICE PROCEDURES

   .  Transaction Dispute Guidelines                .  Ownership Determination
      ------------------------------                   -----------------------
   .  Initial Action                                .  Help Desk Verification
      --------------                                   ----------------------
   .  Supporting Documentation                      .  SLPROB/TXN Work Items
      ------------------------                         ---------------------
   .  Priority Services Notification Channels       .  Resolution & Escalation
      ---------------------------------------          -----------------------
   .  Roles and Responsibilities
      --------------------------                 PRIORITY SERVICES PROCEDURES
   .  Escalation Stakeholders
      -----------------------                       .  Transaction Review
   .  Gain/Loss Approval Levels                        ------------------
      -------------------------                     .  Problem Work Item
   .  Annuity Service Escalation Process Flow          -----------------
      ---------------------------------------       .  Work Item Transfer
   .  Priority Services Escalation Process Flow        ------------------
      -----------------------------------------     .  Problem Verification
                                                       --------------------

TRANSACTION DISPUTE GUIDELINES

                                                                             top
                                                                             ---

It is critical to prioritize and address processing errors that result in a gain/loss during times of high market volatility. Since gain/loss estimates can change significantly from one day to the next, FILI cannot delay when making adjustments because the market can drop while waiting. The guidelines below ensure that higher gain/loss items receive high priority and are addressed immediately. Refer to the following guidelines when processing any type of transaction dispute:

     . SIZE OF THE TRANSACTION: The larger the transaction, the larger the risk to the company and/or client.

     . MARKET ACTIVITY: When there is more volatility in the market the risk to the company and/or client is greater.

     . TIME TO TODAY'S MARKET CLOSE: If nearing market close and if it is possible to get the transaction done for today's market close, every attempt should be made to resolve the issue.

     . MARKET EXPOSURE: Every day that a dispute goes unresolved, increases FILI's exposure to financial and reputational risk. Limit market exposure by informing the client that if they choose not to process the transaction at the next market close, the client may be subject to any continued market risk due to fluctuations in prices of the sub accounts they are currently invested in.

--------------------------------------------------------------------------------
                                                                        Page 173

INITIAL ACTION

                                                                             top
                                                                             ---

Initial action must be taken on the same day that the problem is received. Best efforts should be made to take same-day action on items received after 4:00 p.m. Action includes but is not limited to:

     . Due diligence steps to confirm the problem description matches the history in the account.

     .    Review documents to confirm the instructions received.

     . Transfer the client to the Help Desk to review the estimated gain/loss. The Help Desk will review the Gain/Loss Calculations topic
                                                   ----------------------
          for more information.

     . High dollar transactions should be reviewed to identify and/or prevent potential market risk.

     . Based on the gain/loss, approvals may be required before taking corrective action. Proper approval must be received before performing corrective processing.

     .    Proceed to Gain/Loss Approval Levels.
                     -------------------------

SUPPORTING DOCUMENTATION

                                                                             top
                                                                             ---

Corrective processing requires supporting documentation for audit, compliance, and oversight purposes. Documentation must include:

     . Gain/loss estimate approval from appropriate approval level before performing any corrective processing.

     .    Justification for the adjustment.

     .    Accurate root cause coding.

     .    Corporate ID of the representative to whom the error is charged.

     . A note in the work item from the approver indicating approval or rejection.

          NOTE: If the appropriate level approver is not available, escalate to a manager. Add a note to the work item to indicate the escalation.

PRIORITY SERVICES NOTIFICATION CHANNELS

                                                                             top
                                                                             ---

All communications relating to client problems, errors, and corrective processing must be documented in an XTRAC work item or via a phone call from the client to Priority Services. The following are no longer acceptable channels for notifying Priority Services of a problem:

     .    E-mail

     .    Sametime

--------------------------------------------------------------------------------
                                                                        Page 174

ROLES AND RESPONSIBILITIES

                                                                             top
                                                                             ---

The table below describes the research, escalation, and resolution responsibilities for each of the roles within FILI Client Services:

ROLE                                    RESPONSIBILITY/OWNERSHIP
-------------------------------------   --------------------------------------------------------------------------------
Annuity Service Representative             .  Takes initial call.

                                           .  Identifies dispute or potential monetary risk issue (authorized trader, large transaction before market close, etc.).

                                           .  Determines Ownership. Transfers the issue to the Help Desk or to Priority
                                              Services.

Annuity Service Help Desk                  .  Reviews the details of the transaction with the client to determine whether or not the order was not processed according to the client's expectations.

                                           .  Obtains as many details as possible from the client, including what the client claims was requested in comparison to what was actually processed.

                                           .  Sets expectations regarding research and follow-up with client.

                                           .  Handles disputes where requests are made over the phone.

                                           .  Opens a SLPROB/TXN Work Item to document a trade or partial withdrawal dispute placed by an Annuity Service representative.

                                           .  Does research and works with manager to resolve.

                                           .  Assesses risk to firm and escalates accordingly to management and business partners. Proceed to Gain/Loss Approval Levels for additional information.
                                                                   -------------------------

                                           .  Makes or obtains decision from Manager.

                                           .  Performs any corrective processing related to an exchange or withdrawal request made by an Annuity Service representative.

                                           .  Notifies all applicable stakeholders of issue.

                                           .  Calls client with resolution.

Priority Services Representative           .  Handles disputes where requests are made in writing.

                                           .  Calls client for details and to set expectations.

                                           .  Does research and works with Manager to resolve.

                                           .  Assesses risk and escalates accordingly. Proceed to Gain/Loss Approval
                                                                                                  ------------------
                                              Levels for additional information.
                                              ------

                                           .  Makes or obtains decision from Manager.

                                           .  Calls or writes to client with resolution.

                                           .  Performs corrective processing if applicable.

Priority Services Manager/Team Leader      .  Makes decision on resolution for low-medium risk dollar disputes and trades.

                                           .  Escalates to Operations Vice Presidents if required. Proceed to Gain/Loss
                                                                                                              ---------
                                              Approval Levels for additional information.
                                              ---------------

--------------------------------------------------------------------------------
                                                                        Page 175

Advisor Client Services Manager (CSM)

                                           .  Handles Registered Investment Advisor (RIA) client contact.

                                           .  Obtains details of dispute from Help Desk.

                                           .  Works with the Annuity Help Desk and/or Priority Services on research and resolution.

                                           .  Escalates to Advisor Sales and Service Team as necessary. Refer to the RIA
                                                                                                                     ---
                                              Escalation topic.
                                              ----------

Annuity Service and Operations Vice
President

                                           .  Makes decision on resolution for high dollar disputes and trades.

                                           .  Proceed to Gain/Loss Approval Levels for additional information.
                                                         -------------------------

Institutional Channel Vice President

                                           .  Works with Annuity Service and Operations Vice Presidents to make decision on RIA or Institutional related disputes.

                                           .  Proceed to Gain/Loss Approval Levels for additional information.
                                                         -------------------------

   .   Client Services Senior Vice         .  Makes decision on resolution when dollar amounts are $25,000 and above.
       President
                                           .  Proceed to Gain/Loss Approval Levels for additional information.
                                                         -------------------------
   .   FILI President

ESCALATION STAKEHOLDERS

                                                                             top
                                                                             ---

Depending on the transaction dispute origination, the table below describes which stakeholders need to be notified throughout the escalation process:

IF THIS IS A:                         THEN NOTIFY:
-----------------------------------   ------------------------------------------
Service Issue                            .   Annuity Service Help Desk
Operations Issue                         .   Priority Services
Registered Investment Advisor (RIA)      .   CSM
Issue
Private Access (PA) Issue                .   FILI Relationship Manager (RM)

GAIN/LOSS APPROVAL LEVELS

                                                                             top
                                                                             ---

The matrix below outlines the FILI approval levels based on the transaction amount, gain/loss amount, and the processing time for sign off. The processing date is the time difference between the transaction date and when the issue was resolved.

--------------------------------------------------------------------------------
                                                                        Page 176

                                             PROCESS DATE -
                                             CORRECTION DATE
GROSS TRANSACTION                            DIFFERENCE (CALENDAR
AMOUNT                   GAIN/LOSS AMOUNT    DAYS)                 APPROVAL LEVEL
-----------------------  ------------------  --------------------  ---------------------
$0.00 - $250,000         $0.00 - $500        00-90                   .  Help Desk
                                                                     .  Team Leader

$250,001 - $500,000      $501 - $1,000       91 - 180              Manager
$500,001 - $1,000,000    $1,001 - $5,000     181 - 365               .  Senior Manager
                                                                     .  Director

$1,000,001 - $5,000,000  $5,001 - $15,000    365+                  Vice President
$5,000,001+              $15,001 - $25,000*                        Senior Vice President
                         $25,001+                                  President

* Requires notification to Risk & Controls for an Incident Report to be completed

--------------------------------------------------------------------------------
                                                                        Page 177

TRANSFER PREMIUM - FGGI

A Transfer Premium is an addition of money to a Fidelity Guaranteed Growth Income (FGGI) deferred annuity contract. Transfer Premium items are copies made from the original application item during processing. A copy is made for each funding type after the application has been approved by Suitability. The policies and procedures below describe how to apply a Transfer Premium by check or a 1035.

POLICIES                     PROCEDURES

   .   Late Trading Rules
       ------------------
   .   Guidelines               .   TransferPremium Activity
       ----------                   ------------------------
   .   Confirmation Notice      .   Work Item Status Changes
       -------------------          ------------------------

LATE TRADING RULES

                                                                             top
                                                                             ---

Under Rule 22c-1 under the Investment Company Act of 1940, as amended ("1940 Act"), FILI/EFILI must process financial transactions (additional/initial payments, exchanges, withdrawals and surrenders) by the 4:00 p.m. ET cut-off time of the day the trade is received provided it is in good order. On certain days, the market will close early and the rules apply to the earlier close time.

     .    Trades must be processed at the next market close.

     . Trades requested on or after 4:00 p.m. ET will be priced for the next market close.

GUIDELINES

                                                                             top
                                                                             ---

Refer to the guidelines below for transfer premiums:

     .    Transfer Premiums are allowed up to 90 days after contract issue.

     .    All funding methods must be included on the original application.

     .    Ad hoc transfer premiums are not permitted for FGGI.

CONFIRMATION NOTICE

                                                                             top
                                                                             ---

A confirmation notice is created and automatically mailed to the owner when a transfer premium transaction is added to the contract.

--------------------------------------------------------------------------------
                                                                        Page 178

TRUST ACCOUNTS

A Trust is a legal arrangement established to hold, manage, and distribute assets and the income they generate, for the benefit of designated beneficiaries. Trustees are appointed through a Trust document to manage and distribute the funds while the Grantor is alive or after the Grantor's death. There are many types of Trusts from which to choose. The policies below describe the guidelines around Trust accounts.

POLICIES

..    Trust Establishment
     -------------------

..    Revocable Living (Grantor) Trusts
     ---------------------------------

..    Irrevocable Trusts
     ------------------

..    Ownership/Annuitant Changes
     ---------------------------

..    FPRA Guidelines
     ---------------

..    FGGI / MGGI Guidelines
     ----------------------

TRUST ESTABLISHMENT

                                                                             top
                                                                             ---

All Fidelity Investments Life Insurance/Empire Fidelity Investments Life Insurance (FILI/EFILI) contracts involving a Trust registration must be accompanied by a Fidelity Personal Retirement Annuity Trustee Statement and
                 ----------------------------------------------------------
Agreement Form or a Fidelity Growth and Guaranteed Income Trustee Statement and
--------------------------------------------------------------------------------
Agreement Form. This form specifies the circumstances under which a Trust can be
--------------
established as a contract Owner. The following Trusts can be established as annuity contract Owners:

..    A Revocable Living (Grantor) Trust, with the Grantor(s) as the lifetime
     Beneficiary(ies) of the Trust, and the Grantor(s) registered as the Annuitant(s).

..    An Irrevocable Trust holding the contract as an agent for the sole benefit of the Annuitant, whose date of birth is specified.

..    An Irrevocable Trust established for the benefit of a minor with the minor listed as the primary Beneficiary.

..    A Charitable Remainder Trust (CRUT/CRAT).

     NOTE: If the Trust does not meet one of the above circumstances, it cannot be the established Owner of an annuity contract. This is due to the fact that the contract is not treated as an annuity for tax purposes unless the Trust is an agent for a natural person. Not all annuity products allow all types of Trust.

There are guidelines that may help to distinguish between Revocable Living
                                                          ----------------
(Grantor) Trusts and Irrevocable Trusts. Please consider these guidelines when
----------------     ------------------
speaking with clients.

REVOCABLE LIVING (GRANTOR) TRUSTS

A Revocable Trust is created when the Grantor(s) transfer property/assets to a Trust but reserve the power to alter or terminate the arrangement and reclaim the property. Since the transfer is deemed incomplete, the Internal Revenue Service (IRS) does not treat this Trust as a separate entity for federal estate, gift and income tax purposes.

--------------------------------------------------------------------------------
                                                                        Page 179

In most cases, Grantor(s) will be taxed on the assets held in this type of Trust. A truly revocable Trust does not affect estate, gift and income tax. It should avoid probate fees, as the Trust assets are usually not considered part of the estate for probate levies. The following guidelines apply to revocable
Trusts:

..    A revocable Trust is created and funded during the Grantor's lifetime.

..    The Grantor(s) may at any time alter, amend, or revoke the Trust.

..    The Grantor(s) is/are typically the Beneficiary(ies) of the Trust during his/her/their lifetime.

..    The Trust tax identification number is usually the Social Security number
     (SSN) of a Grantor.

..    The Trust name reflects the same name as that of the Trustee. For example,
     Debbie Anderson Trustee of the Debbie Anderson Living Trust.

..    Living Trusts are typically revocable.

..    In the case of revocable Trusts, the Trustee is typically the Grantor of the Trust because it is generally not worth the expense of appointing an outside Trustee for a revocable Trust.

IRREVOCABLE TRUSTS

An Irrevocable Trust is simply a type of Trust that can not be changed after the agreement has been signed. Irrevocable Trusts can take on many forms and be used to accomplish a variety of estate planning goals such as to protect assets and to reduce estate taxes upon death. Irrevocable Trusts are commonly used to remove the value of property from a person's estate so that the property can not be taxed when the person dies. The following guidelines apply to irrevocable
Trusts:

..    Irrevocable Trusts are created and funded during the Grantor's lifetime.

..    Once the Trust is created, it cannot be changed or revoked by the Grantor.

..    To receive tax benefit, the Trust typically needs to be filed with IRS. The
     IRS issues a separate tax identification number for the Trust, different from one of Grantor(s).

..    Irrevocable Trusts must file a tax return each year.

..    The Trustee has a name different than that reflected in the Trust (For example, Steve Jones Trustee for the Debbie Anderson Family Trust). Appointing an outside Trustee is typically done only in the cases of irrevocable Trusts.

..    Only Fidelity Personal Retirement Annuity (FPRA) and Fidelity Retirement
     Reserves (NRR) contracts allow ownership by a Charitable Remainder Trust, a form of irrevocable Trust.

OWNERSHIP/ANNUITANT CHANGES

Generally, the following guidelines apply for ownership or annuitant changes related to a contract owned by revocable Grantor Trust:

..    Fidelity Retirement Reserves (NRR): A contract owned by a revocable Grantor
     Trust may be transferred to Grantor(s). Also, a contract owned by one or two individual(s) may be transferred to either a revocable Grantor Trust of which the individual(s) is/are the Grantor(s) or to a charitable remainder Trust. However, the federal tax treatment of such ownership changes is unclear. A tax advisor should be consulted before such a transfer.

..    Fidelity Growth and Guaranteed Income (FGGI) and MetLife Growth and
     Guaranteed Income (MGGI): The ownership can only be changed from a Revocable Grantor Trust into an Individual Owner.

..    NRR, FGGI, and MGGI: The annuitants can never be changed.

..    FPRA: While the annuity contract is owned by a Trust, the annuitant(s) may not be changed. If there is only one annuitant on the contract date, no additional annuitant may be added in a contract owned by Trust until the annuity date.

--------------------------------------------------------------------------------
                                                                        Page 180

..    The FPRA Change form does not accommodate the removal of a spouse or joint owner. This must be completed with a Letter of Instruction (LOI).

..    To change ownership, clients must complete the acceptable Contract Change
     Form.

Refer to the Ownership Changes and Annuitant Changes topics for more
             -----------------     -----------------
information.

FGGI / MGGI GUIDELINES

The following guidelines apply to FGGI and MGGI contracts:

TRUST TYPE                   ALLOWED   OWNER   ANNUITANT                  SOLE BENEFICIARY
--------------------------   -------   -----   ------------------------   --------------------
Revocable Single Grantor     Yes       Trust   Single/ Joint Annuitants   Trust will be the
Trust                                                                     Beneficiary unless
                                                                          otherwise specified.

Revocable Joint Grantors     Yes       Trust   Single/ Joint Annuitants   Trust will be the
Trust                                                                     Beneficiary unless
                                                                          otherwise specified.

Charitable Remainder         No        n/a     n/a                        n/a
Trust (CRT) - Irrevocable

..    Revocable Grantor Trusts, both single and joint, are allowed.

..    The Trust is always the Owner.

..    For FGGI, FILI will not differentiate between Single or Joint Grantor
     Trusts. So Joint Annuitants will be allowed in Single Grantor Trusts or a single Annuitant will be allowed for Joint Grantor Trusts.

..    The Grantor of the trust must be the Primary Annuitant.

     . The Joint annuitant, if applicable, must be the spouse of the Primary Annuitant.

..    The Trust tax ID must match with one of the Grantor(s) ID/SSN.

..    As long as the Trust tax ID matches with any of the Grantor(s)/Annuitant(s)
     for Revocable Grantor Single/Joint Trusts, FILI will accept the FGGI application.

..    Joint Annuitants must be spouses.

..    The Trust will be the default Beneficiary unless otherwise selected.

..    The FGGI prospectus specifies that on the death of the Annuitant, the surviving Annuitant may continue the contract. The benefit and guarantees enjoyed under the contract will remain unaffected. If the Trust by default/mistake has been chosen as the Beneficiary, on the death of one Annuitant, the Joint Annuitant will be able to continue the contract.

..    Irrevocable Charitable Remainder Trust is NOT allowed as a registration.

--------------------------------------------------------------------------------
                                                                        Page 181

WIRES

Fidelity Investments Life Insurance (FILI) can receive wires from another firm as part of a rescind, Free Look, an institutional client, or as a transfer from Personal and Workplace Investing (PWI). The policies and procedures below describe how to verify and process wire requests.

POLICIES                            INSTITUTIONAL PROCEDURES

   .   Late Trading Rules              .  Paperwork Verification
       ------------------                 ----------------------
   .   Transaction Channels            .  Anticipated Wire Work Item
       --------------------               --------------------------
   .   Restrictions                  CASH MANAGEMENT PROCEDURES
       ------------                    .   Wire Transactions Confirmation
   .   Authorized Representatives          ------------------------------
       --------------------------      .   Add Pay Work Item
                                           -----------------
                                      NEW BUSINESS PROCEDURES
                                       .   Apply Funds
                                           -----------
                                       .   Suspense Record
                                           ---------------
                                      PRIORITY SERVICES PROCEDURES
                                       .   Anticipated Wire Work Item
                                           --------------------------

LATE TRADING RULES

                                                                             top
                                                                             ---

Under Rule 22c-1 under the Investment Company Act of 1940, as amended ("1940 Act"), FILI/EFILI must process financial transactions (additional/initial payments, exchanges, withdrawals and surrenders) by the 4:00 p.m. ET cut-off time of the day the trade is received provided it is in good order. On certain days, the market will close early and the rules apply to the earlier close time.

     .    Trades must be processed at the next market close.

     . Trades Requested on or after 4:00 p.m. ET will be priced for the next market close.

TRANSACTION CHANNELS

                                                                             top
                                                                             ---

--------------------------------------------------------------------------------
                                                                        Page 182

There are two types of wires; anticipated and unanticipated.

     . Anticipated: FILI receives notification to expect a wire. A work item is created prior to receiving the wire.

     . Unanticipated: FILI does not receive any notification prior to receiving the wire. Research is required to determine whether to keep the money or reject it.

FILI can receive wires from the following channels:

CHANNEL                                 DESCRIPTION
--------------------------------------  --------------------------------------------------------------------------------
Brokerage Firms                         .  Wires from brokerage firms are typically for corrective processing on an account.

Outside Products                        .  If a contract is in Free Look, the outside company wires funds back to FILI.
                                        .  As part of the rescind process, when a client has surrendered a contract by way of a 1035 to an outside company.

Personal and Workplace Investing (PWI)  .  To a client's Brokerage or Mutual Fund account

Institutional Companies                 .  FILI receives institutional wires monthly. Institutional wires are a lump sum amount for a group of clients. A work item for each client in the group must be created in order for the money to be applied to his or her account.

RESTRICTIONS

                                                                             top
                                                                             ---

FILI does not accept incoming or outgoing wires to a personal account. There may be some exceptions, but they are extremely rare. If a wire from a client bank is received, contact a team leader or manager.

AUTHORIZED REPRESENTATIVES

Refer to the table below for FILI representatives responsibilities:

FILI REPRESENTATIVES:                   RESPONSIBILITY:
-------------------------------------   ---------------------------------------------------------------------------
Institutional Client Services manager   .   Receives and verifies anticipated Institutional wire paperwork.
                                        .   Creates the Anticipated Wire Work Item and routes to FNWKQ.

--------------------------------------------------------------------------------
                                                                        Page 183

                                        .   If the institutional wire is unanticipated:
                                            .   Receives Institutional Add Pay Work Items.
                                            .   Contacts Institution for funding instructions.

Cash Management specialist              .   Checks the FILI bank statement daily to determine if wires have arrived.
                                        .   Verifies all wires received.
                                        .   Creates Add Pay Work Item if unanticipated wires come into the INSDQ.
                                        .   If the wire is unanticipated:
                                            .   Researches the wire to determine whether to keep the money or reject.
                                            .   Creates Add Pay Work Item if unanticipated wires come into the INSDQ.
                                        .   If the wire is anticipated:
                                            .   Verifies the wire with the work item and paperwork.
                                            .   Transfers Anticipated Wire Work Item to NDWKQ.

New Business representative             .   Creates an Add Pay Work Item for each contract.
                                        .   Processes the additional payments.
                                        .   Resolves the work item.

Priority Services representative        .   Creates the Anticipated Wire Work Item and routes to the FNWKQ for wires from:
                                            .   Retail and brokerage accounts (for corrective processing on an account).
                                            .   Outside carriers as part of the Free Look or rescind process (when a client surrendered a contract by way of a 1035).

--------------------------------------------------------------------------------
                                                                        Page 184

WITHDRAWALS - DEFERRED

A withdrawal is a different activity than a surrender or annuitization of a contract. A withdrawal is the process of removing money (one-time) from a deferred annuity contract and disbursing the proceeds as directed by the client. The policies and procedures below describe how to process withdrawals on deferred contracts.

POLICIES

     .    Authorized Roles
          ----------------
     .    Authorized Representatives
          --------------------------
     .    Transaction Channels
          --------------------
     .    Contract Status
          ---------------
     .    Time Frames
          -----------
     .    Minimums and Maximums
          ---------------------
     .    Late Trading Rules
          ------------------
     .    FPRA Product Rules
          ------------------
     .    FGGI Product Rules
          ------------------
     .    MGGI Product Rules
          ------------------
     .    FIA Product Rules
          ------------------
     .    NRR Product Rules
          ------------------
     .    UGMA Accounts
          -------------
     .    Withdrawal Percentages
          ----------------------
     .    Tax Withholding
          ---------------
     .    Regular Disbursements
          ---------------------
     .    Disclosures
          -----------
     .    Monetary NIGO Transactions External link
          --------------------------

AUTHORIZED ROLES

The roles authorized to request withdrawals include:

..    Owner

..    Joint Owner

..    Full Power of Attorney (POA)

..    Trustee

..    Custodian

--------------------------------------------------------------------------------
                                                                        Page 185

AUTHORIZED REPRESENTATIVES

The Fidelity Investments Life Insurance (FILI) representatives authorized to process a withdrawal include:

..    Annuity Service

..    Priority Services

FILI can accept withdrawal requests from one of the following representatives without the client on the line:

..    Private Access Account Executives

..    FILI Relationship Managers

Refer to the Who's Who Search topic for information on representative
             ----------------
verification.

TRANSACTION CHANNELS

Refer to the table below to for an overview of how withdrawals can be requested and the business rules that apply to each transaction channel.

CHANNEL:       RULES:
--------       ------
In writing     .    Return a completed Deferred Variable Annuity Partial Withdrawal/Full Surrender Form.
                                       ----------------------------------------------------------------

               .    Provide a Letter of Instruction (LOI) signed by the owner(s) with the required withdrawal instructions.

               .    Withdrawals over $100,000 require a signature guarantee and must be requested in writing (or $10,000 if the client has changed addresses in the past 15 calendar days). Refer to the Signature Guarantee
                                                                                                    -------------------
                    Policy topic. The limits apply to total withdrawal amounts per seven calendar days, on the 7th day the
                    ------
                    distribution can be taken

               .    If the client wants state tax withholding taken, it can be written in on the form. The Tax
                    Withholding section does not include state taxes.

                    EXAMPLE: If the distribution is to be processed on a Monday, then Monday is considered Day 1.  Another withdrawal can be processed the day following the 7th calendar which is Monday.
                    The state tax withholding can be requested on the withdrawal form.  It must be included as a note from the client.

Phone          .    A withdrawal of $100,000 or less can be requested by phone.

               .    If the client has changed addresses in the past 15 calendar days, the phone limit is $10,000. The limits apply to total withdrawal amounts per 15 calendar days.

                    EXAMPLE: Day 1 is considered the day the address change was completed.  The limitation applies to the 15 calendar days with no restriction on the 16th day.

               .    Any surrenders or withdrawals requiring a signature guarantee can not be completed over the phone.

               .    If a representative processes a withdrawal over the phone for exactly $100,000, please notify a
                    Manager or the Help Desk immediately. The Manager or Help Desk sends an email to the Branch

--------------------------------------------------------------------------------
                                                                        Page 186

                    and/or Sales representative and his or her manager for notification and retention purposes.

Fidelity.com   .    A withdrawal between $500 and $100,000 per seven calendar days can be transacted by a client on
                    Fidelity.com as long as a bank has been set up either in ARK or through Fidelity.com.
                    ------------

                    EXAMPLE: If the distribution is to be processed on a Monday, then Monday is considered Day 1.  Another withdrawal can be processed the day following the 7th calendar which is Monday.

               .    If the client has changed addresses in the past 15 calendar days, the withdrawal limit is $10,000 per 15 calendar days.

                    EXAMPLE: Day 1 is considered the day the address change was completed.  The limitation applies to the 15 calendar days with no restriction on the 16th day.

               .    An XTRAC Work Item (Item Type: WEB and Subtype: WTHDW) automatically generates and is processed by the FILI Disbursements team.

                    NOTE: If a client sets up a new bank through Fidelity.com, it may take between 7 and 10 business days to become active.

ADDITIONAL INFORMATION:

..    ARK does not total all disbursements made over the 15 calendar days prior to a withdrawal. The representative must manually total all disbursements during this time frame.

..    Withdrawals can't be requested over the phone on a beneficiary contract or
     Income Annuity.

..    ARK is able to maintain up to 5 payees. Withdrawals can be sent to any of the existing owner and payee roles currently set up on the contract. A signature guarantee is required to send the withdrawal to an address or payee that is not currently in ARK.

..    For each recipient, up to four of his or her active Electronic Funds
     Transfer (EFT) addresses display in the Bank Info menu. The EFT address contains the bank name, routing, and account numbers. The total percentage across all recipients must equal 100%. The total amount across all recipients must equal the amount of the withdrawal. The actual amount disbursed to the recipient may be adjusted for taxes and fees.

..    A signature guarantee is required to send the withdrawal to an address or payee that is not currently in ARK. For each recipient, up to four of his or her active Electronic Funds Transfer (EFT) addresses display in the Bank Info menu. The EFT address contains the bank name, routing, and account numbers. The total percentage across all recipients must equal 100%. The total amount across all recipients must equal the amount of the withdrawal. The actual amount disbursed to the recipient may be adjusted for taxes and fees.

CONTRACT STATUS

Prior to a withdrawal activity, the representative must review the financial restrictions on the contract to ensure a withdrawal is allowed. The Withdrawal and WithdrawalMax activities in ARK are available for the following contracts:

..    Fidelity Personal Retirement Annuity (FPRA), Fidelity Growth & Guaranteed
     Income (FGGI), and MetLife Growth & Guaranteed Income (MGGI) contracts in Free Look Period

..    New Retirement Reserves (NRR), FPRA, and FGGI contracts in Extended Free
     Look Period

..    NRR, FPRA, and FGGI contracts in Active status

--------------------------------------------------------------------------------
                                                                        Page 187

The Withdrawal and WithdrawalMax activities in ARK are not available for contracts where the Financial Restriction code is set to:

..    No Activity

..    Financial Restriction

..    Disb. Restriction

..    Disb. Restriction (Unplanned)

TIME FRAMES

FILI processes requests that are In Good Order (IGO) and received before 4:00 PM ET on the same day. The distribution of actual money, whether it be by check, wire transfer or EFT, occurs on the following business day.

..    Wire transfers are only used to transfer funds to a Fidelity Mutual Fund or
     Brokerage account. Withdrawals sent to Fidelity Brokerage and Mutual Fund accounts will be deposited into the client's account on the business day following the effective date of the withdrawal.

..    Wire transfers are not used when transferring money to a bank or other institution. Withdrawals sent via EFT and sent to the client's bank account typically take 2-3 business days after the effective date of the withdrawal.

..    Checks are not issued on Saturday, Sunday or Fidelity holidays. Withdrawals sent via check are sent regular mail and may take 5-7 mailing days to reach the client after the effective date of the withdrawal. If the client has not received their check request within 10 calendar days after the withdrawal request, then a stop payment and replacement can be requested on the check. Refer to the Stop Payment Requests topic for additional
                             ---------------------
     information.

LATE TRADING RULES

Under Rule 22c-1 under the Investment Company Act of 1940, as amended (1940
Act), FILI/EFILI must process financial transactions (additional/initial payments, exchanges, withdrawals, and surrenders) by the 4:00 p.m. ET cut-off time of the day the trade is received provided it is in good order. On certain days, the market will close early and the rules apply to the earlier close time.

..    Trades must be processed at the next market close.

..    Trade requests for after 4:00 pm ET are priced for the next market close.

MGGI PRODUCT RULES

The following product rules apply to withdrawals from MGGI contracts.

MGGI            RULES
----            -----
GROSS           .    If Gross Distribution is not checked then the requested withdrawal amount plus any applicable
DISTRIBUTION         charges will be withdrawn from the contract.

                .    If Gross Distribution is checked, then any applicable charges will be deducted from the requested withdrawal amount.  This also includes Surrender Charges.

Surrender       .    Surrender charges are taken before any other future Charges or Taxes are calculated, in excess of
Charges              GMWB and MRD withdrawals.

                .    Surrender charge period starts on the Contract Effective date.

--------------------------------------------------------------------------------
                                                                        Page 188

                .    There is 2% Surrender Charge on withdrawals during the first 5 Contract Years. This is based off of the Contract Effective Date.

                .    Surrender charge will be waived on death and annuitization.

                .    If the youngest annuitant is over the age of 59 1/2, then the GWB amount is not subject to the surrender charge.  If the youngest annuitant is under the age of 59 1/2, then the entire amount of the withdrawal is considered an excess withdrawal and is subject to surrender charges.

Withdrawals     .    Partial withdrawals before the youngest Annuitant reaches age 59 1/2 or withdrawals that exceed the
                     Guaranteed Withdrawal Benefit Amount allowed under the Guaranteed Withdrawal Benefit For Life feature may significantly impact the Guaranteed Withdrawal Benefit Amount by proportionally reducing the value upon which the benefit is determined.

                .    Under most circumstances the amount of any partial withdrawal must be at least $50.

                .    Requests for partial withdrawals may be made by sending a letter to the Annuity Service Center or calling the Annuity Service Center.  (The prospectus mentions the internet, but states "where otherwise available".  No withdrawals are allowed on the web at this time.)

                .    Withdrawals by telephone or internet (where otherwise available) are limited as follows:

                     .    No withdrawal may be for more than $100,000

                     .    Total telephone withdrawals in a seven day period cannot total more than $100,000

                     .    If the owner has had an address change during the past 15 days, the limits in the above become
                          $10,000.

WithdrawalMax   .    The WithdrawalMax activity is allowed only if the youngest Annuitant is at least 59 1/2 or older on the activity effective date.

                .    The WithdrawalMax activity will be the GWB amount remaining for the contract year.

                .    If the GWB remaining = 0 then the WithdrawalMax activity is not available.

                     NOTE: The activity screen shows the amount of money removed from the contract on the parent activity
                     (i.e. withdrawal/SWP/withdrawalmax) and the actual amount disbursed is shown on the spawn
                     (disbursement).  With MGGI (FGGI as well) it is possible that the dollar amount on the parent activity is less than the dollar amount on the disbursement.  This is due to the GWB on the product.  It is possible for a client to withdraw money they do not have in their contract balance but is owed to them because of the withdrawal benefit.

                     EXAMPLE:

                     .    Account Value = $300

                     .    GWB Amount = $4,000

                     .    Withdrawal request of $1,500

                .    The Withdrawal on the Activity tab will show a value of $300 because that is what is removed from the contract value.

                .    The Spawned disbursement (assuming no taxes or fees) will show $1,500 because that is what is sent to the client.

Excess          .    Withdrawals exceeding the GWB Amount and withdrawals taken before the youngest annuitant is age 59
Withdrawals          1/2 may significantly reduce the GWB Value.

                     EXAMPLE:

--------------------------------------------------------------------------------
                                                                        Page 189

                     .    Contract is 2 years old and single annuitant is age 66

                     .    GWB Value = $100,000

                     .    Locked in at 5% withdrawal rate

                     .    Has taken 6 months of SWPs this contract year ($2500 total)

                     .    Requests additional withdrawal of $10,000

                     IMPACT:

                     .    Client's SWP will stop

                     .    Surrender charge of 2% on $7500 (the excess withdrawal)

                     .    Possible reduction of future GWB amount depending on account value at contract anniversary

DEATH BENEFIT   .    Refer to the Death Benefits topic for additional information.
                                  --------------

UGMA ACCOUNTS

Withdrawals from an annuity contract can be transferred to a UGMA Account, as long as the annuity is individually owned by the custodian of the Fidelity Brokerage/Mutual Fund account.

WITHDRAWAL PERCENTAGES

ON A FGGI OR MGGI CONTRACT, THE FIRST WITHDRAWAL, OF ANY TYPE, AFTER THE YOUNGEST ANNUITANT REACHES AGE 59 1/2 ESTABLISHES A WITHDRAWAL PERCENTAGE FROM THE TABLE SHOWN BELOW. THE WITHDRAWAL PERCENTAGE IS BASED ON THE NUMBER OF ANNUITANTS AND HIS OR HER AGE AT THE TIME OF THE FIRST ELIGIBLE GWB WITHDRAWAL. ONCE ESTABLISHED, THE WITHDRAWAL PERCENTAGE WILL NEVER CHANGE.

FGGI

AGE AT FIRST WITHDRAWAL   SINGLE LIFE WITHDRAWAL %   JOINT LIFE WITHDRAWAL %
-----------------------   ------------------------   -----------------------
59.5 - 64                             5%                       4.5%
65 - 69                               5%                         5%
70 - 79                               6%                       5.5%
80+                                   7%                       6.5%

MGGI

AGE AT FIRST WITHDRAWAL   WITHDRAWAL % (SAME FOR SINGLE AND JOINT LIFE)
-----------------------   ---------------------------------------------
59.5 - 64                                       4%

--------------------------------------------------------------------------------
                                                                        Page 190

65 - 75                                         5%
76+                                             6%

..    When the youngest Annuitant reaches age 59 1/2, they are eligible to withdraw a specific amouNT each contract year called the Guaranteed Withdrawal Benefit Amount (GWB Amount).The GWB Amount is available for withdrawal each contract year during the Annuitant(s)' lifetime regardless of the Contract Value. He or she may make partial withdrawals up to the GWB Amount during the Contract Year. The client can withdraw over their GWB Amount, but it is considered an excess withdrawal which may impact the GWB Value and subsequently the GWB Amount for the next year, and may be subject to surrender charges.

..    The GWB amount is based on the GWB value, and the withdrawal percentage.
     After the first eligible GWB withdrawal, the GWB amount is recalculated on each year's contract anniversary. The GWB value is compared to the contract value annually and increased when the contract value exceeds the GWB amount on anniversary dates prior to the client reaching age 85. After age 85, the client will no longer be eligible for GWB amount increases.

..    Client's are not required to make any withdrawals. However, unused portions of the GWB Amount are not cumulative and do not carry over into future contract years.

..    The GWB Amount is determined each contract year by multiplying the
     Guaranteed Withdrawal Benefit Value (GWB Value) by the Withdrawal
     Percentage.

..    No GWB benefit is payable until the youngest Annuitant reaches age 59 1/2.

..    The Annuitant(s) may not be changed unless specified by a court order.

..    Withdrawals can be taken via ad hoc functionality, WithdrawalMax (withdraws the GWB Amount for the year) and SWP.

..    If the contract has two annuitants on the contract date and one annuitant dies before a Withdrawal Percentage is determined, the age of the surviving annuitant will be used to determine the applicable Withdrawal Percentage from the table. If a withdrawal is not taken before the latest possible annuity date, a 6% Withdrawal Percentage will be used to establish the eligible GWB Amount on the latest possible annuity date.

TAX WITHHOLDING

Refer to the following tax withholding guidelines:

..    For Regular Disbursements, taxes are applied to the primary owner and default to the withholding specified at the role level for the primary owner.

..    Tax withholding defaults can be changed. If the client disabled flag is set for the primary owner, then taxes are not applied to any disbursements. However, tax withholding can be requested.

..    A withdrawal from a non-qualified deferred contract requires an adjustment to the cost basis, gain, and unknown amount. The removal method is dependent on whether the withdrawal is coded as a Regular Disbursement or as an External 1035 and whether or not there are any contract gains at the time the withdrawal occurs.

..    If the client wants state tax withholding taken it can be written in on the form, the Tax Withholding section does not include state taxes.

REGULAR DISBURSEMENTS

For Regular Disbursements from contracts with a gain, the following order of withdrawal applies.

--------------------------------------------------------------------------------
                                                                        Page 191

STEP:   DESCRIPTION:
-----   ------------
1       .    PreTEFRA Basis, if any, is withdrawn first.  Any part of the withdrawal that is taken from this amount is not taxable.

2       .    If the gross withdrawal amount exceeds the PreTEFRA Basis, then the Unknown Amount, if any, is withdrawn next. If any part of a withdrawal is taken from the Unknown amount, the entire withdrawal is reported as Unknown for tax purposes.

3       .    If the gross withdrawal amount exceeds the sum of Pre-TEFRA Basis and Unknown Amount, then Pre-TEFRA
             Gain, if any, is withdrawn next. Any part of the withdrawal that is taken from this amount is taxable, but not subject to premature withdrawal penalties if the primary owner is under age 59-1/2.

4       .    If the gross withdrawal request has not been met from steps 1-3 and if there are contract gains remaining after step 3 {CV - (PreTB + PostTB) - Unknown - PreTEFRA Gain removed for the withdrawal}, then this gain is considered to be a removal of Post-TEFRA Gain and is withdrawn next.

        .    This is taxable. An additional 10% penalty is applicable if the primary owner is under age 59-1/2.
             The additional 10% penalty is not calculated by the system.

5       .    If the gross Withdrawal request has not been met from steps 1-4, then PostTEFRA Basis is withdrawn next.  This is not taxable.

For Regular Disbursements from contracts without a gain, the following order of withdrawal applies.

STEP:   DESCRIPTION:
-----   ------------
1       .    PreTEFRA Basis, if any, is withdrawn first.  Any part of the withdrawal that is taken from this amount is not taxable.

2       .    If the gross withdrawal amount exceeds the PreTEFRA Basis, then the Unknown Amount, if any, is withdrawn next. If any part of the withdrawal is taken from the Unknown Amount the entire withdrawal is reported as unknown for tax purposes.

3       .    If the gross withdrawal request has not been met from steps 1 and 2, then PostTEFRA Basis is withdrawn next.  This is not taxable.

For External 1035 Exchanges, the same percentage from each cost basis and gain are withdrawn. If the withdrawal includes any Unknown Amount, then the whole disbursement is reported as unknown, against the primary owner for taxation purposes.

DISCLOSURES

Representatives must make the following disclosures to all clients requesting a withdrawal from an annuity contract:

..    When taking a withdrawal from Post TEFRA monies, the taxable portion is required to be removed first and is taxed as ordinary income. Refer to the Cost Basis topic for additional information.
     ----------

..    The taxable portion of a withdrawal taken prior to the owner turning 59 1/2 is subject to a 10% early distribution penalty.

..    The check is mailed with the confirmation letter.

--------------------------------------------------------------------------------
                                                                        Page 192

..    The check must be made payable to the registered owner(s) and sent to the address of record, unless requested in writing with a signature guarantee from all contract owners.

..    Certain short-term trading fee funds (Sector Funds and certain
     International funds) assess a 1% fee if a withdrawal is made within 60 days of purchase.

     NOTE: Annuity Service representatives should educate clients on the tax and penalty implications of a withdrawal.

The ARK Verification Screen provides a summary of the processed activity. The Verification Screen is also used as a read back screen by Annuity Service representatives. By clicking the Process button on the Verification Screen, the activity is actually processed and a confirmation with a confirmation number for the activity is displayed.

--------------------------------------------------------------------------------
                                                                        Page 193

YEAR END AND TAX REPORTING MAILINGS

There are a series of customer mailings sent to FILI/EFILI customers beginning in December and ending in May of the following year that constitute Year End and Tax Reporting Mailings. The policies and procedures below describe the "how to" for the year end process from the update of the materials required included in the mailing through the delivery of mailing packages to customers.

POLICIES                               PROCEDURES

     .    Year End File Matrix              .    Process Maps
          --------------------                   ------------

     .    SIPOC                             .    Reconciliation Checklist
          -----                                  ------------------------

     .    Roles and Responsibilities        .    Project Plan
          --------------------------             ------------

                                            .    Operational Procedures
                                                 ----------------------

NOTE: The Tax Center on FILI OLR contains mailing details as well as mailing contents and schedules for use with customers.

YEAR END FILE MATRIX

                                                                             top
                                                                             ---

The mailings are divided into two categories:

     . Those that are legally required to be delivered by specific dates determined by the Internal Revenue Service (IRS) or Securities and Exchange Commission (SEC).

     . Those that are services provided by Fidelity Investments Life Insurance (FILI).

View the attached matrix Year End File Matrix for mailings summary and legal
                         --------------------
mailing dates if applicable.

SIPOC

                                                                             top
                                                                             ---

A SIPOC is a six sigma tool that is used to look at a process in seven steps or less. It allows a user to view at a high level the

     .    S (Suppliers)

     .    I (Inputs)

     .    P (Process)

--------------------------------------------------------------------------------
                                                                        Page 194

     .    O (Outputs)

     .    C (Customers)

SIPOC can be used to target specific areas of improvement. Refer to the Year
                                                                        ----
End-SIPOC topic for further information.
---------

ROLES AND RESPONSIBILITIES

                                                                             top
                                                                             ---

The Legal Mailings Roles and Responsibilities matrix outlines at a high level
    -----------------------------------------
each functional group involved in the process and their primary responsibilities. In addition, it contains direct contact names for each functional group.

--------------------------------------------------------------------------------
                                                                        Page 195

                                   SCHEDULE H
                                       TO
         ADMINISTRATIVE SERVICES AGREEMENT BETWEEN FIDELITY AND COMPANY
                             DATED November 16, 2009

                           UNAFFILIATED SUBCONTRACTORS

As of the execution date of this Agreement, FIDELITY uses the following unaffiliated subcontractors in the administration of the Product:

VENDOR                           SERVICE PROVIDED                   ADDRESS
------------------------------   -------------------------------   -----------------------
Convey Compliance Systems Inc.   Shareholder Tax Reporting         3650 Annapolis Lane #190
                                                                   Plymouth, MN 55447

Bowne and Co. Inc.               Printing and mailing Annual and   55 Water Street
                                 Semi-Annual Report                New York, NY 10041

Merrill Corporation              Printing Annual Prospectus        One Merrill Cir
                                                                   St. Paul, MN 55108

Protocol Marketing Group         Mailing Annual Prospectus         120 Campanelli Dr
                                                                   Braintree, MA 02184

Broadridge Inc.                  Proxy solicitation                1981 Marcus Ave
                                                                   Lake Success, NY 11042

Ebix                             Application order entry system    607 Herndon Parkway, Suite 300
                                                                   Herndon, VA 20170

                                   SCHEDULE I
                                       TO
         ADMINISTRATIVE SERVICES AGREEMENT BETWEEN FIDELITY AND COMPANY
                             DATED NOVEMBER 16, 2009

                               INSURANCE COVERAGE

Fidelity and its Affiliates, at their sole cost and expense, shall maintain at all times during the performance of Services hereunder, the following types of insurance, and shall be responsible for their own deductibles and self-insured retentions.

(a) Workers' Compensation Insurance (in compliance with applicable law) and Employers' Liability Insurance with a limit of not less than one million dollars ($1,000,000).

(b) Commercial General Liability Insurance on an "occurrence basis", with a limit of not less than one million dollars ($1,000,000) combined single limit per occurrence for bodily injury and property damage liability. Coverage shall also include blanket contractual liability covering all indemnity agreements, a broad form property damage coverage endorsement, independent contractors coverage, premises/operations, products liability, completed operations, and an endorsement naming Company as an Additional Insured

(c) All Risk Property Insurance covering all Fidelity buildings, materials, equipment, and supplies.

(d) Umbrella Liability Insurance with a minimum limit of five million dollars ($5,000,000) in excess of the insurance under policies indicated in (a) and (b) of this Schedule.

(e) Fidelity/Crime (Employee Dishonesty and Computer Fraud) Liability Insurance coverage for loss arising out of or in connection with any fraudulent or dishonest acts committed by Fidelity employees or its Affiliates in a minimum amount of two million dollars ($2,000,000).

(f) Professional (Errors and Omissions) Liability Insurance covering the liability for financial loss due to error, omission, negligence of employees in an amount of at least five million dollars ($5,000,000).

(g) Technology Errors and Omissions Liability Insurance including Network Security/Privacy coverage arising from errors, omission, negligence of employees or causing electronic data to be inaccessible, computer viruses, denial of service, loss of service in rendering computer or information technology services for all products and all other services provided by the vendor in an amount of at least five million dollars ($5,000,000).

As evidence of the coverage called for in this Schedule, Company may request certificates of insurance, including an additional insured endorsement or other appropriate endorsement, setting forth the nature of the coverage, the limits of liability, the name of the insurance carrier, policy number and the date of expiration. Fidelity will endeavor to provide Company with a copy of any renewal certificates of insurance, or binders, within thirty (30) days following renewal.